                                                                    ------------
                                                                    MERCANTILE
                                                                    MUTUAL FUNDS
                                                                    ------------



[LOGO OF FIRSTAR]             Semi-Annual Report
                              May 31, 2000

                                          MONEY MARKET PORTFOLIOS
                                          Treasury Money Market Portfolio
                                          Money Market Portfolio
                                          Tax-Exempt Money Market Portfolio

                                          TAXABLE BOND PORTFOLIOS
                                          U.S. Government Securities Portfolio
                                          Intermediate Corporate Bond Portfolio
                                          Bond Index Portfolio
                                          Government & Corporate Bond Portfolio

                                          TAX-EXEMPT BOND PORTFOLIOS
                                          Short-Intermediate Municipal Portfolio
                                          Missouri Tax-Exempt Bond Portfolio
                                          National Municipal Bond Portfolio

                                          STOCK PORTFOLIOS
                                          Balanced Portfolio
                                          Equity Income Portfolio
                                          Equity Index Portfolio
                                          Growth & Income Equity Portfolio
                                          Growth Equity Portfolio
                                          Small Cap Equity Portfolio
                                          Small Cap Equity Index Portfolio
                                          International Equity Portfolio

                                                               [LOGO OF FIRSTAR]

Contents
--------------------------------------------------------------------------------
Mercantile Mutual Funds, Inc.                                       May 31, 2000

Message From Your Investment Adviser........................................   2
Money Market Portfolios
  Treasury Money Market Portfolio...........................................   4
  Money Market Portfolio....................................................  10
  Tax-Exempt Money Market Portfolio.........................................  18
Taxable Bond Portfolios
  U.S. Government Securities Portfolio......................................  26
  Intermediate Corporate Bond Portfolio.....................................  34
  Bond Index Portfolio......................................................  42
  Government & Corporate Bond Portfolio.....................................  50
Tax-Exempt Bond Portfolios
  Short-Intermediate Municipal Portfolio....................................  58
  Missouri Tax-Exempt Bond Portfolio........................................  66
  National Municipal Bond Portfolio.........................................  76
Stock Portfolios
  Balanced Portfolio........................................................  84
  Equity Income Portfolio...................................................  92
  Equity Index Portfolio.................................................... 100
  Growth & Income Equity Portfolio.......................................... 112
  Growth Equity Portfolio................................................... 120
  Small Cap Equity Portfolio................................................ 128
  Small Cap Equity Index Portfolio.......................................... 136
  International Equity Portfolio............................................ 150
Notes to Financial Statements............................................... 159

MERCANTILE MUTUAL FUNDS, INC.

                      Message From Your Investment Adviser


Dear Shareholder:

Mid-Year Review

  With the Y2K "bug" vanquished, it was back to "business as usual" for investors. That means, unexpectedly strong economic growth and unbelievably volatile financial markets. The US economy continues to confound the pundits, combining robust growth and low unemployment with modest inflation. However, the jump in energy prices and a tight labor market have fostered a more aggressive Federal Reserve interest rate policy. Clearly, the Fed views the current pace of economic growth as "too fast," creating imbalances likely to accelerate inflation if left unchecked. Some observers believe the Fed is behind the curve and the inflation "genie" is already "out of the bottle." Others contend the Fed is wrongly applying "old" economy metrics to a fundamentally different "new" economy.

  In our opinion, the foundation of our current economic success--robust economic growth with low inflation--rests on the twin pillars of global competition and improved productivity. US productivity growth averaged 3.7% over the past twelve months and has averaged 2.3% per year since the end of the last recession. Although Fed Chairman Alan Greenspan publicly questions the sustainability of today's productivity gains, the recent upsurge is far from unprecedented. The Golden Age of US productivity growth, from 1950 to 1973, saw labor productivity grow at a 2.7% compound annual rate. Improved productivity means higher profits. Higher profits lead to more spending on productivity-enhancing technology. Further productivity gains lead to further profit improvements and the process repeats. Although final demand is surging, supply-side investment is growing even faster. Finally, Congressional approval of permanent normal trade relations with China is a reminder that global competition will only intensify.

Economic & Market Outlook

  Looking ahead, our investment strategy is predicated on the following trends:

 . Adjusted for inflation, US final sales rose at a +6.9% annual rate in the first quarter of this year, representing the fastest growth rate of the current economic cycle.

 . Consumer confidence remains near record levels, reflecting strong income gains, low unemployment and the wealth effect from rising asset values.

 . Despite higher interest rates, cheap credit is still available to drive consumer spending.

 .  Like a tax increase, higher energy prices erode income gains.

 . Although much is made of the wealth effect from higher stock prices, the increase in home values has been the biggest wealth creator for the majority of Americans.

 . Higher mortgage rates are beginning to slow the housing market with decelerating price gains not far behind.

 . The forty percent drop in the NASDAQ and ongoing stock market volatility will dampen consumer exuberance.

 .  Fed tightening is raising the dollar's exchange rate, making imports cheaper
   (holding down US inflation) and exports less competitive (slowing the US economy).

 . Clear signs of an economic slowdown are likely to emerge by the fall, allowing the Fed to shift to a neutral policy and bond prices to rally (what is good for bonds is even better for stocks).

 . In the absence of the Treasury buyback, long-term government bond yields would undoubtedly be higher and credit spreads (the difference in yield between a corporate bond and a government bond of equal maturity) narrower.

 . Today's high inflation-adjusted bond yields are attractive and the widening in credit spreads creates opportunities to enhance bond portfolio returns.

 . Corporate profits are better than expected, reflecting ongoing gains from investments in productivity-enhancing technology and efficiencies from restructuring.

 . A "Jeckyl and Hyde" stock market has emerged as "old economy" shares vie with the leading technology names for investor favor.

 . The stock market will broaden out as the year progresses making portfolio diversification, complemented by security selection that emphasizes high quality companies with strong balance sheets, good earnings visibility and dominant industry positions, the winning strategy.

  In summary, we expect the Federal Reserve will successfully engineer a "soft landing" for the US economy, extending this unprecedented period of economic prosperity. Slower growth will prevent inflation from accelerating further, yet corporate profitability should remain strong thanks to ongoing productivity gains and efficiencies achieved through restructuring and mergers. In short, we anticipate the advent of a more favorable environment for financial assets later in the year. As you peruse the following pages of this report, you will find a broad range of equity and fixed income products to meet every investor's needs. As always, we encourage you to contact us with your comments regarding portfolio performance or our investment strategy.

  Thank you for your continued confidence in Mercantile Mutual Funds.

                                    Sincerely Yours,

                                    Firstar Investment Research & Management
                                     Company, LLC (FIRMCO)

                                    John Blixen
                                    Executive Vice President

                                    Richard Burling
                                    Senior Vice President, Director of Credit
                                     Research

                                    Walter Dewey
                                    Senior Vice President, Senior Portfolio
                                     Manager

                                    Donald Keller
                                    Senior Vice President, Senior Portfolio
                                     Manager

                                    George Schupp
                                    Senior Vice President, Director of Fixed
                                     Income

                                    Marian Zentmyer, Committee Chairperson
                                    Executive Vice President, Chief Equity
                                     Investment Officer


 Mercantile Mutual Funds, Inc. are NOT INSURED BY THE FDIC or any other governmental agency, are not deposits or obligations of, or endorsed or guaranteed by, any bank, the distributor or any of their affiliates, and involve investment risks, including the possible loss of the principal amount invested.

                  Mercantile Treasury Money Market Portfolio+


  Q. What is the objective of the Portfolio?

  A. The Mercantile Treasury Money Market Portfolio seeks a high level of current income exempt from state income tax, consistent with liquidity and security of principal. The Portfolio invests principally in obligations that are issued by the U.S. Treasury.

  Q. What were the conditions in the money markets during the six months ended May 31, 2000?

  A. The Federal Reserve, in an attempt to slow down sustained economic growth, raised short-term interest rates in February, March and May. The Fed Funds rate, which started the year at 5.50%, was 6.50% on May 31, 2000.

  Q. How did you position the Portfolio to address these conditions?

  A. The Portfolio maintained its strategy of laddering the maturity of its holdings to take advantage of various points along the short-term yield curve. The Portfolio maintained an average maturity in the 30-45 day range throughout the period. We shortened the average maturity in the later months of the period to take advantage of increased short-term rates.

  Q. How did you allocate the Portfolio's assets among various types of Treasury securities?

  A. The Portfolio held a laddered position of Treasury bills to provide liquidity to shareholders. To take advantage of the higher yields in Treasury notes, we increased our weighting in notes versus bills at the end of the period.*

  Q. How will you manage the Portfolio during the coming months?

  A. We will continue to purchase Treasury obligations and maintain liquidity. We will focus on the activities of the Federal Reserve and monitor the growth rate of the economy. We will shorten or lengthen the Portfolio's average maturity in response to Fed activities to seek yield advantages along the short-term yield curve.
-----
+ An investment in the Portfolio is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
* Portfolio composition is subject to change.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Treasury Money Market Portfolio                         May 31, 2000 (Unaudited)

 U.S. Treasury Bills (71.3%):
                                                     Shares or
                     Security                        Principal   Amortized
                    Description                       Amount        Cost
                    -----------                     ----------- ------------
 6/1/00...........................................  $33,903,000 $ 33,903,000
 6/8/00...........................................   46,235,000   46,184,398
 6/29/00..........................................   49,734,000   49,518,491
 7/13/00..........................................   21,045,000   20,906,769
 8/3/00...........................................   10,000,000    9,899,113
 8/10/00..........................................    7,570,000    7,482,203
 8/17/00..........................................    8,130,000    8,026,583
                                                                ------------
 TOTAL U.S. TREASURY BILLS                                       175,920,557
                                                                ------------
 U.S. Treasury Notes (22.2%):
 5.38%, 7/31/00...................................   34,305,000   34,276,224
 6.00%, 8/15/00...................................    7,900,000    7,897,796
 8.75%, 8/15/00...................................      460,000      462,276
 5.13%, 8/31/00...................................   12,150,000   12,116,682
                                                                ------------
 TOTAL U.S. TREASURY NOTES                                        54,752,978
                                                                ------------
 Investment Companies (6.6%):
 Financial Square Treasury Obligation Portfolio...   12,308,489   12,308,489
 Short-Term Investments Co. Treasury Tax Advantage
  Portfolio.......................................    3,895,048    3,895,048
                                                                ------------
 TOTAL INVESTMENT COMPANIES                                       16,203,537
                                                                ------------
 TOTAL INVESTMENTS
  (Amortized Cost $246,877,072) (a)--100.1%                      246,877,072
 Liabilities in excess of other assets--(0.1%)                      (303,251)
                                                                ------------
 TOTAL NET ASSETS--100.0%                                       $246,573,821
                                                                ============

-----
(a) Cost for federal income tax and financial reporting purposes are the same.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Treasury Money Market Portfolio

Statement of Assets and Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)
Assets:
Investments, at value (cost $246,877,072).............            $246,877,072
Interest receivable...................................                 935,167
Prepaid expenses and other assets.....................                   3,533
                                                                  ------------
 Total Assets.........................................             247,815,772
Liabilities:
Dividends payable..................................... $1,011,710
Payable to affiliates.................................    133,557
Accrued expenses......................................     96,684
                                                       ----------
 Total Liabilities....................................               1,241,951
                                                                  ------------
Net Assets:
Capital...............................................             246,549,629
Undistributed net investment income...................                   6,088
Accumulated net realized gains from investment
 transactions.........................................                  18,104
                                                                  ------------
Net Assets............................................            $246,573,821
                                                                  ============
Investor A Shares
 Net Assets...........................................            $     76,220
 Shares...............................................                  76,222
 Offering and redemption price per share..............                   $1.00
                                                                         =====
Trust Shares
 Net Assets...........................................            $157,028,068
 Shares...............................................             157,006,103
 Offering and redemption price per share..............                   $1.00
                                                                         =====
Institutional Shares
 Net Assets...........................................            $  2,678,056
 Shares...............................................               2,678,030
 Offering and redemption price per share..............                   $1.00
                                                                         =====
Trust II Shares
 Net Assets...........................................            $ 86,791,477
 Shares...............................................              86,791,698
 Offering and redemption price per share..............                   $1.00
                                                                         =====

Statement of Operations
                                           For the six months ended May 31, 2000
                                                                     (Unaudited)
Investment Income:
Interest income............................................          $7,314,255
                                                                     ----------
 Total Investment Income...................................           7,314,255
Expenses:
Investment advisory fees................................... $535,201
Administration fees........................................  267,601
Distribution and services fees, Investor A Shares..........    4,757
Administrative services fees, Trust Shares.................  230,833
Administrative services fees, Institutional Shares.........        8
Accounting fees............................................      515
Custodian fees.............................................    9,519
Transfer agent fees........................................   71,913
Other......................................................   95,071
                                                            --------
Total expenses before voluntary fee reductions.............           1,215,418
Expenses voluntarily reduced...............................            (191,398)
                                                                     ----------
Net Expenses...............................................           1,024,020
                                                                     ----------
Net Investment Income......................................           6,290,235
                                                                     ----------
Realized/Unrealized Gains from Investments:
Net realized gains from investment transactions............               3,734
                                                                     ----------
Change in net assets resulting from operations.............          $6,293,969
                                                                     ==========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Treasury Money Market Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  6,290,235  $ 12,363,114
 Net realized gains from investment transactions...        3,734        14,292
                                                    ------------  ------------
Change in net assets resulting from operations.....    6,293,969    12,377,406
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (83,659)     (859,310)
 From net realized gains from investment
  transactions.....................................           --          (637)
Distributions to Trust Shareholders:
 From net investment income........................   (4,276,644)   (7,646,066)
 From net realized gains from investment
  transactions.....................................           --        (5,803)
Distributions to Institutional Shareholders:
 From net investment income........................       (3,609)       (5,854)
 From net realized gains from investment
  transactions.....................................           --            (6)
Distributions to Trust II Shareholders:
 From net investment income........................   (1,926,311)   (3,851,884)
 From net realized gains from investment
  transactions.....................................           --        (1,890)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (6,290,223)  (12,371,450)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (54,453,851)  (47,836,358)
                                                    ------------  ------------
Change in net assets...............................  (54,450,105)  (47,830,402)
Net Assets:
 Beginning of period...............................  301,023,926   348,854,328
                                                    ------------  ------------
 End of period..................................... $246,573,821  $301,023,926
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Treasury Money Market Portfolio

 Financial Highlights, Investor A Shares

                           For the
                         six months
                            ended
                           May 31,            For the years ended November 30,
                            2000        ---------------------------------------------------
                         (Unaudited)      1999         1998      1997      1996      1995
                         -----------    --------     --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....  $   1.00      $   1.00     $   1.00  $   1.00  $   1.00  $   1.00
                          --------      --------     --------  --------  --------  --------
Investment Activities:
 Net investment income..     0.023         0.038        0.043     0.044     0.044     0.048
 Net realized gains from
  investments...........        -- (c)        -- (c)       --        --        --        --
                          --------      --------     --------  --------  --------  --------
 Total from Investment
  Activities............     0.023         0.038        0.043     0.044     0.044     0.048
                          --------      --------     --------  --------  --------  --------
Distributions:
 Net investment income..    (0.023)       (0.038)      (0.043)   (0.044)   (0.044)   (0.048)
 Net realized gains.....        -- (c)        -- (c)       --        --        --        --
                          --------      --------     --------  --------  --------  --------
 Total Distributions....    (0.023)       (0.038)      (0.043)   (0.044)   (0.044)   (0.048)
                          --------      --------     --------  --------  --------  --------
Net Asset Value, End of
 Period.................  $   1.00      $   1.00     $   1.00  $   1.00  $   1.00  $   1.00
                          ========      ========     ========  ========  ========  ========
Total Return............      2.35%(a)      3.87%        4.40%     4.53%     4.46%     4.93%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........  $     76      $ 20,470     $ 25,665  $  8,409  $  7,667  $  2,776
Ratio of expenses to
 average net assets.....      0.83%(b)      0.81%        0.81%     0.77%     0.81%     0.78%
Ratio of net investment
 income to average net
 assets.................      4.64%(b)      3.80%        4.22%     4.43%     4.35%     4.84%
Ratio of expenses to
 average net assets*....      0.98%(b)      0.95%        0.96%     0.92%     0.96%     0.93%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized. (b) Annualized. (c) Net realized gain and/or distribution from net realized gain was less than $0.005.

 Financial Highlights, Trust Shares

                           For the
                         six months
                            ended
                           May 31,            For the years ended November 30,
                            2000        ---------------------------------------------------
                         (Unaudited)      1999         1998      1997      1996      1995
                         -----------    --------     --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....  $   1.00      $   1.00     $   1.00  $   1.00  $   1.00  $   1.00
                          --------      --------     --------  --------  --------  --------
Investment Activities:
 Net investment income..     0.023         0.038        0.045     0.046     0.045     0.050
 Net realized gains from
  investments...........        -- (c)        -- (c)       --        --        --        --
                          --------      --------     --------  --------  --------  --------
 Total from Investment
  Activities............     0.023         0.038        0.045     0.046     0.045     0.050
                          --------      --------     --------  --------  --------  --------
Distributions:
 Net investment income..    (0.023)       (0.038)      (0.045)   (0.046)   (0.045)   (0.050)
 Net realized gains.....        -- (c)        -- (c)       --        --        --        --
                          --------      --------     --------  --------  --------  --------
 Total Distributions....    (0.023)       (0.038)      (0.045)   (0.046)   (0.045)   (0.050)
                          --------      --------     --------  --------  --------  --------
Net Asset Value, End of
 Period.................  $   1.00      $   1.00     $   1.00  $   1.00  $   1.00  $   1.00
                          ========      ========     ========  ========  ========  ========
Total Return............      2.35%(a)      3.87%        4.56%     4.70%     4.64%     5.12%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........  $157,028      $197,435     $245,959  $283,653  $131,322  $252,780
Ratio of expenses to
 average net assets.....      0.83%(b)      0.81%        0.65%     0.61%     0.61%     0.60%
Ratio of net investment
 income to average net
 assets.................      4.64%(b)      3.80%        4.45%     4.60%     4.55%     5.01%
Ratio of expenses to
 average net assets*....      0.98%(b)      0.95%        0.96%     0.92%     0.76%     0.75%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized. (b) Annualized. (c) Net realized gain and/or distribution from net realized gain was less than $0.005.

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Treasury Money Market Portfolio

 Financial Highlights, Institutional Shares

                           For the
                          six months          For the years ended              January 26, 1995
                             ended               November 30,                         to
                         May 31, 2000   -------------------------------------    November 30,
                         (Unaudited)     1999        1998     1997     1996        1995(d)
                         ------------   -------     -------  -------  -------  ----------------
Net Asset Value,
 Beginning of Period....   $  1.00      $  1.00     $  1.00  $  1.00  $  1.00      $  1.00
                           -------      -------     -------  -------  -------      -------
Investment Activities:
 Net investment income..     0.011        0.038       0.043    0.044    0.044        0.042
 Net realized gains from
  investments...........        -- (c)       -- (c)      --       --       --           --
                           -------      -------     -------  -------  -------      -------
 Total from Investment
  Activities............     0.011        0.038       0.043    0.044    0.044        0.042
                           -------      -------     -------  -------  -------      -------
Distributions:
 Net investment income..    (0.011)      (0.038)     (0.043)  (0.044)  (0.044)      (0.042)
 Net realized gains.....        -- (c)       -- (c)      --       --       --           --
                           -------      -------     -------  -------  -------      -------
 Total Distributions....    (0.011)      (0.038)     (0.043)  (0.044)  (0.044)      (0.042)
                           -------      -------     -------  -------  -------      -------
Net Asset Value, End of
 Period.................   $  1.00      $  1.00     $  1.00  $  1.00  $  1.00      $  1.00
                           =======      =======     =======  =======  =======      =======
Total Return............      1.12%(a)     3.87%       4.40%    4.53%    4.46%        4.94%(a)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 2,678      $    62     $   236  $   233  $   299      $    28
Ratio of expenses to
 average net assets.....      0.83%(b)     0.81%       0.81%    0.77%    0.79%        0.92%(b)
Ratio of net investment
 income to average net
 assets.................      4.64%(b)     3.76%       4.30%    4.44%    4.39%        5.76%(b)
Ratio of expenses to
 average net assets*....      0.98%(b)     0.95%       0.96%    0.92%    0.94%        1.07%(b)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Not annualized. (b) Annualized. (c) Net realized gain and/or distribution from net realized gain was less than $0.005. (d) Period from commencement of operations.

 Financial Highlights, Trust II Shares

                                  For the
                                 six months      For the      November 13, 1998
                                    ended       year ended           to
                                May 31, 2000   November 30,   November 30, 1998
                                (Unaudited)        1999              (a)
                                ------------   ------------   -----------------
Net Asset Value, Beginning of
 Period.......................    $  1.00        $  1.00           $  1.00
                                  -------        -------           -------
Investment Activities:
 Net investment income........      0.024          0.040             0.002
 Net realized gains from
  investments.................         -- (d)         -- (d)            --
                                  -------        -------           -------
 Total from Investment
  Activities..................      0.024          0.040             0.002
                                  -------        -------           -------
Distributions:
 Net investment income........     (0.024)        (0.040)           (0.002)
 Net realized gains...........         -- (d)         -- (d)            --
                                  -------        -------           -------
 Total Distributions..........     (0.024)        (0.040)           (0.002)
                                  -------        -------           -------
Net Asset Value, End of
 Period.......................    $  1.00        $  1.00           $  1.00
                                  =======        =======           =======
Total Return..................       2.46%(b)       4.12%             0.20%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)........................    $86,792        $83,057           $76,995
Ratio of expenses to average
 net assets...................       0.60%(c)       0.57%             0.55%(c)
Ratio of net investment income
 to average net assets........       4.87%(c)       4.03%             4.09%(c)
Ratio of expenses to average
 net assets*..................       0.75%(c)       0.71%             0.70%(c)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Net realized gain and/or distribution from net realized gain was less than $0.005.
                      See notes to financial statements.

                       Mercantile Money Market Portfolio+


  Q. What is the objective of the Portfolio?

  A. The Mercantile Money Market Portfolio seeks current income with liquidity and stability of principal. The Portfolio invests in a broad range of money market instruments, including commercial paper, U.S. Government and bank obligations.

  Q. What were the conditions in the money markets during the six months ended May 31, 2000?

  A. The Federal Reserve, in an attempt to slow down sustained economic growth, raised short-term interest rates in February, March and May. The Fed Funds rate, which started the year at 5.50%, was 6.50% on May 31, 2000. Money market rates rose during the period as a result. We anticipate the Federal Reserve will have completed its tightening of interest rates by the end of the fiscal year, though we may see one more rate increase between now and then.

  Q. How did you position the Portfolio to address these conditions?

  A. We shortened the average maturity of the Portfolio to take advantage of higher short-term rates along the money market yield curve.

  Q. How did you allocate the Portfolio's assets among various types of securities?

  A. Commercial paper made up the bulk of the Portfolio. We also held a small position in bank certificates of deposit.*

  Q. How will you manage the Portfolio during the coming months?

  A. We will continue to manage the Portfolio in a manner that will provide the highest level of liquidity and stability of principal. Additionally, we will maintain the high credit quality of the Portfolio while closely monitoring corporate credits. We will focus on the activities of the Federal Reserve and monitor the growth rate of the economy. Finally, we will shorten or lengthen the Portfolio's average maturity in response to Fed activities to seek yield advantages along the short-term yield curve.
-----
+ An investment in the Portfolio is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
*Portfolio composition is subject to change.

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Money Market Portfolio                                 May 31, 2000 (Unaudited)

Certificates of Deposit (5.1%):
                       Security                         Principal   Amortized
                     Description                         Amount        Cost
                     -----------                       ----------- ------------

ABN AMRO, 5.94%, 6/26/00.............................. $30,000,000 $ 30,000,000
Union Bank of Switzerland, 5.51%, 6/5/00..............  30,000,000   29,999,953
                                                                   ------------
TOTAL CERTIFICATES OF DEPOSIT                                        59,999,953
                                                                   ------------
Commercial Paper (88.7%):
Asset-Backed Security (16.5%):
Ciesco L.P., 6.63%, 8/11/00...........................  50,000,000   49,346,208
Corporate Asset Funding Co., Inc.:
 6.58%, 7/20/00.......................................  25,000,000   24,776,097
 6.60%, 8/11/00.......................................  30,000,000   29,609,500
Edison Asset:
 6.43%, 6/15/00.......................................  22,000,000   21,944,988
 6.50%, 6/27/00.......................................  40,000,000   39,812,222
Market Street Funding, 6.60%, 8/7/00..................  30,000,000   29,631,500
                                                                   ------------
                                                                    195,120,515
                                                                   ------------
Automotive (9.2%):
Ford Credit, 6.55%, 7/18/00...........................  30,000,000   29,743,458
Ford Credit Europe, 6.49%, 6/8/00.....................  30,000,000   29,962,142
General Motors Acceptance Corp., 6.59%, 8/14/00.......  50,000,000   49,322,694
                                                                   ------------
                                                                    109,028,294
                                                                   ------------
Banking (6.7%):
Deutsche Bank Financial, Inc., 6.07%, 6/30/00.........  50,000,000   49,755,514
UBS Finance (Delaware), Inc., 6.50%, 6/13/00..........  30,000,000   29,935,000
                                                                   ------------
                                                                     79,690,514
                                                                   ------------
Communications (11.3%):
AT&T Corp., 6.61%, 8/11/00............................  50,000,000   49,348,181
Motorola, Inc.:
 6.52%, 7/14/00.......................................  20,000,000   19,844,244
 6.12%, 7/17/00.......................................  25,000,000   24,804,500
SBC Communications, 6.28%, 6/21/00....................  40,000,000   39,860,444
                                                                   ------------
                                                                    133,857,369
                                                                   ------------
Financial Services (16.7%):
American Express, 6.48%, 6/6/00.......................  30,000,000   29,973,000
Associates First Capital Corp., 6.50%, 6/7/00.........  30,000,000   29,967,500
Goldman Sachs Group, L.P., 6.05%, 8/4/00..............  50,000,000   49,462,222
Merrill Lynch and Co., Inc.:
 6.56%, 7/25/00.......................................  30,000,000   29,704,800
 6.41%, 8/11/00.......................................  30,000,000   29,620,742
Salomon Smith Barney, 6.60%, 8/2/00...................  30,000,000   29,659,000
                                                                   ------------
                                                                    198,387,264
                                                                   ------------
Insurance (4.2%):
Prudential Funding Corp., 6.62%, 8/15/00..............  50,000,000   49,310,417
                                                                   ------------
Machinery--Agriculture (2.1%):
CAT Financial Services, 6.40%, 8/4/00.................  24,574,000   24,294,403
                                                                   ------------

Commercial Paper, continued
                                                    Shares or
                     Security                       Principal    Amortized
                   Description                       Amount         Cost
                   -----------                     ----------- --------------

Miscellaneous--Finance (16.8%):
Bell Atlantic Financial Services, Inc., 6.45%,
 6/19/00.......................................... $45,000,000 $   44,854,875
CIT Group Holdings, Inc., 6.57%, 7/27/00..........  40,000,000     39,591,200
GTE Funding, 6.27%, 6/2/00........................  35,000,000     34,993,904
Honeywell International, Inc., 6.61%, 8/11/00.....  50,000,000     49,348,181
International Lease, 6.60%, 8/11/00...............  30,000,000     29,609,500
                                                               --------------
                                                                  198,397,660
                                                               --------------
Printing & Publishing (1.8%):
McGraw Hill, 6.06%, 6/30/00.......................  22,000,000     21,892,603
                                                               --------------
Utilities (3.4%):
Ameren Corp., 6.11%, 7/6/00.......................  40,900,000     40,657,043
                                                               --------------
TOTAL COMMERCIAL PAPER                                          1,050,636,082
                                                               --------------
Investment Companies (6.5%):
Financial Square Prime Obligation Fund............  22,694,267     22,694,267
Short-Term Investments Co. Liquid Assets
 Portfolio........................................  54,910,903     54,910,903
                                                               --------------
TOTAL INVESTMENT COMPANIES                                         77,605,170
                                                               --------------
TOTAL INVESTMENTS
 (Amortized Cost $1,188,241,205)(a)--100.3%                     1,188,241,205
Liabilities in excess of other assets--(0.3)%                      (3,668,505)
                                                               --------------
TOTAL NET ASSETS--100.0%                                       $1,184,572,700
                                                               ==============

-----
(a) Cost for federal income tax and financial reporting purposes are the same.
                    See notes to the financial statements.

MERCANTILE MUTUAL FUNDS, INC.
Money Market Portfolio

Statement of Assets and Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)
Assets:
Investments, at value (cost $1,188,241,205)........            $1,188,241,205
Receivable for capital shares sold.................                    16,657
Interest receivable................................                 3,425,693
Prepaid expenses and other assets..................                    17,426
                                                               --------------
 Total Assets......................................             1,191,700,981
Liabilities:
Dividends payable.................................. $6,062,018
Payable to affiliates..............................    676,131
Accrued expenses...................................    390,132
                                                    ----------
 Total Liabilities.................................                 7,128,281
                                                               --------------
Net Assets:
Capital............................................             1,184,571,603
Undistributed net investment income................                     6,015
Accumulated net realized losses from investment
 transactions......................................                    (4,918)
                                                               --------------
Net Assets.........................................            $1,184,572,700
                                                               ==============
Investor A Shares
 Net Assets........................................            $   13,262,982
 Shares............................................                13,262,589
 Offering and redemption price per share...........                     $1.00
                                                                        =====
Investor B Shares
 Net Assets........................................            $       50,039
 Shares............................................                    50,040
 Offering price per share*.........................                     $1.00
                                                                        =====
Trust Shares
 Net Assets........................................            $  612,163,048
 Shares............................................               612,140,587
 Offering and redemption price per share...........                     $1.00
                                                                        =====
Institutional Shares
 Net Assets........................................            $   29,360,990
 Shares............................................                29,359,860
 Offering and redemption price per share...........                     $1.00
                                                                        =====
Trust II Shares
 Net Assets........................................            $  529,735,641
 Shares............................................               529,757,531
 Offering and redemption price per share...........                     $1.00
                                                                        =====

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations
                                           For the six months ended May 31, 2000
                                                                     (Unaudited)
Investment Income:
Interest income........................................            $42,604,494
                                                                   -----------
 Total Investment Income                                            42,604,494
Expenses:
Investment advisory fees............................... $2,833,735
Administration fees....................................  1,420,192
Distribution and services fees, Investor A Shares......     71,319
Distribution and services fees, Investor B Shares......        552
Administrative services fees, Trust Shares.............    940,111
Administrative services fees, Institutional Shares.....     43,385
Accounting fees........................................        881
Custodian fees.........................................    142,010
Transfer agent fees....................................    401,350
Other..................................................    291,670
                                                        ----------
Total expenses before voluntary fee reductions.........              6,145,205
Expenses voluntarily reduced...........................             (1,008,662)
                                                                   -----------
Net Expenses...........................................              5,136,543
                                                                   -----------
Net Investment Income..................................             37,467,951
                                                                   -----------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.......                    (41)
                                                                   -----------
Change in net assets resulting from operations.........            $37,467,910
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Money Market Portfolio

 Statements of Changes in Net Assets

                                                  For the
                                                 six months       For the
                                                   ended         year ended
                                                May 31, 2000    November 30,
                                                (Unaudited)         1999
                                               --------------  --------------
From Investment Activities:
Operations:
 Net investment income........................ $   37,467,951  $   71,294,708
 Net realized losses from investment
  transactions................................           (41)              --
                                               --------------  --------------
Change in net assets resulting from
 operations...................................     37,467,910      71,294,708
                                               --------------  --------------
Distributions to Investor A Shareholders:
 From net investment income...................     (1,433,735)    (10,753,522)
Distributions to Investor B Shareholders:
 From net investment income...................         (2,290)         (2,773)
Distributions to Trust Shareholders:
 From net investment income...................    (19,610,261)    (31,077,088)
Distributions to Institutional Shareholders:
 From net investment income...................       (900,748)     (1,666,075)
Distributions to Trust II Shareholders:
 From net investment income...................    (15,522,137)    (27,795,250)
                                               --------------  --------------
Change in net assets from shareholder
 distributions................................    (37,469,171)    (71,294,708)
                                               --------------  --------------
Change in net assets from capital
 transactions.................................   (393,470,701)     34,899,243
                                               --------------  --------------
Change in net assets..........................   (393,471,962)     34,899,243
Net Assets:
 Beginning of period..........................  1,578,044,662   1,543,145,419
                                               --------------  --------------
 End of period................................ $1,184,572,700  $1,578,044,662
                                               ==============  ==============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Money Market Portfolio

 Financial Highlights, Investor A Shares

                           For the
                         six months
                            ended
                           May 31,          For the years ended November 30,
                            2000       -------------------------------------------------
                         (Unaudited)     1999      1998         1997     1996     1995
                         -----------   --------  --------     --------  -------  -------
Net Asset Value,
 Beginning of Period....   $  1.00     $   1.00  $   1.00     $   1.00  $  1.00  $  1.00
                           -------     --------  --------     --------  -------  -------
Investment Activities:
 Net investment income..     0.026        0.043     0.048        0.048    0.047    0.052
 Net realized gains from
  investments...........        --           --        -- (a)       --       --       --
                           -------     --------  --------     --------  -------  -------
 Total from Investment
  Activities............     0.026        0.043     0.048        0.048    0.047    0.052
                           -------     --------  --------     --------  -------  -------
Distributions:
 Net investment income..    (0.026)      (0.043)   (0.048)      (0.048)  (0.047)  (0.052)
                           -------     --------  --------     --------  -------  -------
 Total Distributions....    (0.026)      (0.043)   (0.048)      (0.048)  (0.047)  (0.052)
                           -------     --------  --------     --------  -------  -------
Net Asset Value, End of
 Period.................   $  1.00     $   1.00  $   1.00     $   1.00  $  1.00  $  1.00
                           =======     ========  ========     ========  =======  =======
Total Return............      2.63%(b)     4.43%     4.95%        4.93%    4.81%    5.33%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $13,263     $255,404  $203,583     $164,777  $91,166  $64,865
Ratio of expenses to
 average net assets.....      0.82%(c)     0.80%     0.78%        0.77%    0.78%    0.77%
Ratio of net investment
 income to average net
 assets.................      5.19%(c)     4.34%     4.83%        4.84%    4.70%    5.20%
Ratio of expenses to
 average net assets*....      0.97%(c)     0.94%     0.93%        0.92%    0.93%    0.92%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Net realized gains per share were less than $0.005. (b) Not annualized.
(c) Annualized.

 Financial Highlights, Investor B Shares

                           For the
                          six months   For the years ended
                             ended         November 30,           January 26, 1996
                         May 31, 2000  -------------------------  to November 30,
                         (Unaudited)    1999    1998       1997       1996 (a)
                         ------------  ------  ------     ------  ----------------
Net Asset Value,
 Beginning of Period....    $ 1.00     $ 1.00  $ 1.00     $ 1.00       $ 1.00
                            ------     ------  ------     ------       ------
Investment Activities:
 Net investment income..     0.022      0.036   0.041      0.041        0.033
 Net realized gains from
  investments...........        --         --      -- (d)     --           --
                            ------     ------  ------     ------       ------
 Total from Investment
  Activities............     0.022      0.036   0.041      0.041        0.033
                            ------     ------  ------     ------       ------
Distributions:
 Net investment income..    (0.022)    (0.036) (0.041)    (0.041)      (0.033)
                            ------     ------  ------     ------       ------
 Total Distributions....    (0.022)    (0.036) (0.041)    (0.041)      (0.033)
                            ------     ------  ------     ------       ------
Net Asset Value, End of
 Period.................    $ 1.00     $ 1.00  $ 1.00     $ 1.00       $ 1.00
                            ======     ======  ======     ======       ======
Total Return (excludes
 redemption charge).....      2.20%(b)   3.65%   4.17%      4.15%        3.35%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $   50     $  173  $   84     $   73       $   41
Ratio of expenses to
 average net assets.....      1.57%(c)   1.55%   1.53%      1.52%        1.47%(c)
Ratio of net investment
 income to average net
 assets.................      4.44%(c)   3.61%   4.09%      4.10%        3.73%(c)
Ratio of expenses to
 average net assets*....      1.72%(c)   1.67%   1.68%      1.67%        1.68%(c)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Net realized gains per share were less than $0.005.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Money Market Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                             ended             For the years ended November 30,
                         May 31, 2000   -----------------------------------------------------
                         (Unaudited)      1999      1998          1997       1996      1995
                         ------------   --------  --------     ----------  --------  --------
Net Asset Value,
 Beginning of Period....   $   1.00     $   1.00  $   1.00     $     1.00  $   1.00  $   1.00
                           --------     --------  --------     ----------  --------  --------
Investment Activities:
 Net investment income..      0.026        0.043     0.050          0.050     0.049     0.054
 Net realized gains from
  investments...........         --           --        -- (a)         --        --        --
                           --------     --------  --------     ----------  --------  --------
 Total from Investment
  Activities............      0.026        0.043     0.050          0.050     0.049     0.054
                           --------     --------  --------     ----------  --------  --------
Distributions:
 Net investment income..     (0.026)      (0.043)   (0.050)        (0.050)   (0.049)   (0.054)
                           --------     --------  --------     ----------  --------  --------
 Total Distributions....     (0.026)      (0.043)   (0.050)        (0.050)   (0.049)   (0.054)
                           --------     --------  --------     ----------  --------  --------
Net Asset Value, End of
 Period.................   $   1.00     $   1.00  $   1.00     $     1.00  $   1.00  $   1.00
                           ========     ========  ========     ==========  ========  ========
Total Return............       2.63%(b)     4.43%     5.08%          5.06%     4.99%     5.52%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $612,163     $734,262  $820,923     $1,042,151  $717,265  $698,131
Ratio of expenses to
 average net assets.....       0.82%(c)     0.80%     0.66%          0.64%     0.61%     0.59%
Ratio of net investment
 income to average net
 assets.................       5.19%(c)     4.34%     4.97%          4.96%     4.88%     5.38%
Ratio of expenses to
 average net assets*....       0.97%(c)     0.94%     0.93%          0.92%     0.76%     0.74%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Net realized gains per share were less than $0.005. (b) Not annualized.
(c) Annualized.

 Financial Highlights, Institutional Shares

                           For the
                          six months
                             ended         For the years ended November 30,
                         May 31, 2000   ----------------------------------------------
                         (Unaudited)     1999     1998        1997     1996     1995
                         ------------   -------  -------     -------  -------  -------
Net Asset Value,
 Beginning of Period....   $  1.00      $  1.00  $  1.00     $  1.00  $  1.00  $  1.00
                           -------      -------  -------     -------  -------  -------
Investment Activities:
 Net investment income..     0.026        0.043    0.048       0.048    0.047    0.052
 Net realized gains from
  investments...........        --           --       -- (a)      --       --       --
                           -------      -------  -------     -------  -------  -------
 Total from Investment
  Activities............     0.026        0.043    0.048       0.048    0.047    0.052
                           -------      -------  -------     -------  -------  -------
Distributions:
 Net investment income..    (0.026)      (0.043)  (0.048)     (0.048)  (0.047)  (0.052)
                           -------      -------  -------     -------  -------  -------
 Total Distributions....    (0.026)      (0.043)  (0.048)     (0.048)  (0.047)  (0.052)
                           -------      -------  -------     -------  -------  -------
Net Asset Value, End of
 Period.................   $  1.00      $  1.00  $  1.00     $  1.00  $  1.00  $  1.00
                           =======      =======  =======     =======  =======  =======
Total Return............      2.63%(b)     4.43%    4.95%       4.93%    4.81%    5.33%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $29,361      $36,088  $28,536     $22,022  $15,921  $13,340
Ratio of expenses to
 average net assets.....      0.82%(c)     0.80%    0.78%       0.77%    0.78%    0.77%
Ratio of net investment
 income to average net
 assets.................      5.19%(c)     4.33%    4.84%       4.83%    4.70%    5.20%
Ratio of expenses to
 average net assets*....      0.97%(c)     0.94%    0.93%       0.92%    0.93%    0.92%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Net realized gains per share were less than $0.005. (b) Not annualized.
(c) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Money Market Portfolio

 Financial Highlights, Trust II Shares

                                    For the
                                   six months      For the    November 10, 1998
                                     ended        year ended         to
                                  May 31, 2000   November 30, November 30, 1998
                                  (Unaudited)        1999            (a)
                                  ------------   ------------ -----------------
Net Asset Value, Beginning of
 Period.........................    $   1.00       $   1.00       $   1.00
                                    --------       --------       --------
Investment Activities:
 Net investment income..........       0.027          0.046          0.003
                                    --------       --------       --------
 Total from Investment
  Activities....................       0.027          0.046          0.003
                                    --------       --------       --------
Distributions:
 Net investment income..........      (0.027)        (0.046)        (0.003)
                                    --------       --------       --------
 Total Distributions............      (0.027)        (0.046)        (0.003)
                                    --------       --------       --------
Net Asset Value, End of Period..    $   1.00       $   1.00       $   1.00
                                    ========       ========       ========
Total Return....................        2.75%(b)       4.68%          0.27%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)..........................    $529,736       $552,118       $490,020
Ratio of expenses to average net
 assets.........................        0.59%(c)       0.56%          0.56%(c)
Ratio of net investment income
 to average net assets..........        5.42%(c)       4.57%          4.76%(c)
Ratio of expenses to average net
 assets*........................        0.74%(c)       0.70%          0.71%(c)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations. (b) Not annualized. (c)
Annualized.
                       See notes to financial statements

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               Mercantile Tax-Exempt Money Market Portfolio+, ++

  Q. What is the objective of the Portfolio?

  A. The Mercantile Tax-Exempt Money Market Portfolio seeks as high a level of current interest income exempt from federal income taxes as is consistent with liquidity and stability of principal.

  Q. What were the conditions in the money markets during the six months ended May 31, 2000?

  A. Short-term tax-exempt variable rate demand note yields rose to the 6.00% level by the end of April, 2000 and then fell back to the 4.50% level by the end of May, 2000.

  Q. How did you position the Portfolio to address these conditions?

  A. The Portfolio maintained a relatively short average maturity. We were heavily weighted in tax-exempt variable rate demand notes as their yields were very attractive.

  Q. How did you allocate the Portfolio's assets among various types of securities?

  A. In general, we favored daily and weekly securities as their yields were very attractive. Tax-exempt variable rate demand notes comprised most of the Portfolio.*

  Q. How will you manage the Portfolio during the coming months?

  A. We expect continued fluctuations in short-term tax-exempt rates. We will maintain an average maturity comparable to industry benchmarks. Emphasis will continue to be placed on maintaining a high-quality profile of securities that are not subject to the alternative minimum tax.
-----
+ An investment in the Portfolio is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
++ The Portfolio's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax. *Portfolio composition is subject to change.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Tax-Exempt Money Market Portfolio                       May 31, 2000 (Unaudited)

Municipal Bonds (93.4%):

                       Security                         Principal   Amortized
                     Description                          Amount       Cost
                     -----------                        ---------- ------------

Florida (3.6%):
Jacksonville Health Facilities Authority, Daughters
 Health Revenue, 7.50%, Prerefunded 11/1/00...........  $5,000,000 $  5,162,156
                                                                   ------------
Georgia (5.6%):
Putnam County Development Authority, Pollution Control
 Revenue, Georgia Power Co. Plant--2nd Series, 4.34%,
 9/1/29*#.............................................   8,000,000    8,000,000
                                                                   ------------
Idaho (3.5%):
Idaho State, Tax Anticipation Notes, G.O., 4.25%,
 6/30/00..............................................   5,000,000    5,003,254
                                                                   ------------
Illinois (15.6%):
Chicago, O'Hare International Airport Revenue,
 American Airlines, Inc., 4.34%, 12/1/17 (LOC-Royal
 Bank of Canada)*#....................................   8,000,000    8,000,000
Chicago, O'Hare International Airport Revenue,
 American Airlines, Inc., 4.34%, 12/1/17 (LOC-Credit
 Suisse)*#............................................   6,500,000    6,500,000
Illinois State Health Facilities Authority Revenue,
 University Chicago Hospitals, 4.34%, 8/1/26 (MBIA
 Insured, SPA-Bank One, IL)*#.........................   8,000,000    8,000,000
                                                                   ------------
                                                                     22,500,000
                                                                   ------------
Indiana (4.7%):
Indiana State Hopital Equipment Financing Authority
 Revenue, 4.24%, 12/1/15 (MBIA Insured, SPA-NBD
 Bank)*#..............................................   6,700,000    6,700,000
                                                                   ------------
Iowa (1.4%):
Iowa State, School Cash Anticipation Program,
 (Warrants) Iowa School Corp. Series A, 4.00%, 6/23/00
 (FSA Insured)........................................   2,000,000    2,000,898
                                                                   ------------
Kentucky (2.2%):
Lexington-Fayette Urban County Airport Revenue, Series
 A, 4.49%, 7/1/28, AMT (MBIA Insured, SPA-Credit Local
 De France)*#.........................................   3,200,000    3,200,000
                                                                   ------------
Louisiana (4.9%):
St. Charles Parish Pollution Control Revenue, Shell
 Oil Co. Project, 4.34%, 10/1/25*#....................   7,000,000    7,000,000
                                                                   ------------
Minnesota (3.4%):
Minneapolis Community Development Agency, Pollution
 Control Revenue, Northern States Power Co. Project,
 4.19%, 3/1/11*#......................................   4,850,000    4,850,000
                                                                   ------------

Municipal Bonds, continued

                       Security                        Principal   Amortized
                     Description                         Amount       Cost
                     -----------                       ---------- ------------

Missouri (11.3%):
Missouri State Environmental Improvement and Energy
 Resource Authority, Pollution Control Revenue,
 Monsanto Co. Project, 4.24%, 6/1/23*#................ $1,000,000 $  1,000,000
Missouri State Health & Educational Facilities
 Authority, Educational Facilities Revenue, St. Louis
 University, 4.09%, 9/1/10*#..........................  4,600,000    4,600,000
Missouri State Health & Educational Facilities
 Authority, Educational Facilities Revenue, St. Louis
 University, 4.09%, 9/1/10 (SPA-Morgan Guaranty
 Trust)*#.............................................  1,000,000    1,000,000
Missouri State Health & Educational Facilities
 Authority, Educational Facilities Revenue, St. Louis
 University, 4.09%, 12/1/15 (LOC-Morgan Guaranty
 Trust)*#.............................................  6,800,000    6,800,000
Missouri State Health & Educational Facilities
 Authority, Educational Facilities Revenue, St. Louis
 University, 4.14%, 12/1/19*#.........................  2,900,000    2,900,000
                                                                  ------------
                                                                    16,300,000
                                                                  ------------
New Hampshire (2.8%):
New Hampshire Health & Educational Facilities
 Authority Revenue, Series G, 4.19%, 12/1/25 (AMBAC,
 SPA-Mellon Bank N.A.)*#..............................  4,000,000    4,000,000
                                                                  ------------
New Mexico (2.1%):
Albuquerque, Public Improvements, G.O., Series C,
 4.50%, 7/1/00........................................  3,000,000    3,002,151
                                                                  ------------
New York (2.8%):
New York State Medical Care Facilities, Beth Israel
 Medical Center, Series A, 7.50%, Prerefunded 11/1/00
 (MBIA)...............................................  1,690,000    1,744,486
New York State Medical Care Facilities, Financial
 Agency Revenue, 7.88%, Prerefunded 8/15/00...........  2,190,000    2,248,398
                                                                  ------------
                                                                     3,992,884
                                                                  ------------
Oklahoma (3.5%):
Tulsa Industrial Authority Revenue, University of
 Tulsa, 4.29%, 10/1/26 (MBIA, SPA-Credit Local de
 France)*#............................................  5,000,000    5,000,000
                                                                  ------------
Oregon (3.1%):
Oregon State, Series 73 G, G.O., 4.09%, 12/1/18 (SPA-
 Morgan Guaranty Trust)*#.............................  4,500,000    4,500,000
                                                                  ------------
Tennessee (3.5%):
Memphis, Series A, G.O., 4.19%, 8/1/04 (SPA-
 Westdeutshe Landesbank)*#............................  5,000,000    5,000,000
                                                                  ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Tax-Exempt Money Market Portfolio                      May 31, 2000 (Unaudited)

Municipal Bonds, continued

                       Security                          Principal   Amortized
                      Description                          Amount       Cost
                      -----------                        ---------- ------------

Texas (14.5%):
Harris County Health Facilities Development, Hospital
 Revenue, 4.3381%, 12/1/25 (SPA-Morgan Guaranty
 Trust)*#..............................................  $7,000,000 $  7,000,000
North Central Texas Health Facilities Development,
 Methodist Hospitals of Dallas Revenue, 4.34%, 10/1/15
 (MBIA, SPA-Rabobank Netherlands)*#....................   3,700,000    3,700,000
Port Corpus Christi, Port, Airport & Marina Revenue,
 Reynolds Metals Co., 3.99%, 9/1/14 (LOC--Westdeutsche
 Landesbank)*#.........................................   2,200,000    2,200,000
Texas State, Multi-Modal-Water Development Board,
 Series A, 4.34%, 3/1/15 (SPA-State Street Bank & Trust
 Co.)*#................................................   8,000,000    8,000,000
                                                                    ------------
                                                                      20,900,000
                                                                    ------------
Utah (1.4%):
Salt Lake County, Pollution Control Revenue, SVC
 Station Holdings Project, British Petroleum Co.,
 Series B, 4.29%, 8/1/07*#.............................   2,000,000    2,000,000
                                                                    ------------
Washington (3.5%):
Washington State Public Power Supply, Series B, 7.00%,
 Prerefunded 7/1/00....................................   5,000,000    5,107,170
                                                                    ------------
TOTAL MUNICIPAL BONDS.............................................   134,218,513
                                                                    ------------

Investment Companies (6.3%):

                       Security                                     Amortized
                      Description                         Shares       Cost
                      -----------                       ---------- ------------

AIM Tax-Free Trust.....................................  3,836,243 $  3,836,243
Federated Tax-Free Fund................................  5,226,668    5,226,668
                                                                   ------------
TOTAL INVESTMENT COMPANIES                                            9,062,911
                                                                   ------------
TOTAL INVESTMENTS (Amortized Cost $143,281,424)(a)--99.7%           143,281,424
Other assets in excess of liabilities--0.3%                             429,637
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $143,711,061
                                                                   ============

-----
(a) Cost for federal income tax and financial reporting purposes are the same.
* Variable rate security.
# Stated maturity with option to put.

AMBAC AMBAC Indemnity Corp.
G.O.  General Obligation
LOC   Letter of Credit
MBIA  Municipal Bond Insurance Association
SPA   Standby Purchase Agreement
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Tax-Exempt Money Market Portfolio

Statement of Assets and Liabilities
                                                                   May 31, 2000
                                                                    (Unaudited)
Assets:
Investments, at value (cost $143,281,424)................          $143,281,424
Interest receivable......................................             1,049,910
Prepaid expenses and other assets........................                 4,021
                                                                   ------------
 Total Assets............................................           144,335,355
Liabilities:
Dividends payable........................................ $519,157
Payable to affiliates....................................   82,550
Accrued expenses.........................................   22,587
                                                          --------
 Total Liabilities.......................................               624,294
                                                                   ------------
Net Assets:
Capital..................................................           143,698,869
Undistributed net investment income......................                12,192
                                                                   ------------
Net Assets...............................................          $143,711,061
                                                                   ============
Investor A Shares
 Net Assets..............................................          $    275,152
 Shares..................................................               275,082
 Offering and redemption price per share.................                 $1.00
                                                                          =====
Trust Shares
 Net Assets..............................................          $ 28,306,119
 Shares..................................................            28,306,085
 Offering and redemption price per share.................                 $1.00
                                                                          =====
Trust II Shares
 Net Assets..............................................          $115,129,790
 Shares..................................................           115,129,791
 Offering and redemption price per share.................                 $1.00
                                                                          =====

Statement of Operations
                                          For the six months ended May 31, 2000
                                                                    (Unaudited)
Investment Income:
Interest income............................................          $3,088,496
                                                                     ----------
 Total Investment Income ..................................           3,088,496
                                                                     ----------
Expenses:
Investment advisory fees................................... $323,938
Administration fees........................................   80,983
Distribution and services fees, Investor A Shares..........    2,724
Administrative services fees, Trust Shares.................   48,758
Accounting fees............................................      915
Custodian fees.............................................   16,196
Transfer agent fees........................................   43,300
Other......................................................   34,396
                                                            --------
 Total expenses before voluntary fee reductions............             551,210
 Expenses voluntarily reduced..............................             (40,492)
                                                                     ----------
 Net Expenses..............................................             510,718
                                                                     ----------
Net Investment Income......................................           2,577,778
                                                                     ----------
Change in net assets resulting from operations.............          $2,577,778
                                                                     ==========


                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Tax-Exempt Money Market Portfolio

Statements of Changes in Net Assets
                                                   For the six     For the
                                                   months ended   year ended
                                                   May 31, 2000  November 30,
                                                   (Unaudited)       1999
                                                   ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................ $  2,577,778  $  4,608,180
                                                   ------------  ------------
Change in net assets resulting from operations....    2,577,778     4,608,180
                                                   ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income.......................      (32,089)     (303,265)
Distributions to Trust Shareholders:
 From net investment income.......................     (584,972)     (791,156)
Distributions to Trust II Shareholders:
 From net investment income.......................   (1,960,685)   (3,513,759)
                                                   ------------  ------------
Change in net assets from shareholder
 distributions....................................   (2,577,746)   (4,608,180)
                                                   ------------  ------------
Change in net assets from capital transactions....  (30,309,203)      388,594
                                                   ------------  ------------
Change in net assets..............................  (30,309,171)      388,594
Net Assets:
 Beginning of period..............................  174,020,232   173,631,638
                                                   ------------  ------------
 End of period.................................... $143,711,061  $174,020,232
                                                   ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Tax-Exempt Money Market Portfolio

 Financial Highlights, Investor A Shares

                                        For the years ended November 30,
                                        -----------------------------------
                         For the six                                             For the        For the
                         months ended                                        six months ended  year ended
                         May 31, 2000                                          November 30,     May 31,
                         (Unaudited)     1999     1998      1997     1996        1995 (a)       1995 (d)
                         ------------   -------  -------  --------  -------  ---------------- ------------
Net Asset Value,
 Beginning of Period....   $  1.00      $  1.00  $  1.00  $   1.00  $  1.00      $  1.00        $  1.00
                           -------      -------  -------  --------  -------      -------        -------
Investment Activities:
 Net investment income..     0.015        0.024    0.027     0.028    0.028        0.014          0.027
                           -------      -------  -------  --------  -------      -------        -------
 Total from Investment
  Activities............     0.015        0.024    0.027     0.028    0.028        0.014          0.027
                           -------      -------  -------  --------  -------      -------        -------
Distributions:
 Net investment income..    (0.015)      (0.024)  (0.027)   (0.028)  (0.028)      (0.014)        (0.027)
                           -------      -------  -------  --------  -------      -------        -------
 Total Distributions....    (0.015)      (0.024)  (0.027)   (0.028)  (0.028)      (0.014)        (0.027)
                           -------      -------  -------  --------  -------      -------        -------
Net Asset Value, End of
 Period.................   $  1.00      $  1.00  $  1.00  $   1.00  $  1.00      $  1.00        $  1.00
                           =======      =======  =======  ========  =======      =======        =======
Total Return............      1.53%(b)     2.44%    2.72%     2.88%    2.83%        1.45%(b)       2.70%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $   275      $11,306  $13,980  $ 15,789  $17,984      $ 5,403        $ 5,138
Ratio of expenses to
 average net assets.....      0.80%(c)     0.79%    0.79%     0.77%    0.75%        0.94%(c)       0.84%
Ratio of net investment
 income to average net
 assets.................      3.01%(c)     2.40%    2.68%     2.82%    2.78%        2.87%(c)       2.63%
Ratio of expenses to
 average net assets*....      0.85%(c)     0.84%    0.84%     0.82%    0.80%        0.99%(c)       0.93%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Upon reorganizing as a portfolio of the ARCH Fund, Inc., the Tax-Exempt
Money Market Portfolio changed its fiscal year end from May 31 to November 30.
(b) Not annualized. (c) Annualized. (d) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

 Financial Highlights, Trust Shares

                                        For the years ended November 30,
                         For the six    -----------------------------------      For the
                         months ended                                        six months ended   For the
                         May 31, 2000                                          November 30,    year ended
                         (Unaudited)     1999     1998      1997     1996        1995 (a)     May 31, 1995
                         ------------   -------  -------  --------  -------  ---------------- ------------
Net Asset Value,
 Beginning of Period....   $  1.00      $  1.00  $  1.00  $   1.00  $  1.00      $  1.00        $  1.00
                           -------      -------  -------  --------  -------      -------        -------
Investment Activities:
 Net investment income..     0.015        0.024    0.029     0.030    0.030        0.016          0.029
                           -------      -------  -------  --------  -------      -------        -------
 Total from Investment
  Activities............     0.015        0.024    0.029     0.030    0.030        0.016          0.029
                           -------      -------  -------  --------  -------      -------        -------
Distributions:
 Net investment income..    (0.015)      (0.024)  (0.029)   (0.030)  (0.030)      (0.016)        (0.029)
                           -------      -------  -------  --------  -------      -------        -------
 Total Distributions....    (0.015)      (0.024)  (0.029)   (0.030)  (0.030)      (0.016)        (0.029)
                           -------      -------  -------  --------  -------      -------        -------
Net Asset Value, End of
 Period.................   $  1.00      $  1.00  $  1.00  $   1.00  $  1.00      $  1.00        $  1.00
                           =======      =======  =======  ========  =======      =======        =======
Total Return............      1.53%(b)     2.44%    2.92%     3.08%    3.06%        1.57%(b)       2.93%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $28,306      $38,415  $37,541  $143,517  $95,726      $78,031        $85,324
Ratio of expenses to
 average net assets.....      0.80%(c)     0.79%    0.59%     0.58%    0.53%        0.70%(c)       0.61%
Ratio of net investment
 income to average net
 assets.................      3.01%(c)     2.42%    2.88%     3.04%    3.01%        3.10%(c)       2.87%
Ratio of expenses to
 average net assets*....      0.85%(c)     0.84%    0.84%     0.83%    0.58%        0.75%(c)       0.70%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Upon reorganizing as a portfolio of the ARCH Fund, Inc., the Tax-Exempt Money Market Portfolio changed its fiscal year end from May 31 to November 30.
(b) Not annualized. (c) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Tax-Exempt Money Market Portfolio

 Financial Highlights, Trust II Shares

                                    For the
                                   six months      For the    November 16, 1998
                                     ended        year ended         to
                                  May 31, 2000   November 30, November 30, 1998
                                  (Unaudited)        1999            (a)
                                  ------------   ------------ -----------------
Net Asset Value, Beginning of
 Period.........................    $   1.00       $   1.00       $   1.00
                                    --------       --------       --------
Investment Activities:
 Net investment income..........       0.016          0.026          0.001
                                    --------       --------       --------
 Total from Investment
  Activities....................       0.016          0.026          0.001
                                    --------       --------       --------
Distributions:
 Net investment income..........      (0.016)        (0.026)        (0.001)
                                    --------       --------       --------
 Total Distributions............      (0.016)        (0.026)        (0.001)
                                    --------       --------       --------
Net Asset Value, End of Period..    $   1.00       $   1.00       $   1.00
                                    ========       ========       ========
Total Return....................        1.65%(b)       2.68%          0.11%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)..........................    $115,130       $124,299       $122,110
Ratio of expenses to average net
 assets.........................        0.57%(c)       0.55%          0.57%(c)
Ratio of net investment income
 to average net assets..........        3.24%(c)       2.64%          2.69%(c)
Ratio of expenses to average net
 assets*........................        0.62%(c)       0.60%          0.62%(c)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Period from commencement of operations. (b) Not annualized. (c)
Annualized.
                       See notes to financial statements

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                Mercantile U.S. Government Securities Portfolio


  Q. What were the conditions in the Treasury market during the reporting period?

  A. Over the past six months, the Federal Reserve has raised short-term rates three times. The Federal Funds rate (the rate at which domestic banks can borrow from the Federal Government) has gone from 5.50% to 6.50%. Treasury bond yields have followed the Fed Funds rate increase, but on a slightly smaller scale. The three-month Treasury Bill went from a yield of 5.30% at the beginning of the period to 5.60% at the end of the period. The six-month Treasury Bill had the largest change and tracked closer to the Fed Funds level than any other security, going from 5.50% to 6.30%. The longer maturity Treasuries had even less of a yield increase, in fact, the thirty-year Treasury yield dropped from 6.30% to 6.00% over the period.

  The primary reason that short-term rates have risen more than long-term rates is the U.S. Government program to reduce the Federal debt. Since the Treasury has been running large budget surpluses, they have initiated a buyback program of the longer maturity Treasury debt. This has caused a perceived shortage of long-term Treasury Bonds and as a result, investors have bid up the price of these securities.

  Q. How did you manage the Portfolio's sector exposure and credit quality in that environment?

  A. The credit quality of the Portfolio remains unchanged at AAA. The composition of the Portfolio changed slightly, the mortgage-backed portion of the Portfolio going from 73% to 80%, and the exposure to U.S. Government agencies dropping from 20% to 12%.*

  Q. How did you manage the Portfolio's average maturity and duration during the period?

  A. The average maturity of the Portfolio went from 4.5 years to 4.3 years. The duration of the Portfolio declined slightly from 3.2 years to 3.1 years. The Portfolio's duration continues to track very closely to that of the Lehman Brothers Intermediate Government Bond Index, which currently has a duration of
3.2 years. Unexpected cash inflows and outflows at the end of the month causes the duration of the Portfolio to drift slightly away from the Index at times. For this reason, we constantly monitor and adjust the Portfolio's holdings to remain duration neutral to the Index.

  Q. What is your outlook for the Treasury market?

  A. At this point in time, Treasuries appear to be expensive relative to other sectors of the market. Based on historical comparisons, they are particularly expensive as compared to the agency and mortgaged-backed sectors of the market. We believe our rather large holdings in these two sectors and our avoidance of the Treasury market should provide good relative returns.
-----
* Portfolio composition is subject to change.

                Mercantile U.S. Government Securities Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile U.S. Government Securities Portfolio is measured against the unmanaged Lehman Brothers Intermediate Government Bond Index, which is generally representative of the total return of intermediate-term U.S. Government securities. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for the Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on June 7, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
U.S. Government Securities Portfolio                    May 31, 2000 (Unaudited)

U.S. Government Agencies (93.1%):
                        Security                         Principal    Market
                      Description                          Amount      Value
                      -----------                        ---------- -----------
Federal Home Loan Mortgage Corp. (43.3%):
6.00%, 11/1/00, Pool #190070............................ $  210,602 $   208,505
5.00%, 2/15/01..........................................  3,000,000   2,961,543
9.50%, 9/1/04, Pool #380053.............................      5,347       5,454
8.50%, 3/1/06, Gold Pool #E00022........................    104,426     105,673
7.50%, 4/1/08, Gold Pool #E45929........................    146,574     145,171
6.00%, 2/1/11, Gold Pool #E62600........................    289,131     271,376
6.50%, 2/1/11, Gold Pool #E00419........................    470,865     449,382
7.00%, 7/1/11, Gold Pool #31335K........................    430,038     417,586
7.00%, 11/1/11, Gold Pool #E65619.......................    274,794     266,837
6.50%, 1/1/12, Gold Pool #E00465........................    622,088     593,706
6.00%, 2/1/12, Gold Pool #E66284........................    990,093     925,785
6.50%, 2/1/12, Gold Pool #E66172........................    368,849     351,392
6.50%, 2/1/12, Gold Pool #E66272........................    620,544     592,233
6.00%, 3/1/12, Gold Pool #E66474........................    801,212     749,172
7.50%, 9/1/12, Gold Pool #G10735........................  2,156,946   2,129,899
5.50%, 12/1/12, Gold Pool #E68353.......................  3,548,702   3,254,033
6.00%, 3/1/13, Gold Pool #E69338........................    821,853     766,799
6.00%, 4/1/13, Gold Pool #E70028........................    765,852     716,108
6.00%, 4/1/13, Pool #E00543.............................  1,617,862   1,509,484
5.50%, 5/1/13, Gold Pool #G10814........................  1,675,907   1,529,606
6.00%, 5/1/13, Gold Pool #E00549........................  4,144,644   3,867,003
6.50%, 10/1/13, Gold Pool #E00574.......................    825,766     785,321
5.50%, 3/1/14, Gold Pool #E00633........................  1,373,759   1,253,835
6.50%, 7/1/14, Gold Pool #E77812........................    943,342     896,697
7.00%, 9/1/14, Gold Pool #E00746........................  2,852,299   2,763,426
                                                                    -----------
                                                                     27,516,026
                                                                    -----------
Federal National Mortgage Assoc. (40.2%):
5.36%, 2/16/01..........................................  5,000,000   4,945,415
6.00%, 3/1/11, Pool #340503.............................    647,607     610,364
6.50%, 5/1/11, Pool #335713.............................    660,293     629,990
6.50%, 5/1/11, Pool #346276.............................    423,217     403,794
6.50%, 7/1/11, Pool #351761.............................    469,283     447,746
6.50%, 7/1/11, Pool #250613.............................  1,160,387   1,107,133
7.00%, 11/1/11, Pool #250738............................    188,232     182,738
7.00%, 11/1/11, Pool #351122............................    148,890     144,544
7.00%, 11/1/11, Pool #349630............................    201,993     196,098
6.50%, 12/1/11, Pool #368127............................    707,397     674,933
6.50%, 12/1/11, Pool #250781............................  1,127,286   1,075,551
6.50%, 12/1/11, Pool #367868............................    626,647     597,888
5.50%, 3/1/13, Pool #420158.............................  1,537,856   1,401,209
6.00%, 4/1/13, Pool #251656.............................    792,545     738,215
6.00%, 4/1/13, Pool #425550.............................  2,577,320   2,400,640
6.50%, 8/1/13, Pool #251901.............................  2,035,305   1,935,010
6.00%, 11/1/13, Pool #323379............................    838,701     781,207
5.50%, 1/1/14, Pool #482515.............................    900,177     820,191
6.50%, 4/1/14, Pool #492264.............................    922,627     876,717
7.00%, 7/1/14, Pool #252637.............................  2,689,125   2,605,093
7.00%, 10/1/14, Pool #252799............................  1,902,575   1,843,122
8.00%, 7/1/24, Pool #190264.............................    541,088     538,153
6.50%, 10/1/27, Pool #400141............................    685,490     635,945
                                                                    -----------
                                                                     25,591,696
                                                                    -----------

U.S. Government Agencies, continued
                         Security                          Principal   Market
                       Description                          Amount     Value
                       -----------                         --------- ----------
Government National Mortgage Assoc. (9.6%):
8.00%, 1/15/07, Pool #315126.............................. $  49,924 $   50,604
6.50%, 5/15/08, Pool #340791..............................    34,822     33,676
9.00%, 7/15/09, Pool #390782..............................   135,222    139,653
9.00%, 11/15/09, Pool #359559.............................   174,881    180,611
8.00%, 10/15/10, Pool #414750.............................   251,741    254,743
6.50%, 11/15/10, Pool #414786.............................    75,656     72,865
6.50%, 2/15/11, Pool #373569..............................   192,889    185,442
6.50%, 3/15/11, Pool #416179..............................    30,712     29,526
6.50%, 3/15/11, Pool #406466..............................   241,787    232,452
6.50%, 3/15/11, Pool #410935..............................   406,714    391,012
6.50%, 3/15/11, Pool #344973..............................   203,917    196,045
6.50%, 3/15/11, Pool #408253..............................   234,466    225,414
6.50%, 4/15/11, Pool #416060..............................   455,412    437,830
6.50%, 4/15/11, Pool #422652..............................   299,815    288,240
6.50%, 5/15/11, Pool #408304..............................   211,587    203,418
6.50%, 5/15/11, Pool #422814..............................    44,192     42,486
6.50%, 5/15/11, Pool #433036..............................   102,293     98,343
6.50%, 6/15/11, Pool #421731..............................   170,565    163,980
6.50%, 6/15/11, Pool #432993..............................    83,340     80,122
6.50%, 7/15/11, Pool #424521..............................   218,010    209,593
6.50%, 7/15/11, Pool #433088..............................   563,027    541,291
8.50%, 5/15/17, Pool #219152..............................    69,897     71,654
8.50%, 6/15/21, Pool #307921..............................   106,147    108,703
7.50%, 12/15/22, Pool #347332.............................   893,033    881,439
8.00%, 5/15/23, Pool #352469..............................   226,378    227,636
9.50%, 1/15/25, Pool #384421..............................    17,790     18,517
9.50%, 2/15/25, Pool #401796..............................    18,163     18,905
9.50%, 2/15/25, Pool #392967..............................     2,231      2,322
9.50%, 2/15/25, Pool #365292..............................   294,988    307,040
9.50%, 3/15/25, Pool #407257..............................    82,113     85,467
9.50%, 4/15/25, Pool #386741..............................    77,295     80,453
7.00%, 9/15/27, Pool #455304..............................   260,405    250,223
                                                                     ----------
                                                                      6,109,705
                                                                     ----------
TOTAL U.S. GOVERNMENT AGENCIES                                       59,217,427
                                                                     ----------

U.S. Treasury Bonds (0.3%):

6.38%, 1/31/02............................................   175,000    173,961
                                                                     ----------
TOTAL U.S. TREASURY BONDS                                               173,961
                                                                     ----------

U.S. Treasury Notes (2.3%):

5.63%, 2/28/01............................................ 1,450,000  1,440,485
                                                                     ----------
TOTAL U.S. TREASURY NOTES                                             1,440,485
                                                                     ----------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
U.S. Government Securities Portfolio                    May 31, 2000 (Unaudited)


Investment Companies (5.1%):

                        Security                                      Market
                      Description                          Shares      Value
                      -----------                        ---------- -----------
Federated Trust for U.S. Treasury Obligations...........  3,264,100 $ 3,264,100
                                                                    -----------
TOTAL INVESTMENT COMPANIES                                            3,264,100
                                                                    -----------
TOTAL INVESTMENTS
 (Cost $66,521,895)(a)--100.8%                                       64,095,973
Liabilities in excess of other assets--(0.8)%                          (514,359)
                                                                    -----------
TOTAL NET ASSETS--100.0%                                            $63,581,614
                                                                    ===========

-----
(a) Represents cost for federal income tax and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation..  $    29,492
      Unrealized depreciation..   (2,455,414)
                                 -----------
      Net unrealized deprecia-
       tion....................  $(2,425,922)
                                 ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
U.S. Government Securities Portfolio

Statement of Assets and Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)
Assets:
Investments, at value (cost $66,521,895)...............             $64,095,973
Collateral received for securities loaned..............               3,175,433
Interest receivable....................................                 441,851
Receivable for capital shares sold.....................                     228
Prepaid expenses and other assets......................                   7,568
                                                                    -----------
 Total Assets..........................................              67,721,053
Liabilities:
Dividends payable......................................  $  296,825
Payable to custodian for overdraft.....................     227,097
Payable for capital shares redeemed....................     387,601
Payable for return of collateral received on securities
 loaned................................................   3,175,433
Payable to affiliates..................................      38,400
Accrued expenses.......................................      14,083
                                                         ----------
 Total Liabilities.....................................               4,139,439
                                                                    -----------
Net Assets:
Capital................................................              67,488,720
Undistributed net investment income....................                 376,717
Accumulated net realized losses from investment
 transactions..........................................              (1,857,901)
Net unrealized depreciation from investments...........              (2,425,922)
                                                                    -----------
Net Assets.............................................             $63,581,614
                                                                    ===========
Investor A Shares
 Net Assets............................................             $ 3,778,614
 Shares................................................                 372,572
 Redemption price per share............................                  $10.14
                                                                         ======
Maximum Sales Charge--Investor A Shares................                    4.00%
Maximum Offering Price (100%/(100%--Maximum Sales
 Charge) of net asset value adjusted to the nearest
 cent) per share.......................................                  $10.56
                                                                         ======
Investor B Shares
 Net Assets............................................             $   173,249
 Shares................................................                  17,055
 Offering price per share*.............................                  $10.16
                                                                         ======
Trust Shares
 Net Assets............................................             $51,695,856
 Shares................................................               5,097,128
 Offering and redemption price per share...............                  $10.14
                                                                         ======
Institutional Shares
 Net Assets............................................             $ 7,933,895
 Shares................................................                 785,233
 Offering and redemption price per share...............                  $10.10
                                                                         ======

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations
                                         For the six months ended May 31, 2000
                                                                   (Unaudited)
Investment Income:
Interest income..........................................          $ 2,215,534
Income from securities lending...........................                2,140
                                                                   -----------
 Total Investment Income.................................            2,217,674
Expenses:
Investment advisory fees................................. $155,937
Administration fees......................................   69,305
Distribution and services fees, Investor A Shares........    6,054
Distribution and services fees, Investor B Shares........    1,113
Administrative services fees, Trust Shares...............   85,522
Administrative services fees, Institutional Shares.......   11,800
Accounting fees..........................................    8,750
Custodian fees...........................................   17,326
Transfer agent fees......................................   16,266
Other....................................................   23,508
                                                          --------
Total expenses before voluntary fee reductions...........              395,581
Expenses voluntarily reduced.............................             (123,639)
                                                                   -----------
 Net Expenses............................................              271,942
                                                                   -----------
Net Investment Income....................................            1,945,732
                                                                   -----------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.........             (719,217)
Net change in unrealized depreciation from investments...             (714,337)
                                                                   -----------
Net realized/unrealized losses from investments..........           (1,433,554)
                                                                   -----------
Change in net assets resulting from operations...........          $   512,178
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
U.S. Government Securities Portfolio


 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  1,945,732  $  5,768,291
 Net realized losses from investment transactions..     (719,217)     (399,710)
 Net change in unrealized depreciation from
  investments......................................     (714,337)   (3,562,519)
                                                    ------------  ------------
Change in net assets resulting from operations.....      512,178     1,806,062
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................     (108,508)     (252,475)
Distributions to Investor B Shareholders:
 From net investment income........................       (5,184)      (10,927)
Distributions to Trust Shareholders:
 From net investment income........................   (1,620,656)   (5,185,567)
Distributions to Institutional Shareholders:
 From net investment income........................     (211,385)     (319,303)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (1,945,733)   (5,768,272)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (20,953,004)  (14,705,061)
                                                    ------------  ------------
Change in net assets...............................  (22,386,559)  (18,667,271)
Net Assets:
 Beginning of period...............................   85,968,173   104,635,444
                                                    ------------  ------------
 End of period..................................... $ 63,581,614  $ 85,968,173
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
U.S. Government Securities Portfolio

 Financial Highlights, Investor A Shares

                            For the
                           six months
                             ended       For the years ended November 30,
                          May 31, 2000  --------------------------------------
                          (Unaudited)    1999    1998    1997    1996    1995
                          ------------  ------  ------  ------  ------  ------
Net Asset Value,
 Beginning of Period.....    $10.34     $10.74  $10.62  $10.67  $10.85  $10.05
                             ------     ------  ------  ------  ------  ------
Investment Activities:
 Net investment income...      0.29       0.54    0.57    0.60    0.62    0.64
 Net realized and
  unrealized gains
  (losses) from
  investments............     (0.21)     (0.40)   0.12   (0.07)  (0.15)   0.80
                             ------     ------  ------  ------  ------  ------
 Total from Investment
  Activities.............      0.08       0.14    0.69    0.53    0.47    1.44
                             ------     ------  ------  ------  ------  ------
Distributions:
 Net investment income...     (0.28)     (0.54)  (0.57)  (0.58)  (0.62)  (0.64)
 In excess of net
  realized gains.........        --         --      --      --   (0.03)     --
                             ------     ------  ------  ------  ------  ------
 Total Distributions.....     (0.28)     (0.54)  (0.57)  (0.58)  (0.65)  (0.64)
                             ------     ------  ------  ------  ------  ------
Net Asset Value, End of
 Period..................    $10.14     $10.34  $10.74  $10.62  $10.67  $10.85
                             ======     ======  ======  ======  ======  ======
Total Return (excludes
 sales charge)...........      0.75%(a)   1.37%   6.66%   5.20%   4.57%  14.66%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............    $3,779     $4,620  $4,664  $5,181  $7,153  $8,179
Ratio of expenses to
 average net assets......      1.03%(b)   0.98%   0.97%   0.97%   0.97%   0.97%
Ratio of net investment
 income to average net
 assets..................      5.39%(b)   5.15%   5.35%   5.56%   5.82%   6.05%
Ratio of expenses to
 average net assets*.....      1.14%(b)   1.09%   1.07%   1.07%   1.07%   1.07%
Portfolio turnover**.....      4.38%     26.17%  54.57% 100.33%  53.76%  93.76%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Investor B Shares

                           For the
                          six months       For the years ended               March 1, 1995
                            ended             November 30,                        to
                         May 31, 2000  ------------------------------------  November 30,
                         (Unaudited)    1999       1998       1997    1996     1995 (a)
                         ------------  ------     ------     ------  ------  -------------
Net Asset Value,
 Beginning of Period....    $10.36     $10.74     $10.61     $10.66  $10.84     $10.34
                            ------     ------     ------     ------  ------     ------
Investment Activities:
 Net investment income..      0.28       0.47 (d)   0.50 (d)   0.51    0.55       0.31
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.24)     (0.38)      0.13      (0.05)  (0.15)      0.50
                            ------     ------     ------     ------  ------     ------
 Total from Investment
  Activities............      0.04       0.09       0.63       0.46    0.40       0.81
                            ------     ------     ------     ------  ------     ------
Distributions:
 Net investment income..     (0.24)     (0.47)     (0.50)     (0.51)  (0.55)     (0.31)
 In excess of net
  realized gains........        --         --         --         --   (0.03)        --
                            ------     ------     ------     ------  ------     ------
 Total Distributions....     (0.24)     (0.47)     (0.50)     (0.51)  (0.58)     (0.31)
                            ------     ------     ------     ------  ------     ------
Net Asset Value, End of
 Period.................    $10.16     $10.36     $10.74     $10.61  $10.66     $10.84
                            ======     ======     ======     ======  ======     ======
Total Return (excludes
 redemption charge).....      0.40%(e)   0.86%      6.02%      4.47%   3.85%     12.85%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $  173     $  282     $  149     $  466  $  359     $   41
Ratio of expenses to
 average net assets.....      1.73%(c)   1.68%      1.67%      1.67%   1.66%      1.68%(c)
Ratio of net investment
 income to average net
 assets.................      4.69%(c)   4.47%      4.67%      4.84%   5.06%      5.37%(c)
Ratio of expenses to
 average net assets*....      1.84%(c)   1.79%      1.77%      1.77%   1.76%      1.78%(c)
Portfolio turnover**....      4.38%     26.17%     54.57%    100.33%  53.76%     93.76%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized.
(d) Per share net investment income has been calculated using the daily average share method. (e) Not annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
U.S. Government Securities Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   -------------------------------------------
                         (Unaudited)     1999     1998     1997     1996     1995
                         ------------   -------  -------  -------  -------  -------
Net Asset Value,
 Beginning of Period....   $ 10.34      $ 10.74  $ 10.62  $ 10.67  $ 10.85  $ 10.05
                           -------      -------  -------  -------  -------  -------
Investment Activities:
 Net investment income..      0.31         0.58     0.60     0.61     0.66     0.67
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.22)       (0.41)    0.12    (0.05)   (0.15)    0.80
                           -------      -------  -------  -------  -------  -------
 Total from Investment
  Activities............      0.09         0.17     0.72     0.56     0.51     1.47
                           -------      -------  -------  -------  -------  -------
Distributions:
 Net investment income..     (0.29)       (0.57)   (0.60)   (0.61)   (0.66)   (0.67)
 In excess of net
  realized gains........        --           --       --       --    (0.03)      --
                           -------      -------  -------  -------  -------  -------
 Total Distributions....     (0.29)       (0.57)   (0.60)   (0.61)   (0.69)   (0.67)
                           -------      -------  -------  -------  -------  -------
Net Asset Value, End of
 Period.................   $ 10.14      $ 10.34  $ 10.74  $ 10.62  $ 10.67  $ 10.85
                           =======      =======  =======  =======  =======  =======
Total Return............      0.90%(a)     1.67%    6.98%    5.51%    4.88%   15.00%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $51,696      $72,483  $93,683  $72,753  $60,079  $45,513
Ratio of expenses to
 average net assets.....      0.73%(b)     0.68%    0.67%    0.67%    0.67%    0.67%
Ratio of net investment
 income to average net
 assets.................      5.69%(b)     5.45%    5.64%    5.84%    6.10%    6.36%
Ratio of expenses to
 average net assets*....      1.14%(b)     1.09%    1.07%    1.07%    0.77%    0.77%
Portfolio turnover**....      4.38%       26.17%   54.57%  100.33%   53.76%   93.76%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   -------------------------------------------
                         (Unaudited)     1999     1998     1997     1996     1995
                         ------------   -------  -------  -------  -------  -------
Net Asset Value,
 Beginning of Period....   $ 10.31      $ 10.70  $ 10.58  $ 10.64  $ 10.82  $ 10.02
                           -------      -------  -------  -------  -------  -------
Investment Activities:
 Net investment income..      0.28         0.53     0.57     0.56     0.62     0.63
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.21)       (0.38)    0.12    (0.04)   (0.15)    0.80
                           -------      -------  -------  -------  -------  -------
 Total from Investment
  Activities............      0.07         0.15     0.69     0.52     0.47     1.43
                           -------      -------  -------  -------  -------  -------
Distributions:
 Net investment income..     (0.28)       (0.54)   (0.57)   (0.58)   (0.62)   (0.63)
 In excess of net
  realized gains........        --           --       --       --    (0.03)      --
                           -------      -------  -------  -------  -------  -------
 Total Distributions....     (0.28)       (0.54)   (0.57)   (0.58)   (0.65)   (0.63)
                           -------      -------  -------  -------  -------  -------
Net Asset Value, End of
 Period.................   $ 10.10      $ 10.31  $ 10.70  $ 10.58  $ 10.64  $ 10.82
                           =======      =======  =======  =======  =======  =======
Total Return............      0.64%(a)     1.45%    6.67%    5.10%    4.55%   14.69%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 7,934      $ 8,584  $ 6,140  $ 7,049  $ 2,232  $   667
Ratio of expenses to
 average net assets.....      1.03%(b)     0.98%    0.97%    0.97%    0.96%    0.97%
Ratio of net investment
 income to average net
 assets.................      5.39%(b)     5.17%    5.34%    5.52%    5.75%    5.91%
Ratio of expenses to
 average net assets*....      1.14%(b)     1.09%    1.07%    1.07%    1.06%    1.07%
Portfolio turnover**....      4.38%       26.17%   54.57%  100.33%   53.76%   93.76%
 Financial Highlights, Institutional Shares

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.
                       See notes to financial statements

                Mercantile Intermediate Corporate Bond Portfolio


  Q. What were the conditions in the bond market during the six month period ended May 31, 2000?

  A. Intermediate bond yields rose throughout the period. The Fed tightened credit by raising short-term interest rates three times. The first increase was on February 2, when the Fed increased rates by 0.25%, the second increase was on March 21, when the Fed also raised rates by 0.25%. The final increase of the period occurred on May 16, when the Fed raised rates 0.50%.

  The two-year Treasury began the period at 6.01% and ended the period at 6.67%. The ten-year Treasury began the period at 6.19% and ended the period at 6.27%. Corporate bonds did particularly poorly over the period, underperforming their Treasury counterparts in the intermediate sector by just over 1.5%. The corporate market was impacted by the increased supply of corporate debt available and the lack of supply in the Treasury market. The U.S. Treasury has been cutting back on the auctions of Treasury securities and at the same time buying back some of its longer-term debt. This buyback of the Treasury debt is due to the unprecedented fiscal surplus that the Government has been experiencing this year.

  Q. How did you manage the Portfolio's sector exposure and credit quality in that environment?

  A. The average quality of the Portfolio remained unchanged at A1. However, we did change the composition of the Portfolio slightly to take advantage of the higher yields available in the corporate sector. We sold all of our mortgage-backed securities and bought a combination of corporates and Treasuries. The corporate securities we bought allowed us to lock in higher yields and at the same time eliminate the prepayment risk of the mortgage-backed securities. The total holding of corporates went from 86.6% at the beginning of the period to 89.9% at the end of the period. Our Treasury exposure went from 0.1% to 5.5%. The increase in Treasuries provides liquidity to the Portfolio since we hold 2.0% in cash./1/

  Q. How did you manage the Portfolio's average maturity and duration?

  A. The average maturity of the Portfolio was reduced from 5.5 years to 4.4 years. The duration of the Portfolio was reduced from 4.2 years to 3.5 years. Both of these changes were implemented to bring the Portfolio's interest rate risk more in line with that of the Lehman Brothers Intermediate Corporate Bond Index, which also has a 3.5 year duration.

  Q. What is your outlook for the corporate bond market?

  A. Corporate bonds have definitely become very cheap relative to the Treasury sector. We believe the Portfolio's large corporate holdings should continue to provide it with a higher income and yield than would otherwise be available in a more stable interest rate environment. Two years ago, corporate spreads widened due to fears of credit risk in the corporate market and a subsequent flight to quality in the Treasury market. This time it is primarily supply problems driving the differences in yield, and we believe that over time these will work themselves out to the benefit of the Portfolio and its shareholders.
-----
/1/The Portfolio composition is subject to change.

               Mercantile Intermediate Corporate Bond Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Intermediate Corporate Bond Portfolio is measured against the Lehman Brothers Intermediate Corporate Bond Index, an unmanaged index comprised of the Lehman Brothers Intermediate Index, including intermediate and long-term components, and sub-indices covering AAA corporate bonds, AA corporate bonds, A corporate bonds and BAA corporate bonds, each of which also includes intermediate and long-term components. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Intermediate Corporate Bond Portfolio                   May 31, 2000 (Unaudited)

 Corporate Bonds (89.9%):

                      Security                        Principal     Market
                    Description                         Amount      Value
                    -----------                       ---------- ------------

Aerospace/Defense (2.3%):
Raytheon Co., 6.15%, 11/2/08........................  $1,000,000 $    858,929
                                                                 ------------
Automotive (4.7%):
Ford Motor Credit Corp., 7.50%, 1/15/03.............     800,000      795,530
General Motors Acceptance Corp., 8.50%, 2/4/02,
 MTN................................................     500,000      506,706
General Motors Acceptance Corp., Global Bond, 6.75%,
 2/7/02.............................................     500,000      493,619
                                                                 ------------
                                                                    1,795,855
                                                                 ------------
Automotive Parts (4.2%):
Dana Corp., 6.25%, 3/1/04...........................   1,700,000    1,591,406
                                                                 ------------
Banking (8.3%):
Bank One Dayton, N.A., 6.63%, 4/15/03...............      50,000       48,465
BankAmerica Corp., 8.13%, 2/1/02....................     200,000      201,367
Bankers Trust New York, 7.25%, 1/15/03..............     500,000      490,600
Boatmens Bancshares, 8.63%, 11/15/03................     400,000      409,094
Chase Manhattan Corp., 7.13%, 3/1/05................     500,000      486,236
National Westminster Bank-NY, 9.45%, 5/1/01.........     145,000      147,455
NationsBank Corp., 7.75%, 8/15/04...................     500,000      498,871
NationsBank Corp., 6.88%, 2/15/05...................     600,000      575,656
Wells Fargo & Co., 8.38%, 5/15/02...................     300,000      303,902
                                                                 ------------
                                                                    3,161,646
                                                                 ------------
Beverages (2.6%):
Brown-Forman, Corp., 7.38%, 5/10/05 MTN.............   1,000,000      988,866
                                                                 ------------
Chemicals (4.8%):
Lubrizol Corp., 5.88%, 12/1/08......................   1,000,000      884,189
Praxair, Inc., 6.90%, 11/1/06.......................   1,000,000      926,158
                                                                 ------------
                                                                    1,810,347
                                                                 ------------
Commercial Services (2.2%):
Cendant Corp., 7.75%, 12/1/03.......................     880,000      846,470
                                                                 ------------
Computer Software (3.1%):
Computer Associates, 6.25%, 4/15/03.................     275,000      258,728
Dell Computer Corp., 6.55%, 4/15/08.................   1,000,000      910,825
                                                                 ------------
                                                                    1,169,553
                                                                 ------------
Construction (4.5%):
Armstrong World, 6.35%, 8/15/03.....................   1,950,000    1,691,499
                                                                 ------------
Consumer Goods and Services (3.0%):
Clorox Co., 8.80%, 7/15/01..........................     100,000      101,693
Motorola, Inc., 7.60%, 1/1/07.......................   1,000,000      998,116
Procter & Gamble, Inc., 8.00%, 11/15/03.............      50,000       51,046
                                                                 ------------
                                                                    1,150,855
                                                                 ------------
Electrical & Electronics (2.5%):
Applied Materials, 7.00%, 9/6/05, MTN...............   1,000,000      952,847
                                                                 ------------
Entertainment (2.6%):
Walt Disney Co., Global Bond, Series B, 6.75%,
 3/30/06............................................   1,000,000      966,626
                                                                 ------------

 Corporate Bonds, continued

                      Security                        Principal     Market
                    Description                         Amount      Value
                    -----------                       ---------- ------------

Financial Services (10.7%):
Associates Corp., N.A., 6.88%, 2/1/03...............  $   50,000 $     48,817
Associates Corp., N.A., 7.23%, 5/17/06, MTN.........   1,000,000      954,385
Bear Stearns Co., Inc., 8.25%, 2/1/02...............     500,000      502,221
General Electric Capital Corp., 7.66%, 8/2/04, MTN..   1,000,000    1,006,101
General Motors Acceptance Corp., 5.75%, 11/10/03....   1,000,000      938,920
Merrill Lynch & Co., 8.00%, 6/1/07..................     500,000      495,770
Norwest Financial, Inc., 6.13%, 8/1/03..............      50,000       47,603
St. Paul Companies, Inc., 7.49%, 11/6/02, MTN.......      25,000       24,735
St. Paul Companies, Inc., 7.50%, 12/20/02, MTN......      50,000       49,430
                                                                 ------------
                                                                    4,067,982
                                                                 ------------
Food Products (6.0%):
Campbell Soup Co., 6.90%, 10/15/06..................   1,000,000      966,102
General Mills, 8.90%, 3/15/06, MTN..................   1,000,000    1,046,276
Quaker Oats Co., 9.00%, 12/7/01, MTN................     150,000      152,756
Quaker Oats Co., 9.00%, 12/10/01, MTN...............     125,000      127,309
                                                                 ------------
                                                                    2,292,443
                                                                 ------------
Industrial Goods & Services (3.2%):
E.l. duPont de Nemours & Co., 8.50%, 2/15/03........     200,000      202,329
E.l. duPont de Nemours & Co., 8.13%, 3/15/04........   1,000,000    1,024,618
                                                                 ------------
                                                                    1,226,947
                                                                 ------------
Oil & Exploration, Production & Services (5.5%):
Exxon Capital Corp., 6.63%, 8/15/02.................     100,000       98,446
Texaco Capital, Inc., 7.09%, 2/1/07.................   1,000,000      964,756
Union Texas Petroleum Holdings, Inc., 8.50%,
 4/15/07............................................   1,000,000    1,039,376
                                                                 ------------
                                                                    2,102,578
                                                                 ------------
Paper & Related (2.6%):
International Paper Co., 7.00%, 6/1/01..............   1,000,000      992,604
                                                                 ------------
Retail Stores (5.2%):
Dilliards, Inc., 5.79%, 11/15/01....................     450,000      425,312
J.C. Penney, Inc., 7.60%, 4/1/07....................   1,000,000      839,901
Wal-Mart Stores, Inc., 6.50%, 6/1/03................     100,000       98,062
Wal-Mart Stores, Inc., 7.50%, 5/15/04...............     600,000      604,195
                                                                 ------------
                                                                    1,967,470
                                                                 ------------
Telecommunications (11.0%):
AT&T Corp., 7.13%, 1/15/02..........................      50,000       49,654
AT&T Corp., 6.75%, 4/1/04...........................   1,150,000    1,113,650
AT&T Corp., 7.00%, 5/15/05..........................     100,000       97,054
GTE California, 6.70%, 9/1/09.......................   1,000,000      910,770
SBC Communications, Inc., 7.25%, 7/1/02.............   1,065,000    1,062,506
Southwestern Bell Telephone, 6.56%, 11/15/05, MTN...   1,000,000      949,653
                                                                 ------------
                                                                    4,183,287
                                                                 ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Intermediate Corporate Bond Portfolio                  May 31, 2000 (Unaudited)

 Corporate Bonds, continued

                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------

Transportation & Shipping (0.5%):
Union Pacific Co., 7.88%, 2/15/02...................... $  200,000 $    200,386
                                                                   ------------
Utilities (0.4%):
National Rural Utilities, 6.65%, 10/1/05...............    100,000       95,848
Pacific Gas & Electric, 6.25%, 8/1/03..................     50,000       47,992
                                                                   ------------
                                                                        143,840
                                                                   ------------
TOTAL CORPORATE BONDS                                                34,162,436
                                                                   ------------
 U.S. Government Agencies (1.4%):

Federal Farm Credit Bank (1.4%):
Federal Farm Credit Bank, 8.95%, 6/1/06................    500,000      536,463
                                                                   ------------
TOTAL U.S. GOVERNMENT AGENCIES                                          536,463
                                                                   ------------
 U.S. Treasury Notes (5.5%):

5.88%, 6/30/00.........................................  1,900,000    1,900,461
5.88%, 11/15/04........................................    180,000      175,106
                                                                   ------------
TOTAL U.S. TREASURY NOTES                                             2,075,567
                                                                   ------------

Investment Companies (2.0%):
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Federated Money Market Trust............................... 771,674 $   771,674
                                                                    -----------
TOTAL INVESTMENT COMPANIES                                              771,674
                                                                    -----------
TOTAL INVESTMENTS
 Cost ($39,772,093)(a)--98.8%                                        37,546,140
Other assets in excess of liabilities--1.2%                             463,646
                                                                    -----------
TOTAL NET ASSETS--100.0%                                            $38,009,786
                                                                    ===========

-----
(a) Represents cost for federal income tax and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation..  $   113,535
      Unrealized depreciation..   (2,339,488)
                                 -----------
      Net unrealized
       depreciation............  $(2,225,953)
                                 ===========

MTN Medium Term Note
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Intermediate Corporate Bond Portfolio

Statement of Assets and Liabilities
                                                                  May 31, 2000
                                                                   (Unaudited)
Assets:
Investments, at value (cost $39,772,093)...............             $37,546,140
Collateral received for securities loaned..............               4,369,732
Cash...................................................                  30,396
Interest receivable....................................                 673,325
Deferred organization costs............................                   8,227
Prepaid expenses and other assets......................                   4,226
                                                                    -----------
 Total Assets..........................................              42,632,046
Liabilities:
Dividends payable......................................  $  212,859
Payable for return of collateral received on securities
 loaned................................................   4,369,732
Payable to affiliates..................................      26,462
Accrued expenses.......................................      13,207
                                                         ----------
 Total Liabilities.....................................               4,622,260
                                                                    -----------
Net Assets:
Capital................................................              41,171,965
Undistributed net investment income....................                  27,724
Accumulated net realized losses from investment
 transactions..........................................                (963,950)
Net unrealized depreciation from investments...........              (2,225,953)
                                                                    -----------
Net Assets.............................................             $38,009,786
                                                                    ===========
Investor A Shares
 Net Assets............................................             $   416,101
 Shares................................................                  44,977
 Redemption price per share............................                   $9.25
                                                                          =====
Maximum Sales Charge--Investor A Shares                                    4.00%
Maximum Offering Price (100%/(100%--Maximum Sales
 Charge) of net asset value adjusted to the nearest
 cent) per share.......................................                   $9.64
                                                                          =====
Trust Shares
 Net Assets............................................             $36,645,925
 Shares................................................               3,961,304
 Offering and redemption price per share...............                   $9.25
                                                                          =====
Institutional Shares
 Net Assets............................................             $   947,760
 Shares................................................                 102,435
 Offering and redemption price per share...............                   $9.25
                                                                          =====

Statement of Operations
                                         For the six months ended May 31, 2000
                                                                   (Unaudited)
Investment Income:
Interest income..........................................          $ 1,676,840
Income from securities lending...........................                3,514
                                                                   -----------
 Total Investment Income.................................            1,680,354
Expenses:
Investment advisory fees................................. $126,576
Administration fees......................................   46,028
Distribution and services fees, Investor A Shares........      646
Administrative services fees, Trust Shares...............   66,789
Administrative services fees, Institutional Shares.......    1,452
Accounting fees..........................................    6,418
Custodian fees...........................................   11,507
Transfer agent fees......................................    9,082
Other....................................................   16,206
                                                          --------
Total expenses before voluntary fee reductions...........              284,704
Expenses voluntarily reduced.............................              (89,803)
                                                                   -----------
Net Expenses.............................................              194,901
                                                                   -----------
Net Investment Income....................................            1,485,453
                                                                   -----------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.........             (693,824)
Net change in unrealized depreciation from investments...             (728,996)
                                                                   -----------
Net realized/unrealized losses from investments..........           (1,422,820)
                                                                   -----------
Change in net assets resulting from operations...........          $    62,633
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Intermediate Corporate Bond Portfolio

 Statements of Changes in Net Assets

                                                     For the six     For the
                                                     months ended   year ended
                                                     May 31, 2000  November 30,
                                                     (Unaudited)       1999
                                                     ------------  ------------
From Investment Activities:
Operations:
 Net investment income.............................. $  1,485,453  $ 3,636,414
 Net realized losses from investment transactions...     (693,824)    (260,282)
 Net change in unrealized depreciation from
  investments.......................................     (728,996)  (4,228,730)
                                                     ------------  -----------
Change in net assets resulting from operations......       62,633     (852,598)
                                                     ------------  -----------
Distributions to Investor A Shareholders:
 From net investment income.........................      (13,297)     (24,573)
 In excess of net realized gains from investment
  transactions......................................           --         (344)
Distributions to Trust Shareholders:
 From net investment income.........................   (1,441,370)  (3,551,042)
 In excess of net realized gains from investment
  transactions......................................           --      (66,984)
Distributions to Institutional Shareholders:
 From net investment income.........................      (29,868)     (60,807)
 In excess of net realized gains from investment
  transactions......................................           --       (1,354)
                                                     ------------  -----------
Change in net assets from shareholder
 distributions......................................   (1,484,535)  (3,705,104)
                                                     ------------  -----------
Change in net assets from capital transactions......  (12,324,591)    (431,642)
                                                     ------------  -----------
Change in net assets................................  (13,746,493)  (4,989,344)
Net Assets:
 Beginning of period................................   51,756,279   56,745,623
                                                     ------------  -----------
 End of period...................................... $ 38,009,786  $51,756,279
                                                     ============  ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Intermediate Corporate Bond Portfolio

 Financial Highlights, Investor A Shares

                                  For the      For the years
                                 six months        ended        February 10, 1997
                                   ended       November 30,            to
                                May 31, 2000   ---------------  November 30, 1997
                                (Unaudited)     1999     1998          (a)
                                ------------   ------   ------  -----------------
Net Asset Value, Beginning of
 Period.......................     $9.55       $10.30   $10.11       $10.00
                                   -----       ------   ------       ------
Investment Activities:
 Net investment income........      0.29         0.57     0.60         0.52
 Net realized and unrealized
  gains (losses) from
  investments.................     (0.30)       (0.74)    0.30         0.11
                                   -----       ------   ------       ------
 Total from Investment
  Activities..................     (0.01)       (0.17)    0.90         0.63
                                   -----       ------   ------       ------
Distributions:
 Net investment income........     (0.29)       (0.57)   (0.60)       (0.52)
 Net realized gains...........        --           --    (0.11)          --
 In excess of net realized
  gains.......................        --        (0.01)      --           --
                                   -----       ------   ------       ------
 Total Distributions..........     (0.29)       (0.58)   (0.71)       (0.52)
                                   -----       ------   ------       ------
Net Asset Value, End of
 Period.......................     $9.25       $ 9.55   $10.30       $10.11
                                   =====       ======   ======       ======
Total Return (excludes sales
 charge)......................     (0.11)%(b)   (1.65)%   9.32%        6.48%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)........................     $ 416       $  436   $  284       $  277
Ratio of expenses to average
 net assets...................      1.14%(c)     1.09%    0.89%        0.58%(c)
Ratio of net investment income
 to average net assets........      6.18%(c)     5.78%    5.92%        6.52%(c)
Ratio of expenses to average
 net assets*..................      1.24%(c)     1.19%    1.19%        1.31%(c)
Portfolio turnover**..........     10.91%       25.71%    9.65%       61.98%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

 Financial Highlights, Trust Shares

                                For the      For the years
                              six months         ended         February 10, 1997
                                 ended       November 30,             to
                              May 31, 200   -----------------  November 30, 1997
                              (Unaudited)    1999      1998           (a)
                              -----------   -------   -------  -----------------
Net Asset Value, Beginning
 of Period..................    $  9.55     $ 10.29   $ 10.11       $ 10.00
                                -------     -------   -------       -------
Investment Activities:
 Net investment income......       0.30        0.60      0.63          0.53
 Net realized and unrealized
  gains (losses) from
  investments...............      (0.30)      (0.73)     0.29          0.11
                                -------     -------   -------       -------
 Total from Investment
  Activities................         --       (0.13)     0.92          0.64
                                -------     -------   -------       -------
Distributions:
 Net investment income......      (0.30)      (0.60)    (0.63)        (0.53)
 Net realized gains.........         --          --     (0.11)           --
 In excess of net realized
  gains.....................         --       (0.01)       --            --
                                -------     -------   -------       -------
 Total Distributions........      (0.30)      (0.61)    (0.74)        (0.53)
                                -------     -------   -------       -------
Net Asset Value, End of
 Period.....................    $  9.25     $  9.55   $ 10.29       $ 10.11
                                =======     =======   =======       =======
Total Return................       0.03%(b)   (1.26)%    9.53%         6.65%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)......................    $36,646     $50,325   $55,337       $44,443
Ratio of expenses to average
 net assets.................       0.84%(c)    0.79%     0.60%         0.29%(c)
Ratio of net investment
 income to average net
 assets.....................       6.48%(c)    6.07%     6.23%         6.90%(c)
Ratio of expenses to average
 net assets*................       1.24%(c)    1.19%     1.19%         1.32%(c)
Portfolio turnover**........      10.91%      25.71%     9.65%        61.98%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Intermediate Corporate Bond Portfolio

 Financial Highlights, Institutional Shares

                                 For the      For the years
                                six months        ended        February 10, 1997
                                  ended       November 30,            to
                               May 31, 2000   ---------------  November 30, 1997
                               (Unaudited)     1999     1998          (a)
                               ------------   ------   ------  -----------------
Net Asset Value, Beginning of
 Period......................     $ 9.55      $10.29   $10.11       $10.00
                                  ------      ------   ------       ------
Investment Activities:
 Net investment income.......       0.29        0.57     0.61         0.53
 Net realized and unrealized
  gains (losses) from
  investments................      (0.30)      (0.73)    0.29         0.11
                                  ------      ------   ------       ------
 Total from Investment
  Activities.................      (0.01)      (0.16)    0.90         0.64
                                  ------      ------   ------       ------
Distributions:
 Net investment income.......      (0.29)      (0.57)   (0.61)       (0.53)
 Net realized gains..........         --          --    (0.11)          --
 In excess of net realized
  gains......................         --       (0.01)      --           --
                                  ------      ------   ------       ------
 Total Distributions.........      (0.29)      (0.58)   (0.72)       (0.53)
                                  ------      ------   ------       ------
Net Asset Value, End of
 Period......................     $ 9.25      $ 9.55   $10.29       $10.11
                                  ======      ======   ======       ======
Total Return.................      (0.11)%(b)  (1.56)%   9.32%        6.60%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000).......................     $  948      $  996   $1,124       $   27
Ratio of expenses to average
 net assets..................       1.14%(c)    1.09%    1.07%        0.29%(c)
Ratio of net investment
 income to average net
 assets......................       6.18%(c)    5.77%    5.72%        7.06%(c)
Ratio of expenses to average
 net assets*.................       1.24%(c)    1.19%    1.18%        1.31%(c)
Portfolio turnover**.........      10.91%      25.71%    9.65%       61.98%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

                        Mercantile Bond Index Portfolio


  Q. What were the conditions in the bond market during the six month period ended May 31, 2000?

  A. Rising inflationary fears caused the Fed to increase short-term rates three times during the past six months. The Consumer Price Index (CPI) had been rising at a rate of 0.2% per month for the first three months of the period. Then, in February, we saw a spike of 0.5% for the CPI, and again in March the CPI recorded a 0.7% month over month rate of change. The Fed apparently saw a trend developing. The first two increases in Fed Funds rate were only a quarter of a percentage point each, while the final rate increase was one-half of one percent.

  Treasury yields also rose during this period, but not as much as the Fed Funds rate. The largest yield increase occurred on the six-month Treasury Bill, which rose 0.78%. The smallest increase occurred in the thirty-year Treasury bond, which actually saw its yield drop -0.28%. Corporate bonds, agencies, and mortgaged-backed securities performed relatively poorly during the period, due primarily to the strong demand for Treasuries and the relatively weak demand for other types of securities. The Treasury has been buying back some of its longer maturity debt and cutting back on the auctions of its shorter debt. This has caused a perceived lack of supply in the market for Treasury debt and, as a result, Treasury prices have been bid up.

  Q. How did the Portfolio perform during the period?

  A. The Portfolio posted a total return of 1.65% (Investor A shares without the maximum sales charge) during the six months ended May 31, 2000. That compared to a 1.38% return for its benchmark, the Lehman Brothers Aggregate Bond Index. The Index is comprised of 5,629 securities and the Portfolio currently holds 151 securities to simulate the returns of the Index./1/ Minor return differences will occur over short time periods, but over longer time periods the returns of the Portfolio should be similar to those of the Index.

  Q. What is your outlook for the bond market and the Portfolio?

  A. The Fed has taken a very proactive stance on inflation, and we believe this will cause the bond market to perform well for the remainder of the year. Regardless of short-term market fluctuations, we will continue to strive to track any changes in the benchmark in accordance with the Portfolio's objective and shareholders' goals.
-----
/1/Portfolio composition is subject to change.

                        Mercantile Bond Index Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Bond Index Portfolio is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged index comprised of the Lehman Brothers Government/Corporate Bond Index and two Lehman Brothers asset-backed securities indices. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Bond Index Portfolio                                    May 31, 2000 (Unaudited)

Corporate Bonds (24.8%):
                      Security                        Principal     Market
                    Description                         Amount      Value
                    -----------                       ---------- ------------
Aerospace/Defense (1.5%):
Raytheon Co., 6.45%, 8/15/02........................  $2,595,000 $  2,532,419
                                                                 ------------
Automotive (2.4%):
Ford Motor Credit Corp., Global Bond, 7.00%,
 9/25/01............................................   2,000,000    1,984,484
General Motors Acceptance Corp., 8.88%, 5/15/03.....   2,000,000    2,052,528
                                                                 ------------
                                                                    4,037,012
                                                                 ------------
Automotive Parts (1.1%):
Dana Corp., 6.25%, 3/1/04...........................   2,000,000    1,872,242
                                                                 ------------
Commercial Services (1.1%):
Cendant Corp., 7.75%, 12/1/03.......................   2,000,000    1,923,796
                                                                 ------------
Computer Software (1.1%):
Computer Associates, 6.25%, 4/15/03.................   1,000,000      940,827
Dell Computer Corp., 6.55%, 4/15/08.................   1,000,000      910,825
                                                                 ------------
                                                                    1,851,652
                                                                 ------------
Construction (1.0%):
Armstrong World, 6.35%, 8/15/03.....................   2,000,000    1,734,870
                                                                 ------------
Consumer Goods & Services (2.3%):
Motorola, Inc., 7.60%, 1/1/07.......................   3,000,000    2,994,348
Motorola, Inc., 6.50%, 11/15/28.....................   1,000,000      834,602
                                                                 ------------
                                                                    3,828,950
                                                                 ------------
Financial Services (1.8%):
Household Finance Corp., 8.38%, 11/15/01............   1,000,000    1,009,142
Household Finance Corp., 6.88%, 3/1/07..............   1,000,000      928,535
Merrill Lynch & Co., 8.00%, 2/1/02..................   1,000,000    1,008,924
                                                                 ------------
                                                                    2,946,601
                                                                 ------------
Food Products (0.6%):
Campbell Soup Co., 6.90%, 10/15/06..................   1,000,000      966,102
                                                                 ------------
Industrial Goods & Services (0.6%):
E.I. duPont de Nemours & Co., 6.88%, 10/15/09.......   1,000,000      949,307
                                                                 ------------
Oil & Exploration, Production & Services (4.8%):
Texaco Capital, Inc., 7.09%, 2/1/07.................   1,500,000    1,447,134
Union Texas Petroleum Holdings, Inc., 8.50%,
 4/15/07............................................   6,275,000    6,522,085
                                                                 ------------
                                                                    7,969,219
                                                                 ------------
Paper & Related (1.2%):
International Paper Co., 7.00%, 6/1/01..............   2,000,000    1,985,208
                                                                 ------------
Retail Stores (1.7%):
Dillards, Inc., 5.79%, 11/15/01.....................   3,000,000    2,835,411
                                                                 ------------
Telecommunications (3.6%):
Bell Telephone Co. of Pennsylvania, 8.75%, 8/15/31..   1,000,000    1,053,913
Lucent Technologies, Inc., 6.90%, 7/15/01...........   3,000,000    2,995,428
Northern Telecom Ltd., 6.88%, 10/1/02...............   1,000,000      981,307
Pacific Bell, 7.25%, 7/1/02.........................   1,000,000      997,658
                                                                 ------------
                                                                    6,028,306
                                                                 ------------
TOTAL CORPORATE BONDS                                              41,461,095
                                                                 ------------

U.S. Government Agencies (41.4%):
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------
Federal Home Loan Bank (4.8%):
5.52%, 4/9/01, Series 3101............................. $1,500,000 $  1,481,289
5.75%, 4/30/01, Series 4901............................  1,000,000      988,442
6.39%, 6/22/04, Series K504............................  2,000,000    1,931,208
6.67%, 1/8/07, Series I-07.............................  1,000,000      958,659
5.67%, 9/11/08, Series KS08............................  3,000,000    2,661,657
                                                                   ------------
                                                                      8,021,255
                                                                   ------------
Federal Home Loan Mortgage Corp. (17.6%):
8.50%, 10/1/01, Pool #200055...........................      9,174        9,223
9.00%, 3/1/03, Pool #380019............................     52,225       52,912
9.00%, 5/1/03, Pool #380021............................     17,915       18,144
7.50%, 11/1/09, Gold Pool #M30082......................  1,121,216    1,100,543
7.00%, 11/1/10, Gold Pool #E20202......................    179,298      174,312
7.00%, 11/1/10, Gold Pool #E62010......................    194,862      189,444
6.00%, 2/1/11, Gold Pool #E62600.......................    289,131      271,376
6.00%, 3/1/11, Gold Pool #E63503.......................    645,606      605,961
6.00%, 4/1/11, Gold Pool #E63515.......................    587,800      551,704
6.00%, 6/1/11, Gold Pool #E00439.......................    642,424      602,974
7.00%, 7/1/11, Pool #31335K............................    590,052      572,966
6.00%, 3/1/12, Gold Pool #E66538.......................    968,555      905,645
7.50%, 9/1/12, Gold Pool #G10735.......................  1,206,844    1,191,712
6.00%, 3/1/13, Gold Pool #E69338.......................    821,854      766,799
6.00%, 3/1/13, Pool #E69425............................    753,601      703,119
6.00%, 4/1/13, Gold Pool #E70028.......................    765,852      716,108
6.00%, 4/1/13, Pool #E00543............................  1,617,862    1,509,484
6.50%, 10/1/13, Gold Pool #E00574......................  1,651,533    1,570,642
5.50%, 11/1/13, Gold Pool #E73355......................    868,962      793,105
5.50%, 11/1/13, Gold Pool #E73249......................  2,219,027    2,025,314
5.50%, 11/1/13, Gold Pool #E72928......................    932,671      851,252
5.50%, 12/1/13, Gold Pool #E73342......................    874,109      797,802
5.50%, 12/1/13, Gold Pool #E00598......................  1,807,752    1,649,942
6.00%, 6/1/14, Gold Pool #E00677.......................  1,877,472    1,750,156
6.00%, 2/1/26, Gold Pool #D68286.......................    172,561      155,998
6.00%, 3/1/26, Gold Pool #C80393.......................  1,805,170    1,631,908
6.00%, 4/1/26, Gold Pool #D70772.......................    333,113      301,141
6.00%, 4/1/26, Gold Pool #D70405.......................    271,373      245,743
6.00%, 4/1/26, Gold Pool #C80395.......................     91,446       82,669
8.00%, 11/1/26, Gold Pool #D76134......................    146,790      146,145
6.00%, 12/1/26, Gold Pool #D76870......................     20,606       18,628
6.00%, 12/1/26, Gold Pool #C80465......................    749,230      677,318
8.00%, 12/1/26, Gold Pool #D76530......................    290,716      289,439
8.00%, 12/1/26, Gold Pool #D76906......................    194,676      193,822
7.00%, 1/1/27, Gold Pool #D77743.......................    541,376      516,247
7.00%, 1/1/27, Gold Pool #D77720.......................  1,279,062    1,219,693
8.00%, 1/1/27, Gold Pool #C00490.......................    327,354      325,917
6.00%, 1/1/29, Gold Pool #C00702.......................  2,800,095    2,520,487
6.00%, 3/1/29, Gold Pool #C00730.......................  1,906,911    1,715,583
                                                                   ------------
                                                                     29,421,377
                                                                   ------------
Federal National Mortgage Assoc. (13.3%):
6.00%, 11/1/00, Pool #190070...........................    210,602      208,505
7.50%, 2/11/02.........................................  4,970,000    4,993,056
6.00%, 5/1/11, Pool #337194............................    606,616      568,399
6.00%, 2/1/12, Pool #250917............................    712,606      665,194
6.00%, 3/1/12, Pool #374638............................    645,885      602,911
6.00%, 3/1/12, Pool #373131............................    720,660      672,711
6.00%, 3/1/12, Pool #359504............................    755,013      704,778
7.50%, 3/1/12, Pool #250858............................  1,204,368    1,190,039
6.00%, 4/1/13, Pool #414671............................    732,254      682,057

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Bond Index Portfolio                                   May 31, 2000 (Unaudited)

U.S. Government Agencies, continued
                        Security                         Principal    Market
                      Description                          Amount      Value
                      -----------                        ---------- -----------
Federal National Mortgage Assoc., continued
5.50%, 11/1/13, Pool #449032............................ $  924,302 $   842,173
6.00%, 11/1/13, Pool #323379............................    838,701     781,207
5.50%, 1/1/14, Pool #482515.............................  1,800,354   1,640,383
6.00%, 10/1/26, Pool #368935............................  1,177,307   1,065,730
9.00%, 10/1/26, Pool #353671............................     72,664      74,734
9.00%, 10/1/26, Pool #358137............................     66,579      68,475
9.00%, 10/1/26, Pool #361800............................     79,829      82,103
9.00%, 11/1/26, Pool #364453............................    149,326     153,579
9.00%, 11/1/26, Pool #358703............................     59,666      61,365
9.00%, 12/1/26, Pool #368686............................     47,308      48,655
6.00%, 1/1/28, Pool #398195.............................    774,604     696,866
6.00%, 1/1/28, Pool #402874.............................    807,475     727,464
6.00%, 12/1/28, Pool #455087............................  1,865,326   1,678,124
6.00%, 1/1/29, Pool #481539.............................  1,865,412   1,678,201
6.00%, 7/1/29, Pool #323812.............................  2,688,121   2,415,616
                                                                    -----------
                                                                     22,302,325
                                                                    -----------
Government National Mortgage Assoc. (5.7%):
7.50%, 4/15/02, Pool #210173............................     38,498      38,453
7.50%, 7/15/02, Pool #216193............................      6,341       6,334
7.50%, 7/15/08, Pool #349404............................    213,726     213,182
7.50%, 8/15/10, Pool #413412............................     74,961      74,687
7.50%, 9/15/10, Pool #413117............................     64,880      64,643
7.50%, 11/15/10, Pool #415775...........................    164,045     163,445
6.00%, 3/15/11, Pool #425964............................     37,057      34,819
6.50%, 3/15/11, Pool #419123............................     17,428      16,755
6.00%, 4/15/11, Pool #393849............................    337,674     317,278
6.00%, 4/15/11, Pool #421800............................     42,587      40,015
6.00%, 4/15/11, Pool #429397............................    406,888     382,312
6.00%, 5/15/11, Pool #421871............................    507,169     476,536
6.00%, 5/15/11, Pool #432659............................    390,321     366,745
6.00%, 5/15/11, Pool #345647............................     37,833      35,548
6.50%, 5/15/11, Pool #412598............................    382,238     367,481
6.50%, 5/15/11, Pool #432640............................    253,425     243,641
6.00%, 6/15/11, Pool #406582............................    195,517     183,707
6.00%, 6/15/11, Pool #423828............................    201,195     189,043
6.50%, 6/15/11, Pool #426173............................    358,989     345,130
6.50%, 8/15/11, Pool #421746............................    248,973     239,361
6.50%, 2/15/12, Pool #393334............................    309,802     297,727
6.50%, 3/15/12, Pool #399161............................    301,908     290,140
7.50%, 7/15/12, Pool #447382............................    497,857     495,470
8.50%, 11/15/21, Pool #297863...........................    108,578     111,192
8.00%, 5/15/23, Pool #350495............................  1,772,272     178,258
9.00%, 5/15/25, Pool #401372............................     85,803      88,516
9.00%, 5/15/25, Pool #386743............................    210,908     217,578
9.50%, 8/15/25, Pool #414557............................     20,520      21,358
7.50%, 10/15/25, Pool #366152...........................    262,260     258,244
7.50%, 10/15/25, Pool #366154...........................    320,811     315,899
6.50%, 3/15/26, Pool #419578............................     58,865      55,277
6.50%, 4/15/26, Pool #422656............................    756,950     710,812
6.50%, 5/15/26, Pool #428852............................     74,180      69,659
6.50%, 6/15/26, Pool #423801............................    648,812     609,265
7.00%, 8/20/26, Pool #002266............................    372,149     355,866
9.50%, 9/15/26, Pool #438724............................    127,417     132,664
9.50%, 10/15/26, Pool #438728...........................    131,549     136,966
9.50%, 11/15/26, Pool #436994...........................     54,058      56,284
9.50%, 11/15/26, Pool #438731...........................     50,676      52,763
7.00%, 9/15/27, Pool #455304............................    434,008     417,036
7.00%, 8/15/28, Pool #482697............................    876,125     841,481
                                                                    -----------
                                                                      9,511,570
                                                                    -----------
TOTAL U.S. GOVERNMENT AGENCIES                                       69,256,527
                                                                    -----------

U.S. Treasury Bonds (17.1%):
                                                        Shares or
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------
12.00%, 8/15/13, Callable on
 8/15/08 @ 100......................................... $2,055,000 $  2,740,856
7.50%, 11/15/16........................................  1,250,000    1,385,548
8.75%, 5/15/17.........................................  1,500,000    1,856,250
8.13%, 8/15/19.........................................  6,000,000    7,126,878
8.75%, 8/15/20.........................................  2,000,000    2,528,750
7.63%, 11/15/22........................................  4,600,000    5,288,565
6.25%, 8/15/23.........................................  3,000,000    2,970,000
6.00%, 2/15/26.........................................  5,000,000    4,804,690
                                                                   ------------
TOTAL U.S. TREASURY BONDS                                            28,701,537
                                                                   ------------
U.S. Treasury Notes (15.5%):
6.38%, 9/30/01.........................................  1,500,000    1,492,500
5.88%,11/30/01.........................................  3,000,000    2,963,439
6.00%, 7/31/02.........................................  4,000,000    3,942,500
5.88%, 9/30/02.........................................  2,100,000    2,063,250
5.75%, 8/15/03.........................................  2,930,000    2,854,005
7.25%, 5/15/04.........................................  1,470,000    1,499,400
5.88%, 11/15/04........................................  1,600,000    1,556,501
6.63%, 5/15/07.........................................  2,750,000    2,764,611
6.13%, 8/15/07.........................................  4,500,000    4,404,375
5.63%, 5/15/08.........................................  2,500,000    2,373,438
                                                                   ------------
TOTAL U.S. TREASURY NOTES                                            25,914,019
                                                                   ------------
Investment Companies (0.6%):
Federated Money Market Trust...........................  1,055,841    1,055,842
                                                                   ------------
TOTAL INVESTMENT COMPANIES                                            1,055,842
                                                                   ------------
TOTAL INVESTMENTS
 (Cost $172,811,153)(a)--99.4%                                      166,389,020
Other assets in excess of liabilities--0.6%                           1,015,675
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $167,404,695
                                                                   ============

-----
(a) Represents cost for federal income tax and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation.................................. $ 1,743,247
      Unrealized depreciation..................................  (8,165,380)
                                                                -----------
      Net unrealized depreciation.............................. $(6,422,133)
                                                                ===========  ===

MERCANTILE MUTUAL FUNDS, INC.
Bond Index Portfolio

Statement of Assets and Liabilities
                                                                  May 31, 2000
                                                                   (Unaudited)
Assets:
Investments, at value (cost $172,811,153)............             $166,389,020
Collateral received for securities loaned............               49,072,857
Interest receivable..................................                2,027,450
Receivable for capital shares sold...................                   29,000
Deferred organization costs..........................                    4,855
Prepaid expenses and other assets....................                    7,390
                                                                  ------------
 Total Assets........................................              217,530,572
Liabilities:
Dividends payable.................................... $   885,799
Payable for return of collateral received on
 securities loaned...................................  49,072,857
Payable to custodian for overdraft...................      26,193
Payable for capital shares redeemed..................      43,888
Payable to affiliates................................      77,905
Accrued expenses.....................................      19,235
                                                      -----------
 Total Liabilities...................................               50,125,877
                                                                  ------------
Net Assets:
Capital..............................................              174,908,913
Distributions in excess of net investment income.....                   (1,697)
Accumulated net realized losses from investment
 transactions........................................               (1,080,388)
Net unrealized depreciation from investments.........               (6,422,133)
                                                                  ------------
Net Assets...........................................             $167,404,695
                                                                  ============
Investor A Shares
 Net Assets..........................................             $    971,870
 Shares..............................................                  101,292
 Redemption price per share..........................                    $9.59
                                                                         =====
Maximum Sales Charge--Investor A Shares..............                     4.00%
 Maximum Offering Price (100%/(100%--Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share....................................                    $9.99
                                                                         =====
Trust Shares
 Net Assets..........................................             $146,264,286
 Shares..............................................               15,258,287
 Offering and redemption price per share.............                    $9.59
                                                                         =====
Institutional Shares
 Net Assets..........................................             $ 20,168,539
 Shares..............................................                2,102,175
 Offering and redemption price per share.............                    $9.59
                                                                         =====

Statement of Operations
                                         For the six months ended May 31, 2000
                                                                   (Unaudited)
Investment Income:
Interest income..........................................          $ 6,042,347
Income from securities lending...........................               11,713
                                                                   -----------
 Total Investment Income.................................            6,054,060
Expenses:
Investment advisory fees................................. $265,465
Administration fees......................................  176,977
Distribution and services fees, Investor A Shares........    1,533
Administrative services fees, Trust Shares...............  232,252
Administrative services fees, Institutional Shares.......   31,292
Accounting fees..........................................   13,589
Custodian fees...........................................   44,245
Transfer agent fees......................................   34,184
Other....................................................   39,547
                                                          --------
 Total expenses before voluntary fee reductions..........              839,084
 Expenses voluntarily reduced............................             (320,740)
                                                                   -----------
 Net Expenses............................................              518,344
                                                                   -----------
Net Investment Income....................................            5,535,716
                                                                   ===========
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.........           (1,034,771)
Net change in unrealized depreciation from investments...           (1,872,237)
                                                                   -----------
Net realized/unrealized losses from investments..........           (2,907,008)
                                                                   -----------
Change in net assets resulting from operations...........          $ 2,628,708
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Bond Index Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                        ended      year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  5,535,716  $ 11,771,650
 Net realized losses from investment transactions..   (1,034,771)      (98,655)
 Net change in unrealized depreciation from
  investments......................................   (1,872,237)  (13,024,538)
                                                    ------------  ------------
Change in net assets resulting from operations.....    2,628,708    (1,351,543)
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (30,349)      (66,295)
 In excess of net investment income................           --            (7)
 From net realized gains from investment
  transactions.....................................           --        (1,522)
 In excess of net realized gains from investment
  transactions.....................................           --          (197)
Distributions to Trust Shareholders:
 From net investment income........................   (4,833,072)  (10,589,956)
 In excess of net investment income................           --        (1,170)
 From net realized gains from investment
  transactions.....................................           --      (732,097)
 In excess of net realized gains from investment
  transactions.....................................           --       (94,903)
Distributions to Institutional Shareholders:
 From net investment income........................     (619,653)   (1,115,400)
 In excess of net investment income................           --          (123)
 From net realized gains from investment
  transactions.....................................           --       (27,179)
 In excess of net realized gains from investment
  transactions.....................................           --        (3,523)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (5,483,074)  (12,632,372)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (28,947,890)   36,404,559
                                                    ------------  ------------
Change in net assets...............................  (31,802,256)   22,420,644
Net Assets:
 Beginning of period...............................  199,206,951   176,786,307
                                                    ------------  ------------
 End of period..................................... $167,404,695  $199,206,951
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Bond Index Portfolio

 Financial Highlights, Investor A Shares

                            For the           For the
                           six months       years ended       February 10, 1997
                             ended         November 30,              to
                          May 31, 2000   -------------------  November 30, 1997
                          (Unaudited)      1999       1998           (a)
                          ------------   --------   --------  -----------------
Net Asset Value,
 Beginning of Period.....   $   9.74     $  10.45   $  10.17      $  10.00
                            --------     --------   --------      --------
Investment Activities:
 Net investment income...       0.29         0.56       0.61          0.50
 Net realized and
  unrealized gains
  (losses) from
  investments............      (0.15)       (0.65)      0.31          0.17
                            --------     --------   --------      --------
 Total from Investment
  Activities.............       0.14        (0.09)      0.92          0.67
                            --------     --------   --------      --------
Distributions:
 Net investment income...      (0.29)       (0.57)     (0.61)        (0.50)
 Net realized gains......         --        (0.04)     (0.03)           --
 In excess of net
  realized gains.........         --        (0.01)        --            --
                            --------     --------   --------      --------
 Total Distributions.....      (0.29)       (0.62)     (0.64)        (0.50)
                            --------     --------   --------      --------
Net Asset Value, End of
 Period..................   $   9.59     $   9.74   $  10.45      $  10.17
                            ========     ========   ========      ========
Total Return (excludes
 sales charge)...........       1.42%(b)    (0.90)%     9.36%         6.93%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............   $    972     $  1,074   $    364      $     55
Ratio of expenses to
 average net assets......       0.85%(c)     0.83%      0.77%         0.54%(c)
Ratio of net investment
 income to average net
 assets..................       6.00%(c)     5.65%      5.81%         6.71%(c)
Ratio of expenses to
 average net assets*.....       0.95%(c)     0.93%      0.93%         0.95%(c)
Portfolio turnover**.....       1.11%       21.88%     33.37%        46.16%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

                            For the        For the years
                           six months     ended November      February 10, 1997
                             ended              30,                  to
                          May 31, 2000   -------------------  November 30, 1997
                          (Unaudited)      1999       1998           (a)
                          ------------   --------   --------  -----------------
Net Asset Value,
 Beginning of Period.....   $   9.73     $  10.44   $  10.16      $  10.00
                            --------     --------   --------      --------
Investment Activities:
 Net investment income...       0.30         0.60       0.65          0.53
 Net realized and
  unrealized gains
  (losses) from
  investments............      (0.14)       (0.66)      0.30          0.16
                            --------     --------   --------      --------
 Total from Investment
  Activities.............       0.16        (0.06)      0.95          0.69
                            --------     --------   --------      --------
Distributions:
 Net investment income...      (0.30)       (0.60)     (0.64)        (0.53)
 Net realized gains......         --        (0.04)     (0.03)           --
 In excess of net
  realized gains.........         --        (0.01)        --            --
                            --------     --------   --------      --------
 Total Distributions.....      (0.30)       (0.65)     (0.67)        (0.53)
                            --------     --------   --------      --------
Net Asset Value, End of
 Period..................   $   9.59     $   9.73   $  10.44      $  10.16
                            ========     ========   ========      ========
Total Return.............       1.68%(b)    (0.61)%     9.69%         7.15%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............   $146,264     $176,426   $169,388      $138,319
Ratio of expenses to
 average net assets......       0.55%(c)     0.53%      0.42%         0.23%(c)
Ratio of net investment
 income to average net
 assets..................       6.30%(c)     5.95%      6.20%         6.92%(c)
Ratio of expenses to
 average net assets*.....       0.95%(c)     0.93%      0.93%         0.94%(c)
Portfolio turnover**.....       1.11%       21.88%     33.37%        46.16%
 Financial Highlights, Trust Shares


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Bond Index Portfolio

 Financial Highlights, Institutional Shares

                              For the
                             six months    For the years ended     February 10, 1997
                               ended           November 30,               to
                            May 31, 2000   ----------------------  November 30, 1997
                            (Unaudited)       1999        1998            (a)
                            ------------   ----------   ---------  -----------------
  Net Asset Value,
   Beginning of Period....    $  9.74          $10.45   $   10.17       $10.00
                              -------      ----------   ---------       ------
  Investment Activities:
   Net investment income..       0.29            0.56        0.62         0.53
   Net realized and
    unrealized gains
    (losses) from
    investments...........      (0.15)          (0.65)       0.31         0.17
                              -------      ----------   ---------       ------
   Total from Investment
    Activities............       0.14           (0.09)       0.93         0.70
                              -------      ----------   ---------       ------
  Distributions:
   Net investment income..      (0.29)          (0.57)      (0.62)       (0.53)
   Net realized gains.....         --           (0.04)      (0.03)          --
   In excess of net
    realized gains........         --           (0.01)         --           --
                              -------      ----------   ---------       ------
   Total Distributions....      (0.29)          (0.62)      (0.65)       (0.53)
                              -------      ----------   ---------       ------
  Net Asset Value, End of
   Period.................    $  9.59      $     9.74    $  10.45       $10.17
                              =======      ==========   =========       ======
  Total Return............       1.42%(b)       (0.90)%      9.47%        7.20%(b)
  Ratios/Supplementary
   Data:
  Net Assets at end of
   period (000)...........    $20,169      $   21,707   $   7,034       $   27
  Ratio of expenses to
   average net assets.....       0.85%(c)        0.83%       0.79%        0.24%(c)
  Ratio of net investment
   income to average net
   assets.................       6.00%(c)        5.66%       5.77%        7.09%(c)
  Ratio of expenses to
   average net assets*....       0.95%(c)        0.93%       0.91%        0.95%(c)
  Portfolio turnover**....       1.11%          21.88%      33.37%       46.16%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

               Mercantile Government & Corporate Bond Portfolio

  Q. What were the conditions in the Treasury market during the six month period ended May 31, 2000?

  A. The economy continued to remain strong with moderate inflation. However, early in the year, there was a spike in the Consumer Price Index. The Fed had apparently been anticipating this increase, because they chose to tighten credit on February 2, by a quarter of a percentage point. The spikes in the CPI occurred at the end of February and March, with the month over month rate of change more than twice the rate of the previous months. This caused the Fed to tighten two more times, on March 21, by a quarter of a point, and again on May 16, by half a percentage point.

  Bond yields experienced a rather unusual occurrence. The yields on the shorter maturities rose while the yields on the longest maturities declined. The yield on the two-year Treasury began the period at 6.01% and ended the period at 6.67%. The yield on the thirty-year Treasury began the period at 6.29% and ended the period at 6.01%. The major reason for this anomaly is the fact that the Treasury Department has been buying back the longer Treasuries in an attempt to reduce the federal debt.

  Q. How did you manage the Portfolio's sector and credit quality in that environment?

  A. As Treasury rates fell, corporate bond yields lagged, causing the relative yield of corporate bonds to become more attractive versus Treasuries. This provided us with an opportunity to increase the Portfolio's corporate holdings from 35.9% to 36.7%. U.S. agencies also experienced the same kind of spread widening as corporates, and here we increased the Portfolio's exposure from 2.2% to 9.5%.*

  The combined effect of adding to corporates and agencies has caused the overall credit quality of the Portfolio to drop from AAA to AA1. The additional income should more than makeup for this small decline in credit quality.

  Q. How did you manage the Portfolio's average maturity and duration during the period?

  A. The average maturity of the Portfolio dropped from 8.4 years at the beginning of the period to 8.3 years at the end of the period. The duration of the Portfolio went from 4.8 years at the beginning of the period to 5.0 years at the end of the period. The change in maturity is largely the result of a minor shift out of mortgages which have long average lives but short durations, into agencies which have shorter average lives, but longer durations. The change in our mortgage exposure was primarily due to principal paydowns, which are inherent in mortgage-backed securities. The Portfolio's current duration is almost an exact match to that of the Lehman Brothers Aggregate Bond Index.

  Q. What is your outlook for the bond market going forward?

  A. We are somewhat optimistic that bond rates will decrease by the end of the year. The Fed has already raised rates three times this year and it appears to be having the desired affect on the economy as the CPI has stabilized again at lower rates of change.

  However, we are somewhat concerned with the recent trend in oil prices and how it translates into increased prices at the gas pump. Whether this price increase was caused by OPEC or by the oil industry is unknown, but we hope it is a short-lived phenomenon.
-----
* Portfolio composition is subject to change.

               Mercantile Government & Corporate Bond Portfolio


                                       1

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Government & Corporate Bond Portfolio is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged index comprised of the Lehman Brothers Government/Corporate Bond Index and two Lehman Brothers asset-backed securities indices. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for the Investor B Shares (CDSC) mirrors Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on January 3, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Government & Corporate Bond Portfolio                   May 31, 2000 (Unaudited)

Corporate Bonds (36.7%):

                      Security                         Principal     Market
                     Description                         Amount       Value
                     -----------                       ---------- -------------

Automotive (6.4%):
Ford Motor Credit Corp., 6.80%, 4/23/01, MTN.........  $1,850,000 $   1,840,565
Ford Motor Credit Corp., Global Bond, 7.00%,
 9/25/01.............................................     750,000       744,182
Ford Motor Credit Corp., Global Bond, 6.50%,
 2/28/02.............................................   3,194,000     3,136,431
General Motors Acceptance Corp., 6.85%, 4/17/01,
 MTN.................................................   1,000,000       994,642
General Motors Acceptance Corp., 6.70%, 4/3/01, MTN..   1,400,000     1,390,137
                                                                  -------------
                                                                      8,105,957
                                                                  -------------
Commercial Services (1.0%):
Cedant Corp., 7.75%, 12/1/03.........................   1,300,000     1,250,467
                                                                  -------------
Computer Software (2.9%):
Computer Associates, 6.25%, 4/15/03..................   1,500,000     1,411,241
Dell Computer Corp., 7.10%, 4/15/28..................   1,200,000     1,040,506
IBM Corp., 6.45%, 8/1/07.............................   1,400,000     1,314,481
                                                                  -------------
                                                                      3,766,228
                                                                  -------------
Cosmetics & Toiletries (1.9%):
Procter & Gamble Co., 6.60%, 12/15/04................   2,500,000     2,425,663
                                                                  -------------
Financial Services (12.5%):
Associates Corp., 5.80%, 4/20/04.....................   2,000,000     1,860,734
BankAmerica Corp. 7.50%, 10/15/02....................     500,000       497,836
Citigroup, Inc., 6.63%, 1/15/28......................   2,000,000     1,669,174
General Electric Capital Corp., 8.75%, 3/14/03, MTN..   1,000,000     1,031,329
Household Finance Corp., 8.38%, 11/15/01.............   3,000,000     3,027,426
Merrill Lynch & Co., Series B, 6.38%, 10/1/01, MTN...   3,000,000     2,957,115
Traveler's Group, Inc., 7.30%, 5/15/02...............   2,000,000     1,990,688
Traveler's Group, Inc., 7.50%, 2/1/03................   3,000,000     2,978,250
                                                                  -------------
                                                                     16,012,552
                                                                  -------------
Industrial Goods & Services (1.4%):
E.I. duPont de Nemours & Co., 6.88%, 10/15/09........   1,300,000     1,234,099
Rockwell International Corp., 6.75%, 9/15/02.........     500,000       493,532
                                                                  -------------
                                                                      1,727,631
                                                                  -------------
Insurance (2.2%):
General Electric Global Insurance Holdings, 6.45%,
 3/1/19..............................................   1,700,000     1,434,159
St. Paul Companies, Inc., 6.38%, 12/15/08 MTN........   1,550,000     1,378,998
                                                                  -------------
                                                                      2,813,157
                                                                  -------------
International (0.4%):
Province of Ontario, Global Bond, 7.38%, 1/27/03.....     500,000       497,879
                                                                  -------------

Corporate Bonds, continued

                      Security                         Principal     Market
                     Description                         Amount       Value
                     -----------                       ---------- -------------

Manufacturing--Consumer Goods (1.6%):
Texaco Capital, 6.95%, 10/15/01, MTN.................  $2,000,000 $   1,981,498
                                                                  -------------
Retail Stores (0.8%):
Dillards, Inc., 7.13%, 8/1/18........................   1,500,000     1,032,561
                                                                  -------------
Telecommunications (4.5%):
AT&T Corp., 5.63%, 3/15/04...........................   1,000,000       933,556
Lucent Technologies, 6.45%, 3/15/29..................   1,265,000     1,078,247
Southern New England Telecommunications Corp., Series
 2, 6.50%, 2/15/02, MTN..............................   3,250,000     3,199,040
United Telephone--Florida, 7.25%, 12/15/04...........     500,000       488,111
                                                                  -------------
                                                                      5,698,954
                                                                  -------------
Utilities (1.1%):
Laclede Gas Co., 7.50%, 11/1/07......................   1,500,000     1,464,641
                                                                  -------------
TOTAL CORPORATE BONDS                                                46,777,188
                                                                  -------------
U.S. Government Agencies (39.9%):
Federal Farm Credit Bank (2.7%):
7.21%, 4/4/07........................................   2,000,000     1,971,120
6.37%, 10/30/07......................................   1,500,000     1,403,997
                                                                  -------------
                                                                      3,375,117
                                                                  -------------
Federal Home Loan Bank (2.9%):
5.71%, 9/8/08........................................   1,000,000       889,748
5.79%, 4/27/09.......................................   3,100,000     2,757,019
                                                                  -------------
                                                                      3,646,767
                                                                  -------------
Federal Home Loan Mortgage Corp. (11.1%):
8.50%, 5/1/01, Pool #200034..........................       7,132         7,171
8.50%, 11/1/01, Pool #200058.........................      20,200        20,309
8.00%, 3/1/02, Pool #215507..........................      17,539        17,670
7.50%, 4/1/02, Pool #200070..........................      27,285        27,158
8.00%, 5/1/02, Pool # 216910.........................       7,982         8,041
8.00%, 6/1/02, Pool #218582..........................      19,083        19,225
8.00%, 6/1/02, Pool #218101..........................      68,677        69,189
8.00%, 7/1/02, Pool #501214..........................      43,399        43,722
8.00%, 7/1/02, Pool #217891..........................      13,519        13,620
8.50%, 3/1/05, Pool #380084..........................      31,241        31,542
8.50%, 4/1/05, Pool #380085..........................       3,881         3,918
8.50%, 9/1/05, Pool #503592..........................       9,956        10,052
8.50%, 4/1/06, Gold Pool #E00025.....................      12,791        12,955
6.76%, 3/12/07, Pool #000001.........................     600,000       577,464
5.75%, 4/15/08.......................................   2,500,000     2,241,645
6.00%, 2/1/11, Gold Pool #E62600.....................     337,319       316,605
8.00%, 1/1/23, Gold Pool #C00225.....................     919,821       918,354
8.00%, 1/1/23, Gold Pool #D29451.....................     144,845       144,594
6.00%, 12/1/25, Gold Pool #G00427....................   2,691,759     2,442,006
6.00%, 9/1/27, Gold Pool #C00565.....................   2,683,786     2,419,563
6.00%, 4/1/29, Pool #C24786..........................     186,548       167,831
6.00%, 4/1/29, Pool #C25708..........................     376,497       338,722
6.00%, 5/1/29, Pool #C25918..........................   4,147,935     3,731,758
6.00%, 5/1/29, Pool #C25930..........................     300,115       270,004
6.00%, 5/1/29, Pool #C26993..........................     111,804       100,586
6.00%, 7/1/29, Pool #C29068..........................     237,368       213,552
                                                                  -------------
                                                                     14,167,256
                                                                  -------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Government & Corporate Bond Portfolio                  May 31, 2000 (Unaudited)

U.S. Government Agencies, continued


                       Security                        Principal    Market
                     Description                         Amount      Value
                     -----------                       ---------- -----------

Federal National Mortgage Assoc. (12.1%):
6.00%, 11/1/00, Pool #190070.......................... $  421,204 $   417,009
6.63%, 9/15/09........................................  3,000,000   2,827,458
6.50%, 12/1/11, Pool #367838..........................  1,745,947   1,665,820
6.50%, 7/1/12, Pool #370716...........................    393,006     374,290
6.50%, 7/1/12, Pool #393667...........................    728,418     694,988
6.50%, 8/1/12, Pool #251165...........................    648,484     617,601
6.00%, 1/1/13, Pool #251501...........................  3,060,040   2,856,442
6.00%, 2/1/26, Pool #336918...........................  2,273,524   2,058,055
6.00%, 10/1/26, Pool #368935..........................  1,177,307   1,065,730
6.50%, 8/1/27, Pool #395219...........................  1,620,783   1,503,639
6.50%, 8/1/27, Pool #397372...........................  1,512,560   1,403,238
                                                                  -----------
                                                                   15,484,270
                                                                  -----------
Government National Mortgage Assoc. (11.1%):
9.50%, 2/15/01, Pool #149206..........................        852         867
8.00%, 1/15/02, Pool #188653..........................     21,898      22,031
8.00%, 3/15/02, Pool #199167..........................      3,298       3,318
8.00%, 4/15/02, Pool #180980..........................     21,397      21,527
8.00%, 7/15/02, Pool #209779..........................     41,586      41,839
9.50%, 10/15/02, Pool #232514.........................     16,481      16,963
6.50%, 9/15/03, Pool #002549..........................    104,334     102,211
9.50%, 9/15/05, Pool #290435..........................     16,245      16,873
9.50%, 1/15/06, Pool #298829..........................     29,906      31,128
8.00%, 5/15/06, Pool #303851..........................     52,854      53,447
9.50%, 7/15/07, Pool #331878..........................     54,528      56,807
8.00%, 11/15/07, Pool #339329.........................    199,298     202,012
8.00%, 12/15/07, Pool #338551.........................    113,205     114,747
9.50%, 8/15/09, Pool #400219..........................    316,985     329,980
9.50%, 9/15/09, Pool #377317..........................    120,947     125,906
9.50%, 2/15/10, Pool #392932..........................    240,848     250,502
8.00%, 5/15/10, Pool #398424..........................     20,167      20,408
6.50%, 8/15/10, Pool #387094..........................    134,175     129,223
8.00%, 11/15/10, Pool #405524.........................    123,006     124,473
8.00%, 11/15/10, Pool #410294.........................    648,906     656,644
8.00%, 11/15/10, Pool #414827.........................    157,374     159,251
6.50%, 3/15/11, Pool #408253..........................     63,214      60,774
6.50%, 4/15/11, Pool #402546..........................    219,294     210,828
6.50%, 4/15/11, Pool #418274..........................     59,322      57,032
6.50%, 4/15/11, Pool #421831..........................    292,480     281,188
6.50%, 5/15/11, Pool #408304..........................    364,714     350,634
6.50%, 5/15/11, Pool #430822..........................     49,241      47,340
6.50%, 6/15/11, Pool #430820..........................    529,325     508,890
6.50%, 6/15/11, Pool #345631..........................    471,431     453,230
6.50%, 6/15/11, Pool #421731..........................     72,434      69,637
6.50%, 6/15/11, Pool #423833..........................    244,720     235,272
8.50%, 4/15/17, Pool #212112..........................    906,037     928,809
8.00%, 4/15/22, Pool #320818..........................    721,691     725,940
7.50%, 4/15/23, Pool #343195..........................    555,142     547,673
9.00%, 3/15/25, Pool #404067..........................    454,164     468,525
6.50%, 4/15/26, Pool #415721..........................    790,396     742,219
6.50%, 4/15/26, Pool #422323..........................    759,509     713,215
6.50%, 5/15/26, Pool #417388..........................    732,950     688,275
6.50%, 6/15/26, Pool #423801..........................  3,857,337   3,622,220
7.00%, 9/15/27, Pool #455304..........................    347,206     333,629
6.50%, 10/15/28, Pool #434031.........................    663,744     621,414
                                                                  -----------
                                                                   14,146,901
                                                                  -----------
TOTAL U.S. GOVERNMENT AGENCIES                                     50,820,311
                                                                  -----------

U.S. Treasury Bonds (10.4%):
                                                        Shares or
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------

8.88%, 8/15/17......................................... $2,865,000 $  3,587,519
8.88%, 2/15/19.........................................  3,150,000    3,987,705
8.75%, 8/15/20.........................................  2,183,000    2,760,131
8.00%, 11/15/21........................................  2,500,000    2,971,095
                                                                   ------------
TOTAL U.S. TREASURY BONDS                                            13,306,450
                                                                   ------------
U.S. Treasury Notes (11.8%):
6.25%, 8/31/02.........................................  2,195,000    2,174,422
5.25%, 8/15/03.........................................  2,800,000    2,688,876
5.25%, 5/15/04.........................................    500,000      476,719
5.63%, 5/15/08.........................................  4,905,000    4,656,684
5.50%. 5/15/09.........................................  5,400,000    5,076,000
                                                                   ------------
TOTAL U.S. TREASURY NOTES                                            15,072,701
                                                                   ------------
Investment Companies (0.1%):
Federated Money Market Trust...........................    172,976      172,976
                                                                   ------------
TOTAL INVESTMENT COMPANIES                                              172,976
                                                                   ------------
TOTAL INVESTMENTS
 (Cost $130,953,978)(a)--98.9%.........................             126,149,626
Other assets in excess of liabilities--1.1%............               1,368,452
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $127,518,078
                                                                   ============

-----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $120,811. Cost for federal income tax purposes differs from value by net unrealized depreciation of securities as follows:

      Unrealized
       appreciation........... $  1,443,739
      Unrealized
       depreciation...........   (6,368,902)
                               ------------
      Net unrealized
       depreciation........... $ (4,925,163)
                               ============
      Cost for federal income
       tax purposes........... $131,074,789

MTN Medium Term Note
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Government & Corporate Bond Portfolio


 Statement of Assets and Liabilities

                                                        May 31, 2000 (Unaudited)

Assets:
Investments, at value (cost $130,953,978)............             $126,149,626
Collateral received for securities loaned............               28,472,402
Cash.................................................                  703,585
Interest receivable..................................                1,487,189
Receivable for capital shares sold...................                      610
Prepaid expenses and other assets....................                   19,922
                                                                  ------------
 Total Assets........................................              156,833,334
Liabilities:
Dividends payable.................................... $   652,676
Payable for capital shares redeemed..................      99,165
Payable for return of collateral received on
 securities loaned...................................  28,472,402
Payable to affiliates................................      72,770
Accrued expenses.....................................      18,243
                                                      -----------
 Total Liabilities...................................               29,315,256
                                                                  ------------
Net Assets:
Capital..............................................              134,215,903
Distributions in excess of net investment income.....                  (42,515)
Accumulated net realized losses from investment
 transactions........................................               (1,850,958)
Net unrealized depreciation from investments.........               (4,804,352)
                                                                  ------------
Net Assets...........................................             $127,518,078
                                                                  ============
Investor A Shares
 Net Assets..........................................             $  3,096,351
 Shares..............................................                  319,934
 Redemption price per share..........................                    $9.68
                                                                         =====
Maximum Sales Charge--Investor A Shares..............                     4.00%
Maximum Offering Price
 (100%/(100%--Maximum Sales Charge) of net asset
  value adjusted to the nearest cent) per share......                   $10.08
                                                                        ======
Investor B Shares
 Net Assets..........................................             $    652,968
 Shares..............................................                   67,312
 Offering price per share*...........................                    $9.70
                                                                         =====
Trust Shares
 Net Assets..........................................             $112,682,019
 Shares..............................................               11,623,928
 Offering and redemption price per share.............                    $9.69
                                                                         =====
Institutional Shares
 Net Assets..........................................             $ 11,086,740
 Shares..............................................                1,143,710
 Offering and redemption price per share.............                    $9.69
                                                                         =====

-----
* Redemption price of Investor B Shares varies based on length of time held.

 Statement of Operations

                               For the six months ended May 31, 2000 (Unaudited)

Investment Income:
Interest income..........................................          $ 4,341,408
Income from securities lending...........................               20,136
                                                                   -----------
 Total Investment Income.................................            4,361,544
Expenses:
 Investment advisory fees................................ $289,182
 Administration fees.....................................  128,526
 Distribution and services fees, Investor A Shares.......    5,283
 Distribution and services fees, Investor B Shares.......    3,383
 Administrative services fees, Trust Shares..............  178,372
 Administrative services fees, Institutional Shares......    7,905
 Accounting fees.........................................   10,538
 Custodian fees..........................................   32,207
 Transfer agent fees.....................................   24,603
 Other...................................................   33,084
                                                          --------
Total expenses before voluntary fee reductions...........              713,083
 Expenses voluntarily reduced............................             (249,136)
                                                                   -----------
 Net Expenses............................................              463,947
                                                                   -----------
Net Investment Income....................................            3,897,597
                                                                   -----------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.........             (909,186)
Net change in unrealized depreciation from investments...           (1,255,212)
                                                                   -----------
Net realized/unrealized losses from investments..........           (2,164,398)
                                                                   -----------
Change in net assets resulting from operations...........          $ 1,733,199
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Government & Corporate Bond Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  3,897,597  $ 10,267,701
 Net realized losses from investment transactions..     (909,186)     (984,305)
 Net change in unrealized depreciation from
  investments......................................   (1,255,212)  (11,045,947)
                                                    ------------  ------------
Change in net assets resulting from operations.....    1,733,199    (1,762,551)
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................     (101,811)     (234,658)
 From net realized gains from investment
  transactions.....................................           --       (61,825)
 In excess of net realized gains from investment
  transactions.....................................           --       (30,414)
Distributions to Investor B Shareholders:
 From net investment income........................      (17,201)      (36,673)
 From net realized gains from investment
  transactions.....................................           --        (8,276)
 In excess of net realized gains from investment
  transactions.....................................           --        (4,071)
Distributions to Trust Shareholders:
 From net investment income........................   (3,623,233)   (9,570,777)
 From net realized gains from investment
  transactions.....................................           --    (2,237,800)
 In excess of net realized gains from investment
  transactions.....................................           --    (1,100,854)
Distributions to Institutional Shareholders:
 From net investment income........................     (155,353)     (425,573)
 From net realized gains from investment
  transactions.....................................           --      (249,601)
 In excess of net realized gains from investment
  transactions.....................................           --      (122,788)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (3,897,598)  (14,083,310)
                                                    ------------  ------------
Change in net assets from capital transactions.....   (6,132,237)  (53,631,124)
                                                    ------------  ------------
Change in net assets...............................   (8,296,636)  (69,476,985)
Net Assets:
 Beginning of period...............................  135,814,714   205,291,699
                                                    ------------  ------------
 End of period..................................... $127,518,078  $135,814,714
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Government & Corporate Bond Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months
                            ended       For the years ended November 30,
                         May 31, 2000  ---------------------------------------
                         (Unaudited)    1999     1998    1997    1996    1995
                         ------------  ------   ------  ------  ------  ------
Net Asset Value,
 Beginning of Period....    $ 9.84     $10.72   $10.35  $10.34  $10.53  $ 9.64
                            ------     ------   ------  ------  ------  ------
Investment Activities:
 Net investment income..      0.28       0.57     0.57    0.56    0.64    0.61
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.16)     (0.69)    0.37    0.01   (0.19)   0.89
                            ------     ------   ------  ------  ------  ------
 Total from Investment
  Activities............      0.12      (0.12)    0.94    0.57    0.45    1.50
                            ------     ------   ------  ------  ------  ------
Distributions:
 Net investment income..     (0.28)     (0.56)   (0.57)  (0.56)  (0.64)  (0.61)
 Net realized gains.....        --      (0.13)      --      --      --      --
 In excess of net
  realized gains........        --      (0.07)      --      --      --      --
                            ------     ------   ------  ------  ------  ------
 Total Distributions....     (0.28)     (0.76)   (0.57)  (0.56)  (0.64)  (0.61)
                            ------     ------   ------  ------  ------  ------
Net Asset Value, End of
 Period.................    $ 9.68     $ 9.84   $10.72  $10.35  $10.34  $10.53
                            ======     ======   ======  ======  ======  ======
Total Return (excludes
 sales charge)..........      1.26%(a)  (1.13)%   9.31%   5.78%   4.51%  15.98%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $3,096     $3,878   $4,927  $4,774  $4,915  $5,496
Ratio of expenses to
 average net assets.....      1.00%(b)   0.97%    0.96%   0.95%   0.95%   0.95%
Ratio of net investment
 income to average net
 assets.................      5.79%(b)   5.54%    5.41%   5.46%   6.06%   6.03%
Ratio of expenses to
 average net assets*....      1.11%(b)   1.08%    1.06%   1.05%   1.05%   1.05%
Portfolio turnover**....     17.60%     38.29%   91.14% 140.72% 149.20%  59.32%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not Annualized. (b) Annualized.

Financial Highlights, Investor B Shares



                           For the
                          six months       For the years ended          March 1, 1995
                            ended             November 30,                   to
                         May 31, 2000  -------------------------------  November 30,
                         (Unaudited)    1999     1998    1997    1996     1995 (a)
                         ------------  ------   ------  ------  ------  -------------
Net Asset Value,
 Beginning of Period....    $9.86      $10.75   $10.37  $10.34  $10.53     $ 9.92
                            -----      ------   ------  ------  ------     ------
Investment Activities:
 Net investment income..     0.24        0.49     0.50    0.49    0.57       0.38
 Net realized and
  unrealized gains
  (losses) from
  investments...........    (0.15)      (0.69)    0.38    0.03   (0.19)      0.61
                            -----      ------   ------  ------  ------     ------
 Total from Investment
  Activities............     0.09       (0.20)    0.88    0.52    0.38       0.99
                            -----      ------   ------  ------  ------     ------
Distributions:
 Net investment income..    (0.25)      (0.49)   (0.50)  (0.49)  (0.57)     (0.38)
 Net realized gains.....       --       (0.13)      --      --      --         --
 In excess of net
  realized gains........       --       (0.07)      --      --      --         --
                            -----      ------   ------  ------  ------     ------
 Total Distributions....    (0.25)      (0.69)   (0.50)  (0.49)  (0.57)     (0.38)
                            -----      ------   ------  ------  ------     ------
Net Asset Value, End of
 Period.................    $9.70      $ 9.86   $10.75  $10.37  $10.34     $10.53
                            =====      ======   ======  ======  ======     ======
Total Return (excludes
 redemption charge).....     0.91%(d)   (1.90)%   8.65%   5.26%   3.79%     15.27%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $ 653      $  712   $  662  $  545  $  511     $  106
Ratio of expenses to
 average net assets.....     1.70%(c)    1.67%    1.66%   1.65%   1.65%      1.65%(c)
Ratio of net investment
 income to average net
 assets.................     5.09%(c)    4.85%    4.70%   4.84%   5.37%      5.19%(c)
Ratio of expenses to
 average net assets*....     1.81%(c)    1.78%    1.76%   1.75%   1.75%      1.75%(c)
Portfolio turnover**....    17.60%      38.29%   91.14% 140.72% 149.20%     59.32%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized.
(d) Not Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Government & Corporate Bond Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                            ended             For the years ended November 30,
                         May 31, 2000   -------------------------------------------------
                         (Unaudited)      1999       1998      1997      1996      1995
                         ------------   --------   --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....   $   9.86     $  10.74   $  10.37  $  10.34  $  10.53  $   9.64
                           --------     --------   --------  --------  --------  --------
Investment Activities:
 Net investment income..       0.30         0.60       0.60      0.59      0.67      0.64
 Net realized and
  unrealized gains
  (losses) from
  investments...........      (0.17)       (0.69)      0.37      0.03     (0.19)     0.89
                           --------     --------   --------  --------  --------  --------
 Total from Investment
  Activities............       0.13        (0.09)      0.97      0.62      0.48      1.53
                           --------     --------   --------  --------  --------  --------
Distributions:
 Net investment income..      (0.30)       (0.59)     (0.60)    (0.59)    (0.67)    (0.64)
 Net realized gains.....         --        (0.13)        --        --        --        --
 In excess of net
  realized gains........         --        (0.07)        --        --        --        --
                           --------     --------   --------  --------  --------  --------
 Total Distributions....      (0.30)       (0.79)     (0.60)    (0.59)    (0.67)    (0.64)
                           --------     --------   --------  --------  --------  --------
Net Asset Value, End of
 Period.................   $   9.69     $   9.86   $  10.74  $  10.37  $  10.34  $  10.53
                           ========     ========   ========  ========  ========  ========
Total Return............       1.31%(a)    (0.83)%     9.63%     6.32%     4.82%    16.31%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $112,682     $126,472   $178,868  $172,637  $141,440  $127,741
Ratio of expenses to
 average net assets.....       0.70%(b)     0.67%      0.66%     0.65%     0.65%     0.65%
Ratio of net investment
 income to average net
 assets.................       6.09%(b)     5.84%      5.71%     5.85%     6.36%     6.32%
Ratio of expenses to
 average net assets*....       1.11%(b)     1.08%      1.06%     1.05%     0.75%     0.75%
Portfolio turnover**....      17.60%       38.29%     91.14%   140.72%   149.20%    59.32%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not
Annualized. (b) Annualized.

Financial Highlights, Institutional Shares


                           For the
                          six months
                            ended             For the years ended November 30,
                         May 31, 2000   -------------------------------------------------
                         (Unaudited)      1999       1998      1997      1996      1995
                         ------------   --------   --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....   $   9.86     $  10.74   $  10.37  $  10.34  $  10.53  $   9.64
                           --------     --------   --------  --------  --------  --------
Investment Activities:
 Net investment income..       0.27      0.56 (a)      0.57      0.56      0.64      0.61
 Net realized and
  unrealized gains
  (losses) from
  investments...........      (0.16)       (0.68)      0.37      0.03     (0.19)     0.89
                           --------     --------   --------  --------  --------  --------
 Total from Investment
  Activities............       0.11        (0.12)      0.94      0.59      0.45      1.50
                           --------     --------   --------  --------  --------  --------
Distributions:
 Net investment income..      (0.28)       (0.56)     (0.57)    (0.56)    (0.64)    (0.61)
 Net realized gains.....         --        (0.13)        --        --        --        --
 In excess of net
  realized gains........         --        (0.07)        --        --        --        --
                           --------     --------   --------  --------  --------  --------
 Total Distributions....      (0.28)       (0.76)     (0.57)    (0.56)    (0.64)    (0.61)
                           --------     --------   --------  --------  --------  --------
Net Asset Value, End of
 Period.................   $   9.69     $   9.86   $  10.74  $  10.37  $  10.34  $  10.53
                           ========     ========   ========  ========  ========  ========
Total Return............       1.17%(b)    (1.12)%     9.30%     6.00%     4.51%    15.98%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 11,087     $  4,753   $ 20,835  $ 16,954  $ 14,875  $  9,413
Ratio of expenses to
 average net assets.....       1.00%(c)     0.97%      0.96%     0.95%     0.95%     0.95%
Ratio of net investment
 income to average net
 assets.................       5.79%(c)     5.49%      5.41%     5.55%     6.06%     6.01%
Ratio of expenses to
 average net assets*....       1.11%(c)     1.08%      1.06%     1.05%     1.05%     1.05%
Portfolio turnover**....      17.60%       38.29%     91.14%   140.72%   149.20%    59.32%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Per share net investment income has been calculated using the daily average share method.
(b) Not Annualized. (c) Annualized.
                       See notes to financial statements

              Mercantile Short-Intermediate Municipal Portfolio/1/

  Q. What were the economic and market conditions during the six month period ended May 31, 2000?

  A. Interest rates rose during most of the period. That trend was driven by investors' fears that strong economic growth would cause the Fed to raise short-term interest rates to head off inflation.

  Q. How did the municipal bond market perform in that environment?

  A. Longer-term municipal bonds outperformed shorter-term municipal issues. Rate increases did not pose a significant threat to the municipal bond market because tax-exempt issues were in short supply. Buyers' strong demand resulted in strong performance relative to taxable bonds.

  Q. How did you position the Portfolio?

  A. The Portfolio's average maturity stood between four and five years throughout the period. We generally attempt to maintain such an approach and minimize trading.

  Q. What was the average credit rating of the Portfolio's holdings?

  A. We maintained the Portfolio's very high average credit quality at AA1. High quality, liquid securities remained in demand as interest rates rose. Furthermore, the additional yield available on lower-quality securities was not attractive enough to warrant the extra risk in such issues.

  Q. Did you find attractive opportunities among certain sectors of the municipal market?

  A. The Portfolio does not make large sector bets, but we did find opportunities to capture attractive yields among issues of excellent quality and structure in general obligation and revenue bonds. These areas represented the largest share of the Portfolio's assets./2/

  Q. What is your outlook for the economy and the municipal market going forward?

  A. In our opinion, the economy will probably continue to grow at a moderate pace and inflation is likely to remain low. However, there is the potential for another interest rate increase by the Fed in the coming months if inflation appears to be in danger of rising. We believe the overall bond market will trade in a narrow range, with long-term yields between 5.50% and 6.00%. We expect the demand for municipal bonds to remain strong, and we anticipate the municipal market will perform well relative to the taxable market.

  Q. How will you position the Portfolio in that environment?

  A. We will maintain the Portfolio's average maturity at between four and five years and attempt to minimize trading in keeping with the objective of the Portfolio. We also will continue to hold issuers with high credit quality.
-----
/1/The Portfolio's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax. /2/Portfolio composition is subject to change.

               Mercantile Short-Intermediate Municipal Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Short-Intermediate Municipal Portfolio is measured against the Lehman Brothers 3 year Municipal Bond Index, an unmanaged index representative of the total return of municipal bonds with maturities of three years or less. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Short-Intermediate Municipal Portfolio                  May 31, 2000 (Unaudited)

Municipal Bonds (96.7%):

                        Security                          Principal    Market
                      Description                           Amount      Value
                      -----------                         ---------- -----------

Colorado (3.7%):
Jefferson County School District No. R-001, Series A,
 G.O., 5.25%, 12/15/11, Callable on 12/15/08 @ 101 (FGIC
 Insured)...............................................  $1,000,000 $   982,190
                                                                     -----------
Hawaii (6.0%):
Hawaii State Highway Revenue, 4.80%, 7/1/03.............     600,000     595,926
Hawaii State, Series CI, G.O., 4.10%, 11/1/01...........   1,000,000     981,840
                                                                     -----------
                                                                       1,577,766
                                                                     -----------
Illinois (10.0%):
Chicago, G.O., 5.50%, 1/1/13 (FSA Insured)..............   1,000,000     994,580
Du Page County, Forest Preservation District, G.O.,
 5.90%, 11/1/01.........................................     500,000     507,025
Illinois State Toll Highway Authority, Toll Highway
 Priority Revenue, Series A, 4.75%, 1/1/02..............     750,000     746,610
Illinois State, G.O., 5.25%, 4/1/01.....................     400,000     401,888
                                                                     -----------
                                                                       2,650,103
                                                                     -----------
Indiana (5.3%):
Muncie School Building Corp., 4.95%, 1/15/02 (MBIA
 Insured)...............................................     500,000     500,125
St. Joseph County Hospital Authority, Memorial Health
 System, 4.75%, 8/15/12, Callable on 2/15/08 @ 101 (MBIA
 Insured)...............................................   1,000,000     887,820
                                                                     -----------
                                                                       1,387,945
                                                                     -----------
Iowa (1.6%):
Ottumwa Community School District, G.O., 5.10%, 6/1/01
 (FSA Insured)..........................................     425,000     426,823
                                                                     -----------
Kansas (1.9%):
Kansas State Department of Transportation, Highway
 Revenue, 5.50%, 9/1/10.................................     500,000     508,175
                                                                     -----------
Maine (3.0%):
Maine Municipal Bond Bank, Series A, 4.90%, 11/1/02.....     800,000     799,064
                                                                     -----------
Massachusetts (3.9%):
Massachusetts State Port Authority Revenue, Series A,
 5.75%, 7/1/12..........................................   1,000,000   1,019,140
                                                                     -----------
Michigan (8.4%):
Chelsea School District, G.O., 5.25%, 5/1/01 (FGIC Q-
 SBLF Insured)..........................................     400,000     402,084
Eaton Rapids Public Schools, G.O., 5.38%, 5/1/07,
 Callable on 5/1/04 @ 101 (MBIA Q-SBLF Insured).........   1,000,000   1,018,500
Kent County Building Authority, G.O., 4.50%, 12/1/01....     800,000     794,424
                                                                     -----------
                                                                       2,215,008
                                                                     -----------

Municipal Bonds, continued

                       Security                          Principal    Market
                      Description                          Amount      Value
                      -----------                        ---------- -----------

Minnesota (1.4%):
Duluth, Series A, G.O., 4.65%, 2/1/02 (FSA Insured)....  $  365,000 $   363,521
                                                                    -----------
Nevada (3.4%):
Sparks, G.O., 4.80% 3/1/04, Callable on 3/1/01 @ 101
 (AMBAC Insured).......................................     900,000     890,244
                                                                    -----------
New York (3.6%):
New York State, Environmental Facilities Revenue,
 5.05%, 1/15/13, Callable on 7/15/08 @ 102.............   1,000,000     939,600
                                                                    -----------
North Carolina (3.7%):
North Carolina Medical Care Community, Pitt County
 Memorial Hospital, Hospital & Nursing Home Revenue,
 Series A, 4.00%, 12/1/01..............................   1,000,000     978,720
                                                                    -----------
Ohio (3.3%):
Ohio State Building Authority, 4.75%, 10/1/17, Callable
 on 10/1/08 @ 101......................................   1,000,000     864,280
                                                                    -----------
Oklahoma (3.7%):
Oklahoma State Capital Improvement Authority, Highway
 Improvement Revenue, 4.00%, 12/1/01 (MBIA Insured)....   1,000,000     981,140
                                                                    -----------
Rhode Island (3.3%):
Rhode Island State, Series A, G.O., 4.60%, 11/1/03,
 Callable on 11/1/02 @ 102.............................     900,000     883,773
                                                                    -----------
South Dakota (2.4%):
South Dakota State Building Authority, Building
 Revenue, Series A, 5.00%, 9/1/02 (FSA Insured)........     640,000     640,352
                                                                    -----------
Texas (9.9%):
Houston, Series C, G.O., 5.50%, 4/1/01.................     800,000     805,688
Plano Independent School District, G.O., 4.70%,
 2/15/13, Callable on 2/15/08 @ 100 (PSF Guaranteed)...   1,000,000     890,140
University of Texas Permanent University Fund, College
 & University Revenue, 5.00%, 7/1/14, Callable on
 7/1/08 @ 100 (PUFG Guaranteed)........................   1,000,000     915,950
                                                                    -----------
                                                                      2,611,778
                                                                    -----------
Utah (4.7%):
Box Elder County School District, G.O., 4.80%, 6/15/01
 (AMBAC Insured).......................................     675,000     675,992
North Davis County Sewer District, G.O., 5.70%, 3/1/02
 (FGIC Insured)........................................     560,000     567,426
                                                                    -----------
                                                                      1,243,418
                                                                    -----------
Vermont (1.0%):
Vermont Municipal Bond Bank, Series 2, 4.50%, 12/1/01
 (AMBAC Insured).......................................     270,000     268,402
                                                                    -----------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Short-Intermediate Municipal Portfolio                 May 31, 2000 (Unaudited)

Municipal Bonds, continued

                        Security                          Principal    Market
                      Description                           Amount      Value
                      -----------                         ---------- -----------

Virginia (3.8%):
Loudoun County, Series A, G.O., 5.00%, 12/1/02..........  $1,000,000 $ 1,002,310
                                                                     -----------
Washington (8.7%):
Grant County Public Utilities District No. 002, Electric
 Revenue, Series F, 4.80%, 1/1/04 (MBIA Insured)........     500,000     492,900
King County School District No. 414, G.O., 5.00%,
 12/1/08................................................   1,000,000     968,370
Seattle Municipal Light & Power Revenue, 4.80%, 5/1/02..     600,000     597,492
Washington State, Series R-92C, G.O., 5.75%, 9/1/02.....     250,000     254,168
                                                                     -----------
                                                                       2,312,930
                                                                     -----------
TOTAL MUNICIPAL BONDS                                                 25,546,682
                                                                     -----------

Investment Companies (0.2%):
                          Security                                    Market
                        Description                          Shares    Value
                        -----------                          ------ -----------

Federated Tax-Free Fund..................................... 66,000 $    66,000
                                                                    -----------
TOTAL INVESTMENT COMPANIES                                               66,000
                                                                    -----------
TOTAL INVESTMENTS
 Cost ($26,454,316)(a)--96.9%                                        25,612,682
Other assets in excess of liabilities--3.1%                             809,753
                                                                    -----------
TOTAL NET ASSETS--100.0%                                            $26,422,435
                                                                    ===========

-----
(a) Represents cost for federal income tax and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation....................................... $     921
      Unrealized depreciation.......................................  (842,555)
                                                                     ---------
      Net unrealized depreciation................................... $(841,634)
                                                                     =========

AMBAC   AMBAC Indemnity Corp.
FGIC    Financial Guaranty Insurance Corp.
FSA     Financial Securities Assurance, Inc.
G.O.    General Obligation
MBIA    Municipal Bond Insurance Association
PSF     Permanent School Fund
PUFG    Permanent University Fund Guarantee
Q-SBLF  Qualified-School Bond Loan Fund
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Short-Intermediate Municipal Portfolio

 Statement of Assets and Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $26,454,316)..................         $25,612,682
Cash......................................................                 640
Interest receivable.......................................             410,679
Receivable for investments sold...........................             508,272
Prepaid expenses and other assets.........................               3,342
                                                                   -----------
 Total Assets.............................................          26,535,615
Liabilities:
Dividends payable......................................... $90,034
Payable to affiliates.....................................  17,082
Accrued expenses..........................................   6,064
                                                           -------
 Total Liabilities........................................             113,180
                                                                   -----------
Net Assets:
Capital...................................................          27,453,252
Distributions in excess of net investment income..........              (3,589)
Accumulated net realized losses from investment
 transactions.............................................            (185,594)
Net unrealized depreciation from investments..............            (841,634)
                                                                   -----------
Net Assets................................................         $26,422,435
                                                                   ===========
Investor A Shares
 Net Assets...............................................         $    44,041
 Shares...................................................               4,500
 Redemption price per share...............................               $9.79
                                                                         =====
Maximum Sales Charge--Investor A Shares...................                4.00%
Maximum Offering Price
 (100%/(100%--Maximum Sales
 Charge) of net asset value adjusted to the nearest cent)
 per share................................................              $10.20
                                                                        ======
Trust Shares
 Net Assets...............................................         $26,378,394
 Shares...................................................           2,703,958
 Offering and redemption price per share..................               $9.76
                                                                         =====

 Statement of Operations
                               For the six months ended May 31, 2000 (Unaudited)

Investment Income:
Interest income............................................         $ 717,321
                                                                    ---------
 Total Investment Income...................................           717,321
Expenses:
Investment advisory fees................................... $84,741
Administration fees........................................  30,815
Distribution and services fees, Investor A Shares..........      50
Administrative services fees, Trust Shares.................  46,042
Accounting fees............................................   4,290
Custodian fees.............................................   7,703
Transfer agent fees........................................   5,822
Other fees.................................................   8,436
                                                            -------
 Total expenses before voluntary fee reductions............           187,899
 Expenses voluntarily reduced..............................           (61,449)
                                                                    ---------
 Net Expenses..............................................           126,450
                                                                    ---------
Net Investment Income......................................           590,871
                                                                    ---------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions...........          (183,673)
Net change in unrealized depreciation depreciation from
 investments...............................................          (367,328)
                                                                    ---------
Net realized/unrealized losses from investments............          (551,001)
                                                                    ---------
Change in net assets resulting from operations.............         $  39,870
                                                                    =========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Short-Intermediate Municipal Portfolio

 Statements of Changes in Net Assets

                                                       For the
                                                      six months     For the
                                                        ended       year ended
                                                     May 31, 2000  November 30,
                                                     (Unaudited)       1999
                                                     ------------  ------------
From Investment Activities:
Operations:
 Net investment income.............................. $    590,871  $ 1,493,285
 Net realized losses from investment transactions...     (183,673)      (1,921)
 Net change in unrealized depreciation from
  investments.......................................     (367,328)  (1,303,205)
                                                     ------------  -----------
Change in net assets resulting from operations......       39,870      188,159
                                                     ------------  -----------
Distributions to Investor A Shareholders:
 From net investment income.........................         (726)        (754)
 From net realized gains from investment
  transactions......................................           --          (11)
 In excess of net realized gains from investment
  transactions......................................           --           (1)
Distributions to Trust Shareholders:
 From net investment income.........................     (593,414)  (1,492,531)
 In excess of net investment income.................           --         (320)
 From net realized gains from investment
  transactions......................................           --      (14,074)
 In excess of net realized gains from investment
  transactions......................................           --       (1,914)
                                                     ------------  -----------
Change in net assets from shareholder
 distributions......................................     (594,140)  (1,509,605)
                                                     ------------  -----------
Change in net assets from capital transactions......   (9,805,774)  (4,789,446)
                                                     ------------  -----------
Change in net assets................................  (10,360,044)  (6,110,892)
Net Assets:
 Beginning of period................................   36,782,479   42,893,371
                                                     ------------  -----------
 End of period...................................... $ 26,422,435  $36,782,479
                                                     ============  ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Short-Intermediate Municipal Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months     For the years ended November         July 10, 1995
                            ended                     30,                          to
                         May 31, 2000   ------------------------------------  November 30,
                         (Unaudited)     1999       1998     1997     1996      1995 (a)
                         ------------   -------    -------  -------  -------  -------------
Net Asset Value,
 Beginning of Period....   $  9.96      $ 10.26    $ 10.11  $ 10.08  $ 10.08     $ 10.00
                           -------      -------    -------  -------  -------     -------
Investment Activities:
 Net investment income..      0.18         0.35       0.35     0.37     0.40          --
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.17)       (0.30)      0.15     0.03       --        0.08
                           -------      -------    -------  -------  -------     -------
 Total from Investment
  Activities............      0.01         0.05       0.50     0.40     0.40        0.08
                           -------      -------    -------  -------  -------     -------
Distributions:
 Net investment income..     (0.18)       (0.35)     (0.35)   (0.37)   (0.40)         --
 Net realized gains.....        --           --(e)      --       --       --          --
                           -------      -------    -------  -------  -------     -------
 Total Distributions....     (0.18)       (0.35)     (0.35)   (0.37)   (0.40)         --
                           -------      -------    -------  -------  -------     -------
Net Asset Value, End of
 Period.................   $  9.79      $  9.96    $ 10.26  $ 10.11  $ 10.08     $ 10.08
                           =======      =======    =======  =======  =======     =======
Total Return (excludes
 sales charge)..........      0.09%(b)     0.41%      5.16%    4.12%    4.02%       0.80%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $    44      $    20    $    32  $    16  $    51     $    --  (c)
Ratio of expenses to
 average net assets.....      1.07%(d)     1.02%      0.89%    0.62%    0.56%       0.00%(d)
Ratio of net investment
 income to average net
 assets.................      3.60%(d)     3.43%      3.54%    3.78%    3.83%       0.00%(d)
Ratio of expenses to
 average net assets*....      1.17%(d)     1.19%      1.21%    1.32%    1.26%       0.00%(d)
Portfolio turnover**....        --           --      18.58%      --       --          --
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Only one Investor A Share, worth $10.08, was outstanding as of November 30, 1995. (d) Annualized. (e)
Distribution per share from net realized gain was less than $0.005.

 Financial Highlights, Trust Shares
                           For the
                          six months     For the years ended November         July 10, 1995
                            ended                     30,                          to
                         May 31, 2000   ------------------------------------  November 30,
                         (Unaudited)     1999       1998     1997     1996      1995 (a)
                         ------------   -------    -------  -------  -------  -------------
Net Asset Value,
 Beginning of Period....   $  9.93      $ 10.25    $ 10.10  $ 10.07  $ 10.07     $ 10.00
                           -------      -------    -------  -------  -------     -------
Investment Activities:
 Net investment income..      0.19         0.37       0.38     0.40     0.41        0.14
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.17)       (0.32)      0.15     0.03       --        0.07
                           -------      -------    -------  -------  -------     -------
 Total from Investment
  Activities............      0.02         0.05       0.53     0.43     0.41        0.21
                           -------      -------    -------  -------  -------     -------
Distributions:
 Net investment income..     (0.19)       (0.37)     (0.38)   (0.40)   (0.41)      (0.14)
 Net realized gains.....        --           --(d)      --       --       --          --
                           -------      -------    -------  -------  -------     -------
 Total Distributions....     (0.19)       (0.37)     (0.38)   (0.40)   (0.41)      (0.14)
                           -------      -------    -------  -------  -------     -------
Net Asset Value, End of
 Period.................   $  9.76      $  9.93    $ 10.25  $ 10.10  $ 10.07     $ 10.07
                           =======      =======    =======  =======  =======     =======
Total Return............      0.20%(b)     0.55%      5.36%    4.39%    4.15%       2.15%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $26,378      $36,763    $42,862  $30,454  $29,472     $23,754
Ratio of expenses to
 average net assets.....      0.82%(c)     0.77%      0.64%    0.38%    0.31%       0.47%(c)
Ratio of net investment
 income to average net
 assets.................      3.85%(c)     3.69%      3.75%    4.00%    4.07%       3.81%(c)
Ratio of expenses to
 average net assets*....      1.22%(c)     1.17%      1.20%    1.33%    0.96%       1.12%(c)
Portfolio turnover**....        --           --      18.58%      --       --          --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Distribution per share from net realized gain was less than $0.005.
                       See notes to financial statements

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                Mercantile Missouri Tax-Exempt Bond Portfolio/1/

  Q. What were the conditions in the Missouri municipal bond market during the six month period ended May 31, 2000?

  A. Interest rates rose during most of the period, driven by investors' fears that strong economic growth would cause the Fed to raise short-term interest rates to ease inflationary pressures. Supply in the Missouri market was tight, but we were able to find attractive opportunities at reasonable valuations.

  Q. How did you position the Portfolio in that environment?

  A. The average maturity of the Portfolio remained near the middle of its range during the period (roughly six to seven years). We attempted to find opportunities to lengthen the Portfolio's average maturity and duration, but a lack of supply in the Missouri bond market caused the Portfolio to drift slightly shorter. This benefited the Portfolio during the recent period, as interest rates rose and shorter-term issues outperformed longer-term bonds.

  Q. How did you manage the Portfolio's credit quality?

  A. The Portfolio's average credit rating remained very high at AA1. That approach benefited the Portfolio, as investors favored high-quality, liquid issues.

  Q. What is your outlook for the U.S. economy and for the Missouri municipal bond market?

  A. We expect moderate economic growth and low inflation to continue going forward. However, signs of rising inflation could lead the Fed to raise short-term rates yet again. In that uncertain environment, we believe the overall bond market probably will trade in a narrow range, with long-term yields between 5.50% and 6.00%. We expect demand for municipal bonds to remain strong during the coming months and supply in the Missouri market to be relatively tight.

  Q. How will you manage the Portfolio in that environment?

  A. We will invest new cash in longer-term bonds in an effort to increase the Portfolio's average maturity to around 10 years, aiming to capture additional yield for shareholders. As always, we will favor bonds with very high credit quality and seek opportunities to capture value in the Missouri market.
-----
/1/The Portfolio's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax. Regional investing involves additional risk since investments are limited to one geographical region.

                 Mercantile Missouri Tax-Exempt Bond Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Missouri Tax-Exempt Bond Portfolio is measured against the Lehman Brothers Municipal Bond Index, an unmanaged index generally representative of the total return of municipal bonds. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares.

  The Portfolio commenced operations on July 5, 1988 as a separate investment portfolio (the "Predecessor Portfolio") of The Arch Tax-Exempt Trust. On October 2, 1995, the Predecessor Portfolio was reorganized as a new portfolio of Mercantile Mutual Funds, Inc. Prior to the reorganization, the Predecessor Portfolio offered and sold shares that were similar to the Portfolio's Investor A, Investor B and Trust Shares. Total returns for periods prior to October 2, 1995, reflect the performance of the Predecessor Portfolio.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Missouri Tax-Exempt Bond Portfolio                      May 31, 2000 (Unaudited)

Municipal Bonds (91.5%):

                       Security                         Principal     Market
                     Description                          Amount      Value
                     -----------                        ---------- ------------

Missouri (84.5%):
Clayton School District, G.O., 5.00%, 3/1/17, Callable
 on 3/1/07 @ 101......................................  $3,325,000 $  2,969,258
Columbia, Water & Electrical Revenue, Series A, 6.13%,
 10/1/12, Prerefunded on 10/1/02 @ 102................   1,000,000    1,042,570
Hazelwood School District, G.O., 5.85%, 3/1/09,
 Callable on 3/1/04 @ 100.............................   1,000,000    1,021,060
Jackson County School District, G.O., 4.85%, 3/1/13,
 Callable on 3/1/08 @ 100.............................   2,000,000    1,814,840
Jefferson City School District, Series A, 6.70%,
 3/1/11...............................................   1,000,000    1,084,710
Kansas City School District Building, Capital
 Improvement Project, 5.00%, 2/1/14, Callable on
 2/1/04 @ 102 (FGIC Insured)..........................   2,230,000    2,095,174
Kansas City School District Building, Capital
 Improvement Project, 5.15%, 2/1/08, Callable on
 2/1/04 @ 102 (FGIC Insured)..........................   2,415,000    2,387,783
Kansas City School District Building, Elementary
 Improvement Project, Series D, 5.00%, 2/1/14,
 Callable on 2/1/04 @ 102 (FGIC Insured)..............   1,000,000      939,540
Kansas City School District Building, Series C, 5.38%,
 7/1/05, Callable on 7/1/03 @ 101 (FGIC Insured)......   1,000,000    1,007,400
Kansas City Sewer Revenue, 5.75%, 3/1/01..............   1,000,000    1,008,180
Kansas City Water Revenue, Series A, 5.00%, 12/1/11,
 Callable on 12/1/08 @ 101............................   4,390,000    4,150,437
Kansas City Water Revenue, Series B, 5.00%, 12/1/16,
 Callable on 12/1/06 @ 101............................   2,200,000    2,008,204
Kansas City, Series A, G.O., 5.25%, 9/1/12, Callable
 on 3/1/08 @ 101......................................   3,980,000    3,860,839
Mehlville School District No. 09, G.O., 6.00%,
 2/15/13, Callable on 2/15/03 @ 102 (MBIA Insured)....   1,500,000    1,561,965
Missouri Health & Educational Facilities Authority,
 Health Facilities Revenue, Nurshome Hospital, 5.00%,
 5/15/28, Callable on 5/15/08 @ 101...................   3,105,000    2,528,805
Missouri Southern State College Revenue, 5.25%,
 12/1/12, Prerefunded on 12/1/02 @ 100
 (MBIA Insured).......................................     750,000      755,550
Missouri State Board of Public Buildings, 6.40%,
 12/1/09, Callable on 12/1/01 @ 100...................   1,500,000    1,527,180
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series A, 6.45%, 7/1/08, Callable on 7/1/02 @ 102....   1,000,000    1,045,610

Municipal Bonds, continued

                       Security                         Principal     Market
                     Description                          Amount      Value
                     -----------                        ---------- ------------

Missouri, continued
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series A, 6.88%, 6/1/14, Callable on 12/1/01 @ 102...  $1,100,000 $  1,147,245
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series A, 6.55%, 7/1/14, Callable on 7/1/02 @ 102....     500,000      522,465
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series A, 5.00%, 1/1/19 Callable on 7/1/08 @ 101.....   2,200,000    1,944,228
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series B, 5.25%, 1/1/15, Callable on 1/1/09 @ 101....   2,180,000    2,053,386
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series E, 5.63%, 7/1/16, Callable on 7/1/06 @ 101....   1,250,000    1,236,275
Missouri State Environmental Improvement & Energy
 Resources Authority, Water Pollution Control Revenue,
 Series D, 5.88%, 1/1/15, Callable on 1/1/06 @ 101....   1,000,000    1,011,200
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Barnes
 Hospital, 7.13%, 12/15/12, Prerefunded on 12/15/00
 @ 102................................................     500,000      516,260
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Barnes-Jewish,
 Inc., Series A, 5.25%, 5/15/21, Callable on 5/15/03 @
 102..................................................   2,500,000    2,181,150
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Bethesda Eye
 Institute, 6.63%, 11/1/09, Prerefunded on 11/1/01 @
 102 (LOC-Credit Local de France).....................     600,000      625,068
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, BJC Health
 Systems, Series A, 6.75%, 5/15/12....................   1,000,000    1,105,580
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Children's
 Mercy Hospital Projects, 5.63%, 5/15/12, Callable on
 5/15/03 @ 101 (MBIA Insured).........................   1,200,000    1,202,772

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Missouri Tax-Exempt Bond Portfolio                      May 31, 2000 (Unaudited)

Municipal Bonds, continued

                       Security                         Principal     Market
                     Description                          Amount      Value
                     -----------                        ---------- ------------

Missouri, continued
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Freeman
 Hospital Project, Series A, 5.38%, 2/15/14, Callable
 on 2/15/04 @ 102 (FSA Insured).......................  $1,000,000 $    967,460
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, Sisters of
 Mercy Health System, Series A, 6.25%, 6/1/15,
 Callable on 6/1/02 @ 102 (MBIA Insured)..............     750,000      769,087
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, SSM Health Care
 System, Series A, 5.00%, 6/1/12, Callable on 6/1/08 @
 101 (MBIA Insured)...................................   1,500,000    1,409,205
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, SSM Health Care
 System, Series A, 5.00%, 6/1/18, Callable on 6/1/08 @
 101 (MBIA Insured)...................................   3,895,000    3,406,139
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, SSM Health Care
 System, Series AA, 6.25%, 6/1/16, Callable on 6/1/02
 @ 102 (MBIA Insured).................................   1,610,000    1,634,311
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, SSM Health Care
 System, Series AA, 6.25%, 6/1/16, Prerefunded on
 6/1/02 @ 102 (MBIA Insured)..........................     390,000      406,715
Missouri State Health & Educational Facilities
 Authority, Health Facilities Revenue, St. Luke's
 Health System, 5.10%, 11/15/13, Callable on 11/15/03
 @ 102 (MBIA Insured).................................   2,000,000    1,867,620
Missouri State Higher Education Loan Authority,
 Student Loan Revenue, Series A, 5.75%, 2/15/02.......   1,000,000    1,009,690
Missouri State Housing Development Revenue, 6.60%,
 7/1/24, Callable on 1/1/03 @ 100 (FHA Insured).......     695,000      700,984
Missouri State Housing Development Revenue, Series B,
 7.00%, 9/1/10, Callable on 9/1/01 @ 102
 (FHA Insured)........................................     430,000      443,416
Missouri State Housing Development Revenue, Series C,
 6.90%, 7/1/18, Callable on 1/1/02 @ 102..............     335,000      343,315
Missouri State Water Pollution Control Revenue, Series
 A, G.O., 5.75%, 8/1/18, Callable on 8/1/06 @ 100.....   2,085,000    2,080,163
Missouri State Water Pollution Control Revenue, Series
 A, G.O., 5.75%, 8/1/12, Callable on 8/1/02 @ 100.....   1,000,000    1,006,140

Municipal Bonds, continued

                       Security                          Principal     Market
                      Description                          Amount      Value
                      -----------                        ---------- ------------

Missouri, continued
Missouri State, Fourth Street Building, Series A, G.O.,
 5.40%, 8/1/09, Callable on 8/1/06 @ 100...............  $2,000,000 $  2,013,360
Missouri State, Third Street Building, Series A, G.O.,
 5.25%, 8/1/08, Callable on 8/1/02 @ 100...............   1,000,000    1,000,330
Missouri Western State College Revenue, 5.40%, 10/1/16,
 Callable on 10/1/03 @ 102 (MBIA Insured)..............   1,000,000      967,280
Missouri Series A, G.O., 5.13%, 8/1/09, Callable on
 8/1/02 @ 100..........................................   1,000,000      989,500
North Kansas City Hospital Revenue, 5.00%, 11/15/28,
 Callable on 11/15/08 @ 101 (AMBAC Insured)............   3,000,000    2,491,440
O'Fallon, G.O., 5.75%, 3/1/10, Callable on 3/1/01 @ 100
 (MBIA Insured)........................................     570,000      573,135
Sikeston Electric Revenue, 5.00%, 6/1/22, Callable on
 6/1/06 @ 101 (MBIA Insured)...........................   1,000,000      867,970
Sikeston Electric Revenue, 6.25%, 6/1/22, Prerefunded
 on 6/1/02 @ 102 (MBIA Insured)........................   1,000,000    1,042,860
Southeast Missouri Correctional Facilities Revenue,
 5.75%, 10/15/08, Callable on 10/15/00 @ 102...........     500,000      505,115
Southeast Missouri Correctional Facilities Revenue,
 5.75%, 10/15/16, Callable on 10/15/02 @ 100...........     500,000      498,385
Springfield School District No. R-12, Series A, G.O.,
 5.25%, 3/1/11, Callable on 3/1/03 @ 100
 (MBIA Insured)........................................   2,000,000    1,974,020
Springfield Water Works Revenue, Series A, 5.60%,
 5/1/23, Callable on 5/1/03 @ 102......................   2,000,000    2,041,080
St. Charles County Community College, G.O., 6.00%,
 2/15/09, Callable on 2/15/01 @ 102 (AMBAC Insured)....   1,000,000    1,017,270
St. Louis Co., G.O., 2/1/12............................   3,250,000    3,081,065
St. Louis County Industrial Development Authority,
 Health Facility Revenue, Lutheran Health Care
 Association, Series A, 7.38%, 2/1/14, Prerefunded on
 2/1/02 @ 102..........................................     800,000      844,496
St. Louis County Industrial Development Authority,
 Pollution Control Revenue, Anheuser-Busch Co. Project,
 6.65%, 5/1/16.........................................     400,000      425,112
St. Louis County, Pattonville R-3 School District,
 G.O., 6.25%, 2/1/10, Prerefunded on 2/1/02 @ 100
 (FGIC Insured)........................................     750,000      764,655
St. Louis County, Rockwood School District No. R-6,
 G.O., 5.00%, 2/1/04, Callable on 2/1/02 @ 101.........   1,000,000      999,270
St. Louis County, Series B, G.O., 5.50%, 2/1/13,
 Callable on 2/1/03 @ 100..............................   2,500,000    2,512,650

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Missouri Tax-Exempt Bond Portfolio                     May 31, 2000 (Unaudited)

Municipal Bonds, continued

                       Security                          Principal     Market
                      Description                          Amount      Value
                      -----------                        ---------- ------------

Missouri, continued
St. Louis Public Safety, G.O., 5.13%, 2/15/17, Callable
 on 8/15/09 @ 100 (FGIC Insured).......................  $4,185,000 $  3,852,167
St. Louis Water Revenue, 6.00%, 7/1/14, Prerefunded on
 7/1/04 @ 102 (FGIC Insured)...........................     500,000      524,860
St. Peters, G.O., 5.85%, 1/1/13, Prerefunded on 1/1/02
 @ 102.................................................   1,065,000    1,099,826
St. Peters, G.O., 5.80%, 1/1/09, Prerefunded on 1/1/02
 @ 102.................................................   1,740,000    1,795,593
University City Industrial Development Authority,
 Multifamily Housing Revenue, Series A, 5.95%,
 12/20/25, Callable on 12/20/05 @ 102..................   1,400,000    1,360,604
University Health Facilities Revenue, University of
 Missouri Health System, Series A, 5.60%, 11/1/26,
 Callable on 11/1/06 @ 102 (AMBAC Insured).............   5,000,000    4,636,700
University of Missouri Health Systems, Series A, 5.13%,
 11/1/28, Callable on 11/1/08 @ 100 (AMBAC Insured)....   4,000,000    3,398,960
University of Missouri, University Revenue, 5.50%,
 11/1/23, Callable on 11/1/03 @ 101....................   2,000,000    1,908,800
University of Missouri, University Revenue, 5.80%,
 11/1/27, Callable on 11/1/07 @ 101....................   5,000,000    4,912,150
University of Missouri, University Revenue, 5.50%,
 11/1/21, Callable on 11/1/07 @ 101....................   3,000,000    2,876,100
University of Missouri, University Revenue, Series A,
 6.50%, 11/1/11, Prerefunded on 11/1/00 @ 102 (AMBAC
 Insured)..............................................     925,000      950,058
Wentzville School District No. R-4, G.O., 5.10%,
 3/1/18, Callable on 3/1/08 @ 100 (FSA Insured)........   3,000,000    2,715,990
                                                                    ------------
                                                                     117,039,780
                                                                    ------------

Municipal Bonds, continued

                                                           Shares
                                                             or
                       Security                          Principal     Market
                      Description                          Amount      Value
                      -----------                        ---------- ------------

Puerto Rico (7.0%):
Puerto Rico Commonwealth, G.O., 6.45%, 7/1/17,
 Prerefunded on 7/1/04 @ 101.5.........................  $  500,000 $    533,860
Puerto Rico Commonwealth, Series A, G.O., 6.00%,
 7/1/06, Callable on 7/1/02 @ 101.5....................   1,000,000    1,028,960
Puerto Rico Municipal Finance Agency, 5.50%, 8/1/23,
 Callable on 8/1/09 @ 100..............................   3,000,000    2,842,020
Puerto Rico Public Buildings Authority, Public
 Education and Health Facilities Revenue, Series B,
 5.00%, 7/1/27, Callable on 7/1/07 @ 101.5
 (AMBAC Insured).......................................   4,000,000    3,482,080
Puerto Rico Public Building Authority, Public Education
 and Health Facilities Revenue, Series M, 5.50%,
 7/1/21, Callable on 7/1/03 @ 101.5....................   2,000,000    1,860,880
                                                                    ------------
                                                                       9,747,800
                                                                    ------------
TOTAL MUNICIPAL BONDS                                                126,787,580
                                                                    ------------

Investment Companies (7.3%):

Federated Tax-Free Fund................................   6,690,000    6,690,000
Nuveen Tax-Exempt Fund.................................   3,395,000    3,395,000
                                                                    ------------
TOTAL INVESTMENT COMPANIES                                            10,085,000
                                                                    ------------
TOTAL INVESTMENTS
 (Cost $141,946,419)(a)--98.8%                                       136,872,580
Other assets in excess of liabilities--1.2%                            1,656,020
                                                                    ------------
TOTAL NET ASSETS--100.0%                                            $138,528,600
                                                                    ============

-----
(a) Represents cost for federal income tax and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation..  $ 1,013,419
      Unrealized depreciation..   (6,087,258)
                                 -----------
      Net unrealized deprecia-
       tion....................  $(5,073,839)
                                 ===========

AMBAC AMBAC Indemnity Corp.
FGIC Financial Guaranty Insurance Corp.
FHA Federal Housing Administration
FSA Federal Securities Assurance, Inc.
G.O. General Obligation
LOC Letter of Credit
MBIA Municipal Bond Insurance Association
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Missouri Tax-Exempt Bond Portfolio

 Statement of Assets and Liabilities

                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $141,946,419)...............          $136,872,580
Cash....................................................               171,422
Interest receivable.....................................             2,133,076
Prepaid expenses and other assets.......................                 5,672
                                                                  ------------
 Total Assets...........................................           139,182,750
Liabilities:
Dividends payable....................................... $564,977
Payable for capital shares redeemed.....................      360
Payable to affiliates...................................   74,726
Other liabilities.......................................   14,087
                                                         --------
 Total Liabilities......................................               654,150
                                                                  ------------
Net Assets:
Capital.................................................           143,556,202
Distributions in excess of net investment income........                (9,478)
Accumulated net realized gains from investment
 transactions...........................................                55,715
Net unrealized depreciation from investments............            (5,073,839)
                                                                  ------------
Net Assets..............................................          $138,528,600
                                                                  ============
Investor A Shares
 Net Assets.............................................          $ 19,487,149
 Shares.................................................             1,752,603
 Redemption price per share.............................                $11.12
                                                                  ============
Maximum Sales Charge--Investor A Shares.................                  4.00%
 Maximum Offering Price (100%/(100%--Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share.......................................                $11.58
                                                                  ============
Investor B Shares
 Net Assets.............................................          $  2,862,868
 Shares.................................................               257,647
 Offering price per share*..............................                $11.11
                                                                  ============
Trust Shares
 Net Assets.............................................          $116,178,583
 Shares.................................................            10,446,136
 Offering and redemption price per share................                $11.12
                                                                  ============

-----
* Redemption price of Investor B Shares varies based on length of time held.

 Statement of Operations

                                           For the six months ended May 31, 2000
                                                                     (Unaudited)

Investment Income:
Interest income..........................................          $ 3,776,503
                                                                   -----------
 Total Investment Income.................................            3,776,503
Expenses:
Investment advisory fees................................. $304,365
Administration fees......................................  135,274
Distribution and services fees, Investor A Shares........   20,486
Distribution and services fees, Investor B Shares........   16,733
Administrative services fees, Trust Shares...............  167,130
Accounting fees..........................................    5,903
Custodian fees...........................................   33,898
Transfer agent fees......................................   21,842
Other fees...............................................   27,082
                                                          --------
 Total expenses before voluntary fee reductions..........              732,713
 Expenses voluntarily reduced............................             (241,609)
                                                                   -----------
 Net Expenses............................................              491,104
                                                                   -----------
Net Investment Income....................................            3,285,399
                                                                   -----------
Realized/Unrealized Gains (Losses) from Investments:
Net realized gains from investment transactions..........               55,705
Net change in unrealized depreciation from investments...           (2,521,102)
                                                                   -----------
Net realized/unrealized losses from investments..........           (2,465,397)
                                                                   -----------
Change in net assets resulting from operations...........          $   820,002
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Missouri Tax-Exempt Bond Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  3,285,399  $  5,798,017
 Net realized gains from investment transactions...       55,705         7,718
 Net change in unrealized depreciation from
  investments......................................   (2,521,102)   (8,451,546)
                                                    ------------  ------------
Change in net assets resulting from operations.....      820,002    (2,645,811)
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................     (479,270)     (994,373)
 In excess of net investment income................           --        (5,425)
 From net realized gains from investment
  transactions.....................................       (1,199)      (31,904)
Distributions to Investor B Shareholders:
 From net investment income........................      (64,913)     (119,095)
 In excess of net investment income................           --          (650)
 From net realized gains from investment
  transactions.....................................         (201)       (3,590)
Distributions to Trust Shareholders:
 From net investment income........................   (2,719,062)   (4,684,549)
 In excess of net investment income................           --       (25,557)
 From net realized gains from investment
  transactions.....................................       (6,311)     (127,535)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (3,270,956)   (5,992,678)
                                                    ------------  ------------
Change in net assets from capital transactions.....    4,376,588    24,732,551
                                                    ------------  ------------
Change in net assets...............................    1,925,634    16,094,062
Net Assets:
 Beginning of period...............................  136,602,966   120,508,904
                                                    ------------  ------------
 End of period..................................... $138,528,600  $136,602,966
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Missouri Tax-Exempt Bond Portfolio

 Financial Highlights, Investor A Shares

                           For the                                             For the
                          six months     For the years ended November         six months     For the
                            ended                     30,                       ended       year ended
                         May 31, 2000   -----------------------------------  November 30,    May 31,
                         (Unaudited)     1999      1998     1997     1996      1995 (d)      1995 (a)
                         ------------   -------   -------  -------  -------  ------------   ----------
Net Asset Value,
 Beginning of Period....   $ 11.31      $ 12.08   $ 11.87  $ 11.69  $ 11.74    $ 11.52       $ 11.13
                           -------      -------   -------  -------  -------    -------       -------
Investment Activities:
 Net investment income..      0.26         0.50      0.52     0.53     0.55       0.27          0.55
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.19)       (0.74)     0.21     0.18    (0.05)      0.22          0.40
                           -------      -------   -------  -------  -------    -------       -------
 Total from Investment
  Activities............      0.07        (0.24)     0.73     0.71     0.50       0.49          0.95
                           -------      -------   -------  -------  -------    -------       -------
Distributions:
 Net investment income..     (0.26)       (0.51)    (0.52)   (0.53)   (0.55)     (0.27)        (0.55)
 Net realized gains.....        --(e)     (0.02)       --       --       --         --         (0.01)
                           -------      -------   -------  -------  -------    -------       -------
 Total Distributions....     (0.26)       (0.53)    (0.52)   (0.53)   (0.55)     (0.27)        (0.56)
                           -------      -------   -------  -------  -------    -------       -------
Net Asset Value, End of
 Period.................   $ 11.12      $ 11.31   $ 12.08  $ 11.87  $ 11.69    $ 11.74       $ 11.52
                           =======      =======   =======  =======  =======    =======       =======
Total Return (excludes
 sales charge)..........      0.65%(b)    (2.09)%    6.31%    6.27%    4.41%      4.32%(b)      8.91%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $19,487      $21,242   $23,611  $23,722  $25,144    $24,726       $24,318
Ratio of expenses to
 average net assets.....      0.87%(c)     0.86%     0.86%    0.86%    0.85%      0.95%(c)      0.84%
Ratio of net investment
 income to average net
 assets.................      4.71%(c)     4.30%     4.38%    4.57%    4.75%      4.64%(c)      5.02%
Ratio of expenses to
 average net assets*....      0.98%(c)     1.07%     1.06%    1.06%    1.05%      1.18%(c)      1.18%
Portfolio turnover**....      2.26%        0.76%     6.14%    3.50%    3.66%      1.55%           --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) On September
27, 1994, the Portfolio redesignated the Investor Shares as "Investor A"
Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares. (b) Not annualized. (c) Annualized. (d) Upon reorganizing as a Portfolio of the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30. (e) Distribution per share from net realized gain was less than $0.005.

 Financial Highlights, Investor B Shares

                           For the                                             For the
                          six months     For the years ended November         six months     March 1,
                            ended                     30,                       ended        1995 to
                         May 31, 2000   -----------------------------------  November 30,    May 31,
                         (Unaudited)     1999      1998     1997     1996      1995 (e)      1995 (a)
                         ------------   -------   -------  -------  -------  ------------   ----------
Net Asset Value,
 Beginning of Period....   $ 11.31      $ 12.07   $ 11.86  $ 11.68  $ 11.74    $ 11.52       $ 11.19
                           -------      -------   -------  -------  -------    -------       -------
Investment Activities:
 Net investment income..      0.22         0.41      0.43     0.44     0.45       0.22          0.11
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.20)       (0.73)     0.21     0.18    (0.06)      0.22          0.33
                           -------      -------   -------  -------  -------    -------       -------
 Total from Investment
  Activities............      0.02        (0.32)     0.64     0.62     0.39       0.44          0.44
                           -------      -------   -------  -------  -------    -------       -------
Distributions:
 Net investment income..     (0.22)       (0.42)    (0.43)   (0.44)   (0.45)     (0.22)        (0.11)
 Net realized gains.....        --(f)     (0.02)       --       --       --         --            --
                           -------      -------   -------  -------  -------    -------       -------
 Total Distributions....     (0.22)       (0.44)    (0.43)   (0.44)   (0.45)     (0.22)        (0.11)
                           -------      -------   -------  -------  -------    -------       -------
Net Asset Value, End of
 Period.................   $ 11.11      $ 11.31   $ 12.07  $ 11.86  $ 11.68    $ 11.74       $ 11.52
                           =======      =======   =======  =======  =======    =======       =======
Total Return (excludes
 redemption charge).....      0.16%(b)    (2.79)%    5.47%    5.43%    3.48%      3.88%(b)      8.61%(c)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 2,863      $ 3,519   $ 2,496  $ 1,398  $   675    $   433       $    94
Ratio of expenses to
 average net assets.....      1.67%(d)     1.66%     1.66%    1.66%    1.65%      1.77%(d)      1.76%(d)
Ratio of net investment
 income to average net
 assets.................      3.91%(d)     3.51%     3.57%    3.76%    3.96%      3.82%(d)      4.00%(d)
Ratio of expenses to
 average net assets*....      1.78%(d)     1.77%     1.76%    1.76%    1.75%      1.87%(d)      1.88%(d)
Portfolio turnover**....      2.26%        0.76%     6.14%    3.50%    3.66%      1.55%           --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) On September 27, 1994, the Portfolio redesignated Investor shares as "Investor A" shares and authorized the issuance of a third series of shares designated as "Investor B" shares. These financial highlights of Investor B shares cover the period from March 1, 1995 (commencement of operations) through May 31, 1995.
(b) Not annualized. (c) Represents total return for the Investor A Shares from June 1, 1994 to February 28, 1995, plus the total return for the Investor B Shares for the period from March 1, 1995 to May 31, 1995. (d) Annualized. (e) Upon reorganizing as a Portfolio of the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.
(f) Distribution per share from net realized gain was less than $0.005.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Missouri Tax-Exempt Bond Portfolio

 Financial Highlights, Trust Shares

                           For the
                         six months                                             For the
                            ended                                              six months     For the
                           May 31,      For the years ended November 30,         ended       year ended
                            2000        ------------------------------------  November 30,    May 31,
                         (Unaudited)      1999      1998     1997     1996      1995 (c)        1995
                         -----------    --------   -------  -------  -------  ------------   ----------
Net Asset Value,
 Beginning of Period....  $  11.32      $  12.08   $ 11.87  $ 11.69  $ 11.74    $ 11.52       $ 11.13
                          --------      --------   -------  -------  -------    -------       -------
Investment Activities:
 Net investment income..      0.27          0.53      0.55     0.56     0.57       0.28          0.57
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.20)        (0.74)     0.21     0.18    (0.05)      0.22          0.40
                          --------      --------   -------  -------  -------    -------       -------
 Total from Investment
  Activities............      0.07         (0.21)     0.76     0.74     0.52       0.50          0.97
                          --------      --------   -------  -------  -------    -------       -------
Distributions:
 Net investment income..     (0.27)        (0.53)    (0.55)   (0.56)   (0.57)     (0.28)        (0.57)
 Net realized gains.....        --(d)      (0.02)       --       --       --         --         (0.01)
                          --------      --------   -------  -------  -------    -------       -------
 Total Distributions....     (0.27)        (0.55)    (0.55)   (0.56)   (0.57)     (0.28)        (0.58)
                          --------      --------   -------  -------  -------    -------       -------
Net Asset Value, End of
 Period.................  $  11.12      $  11.32   $ 12.08  $ 11.87  $ 11.69    $ 11.74       $ 11.52
                          ========      ========   =======  =======  =======    =======       =======
Total Return............      0.66%(a)     (1.81)%    6.52%    6.48%    4.62%      4.41%(a)      9.12%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........  $116,179      $111,842   $94,402  $75,431  $55,905    $47,773       $44,336
Ratio of expenses to
 average net assets.....      0.67%(b)      0.66%     0.66%    0.66%    0.65%      0.78%(b)      0.64%
Ratio of net investment
 income to average net
 assets.................      4.91%(b)      4.51%     4.57%    4.76%    4.95%      4.83%(b)      5.22%
Ratio of expenses to
 average net assets*....      1.08%(b)      1.07%     1.06%    1.06%    0.75%      0.88%(b)      1.16%
Portfolio turnover**....      2.26%         0.76%     6.14%    3.50%    3.66%      1.55%           --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized. (c) Upon reorganizing as a Portfolio of the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30. (d) Distribution per share from net realized gain was less than $0.005.
                       See notes to financial statements

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                Mercantile National Municipal Bond Portfolio/1/


  Q. What were the conditions in the economy and the municipal bond market during the six month period ended May 31, 2000?

  A. Interest rates rose during much of the period, due to conflicting data about the strength of the U.S. economy. It appeared at times that the economy was growing at a moderate, sustainable pace and inflation would remain low, but recurrent signs of rapid economic growth has caused the Fed to remain on watch to head off inflation.

  Q. How did the municipal bond market perform in that environment?

  A. Longer-term municipal bonds outperformed shorter-term municipals, and rising interest rates provided fewer municipal refundings. There were, however, some attractive opportunities among new municipal issues.

  Q. How did you manage the Portfolio in that environment?

  A. We attempted to lengthen the Portfolio while battling tax-season redemptions. Selling short-term securities helped stabilize the Portfolio's average maturity and duration.

  Q. In what sectors did you find attractive opportunities?

  A. The Portfolio did not make large sector bets. However, we found opportunities to capture attractive yields among general obligation and revenue bonds. We later reduced the Portfolio's holdings in that sector./2/

  Q. What is your outlook for the months ahead?

  A. We believe the economy will continue to grow at a moderate pace with low inflation. However, the Fed may again raise rates if inflation appears to be in danger of rising. In that somewhat uncertain environment, we believe the overall bond market will likely trade in a narrow range, with long-term yields between 5.50% and 6.00%. Demand for municipal bonds should remain strong, and we believe the municipal market should continue to perform well relative to taxable bonds.

  Q. How will you manage the Portfolio in that environment?

  A. We will maintain the Portfolio's current position with an average maturity of between eight and ten years in order to capture attractive yields for shareholders. We will also continue to invest in bonds with very high credit ratings, because the higher yields of lower-quality bonds do not justify their additional risk.
-----
/1/The Portfolio's income may be subject to certain state and local taxes and, depending on your tax status, the federal alternative minimum tax. /2/Portfolio composition is subject to change.

                  Mercantile National Municipal Bond Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile National Municipal Bond Portfolio is measured against the Lehman Brothers 10 year Municipal Bond Index, an unmanaged index representative of the total return of municipal bonds with remaining maturities of 10 years or less. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 4.00% sales charge on Investor A Shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
National Municipal Bond Portfolio                       May 31, 2000 (Unaudited)

Municipal Bonds (98.0%):
                      Security                         Principal     Market
                     Description                         Amount       Value
                     -----------                       ---------- -------------
Alaska (0.4%):
Alaska State, Housing Finance Corp., Series A, 5.70%,
 12/1/11, Callable on 12/1/05 @102 (MBIA Insured)....  $1,000,000 $     999,990
                                                                  -------------
California (4.4%):
San Francisco Bay Area Rapid Transit Tax Revenue,
 5.25%, 7/1/17, Callable on 7/1/08 @ 101.............   5,000,000     4,712,600
Southern California Public Power Authority, Electric
 Power & Light Revenue, Palo Verde, Series A, 5.00%,
 7/1/15, Callable on 7/1/03 @ 102 (AMBAC-TCRS
 Insured)............................................   7,000,000     6,435,450
                                                                  -------------
                                                                     11,148,050
                                                                  -------------
Colorado (4.7%):
Adams County School District No. 012, G.O., 5.40%,
 12/15/13, Callable on 12/15/07 @ 101 (FGIC
 Insured)............................................   6,655,000     6,535,942
Colorado Springs, Utilities Revenue, System
 Improvement, Series A, 5.25%, 11/15/22, Callable on
 11/15/07 @ 100......................................   6,160,000     5,510,797
                                                                  -------------
                                                                     12,046,739
                                                                  -------------
Connecticut (3.5%):
Connecticut State, Clean Water Foundation Revenue,
 5.25%, 3/1/20, Callable on 3/1/08 @ 101.............   4,360,000     3,993,935
Connecticut State, Series A, G.O., 5.25%, 3/1/13,
 Callable on 3/1/07 @ 101............................   5,000,000     4,854,950
                                                                  -------------
                                                                      8,848,885
                                                                  -------------
District of Columbia (1.9%):
District of Columbia Water & Sewer Authority Revenue,
 5.50%, 10/1/18, Callable on 4/1/09 @ 160 (FSA
 Insured)............................................   5,000,000     4,793,550
                                                                  -------------
Florida (7.0%):
Florida State Department of Environmental
 Preservation 2000, General Services Revenue, Series
 A, 5.50%, 7/1/13, Callable on 7/1/06 @ 101 (MBIA
 Insured)............................................   5,000,000     4,953,850
Florida State Department of Transportation, G.O.,
 5.25%, 7/1/17, Callable on 7/1/06 @ 101.............   5,525,000     5,169,798
Palm Beach County, Park & Recreational Facilities
 Revenue, 5.25%, 11/1/16, Callable on 11/1/06 @ 102
 (FSA Insured).......................................   5,000,000     4,711,150
Palm Beach County, Solid Waste Authority Revenue,
 Series B, 5.38%, 10/1/11, Callable on 10/1/06 @ 101
 (AMBAC Insured).....................................   3,000,000     2,968,470
                                                                  -------------
                                                                     17,803,268
                                                                  -------------

Municipal Bonds, continued
                       Security                         Principal     Market
                     Description                          Amount       Value
                     -----------                        ---------- -------------
Hawaii (4.8%):
Hawaii State, Series CN, G.O., 5.50%, 3/1/14, Callable
 on 3/1/07 @ 102 (FGIC Insured).......................  $8,000,000 $   7,825,840
Hawaii State, Series CR, G.O., 5.00%, 4/1/16, Callable
 on 4/1/08 @ 101 (MBIA Insured).......................   5,000,000     4,515,050
                                                                   -------------
                                                                      12,340,890
                                                                   -------------
Illinois (10.7%):
Chicago Metropolitan Water Reclamation District, G.O.,
 5.25%, 12/1/14, Callable on 12/1/08 @102.............   5,000,000     4,727,250
Cook County, Series A, G.O., 6.25% 11/15/12 (MBIA
 Insured).............................................   9,090,000     9,656,034
Illinois Health Facility Authority, 5.38%, 7/1/17,
 Callable on 7/1/07 @ 101 (MBIA Insured)..............   5,395,000     5,053,982
Illinois State, G.O., 5.25%, 2/1/13, Callable on
 2/1/07 @ 101 (FGIC Insured)..........................   8,400,000     7,998,648
                                                                   -------------
                                                                      27,435,914
                                                                   -------------
Indiana (1.4%):
Indiana Transportation Finance Authority, Highway
 Revenue, Series A, 5.75%, 6/1/12 (AMBAC Insured).....   3,500,000     3,536,225
                                                                   -------------
Massachusetts (7.1%):
Massachusetts Bay Transportation Authority, Series A,
 5.00%, 3/1/12, Callable on 3/1/07 @ 101 (FGIC
 Insured).............................................   5,795,000     5,447,126
Massachusetts Bay Transportation Authority, Series A,
 5.13%, 3/1/17, Callable on 3/1/07 @ 101 (FGIC
 Insured).............................................   6,165,000     5,590,175
Massachusetts State Water Pollution Abatement Trust,
 Series 3, 5.63%, 2/1/15, Callable on 2/1/07 @ 101....   7,115,000     7,082,840
                                                                   -------------
                                                                      18,120,141
                                                                   -------------
Minnesota (5.9%):
Minnesota State, G.O., 4.90%, 8/1/14, Callable on
 8/1/07 @ 100.........................................   5,000,000     4,580,050
Monticello Independent School District No. 882, G.O.,
 5.40%, 2/1/15, Callable on 2/1/06 @ 100..............   6,000,000     5,988,000
Rochester Health Care Facilities, Mayo Foundation,
 Series A, 5.38%, 11/15/18, Callable on 5/15/08
 @ 101................................................   5,000,000     4,563,350
                                                                   -------------
                                                                      15,131,400
                                                                   -------------
Mississippi (2.5%):
Mississippi State, Series A, G.O., 5.13%, 7/1/14,
 Callable on 7/1/07 @ 100.............................   6,835,000     6,445,200
                                                                   -------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
National Municipal Bond Portfolio                      May 31, 2000 (Unaudited)

Municipal Bonds, continued
                       Security                         Principal
                     Description                          Amount   Market Value
                     -----------                        ---------- ------------
Nevada (6.7%):
Clark County Flood Control, Series F, G.O., 5.00%,
 11/1/12, Callable on 11/1/08 @ 101 (FGIC Insured)....  $6,460,000 $  6,064,712
Clark County School District, Series B, G.O., 5.50%,
 6/15/11, Callable on 6/15/07 @ 101 (FGIC Insured)....   5,000,000    5,016,000
Nevada State, 5.00%, 5/15/15, Callable on 5/15/08 @
 100..................................................   6,745,000    6,064,295
                                                                   ------------
                                                                     17,145,007
                                                                   ------------
New Jersey (4.6%):
Camden County, Municipal Utilities Authority Sewer
 Revenue, Series C, G.O., 5.10%, 7/15/12, Callable on
 7/15/08 @ 101........................................   5,000,000    4,753,200
New Jersey State Transportation System, Series A,
 5.00%, 6/15/14, Callable on 6/15/08 @ 100............   7,500,000    6,914,925
                                                                   ------------
                                                                     11,668,125
                                                                   ------------
New York (1.9%):
New York State Thruway Authority, Series A, 5.25%,
 4/1/14, Callable on 4/1/07 @ 102 (AMBAC Insured).....   5,000,000    4,781,750
                                                                   ------------
North Dakota (1.9%):
Fargo Water Revenue, 5.13%, 1/1/17, Callable on 1/1/08
 @ 100 (MBIA Insured).................................   5,250,000    4,765,163
                                                                   ------------
Ohio (2.7%):
Ohio State Building Authority, 4.75%, 10/1/17,
 Callable on 10/1/08 @ 101............................   8,000,000    6,914,240
                                                                   ------------
Oregon (2.4%):
Washington County, Unified Sewer Agency, Sewer
 Revenue, Series 1, 5.75%, 10/1/10 (FGIC Insured).....   6,110,000    6,252,730
                                                                   ------------
Pennsylvania (1.9%):
Pennsylvania State, G.O., 5.13%, 9/15/11, Callable on
 3/15/07 @ 101.5 (AMBAC Insured)......................   5,000,000    4,855,800
                                                                   ------------
Rhode Island (1.9%):
Rhode Island State, Series A, G.O., 5.13%, 8/1/12,
 Callable on 8/1/07 @ 101 (MBIA Insured)..............   5,055,000    4,800,632
                                                                   ------------
Texas (10.1%):
Harris County Health Facilities Development Revenue,
 Memorial Hospital Systems Project, Series A, 5.50%,
 6/1/17, Callable on 6/1/07 @ 102 (MBIA Insured)......   8,000,000    7,569,280
San Antonio Independent School District, G.O., 5.13%,
 8/15/14, Callable on 8/15/08 @ 100 (PSF Guaranteed)..   6,000,000    5,544,240

 Municipal Bonds, continued
                                                       Shares or
                       Security                        Principal
                     Description                         Amount   Market Value
                     -----------                       ---------- ------------
 Texas, continued
 Texas State, G.O., 5.40%, 8/1/21, Callable on 8/1/06
  @ 100..............................................  $6,750,000 $  6,267,713
 University of Texas Permanent University Fund,
  College & University Revenue, 5.00%, 7/1/14,
  Callable on 7/1/08 @100 (PUFG Guaranteed)..........   7,060,000    6,466,607
                                                                  ------------
                                                                    25,847,840
                                                                  ------------
 Virginia (1.9%):
 Virginia State Transportation Board, Transportation
  Contract Revenue, U.S. Route 58 Corridor, Series B,
  5.13%, 5/15/12, Callable on 5/15/06 @ 101..........   4,920,000    4,755,672
                                                                  ------------
 Washington (7.7%):
 King County School District No. 415, G.O., 5.35%,
  12/1/16, Callable on 12/1/07 @ 100 (MBIA Insured)..   4,050,000    3,810,726
 King County, Series F, G.O., 5.13%, 12/1/14,
  Callable on 12/1/07 @ 100..........................   5,000,000    4,611,600
 Washington State Motor Vehicle Fuel Tax, Series D,
  G.O., 5.38%, 1/1/22, Callable on 1/1/07 @ 100 (FGIC
  Insured)...........................................   8,000,000    7,273,280
 Washington State, Series C, G.O., 5.50%, 1/1/17,
  Callable on 1/1/07 @ 100...........................   4,190,000    4,022,651
                                                                  ------------
                                                                    19,718,257
                                                                  ------------
 TOTAL MUNICIPAL BONDS                                             250,155,468
                                                                  ------------
 Investment Companies (0.8%):
 Federated Tax-Free Fund.............................   2,177,000 $  2,177,000
                                                                  ------------
 TOTAL INVESTMENT COMPANIES                                          2,177,000
                                                                  ------------
 TOTAL INVESTMENTS
  (Cost $264,004,078)(a)--98.8%                                    252,332,468
 Other assets in excess of liabilities--1.2%                         2,995,498
                                                                  ------------
 TOTAL NET ASSETS-100.0%                                          $255,327,966
                                                                  ============

-----
(a) Represents cost for federal income tax purposes and financial reporting purposes and differs from value by net unrealized depreciation of securities as follows:

      Unrealized appreciation.................................... $    179,795
      Unrealized depreciation....................................  (11,851,405)
                                                                  ------------
      Net unrealized appreciation................................ $(11,671,610)
                                                                  ============

AMBAC AMBAC Indemnity Corp.
FGIC Financial Guaranty Insurance Corp.
FSA Financial Securities Assurance, Inc.
G.O. General Obligation
MBIA Municipal Bond Insurance Association
PSF Permanent School Fund
PUFG Permanent University Fund Guarantee
TCRS Transferrable Custodial Receipts
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
National Municipal Bond Portfolio

Statement
of Assets
and
Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $264,004,078).............            $252,332,468
Cash..................................................                  11,123
Interest receivable...................................               4,196,718
Receivable for capital shares sold....................                  15,000
Deferred organizational costs.........................                  10,591
Prepaid expenses and other assets.....................                   7,359
                                                                  ------------
 Total Assets.........................................             256,573,259
Liabilities:
Dividends payable..................................... $1,036,513
Payable for capital shares redeemed...................     13,859
Payable to affiliates.................................    164,753
Other liabilities.....................................     30,168
                                                       ----------
 Total Liabilities....................................               1,245,293
                                                                  ------------
Net Assets:
Capital...............................................             269,381,743
Distributions in excess of net investment income......                (439,096)
Accumulated net realized losses from investment
 transactions.........................................              (1,943,071)
Net unrealized depreciation from investments..........             (11,671,610)
                                                                  ------------
Net Assets............................................            $255,327,966
                                                                  ============
Investor A Shares
 Net Assets...........................................            $  1,437,594
 Shares...............................................                 155,603
 Redemption price per share...........................                   $9.24
                                                                  ============
Maximum Sales Charge -- Investor A Shares.............                    4.00%
 Maximum Offering Price (100%/(100% -- Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share.....................................                   $9.63
                                                                  ============
Investor B Shares
 Net Assets...........................................            $    628,978
 Shares...............................................                  68,173
 Offering price per share*............................                   $9.23
                                                                  ============
Trust Shares
 Net Assets...........................................            $253,261,394
 Shares...............................................              27,469,496
 Offering and redemption price per share..............                   $9.22
                                                                  ============

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations
                                           For the six months ended May 31, 2000
                                                                     (Unaudited)

Investment Income:
Interest income..........................................          $ 7,536,357
                                                                   -----------
 Total Investment Income.................................            7,536,357
Expenses:
Investment advisory fees................................. $774,849
Administration fees......................................  281,764
Distribution and services fees, Investor A Shares........    1,522
Distribution and services fees, Investor B Shares........    3,447
Administrative services fees, Trust Shares...............  418,467
Accounting fees..........................................    4,256
Custodian fees...........................................   70,489
Transfer agent fees......................................   51,922
Other....................................................   69,013
                                                          --------
 Total expenses before voluntary fee reductions..........            1,675,729
 Expenses voluntarily reduced............................             (573,483)
                                                                   -----------
 Net Expenses............................................            1,102,246
                                                                   -----------
Net Investment Income....................................            6,434,111
                                                                   -----------
Realized/Unrealized Losses from Investments:
Net realized losses from investment transactions.........           (1,599,708)
Net change in unrealized depreciation from investments...           (4,258,988)
                                                                   -----------
Net realized/unrealized losses from investments..........           (5,858,696)
                                                                   -----------
Change in net assets resulting from operations...........          $   575,415
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
National Municipal Bond Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  6,434,111  $ 15,856,090
 Net realized losses from investment transactions..   (1,599,708)     (343,264)
 Net change in unrealized depreciation from
  investments......................................   (4,258,988)  (26,887,094)
                                                    ------------  ------------
Change in net assets resulting from operations.....      575,415   (11,374,268)
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (34,281)      (72,676)
 In excess of net investment income................           --        (1,174)
 From net realized gains from investment
  transactions.....................................           --        (9,653)
 In excess of net realized gains from investment
  transactions.....................................           --        (1,019)

Distributions to Investor B Shareholders:
 From net investment income........................      (12,769)      (26,003)
 In excess of net investment income................           --          (420)
 From net realized gains from investment
  transactions.....................................           --        (4,241)
 In excess of net realized gains from investment
  transactions.....................................           --          (448)

Distributions to Trust Shareholders:
 From net investment income........................   (6,570,136)  (15,757,410)
 In excess of net investment income................           --      (254,526)
 From net realized gains from investment
  transactions.....................................           --    (3,239,010)
 In excess of net realized gains from investment
  transactions.....................................           --      (341,765)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (6,617,186)  (19,708,345)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (67,799,169)  (25,930,814)
                                                    ------------  ------------
Change in net assets...............................  (73,840,940)  (57,013,427)
Net Assets:
 Beginning of period...............................  329,168,906   386,182,333
                                                    ------------  ------------
 End of period..................................... $255,327,966  $329,168,906
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
National Municipal Bond Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months   For the years ended
                            ended          November 30,            November 18, 1996
                         May 31, 2000  ------------------------           to
                         (Unaudited)    1999      1998    1997   November 30, 1996 (a)
                         ------------  ------    ------  ------  ---------------------
Net Asset Value,
 Beginning of Period....    $ 9.43     $10.22    $10.27  $10.05         $10.00
                            ------     ------    ------  ------         ------
Investment Activities:
 Net investment income..      0.20       0.41      0.44    0.52           0.02
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.18)     (0.69)     0.30    0.22           0.05
                            ------     ------    ------  ------         ------
 Total from Investment
  Activities............      0.02      (0.28)     0.74    0.74           0.07
                            ------     ------    ------  ------         ------
Distributions:
 Net investment income..     (0.21)     (0.40)    (0.44)  (0.52)         (0.02)
 In excess of net
  investment income.....        --      (0.01)       --      --             --
 Net realized gains.....        --      (0.09)    (0.35)     --             --
 In excess of net
  realized gains........        --      (0.01)       --      --             --
                            ------     ------    ------  ------         ------
 Total Distributions....     (0.21)     (0.51)    (0.79)  (0.52)         (0.02)
                            ------     ------    ------  ------         ------
Net Asset Value, End of
 Period.................    $ 9.24     $ 9.43    $10.22  $10.27         $10.05
                            ======     ======    ======  ======         ======
Total Return (excludes
 sales charge)..........      0.21%(b)  (2.87)%+   7.56%   7.61%          0.73%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $1,438     $1,582    $1,162  $  717         $    1
Ratio of expenses to
 average net assets.....      0.98%(c)   0.96%     0.85%   0.35%          0.37%(c)
Ratio of net investment
 income to average net
 assets.................      4.38%(c)   4.14%     4.18%   4.71%          9.08%(c)
Ratio of expenses to
 average net assets*....      1.09%(c)   1.16%     1.16%   1.17%          1.07%(c)
Portfolio turnover**....        --         --     18.30%  83.94%            --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. + Incurred class specific gains. The total return excluding this would have been (3.14)%.

 Financial Highlights, Investor B Shares

                           For the
                          six months    For the years ended
                            ended           November 30,           November 18, 1996
                         May 31, 2000   -----------------------           to
                         (Unaudited)     1999     1998    1997   November 30, 1996 (a)
                         ------------   ------   ------  ------  ---------------------
Net Asset Value,
 Beginning of Period....    $ 9.41      $10.24   $10.29  $10.05         $10.00
                            ------      ------   ------  ------         ------
Investment Activities:
 Net investment income..      0.16        0.33     0.36    0.44           0.02
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.17)      (0.72)    0.30    0.24           0.05
                            ------      ------   ------  ------         ------
 Total from Investment
  Activities............     (0.01)      (0.39)    0.66    0.68           0.07
                            ------      ------   ------  ------         ------
Distributions:
 Net investment income..     (0.17)      (0.33)   (0.36)  (0.44)         (0.02)
 In excess of net
  investment income.....        --       (0.01)      --      --             --
 Net realized gains.....        --       (0.09)   (0.35)     --             --
 In excess of net
  realized gains........        --       (0.01)      --      --             --
                            ------      ------   ------  ------         ------
 Total Distributions....     (0.17)      (0.44)   (0.71)  (0.44)         (0.02)
                            ------      ------   ------  ------         ------
Net Asset Value, End of
 Period.................    $ 9.23      $ 9.41   $10.24  $10.29         $10.05
                            ======      ======   ======  ======         ======
Total Return (excludes
 redemption charge).....     (0.08)%(b)  (4.03)%   6.69%   7.01%          0.70%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $  629      $  747   $  503  $  408         $    1
Ratio of expenses to
 average net assets.....      1.78%(c)    1.76%    1.56%   1.17%          1.10%(c)
Ratio of net investment
 income to average net
 assets.................      3.58%(c)    3.34%    3.51%   4.08%          8.35%(c)
Ratio of expenses to
 average net assets*....      1.89%(c)    1.86%    1.86%   1.89%          1.80%(c)
Portfolio turnover**....        --          --    18.30%  83.94%            --

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

                      See notes to financial statements.

MERCANTILE MUTUAL FUNDS, INC.
National Municipal Bond Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months       For the years ended         November 18, 1996
                            ended              November 30,                   to
                         May 31, 2000   -----------------------------    November 30,
                         (Unaudited)      1999       1998      1997        1996 (a)
                         ------------   --------   --------  --------  -----------------
Net Asset Value,
 Beginning of Period....   $   9.41     $  10.23   $  10.28  $  10.05      $  10.00
                           --------     --------   --------  --------      --------
Investment Activities:
 Net investment income..       0.21         0.43       0.46      0.54          0.02
 Net realized and
  unrealized gains
  (losses) from
  investments...........      (0.18)       (0.72)      0.30      0.23          0.05
                           --------     --------   --------  --------      --------
 Total from Investment
  Activities............       0.03        (0.29)      0.76      0.77          0.07
                           --------     --------   --------  --------      --------
Distributions:
 Net investment income..      (0.22)       (0.42)     (0.46)    (0.54)        (0.02)
 In excess of net
  investment income.....         --        (0.01)        --        --            --
 Net realized gains.....         --        (0.09)     (0.35)       --            --
 In excess of net
  realized gains........         --        (0.01)        --        --            --
                           --------     --------   --------  --------      --------
 Total Distributions....      (0.22)       (0.53)     (0.81)    (0.54)        (0.02)
                           --------     --------   --------  --------      --------
Net Asset Value, End of
 Period.................   $   9.22     $   9.41   $  10.23  $  10.28      $  10.05
                           ========     ========   ========  ========      ========
Total Return............       0.31%(b)    (2.97)%     7.76%     7.97%         0.74%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $253,261     $326,840   $384,518  $366,889      $310,413
Ratio of expenses to
 average net assets.....       0.78%(c)     0.76%      0.56%     0.14%         0.12%(c)
Ratio of net investment
 income to average net
 assets.................       4.58%(c)     4.33%      4.52%     5.38%         5.77%(c)
Ratio of expenses to
 average net assets*....       1.19%(c)     1.16%      1.16%     1.17%         0.82%(c)
Portfolio turnover**....         --           --      18.30%    83.94%           --

*During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated. **Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.


                      See notes to financial statetments.

                         Mercantile Balanced Portfolio


  Q. What were the conditions in the market during the six month period ended May 31, 2000?

  A. The first half of the fiscal year was characterized by two seemingly offsetting trends. Earnings growth of many companies accelerated to over 10% per year, which affected the market positively. Negatively, the Federal Reserve initiated three interest rate hikes and seem poised to implement at least one more increase. The result of these two conflicting trends in the large-cap equity market was a great deal of volatility, but at the end of the period, the S&P 500 Index was little changed, earning just +2.90%.

  Q. How did you allocate the Portfolio's assets among stocks, bonds and cash?

  A. Typically, the Portfolio invests 50% to 60% of its assets in equity securities, with the balance in fixed-income or money market securities. At the end of the reporting period, the Portfolio's allocation was 60% in stocks, and 40% in fixed-income or money market securities.*

  Q. What types of stocks did you favor?

  A. Our emphasis in this period shifted from a market weighting in technology to an under weighting as compared to the S&P 500 Index. This realignment resulted in an increased exposure to health care, financials, and food processor stocks. The Portfolio benefited as the market showed signs of shifting its focus from growth to value.

  Q. What types of bonds did you favor?

  A. The Portfolio's fixed-income component consisted of a mix of Treasury bonds, high-quality mortgage-backed securities and select corporate issues. Our position in mortgage-backed bonds helped the performance of the Portfolio during the period as those securities rallied. We also found opportunities to purchase high-quality corporate bonds that offered attractive yields relative to Treasuries.

  Q. How will you manage the Portfolio in the months ahead?

  A. We will continue to look for shares of reasonably-priced companies with growing earnings and sound balance sheets. We have curtailed our exposure in the technology sector. At this time, we are emphasizing the consumer staples, industrial cyclicals, and energy sectors. Our focus remains on shares of profitable, high-quality stocks.

  We will also continue to invest in high-quality fixed-income securities that offer attractive yields to shareholders. In particular, we may reduce the Portfolio's position in mortgage-backed securities, which have performed well in recent months, and shift our investments to high-quality corporate bonds with relatively long maturities. As always, we will monitor the financial markets and may consider modest shifts in the Portfolio's asset allocation if circumstances require such a move.
-----
* Portfolio composition is subject to change.

                         Mercantile Balanced Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Balanced Portfolio is measured against the Standard & Poor's 500 Index, an unmanaged index generally representative of the U.S. stock market as a whole, and the Lehman Brothers Aggregate Bond Index, an unmanaged Index comprised of the Lehman Brothers Government/Corporate Bond Index and two Lehman Brothers asset-backed securities indices. Investors are unable to invest in the indices directly, although they can invest in the underlying securities. The performance of the indices does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on January 3, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Balanced Portfolio                                      May 31, 2000 (Unaudited)

Common Stocks 61.9%:
                         Security                                   Market
                        Description                        Shares    Value
                        -----------                        ------ -----------
Banking (2.5%):
Chase Manhattan Corp. .................................... 12,735 $   951,145
First Union Corp.......................................... 34,694   1,220,795
                                                                  -----------
                                                                    2,171,940
                                                                  -----------
Beverages (1.4%):
PepsiCo, Inc. ............................................ 30,464   1,239,504
                                                                  -----------
Building Products (1.4%):
Masco Corp................................................ 60,950   1,199,953
                                                                  -----------
Business Services (1.9%):
Electronic Data Systems Corp. ............................  7,100     456,619
First Data Corp. ......................................... 20,877   1,170,417
                                                                  -----------
                                                                    1,627,036
                                                                  -----------
Chemicals (1.8%):
Avery Dennison Corp. ..................................... 16,280     997,150
Solutia, Inc. ............................................ 44,681     541,757
                                                                  -----------
                                                                    1,538,907
                                                                  -----------
Computer Software (2.8%):
Adaptec, Inc.(b).......................................... 21,994     433,007
BMC Software, Inc.(b)..................................... 23,800   1,047,200
Microsoft Corp.(b)........................................ 14,930     934,058
                                                                  -----------
                                                                    2,414,265
                                                                  -----------
Computers (3.3%):
Cisco Systems, Inc.(b).................................... 22,300   1,269,706
Compaq Computer Corp...................................... 20,100     527,625
Hewlett-Packard Co. ......................................  8,427   1,012,293
                                                                  -----------
                                                                    2,809,624
                                                                  -----------
Containers & Packaging (0.6%):
Crown Cork & Seal Co., Inc. .............................. 31,027     531,337
                                                                  -----------
Cosmetics & Toiletries (1.1%):
Estee Lauder Cos., Class A................................ 11,253     504,275
Gillette Co. ............................................. 14,290     476,929
                                                                  -----------
                                                                      981,204
                                                                  -----------
Electrical & Electronic (3.5%):
General Electric Co. ..................................... 23,388   1,230,794
Millipore Corp. .......................................... 24,347   1,762,114
                                                                  -----------
                                                                    2,992,908
                                                                  -----------
Entertainment (1.4%):
Carnival Corp............................................. 25,100     680,838
Time Warner, Inc. ........................................  6,182     487,992
                                                                  -----------
                                                                    1,168,830
                                                                  -----------
Financial Services (4.0%):
Heller Financial, Inc. ................................... 25,793     486,843
MBNA Corp. ............................................... 49,042   1,367,046
Morgan Stanley Dean Witter & Co. .........................  7,900     568,306
SLM Holding Corp. ........................................ 31,511   1,061,527
                                                                  -----------
                                                                    3,483,722
                                                                  -----------
Food Products & Services (2.2%):
H.J. Heinz Co. ........................................... 30,000   1,175,625
Ralston-Ralston Purina Group.............................. 37,800     701,663
                                                                  -----------
                                                                    1,877,288
                                                                  -----------
Health Care (0.7%):
C.R. Bard, Inc............................................ 12,800     584,000
                                                                  -----------

Common Stocks, continued
                         Security                                  Market
                        Description                        Shares   Value
                        -----------                        ------ ---------
Manufacturing (0.6%):
Illinois Tool Works, Inc..................................  9,241 $ 536,556
                                                                  ---------
Manufacturing--Consumer Goods (0.7%):
Energizer Holdings, Inc................................... 13,233   224,961
Procter & Gamble Co.......................................  5,800   385,700
                                                                  ---------
                                                                    610,661
                                                                  ---------
Medical Equipment & Supplies (1.3%):
Baxter International, Inc................................. 17,450 1,160,425
                                                                  ---------
Metals & Mining (1.1%):
Alcoa, Inc................................................ 16,100   940,844
                                                                  ---------
Oil & Exploration, Production & Services: (2.3%):
Murphy Oil Corp...........................................  9,820   637,073
Ocean Energy, Inc.(b)..................................... 58,220   873,300
Transocean Sedco Forex, Inc...............................  9,700   477,119
                                                                  ---------
                                                                  1,987,492
                                                                  ---------
Oil Companies-Integrated: (2.3%):
Unocal Corp............................................... 19,363   744,265
USX-Marathon Group, Inc................................... 44,130 1,199,784
                                                                  ---------
                                                                  1,944,049
                                                                  ---------
Paper & Related (1.1%):
Mead Corp................................................. 30,551   941,353
                                                                  ---------
Pharmaceuticals (5.9%):
Allergan, Inc.............................................  8,308   570,656
Bristol-Meyers Squibb Co.................................. 17,184   946,194
Eli Lilly & Co............................................ 16,910 1,287,274
Merck & Co., Inc.......................................... 15,264 1,139,076
Schering-Plough Corp...................................... 24,288 1,174,932
                                                                  ---------
                                                                  5,118,132
                                                                  ---------
Restaurants (0.7%):
Tricon Global Restaurants, Inc.(b)........................ 19,174   562,038
                                                                  ---------
Retail Stores (4.0%):
Consolidated Stores Corp.(b).............................. 67,156   873,028
Lowe's Companies, Inc..................................... 21,000   977,813
Office Depot, Inc.(b)..................................... 74,707   527,618
Wal-Mart Stores, Inc...................................... 18,241 1,051,138
                                                                  ---------
                                                                  3,429,597
                                                                  ---------
Semiconductors (4.0%):
Altera Corp.(b)...........................................  6,940   595,972
Applied Materials, Inc.(b)................................  9,016   752,836
Intel Corp................................................  8,000   997,500
KLA-Tencor Corp.(b)....................................... 11,272   558,669
Maxim Integrated Products(b)..............................  8,800   558,250
                                                                  ---------
                                                                  3,463,227
                                                                  ---------
Telecommunications (3.7%):
Nokia Corp................................................  7,200   374,400
Nortel Networks Corp...................................... 16,400   890,725
SBC Communications, Inc................................... 25,100 1,096,555
WorldCom, Inc.(b)......................................... 21,200   797,650
                                                                  ---------
                                                                  3,159,330
                                                                  ---------
Utilities--Gas & Electric (2.9%):
AES Corp..................................................  7,100   619,475
Cinergy Corp.............................................. 21,723   578,375
Duke Energy Corp.......................................... 10,306   600,325
El Paso Energy Corp....................................... 13,552   697,928
                                                                  ---------
                                                                  2,496,103
                                                                  ---------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Balanced Portfolio                                     May 31, 2000 (Unaudited)

Common Stocks, continued
                                                          Shares
                                                            or
                        Security                         Principal   Market
                       Description                        Amount      Value
                       -----------                       --------- -----------
Utilities--Telephone (1.1%):
GTE Corp................................................    15,549 $   983,474
                                                                   -----------
Wholesale Distribution (1.6%):
Sysco Corp..............................................    31,927   1,338,939
                                                                   -----------
TOTAL COMMON STOCKS                                                 53,292,738
                                                                   -----------
Corporate Bonds (9.7%):
Automotive (2.1%):
Ford Motor Credit, 6.7%, 7/16/04........................ 1,000,000     956,374
General Motors Acceptance Corp., 6.85%, 4/17/01, MTN....   890,000     885,231
                                                                   -----------
                                                                     1,841,605
                                                                   -----------
Banking (1.1%):
First Union National Bank, 7.88%, 2/15/10............... 1,000,000     972,440
                                                                   -----------
Brokerage Services (1.2%):
Merrill Lynch & Co., Inc., Series B, 7.15%, 7/30/12,
 MTN, Callable on 7/30/02 @ 100......................... 1,100,000   1,004,577
                                                                   -----------
Entertainment (1.1%):
Walt Disney Co., 5.25%, 11/10/03........................ 1,000,000     931,976
                                                                   -----------
Financial Services (4.2%):
Associates Corp., 7.95%, 2/15/10........................ 2,500,000   2,477,313
Norwest Financial, Inc., 6.63%, 7/15/04................. 1,200,000   1,151,555
                                                                   -----------
                                                                     3,628,868
                                                                   -----------
TOTAL CORPORATE BONDS                                                8,379,466
                                                                   -----------

U.S. Government Agencies (20.5%):
Federal Home Loan Bank (4.4%):
6.25%, 6/1/00.............................................. 1,795,000 1,795,000
5.35%, 2/7/01, MTN......................................... 2,000,000 1,979,186
                                                                      ---------
                                                                      3,774,186
                                                                      ---------
Federal Home Loan Mortgage Corp. (6.7%):
6.50%, 4/1/08, Gold Pool #E00225...........................   251,615   241,959
7.00%, 4/1/08, Gold Pool #E46076...........................    31,147    30,347
7.00%, 4/1/08, Gold Pool #E46044...........................   157,123   153,087
6.50%, 1/1/09, Gold Pool #E55696...........................   402,801   386,719
6.50%, 1/1/18, Gold Pool #G30098........................... 2,325,102 2,183,781
6.00%, 4/1/18, Gold Pool #C90214........................... 3,068,151 2,803,690
                                                                      ---------
                                                                      5,799,583
Federal National Mortgage Assoc. (1.2%):
6.00%, 3/1/13, Pool #418297................................   410,697 $ 382,542
6.00%, 5/1/13, Pool #425391................................   326,850   304,443
6.00%, 6/1/13, Pool #251760................................   203,063   189,143
7.00%, 2/1/16, Pool #303725................................   166,129   160,088
                                                                      ---------
                                                                      1,036,216
                                                                      ---------
Government National Mortgage Assoc. (8.2%):
7.00%, 7/15/09, Pool #364246...............................   145,143   142,168
6.50%,10/20/10, Pool #2108.................................   297,542   284,888
6.50%, 7/15/11, Pool #436630............................... 1,306,238 1,255,808
8.50%, 6/15/17, Pool #217380...............................     6,884     7,057
8.00%, 7/15/22, Pool #328848...............................   197,389   198,551

U.S. Government Agencies, continued
                         Security                         Principal   Market
                       Description                         Amount      Value
                       -----------                        --------- -----------
Government National Mortgage Assoc. (continued)
7.00%, 11/15/22, Pool #341287............................ $236,506  $   228,273
7.00%, 11/15/22, Pool #337961............................  144,089      139,073
7.50%, 3/15/23, Pool #331533.............................  335,068      330,560
8.50%, 3/15/23, Pool #350083.............................    6,264        6,401
7.50%, 4/15/23, Pool #343195.............................  185,047      182,558
8.50%, 8/15/24, Pool #365113.............................  281,547      287,577
8.50%, 9/15/24, Pool #375056.............................   45,185       46,153
8.50%, 9/15/24, Pool #353354.............................  198,175      202,420
8.50%, 1/15/25, Pool #400165.............................   70,818       72,314
8.50%, 2/15/25, Pool #406286.............................   19,822       20,240
8.50%, 3/15/25, Pool #384593.............................  166,046      169,555
8.50%, 4/15/25, Pool #346295.............................   29,099       29,713
8.00%, 8/15/25, Pool #389312.............................  206,025      207,033
7.50%, 9/15/25, Pool #394485.............................   15,217       14,984
7.50%, 9/15/25, Pool #384783.............................   10,776       10,611
7.50%, 10/15/25, Pool #409725............................  687,702      677,171
7.50%, 10/15/25, Pool #416975............................   13,365       13,160
7.50%, 10/15/25, Pool #400096............................   18,204       17,925
7.50%, 10/15/25, Pool #246633............................  633,042      623,348
6.50%, 1/15/26, Pool #417525.............................  645,889      606,520
6.50%, 1/15/26, Pool #385123.............................  120,924      113,554
6.50%, 3/15/26, Pool #417294.............................   18,282       17,167
6.50%, 4/15/26, Pool #422323.............................  356,086      334,381
6.50%, 4/15/26, Pool #421399.............................  371,086      348,467
6.50%, 4/15/26, Pool #408279.............................  312,046      293,026
6.50%, 5/15/26, Pool #430798.............................  139,362      130,868
                                                                    -----------
                                                                      7,011,524
                                                                    -----------
TOTAL U.S. GOVERNMENT AGENCIES                                       17,621,509
                                                                    -----------

U.S. Treasury Bonds (7.5%):
10.75%, 8/15/05.........................................    300,000     353,531
12.00%, 8/15/13, Callable on 8/15/08
 @ 100..................................................  2,750,000   3,667,813
8.13%, 5/15/21..........................................  1,000,000   1,199,063
8.13%, 8/15/21..........................................  1,000,000   1,200,938
                                                                    -----------
TOTAL U.S. TREASURY BONDS                                             6,421,345
                                                                    -----------
TOTAL INVESTMENTS
 (Cost $80,472,344)(a)--99.6%                                        85,715,058
Other assets in excess of liabilities--0.4%                             375,581
                                                                    -----------
TOTAL NET ASSETS--100.0%                                            $86,090,639
                                                                    -----------

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $219,516. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

   Unrealized appreciation......................................... $13,675,667
   Unrealized depreciation.........................................  (8,652,469)
                                                                    -----------
   Net unrealized appreciation..................................... $ 5,023,198
                                                                    ===========
   Cost for federal income tax purposes............................ $80,691,860

(b) Represents non-income producing securities
MTN Medium Term Value
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Balanced Portfolio

Statement of Assets and Liabilities
                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $80,472,344)...............             $85,715,058
Collateral received for securities loaned..............               5,978,666
Interest and dividends receivable......................                 500,764
Receivable for investment sold.........................                  37,814
Receivable for capital shares issued...................                   2,865
Prepaid expenses and other assets......................                   7,775
                                                                    -----------
 Total Assets..........................................              92,242,942
Liabilities:
Payable for capital shares redeemed....................  $    1,803
Payable to custodian for overdraft.....................      75,558
Payable for return of collateral received on securities
 loaned................................................   5,978,666
Payable to affiliates..................................      69,314
Other liabilities......................................      26,962
                                                         ----------
 Total Liabilities.....................................               6,152,303
                                                                    -----------
Net Assets:
Capital................................................              75,602,876
Undistributed net investment income....................                  51,968
Accumulated net realized gains from investment
 transactions..........................................               5,193,081
Net unrealized appreciation from investments...........               5,242,714
                                                                    -----------
Net Assets.............................................             $86,090,639
                                                                    ===========
Investor A Shares
 Net Assets............................................             $ 9,877,768
 Shares................................................                 924,621
 Redemption price per share............................                  $10.68
                                                                         ======
Maximum Sales Charge--Investor A Shares................                    5.50%
 Maximum Offering Price (100%/(100%--Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share......................................                  $11.30
                                                                         ======
Investor B Shares
 Net Assets............................................             $ 1,927,488
 Shares................................................                 182,455
 Offering price per share*.............................                  $10.56
                                                                         ======
Trust Shares
 Net Assets............................................             $21,847,254
 Shares................................................               2,043,547
 Offering and redemption price per share...............                  $10.69
                                                                         ======
Institutional Shares
 Net Assets............................................             $52,438,129
 Shares................................................               4,927,532
 Offering and redemption price per share...............                  $10.64
                                                                         ======

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations

                                           For the six months ended May 31, 2000
                                                                     (Unaudited)
Investment Income:
Interest income..........................................          $ 1,285,960
Dividend income..........................................              389,275
Income from securities lending...........................                3,879
                                                                   -----------
 Total Investment Income.................................            1,679,114
Expenses:
Investment advisory fees................................. $355,654
Administration fees......................................   94,842
Distribution and services fees, Investor A Shares........   15,975
Distribution and services fees, Investor B Shares........   10,528
Administrative services fees, Trust Shares...............   43,811
Administrative services fees, Institutional Shares.......   79,184
Accounting fees..........................................    7,158
Custodian fees...........................................   23,710
Transfer agent fees......................................   19,492
Other....................................................   28,263
                                                          --------
 Total expenses before voluntary fee reductions..........              678,617
 Expenses voluntarily reduced............................              (91,231)
                                                                   -----------
 Net Expenses............................................              587,386
                                                                   -----------
Net Investment Income....................................            1,091,728
                                                                   -----------
Realized/Unrealized Gains (Losses) from Investments:
Net realized gains from investment transactions..........            5,469,198
Net change in unrealized appreciation from investments...           (5,845,877)
                                                                   -----------
Net realized/unrealized losses from investments..........             (376,679)
                                                                   -----------
Change in net assets resulting from operations...........          $   715,049
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Balanced Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                        ended      year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $  1,091,728  $  2,704,797
 Net realized gains from investment transactions...    5,469,198    15,091,212
 Net change in unrealized appreciation from invest-
  ments............................................   (5,845,877)   (7,869,591)
                                                    ------------  ------------
Change in net assets resulting from operations.....      715,049     9,926,418
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................     (118,134)     (250,865)
 From net realized gains from investment transac-
  tions............................................   (1,591,685)     (744,138)
Distributions to Investor B Shareholders:
 From net investment income........................      (16,189)      (33,364)
 From net realized gains from investment transac-
  tions............................................     (333,728)      (90,071)
Distributions to Trust Shareholders:
 From net investment income........................     (360,626)   (1,012,706)
 From net realized gains from investment transac-
  tions............................................   (4,917,373)   (3,042,833)
Distributions to Institutional Shareholders:
 From net investment income........................     (589,349)   (1,404,770)
 From net realized gains from investment transac-
  tions............................................   (7,673,089)   (4,971,558)
                                                    ------------  ------------
Change in net assets from shareholder distribu-
 tions.............................................  (15,600,173)  (11,550,305)
                                                    ------------  ------------
Change in net assets from capital transactions.....   (3,574,706)  (20,507,622)
                                                    ------------  ------------
Change in net assets...............................  (18,459,830)  (22,131,509)
Net Assets:
 Beginning of period...............................  104,550,469   126,681,978
                                                    ------------  ------------
 End of period..................................... $ 86,090,639  $104,550,469
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Balanced Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months
                             ended          For the years ended November 30,
                         May 31, 2000  -----------------------------------------------
                         (Unaudited)    1999     1998     1997    1996       1995
                         ------------  -------  -------  ------  ------  -------------
Net Asset Value,
 Beginning of Period....    $12.44     $ 12.63  $ 13.26  $12.58  $11.65     $ 9.61
                            ------     -------  -------  ------  ------     ------
Investment Activities:
 Net investment income..      0.12        0.27     0.28    0.32    0.32       0.32
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.03)       0.69     0.84    1.47    1.34       2.02
                            ------     -------  -------  ------  ------     ------
 Total from Investment
  Activities............      0.09        0.96     1.12    1.79    1.66       2.34
                            ------     -------  -------  ------  ------     ------
Distributions:
 Net investment income..     (0.12)      (0.27)   (0.28)  (0.40)  (0.31)     (0.30)
 Net realized gains.....     (1.73)      (0.88)   (1.47)  (0.71)  (0.42)        --
                            ------     -------  -------  ------  ------     ------
 Total Distributions....     (1.85)      (1.15)   (1.75)  (1.11)  (0.73)     (0.30)
                            ------     -------  -------  ------  ------     ------
 Net Asset Value, End of
  Period................    $10.68     $ 12.44  $ 12.63  $13.26  $12.58     $11.65
                            ======     =======  =======  ======  ======     ======
Total Return (excludes
 sales charge)..........      0.75%(a)    8.30%    9.43%  15.38%  15.10%     24.85%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $9,878     $11,416  $10,659  $9,923  $9,328     $8,348
Ratio of expenses to
 average net assets.....      1.32%(b)    1.28%    1.26%   1.27%   1.27%      1.27%
Ratio of net investment
 income to average net
 assets.................      2.23%(b)    2.21%    2.23%   2.57%   2.79%      2.98%
Ratio of expenses to
 average net assets*....      1.42%(b)    1.38%    1.36%   1.37%   1.37%      1.37%
Portfolio turnover**....     24.94%      34.80%   47.79%  43.60%  85.16%     58.16%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Investor B Shares

                           For the
                          six months   For the years ended November      March 1, 1995
                             ended                  30,                       to
                         May 31, 2000  --------------------------------  November 30,
                         (Unaudited)    1999     1998     1997    1996     1995 (a)
                         ------------  -------  -------  ------  ------  -------------
Net Asset Value,
 Beginning of Period....    $12.32     $ 12.50  $ 13.15  $12.49  $11.59     $10.13
                            ------     -------  -------  ------  ------     ------
Investment Activities:
 Net investment income..      0.08        0.20     0.21    0.25    0.25       0.22
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.03)       0.69     0.81    1.43    1.33       1.44
                            ------     -------  -------  ------  ------     ------
 Total from Investment
  Activities............      0.05        0.89     1.02    1.68    1.58       1.66
                            ------     -------  -------  ------  ------     ------
Distributions:
 Net investment income..     (0.08)      (0.19)   (0.20)  (0.26)  (0.26)     (0.20)
 In excess of net
  investment income.....        --          --       --   (0.05)     --         --
 Net realized gains.....     (1.73)      (0.88)   (1.47)  (0.71)  (0.42)        --
                            ------     -------  -------  ------  ------     ------
 Total Distributions....     (1.81)      (1.07)   (1.67)  (1.02)  (0.68)     (0.20)
                            ------     -------  -------  ------  ------     ------
Net Asset Value, End of
 Period.................    $10.56     $ 12.32  $ 12.50  $13.15  $12.49     $11.59
                            ======     =======  =======  ======  ======     ======
Total Return (excludes
 redemption charge).....      0.40%(d)    7.75%    8.63%  14.57%  14.35%     23.92%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $1,928     $ 2,380  $ 1,285  $  522  $  321     $   36
Ratio of expenses to
 average net assets.....      2.02%(c)    1.98%    1.96%   1.96%   1.96%      1.93%(c)
Ratio of net investment
 income to average net
 assets.................      1.53%(c)    1.51%    1.57%   1.85%   2.09%      2.28%(c)
Ratio of expenses to
 average net assets*....      2.12%(c)    2.08%    2.06%   2.06%   2.06%      2.03%(c)
Portfolio turnover**....     24.94%      34.80%   47.79%  43.60%  85.16%     58.16%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized. (d) Not annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Balanced Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   -------------------------------------------
                         (Unaudited)     1999     1998     1997     1996     1995
                         ------------   -------  -------  -------  -------  -------
Net Asset Value,
 Beginning of Period....   $ 12.44      $ 12.64  $ 13.27  $ 12.58  $ 11.64  $  9.62
                           -------      -------  -------  -------  -------  -------
Investment Activities:
 Net investment income..      0.15         0.30     0.32     0.38     0.37     0.34
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.03)        0.69     0.84     1.45     1.34     2.02
                           -------      -------  -------  -------  -------  -------
 Total from Investment
  Activities............      0.12         0.99     1.16     1.83     1.71     2.36
                           -------      -------  -------  -------  -------  -------
Distributions:
 Net investment income..     (0.14)       (0.31)   (0.32)   (0.43)   (0.35)   (0.34)
 Net realized gains.....     (1.73)       (0.88)   (1.47)   (0.71)   (0.42)      --
                           -------      -------  -------  -------  -------  -------
 Total Distributions....     (1.87)       (1.19)   (1.79)   (1.14)   (0.77)   (0.34)
                           -------      -------  -------  -------  -------  -------
Net Asset Value, End of
 Period.................   $ 10.69      $ 12.44  $ 12.64  $ 13.27  $ 12.58  $ 11.64
                           =======      =======  =======  =======  =======  =======
Total Return............      0.98%(a)     8.53%    9.75%   15.81%   15.56%   24.97%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $21,847      $35,172  $43,776  $54,299  $61,821  $72,669
Ratio of expenses to
 average net assets.....      1.02%(b)     0.98%    0.96%    0.97%    0.97%    0.98%
Ratio of net investment
 income to average net
 assets.................      2.53%(b)     2.51%    2.53%    2.87%    3.08%    3.29%
Ratio of expenses to
 average net assets*....      1.42%(b)     1.38%    1.36%    1.37%    1.07%    1.08%
Portfolio turnover**....     24.94%       34.80%   47.79%   43.60%   85.16%   58.16%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Institutional Shares
                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   -------------------------------------------
                         (Unaudited)     1999     1998     1997     1996     1995
                         ------------   -------  -------  -------  -------  -------
Net Asset Value,
 Beginning of Period....   $ 12.39      $ 12.59  $ 13.23  $ 12.54  $ 11.62  $  9.60
                           -------      -------  -------  -------  -------  -------
Investment Activities:
 Net investment income..      0.13         0.28     0.28     0.31     0.32     0.31
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.03)        0.67     0.83     1.49     1.34     2.02
                           -------      -------  -------  -------  -------  -------
 Total from Investment
  Activities............      0.10         0.95     1.11     1.80     1.66     2.33
                           -------      -------  -------  -------  -------  -------
Distributions:
 Net investment income..     (0.12)       (0.27)   (0.28)   (0.37)   (0.32)   (0.31)
 In excess of net
  investment income.....        --           --       --    (0.03)      --       --
 Net realized gains.....     (1.73)       (0.88)   (1.47)   (0.71)   (0.42)      --
                           -------      -------  -------  -------  -------  -------
 Total Distributions....     (1.85)       (1.15)   (1.75)   (1.11)   (0.74)   (0.31)
                           -------      -------  -------  -------  -------  -------
Net Asset Value, End of
 Period.................   $ 10.64      $ 12.39  $ 12.59  $ 13.23  $ 12.54  $ 11.62
                           =======      =======  =======  =======  =======  =======
Total Return............      0.83%(a)     8.24%    9.38%   15.52%   15.08%   24.67%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $52,438      $55,582  $70,962  $61,655  $54,731  $36,827
Ratio of expenses to
 average net assets.....      1.32%(b)     1.28%    1.26%    1.27%    1.27%    1.27%
Ratio of net investment
 income to average net
 assets.................      2.23%(b)     2.20%    2.23%    2.56%    2.78%    2.97%
Ratio of expenses to
 average net assets*....      1.42%(b)     1.38%    1.36%    1.37%    1.37%    1.37%
Portfolio turnover**....     24.94%       34.80%   47.79%   43.60%   85.16%   58.16%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

                       See notes to financial statements

                       Mercantile Equity Income Portfolio

  Q. What were the conditions in the market during the reporting period?

  A. Two conflicting major trends affected the market during the six month period ended May 31, 2000. Positively, earnings growth of many companies accelerated to over 10% per year. Negatively, the Federal Reserve increased interest rates on three occasions and threatens to continue to do so. These trends seemed to offset each other so that the market averages for large-cap stocks were little changed. Few market sectors did well other than energy, technology, and electricity producers.

  Q. What was your strategy in that environment?

  A. We constantly search for companies offering individual value. Even in the technology sector, we found opportunities such as Sunguard Data Systems, Hewlett Packard, IBM and First Data Corporation. The energy sector performed well with rising prices, and we were well represented by Vastar Resources, Phillips, Murphy Oil, and Unocal. Additionally, we maintained our positions in most of our bank and financial services stocks because they offered among the best values in the market, and we would expect these stocks to rally strongly when the Fed stops raising interest rates.*

  Q. How did the Portfolio perform during the period?

  A. For the six months ended May 31, 2000, the Portfolio's return was -1.00% (Investor A shares without the maximum sales charge). This return narrowly lagged the Portfolio's benchmark, the Russell 1000 Value Index which returned +0.84%. During the last few years, the Portfolio has placed a very heavy emphasis on current dividend yield in selecting securities. This constraint held back total return during a period of rising interest rates. Going forward, the Portfolio's focus will be on producing returns that compare favorably to the benchmark and less on current dividend yield.

  Q. What is your outlook going forward?

  A. We believe the Portfolio should benefit in the months ahead from its excellent values--especially relative to growth stocks--and our belief that the Federal Reserve is likely to stop increasing interest rates late in the fiscal year. This should greatly benefit our large positions in banks, financial services and utility stocks. We continue to believe the Portfolio represents an appropriate choice for investors seeking a relatively low-risk opportunity to participate in the stock market.
-----
* The portfolio composition is subject to change.

                       Mercantile Equity Income Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Equity Income Portfolio is measured against the Russell 1000 Value Index, an unmanaged index generally representative of those securities in the Russell 1000 Index with certain valuation and historical growth characteristics indicative of value-based stocks. Companies in this Index generally have low price-to-book and price-to-earnings ratios, higher dividend yields and lower forecasted growth values. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Income Portfolio                                 May 31, 2000 (Unaudited)

Common Stocks (96.2%):
                          Security                                     Market
                        Description                          Shares     Value
                        -----------                          ------- -----------
Banking (11.8%):
Chase Manhattan Corp. ...................................... 13,000  $   970,937
Comerica, Inc. ............................................. 28,000    1,417,500
First Union Corp. .......................................... 36,000    1,266,750
National City Group ........................................ 47,000      940,000
PNC Bank Corp. ............................................. 22,000    1,108,250
Union Planters Corp. ....................................... 34,000    1,062,500
                                                                     -----------
                                                                       6,765,937
                                                                     -----------
Batteries (0.3%):
Energizer Holdings, Inc. (b)................................ 10,000      170,000
                                                                     -----------
Beverages (2.8%):
PepsiCo, Inc. .............................................. 40,000    1,627,500
                                                                     -----------
Building Products (3.5%):
Masco Corp. ................................................ 60,000    1,181,250
Sherwin-Williams Co. ....................................... 35,000      813,750
                                                                     -----------
                                                                       1,995,000
                                                                     -----------
Business Services (2.7%):
First Data Corp. ........................................... 28,000    1,569,750
                                                                     -----------
Computers (4.0%):
Hewlett-Packard Co. ........................................  8,400    1,009,050
IBM Corp. .................................................. 12,000    1,287,750
                                                                     -----------
                                                                       2,296,800
                                                                     -----------
Computer Software (0.9%):
BMC Software, Inc. (b)...................................... 11,000      484,000
                                                                     -----------
Containers & Packaging (2.1%):
Crown Cork & Seal Co., Inc. ................................ 70,000    1,198,750
                                                                     -----------
Cosmetics & Toiletries (1.4%):
Gillette Co. ............................................... 24,000      801,000
                                                                     -----------
Financial Services (12.0%):
Citigroup, Inc. ............................................ 23,000    1,430,312
Fannie Mae.................................................. 23,000    1,382,875
MBNA Corp. ................................................. 46,000    1,282,250
Mellon Financial Corp. ..................................... 41,000    1,581,062
SLM Holding Corp. .......................................... 36,000    1,212,750
                                                                     -----------
                                                                       6,889,249
                                                                     -----------
Food Products & Services (4.7%):
H.J. Heinz Co. ............................................. 36,000    1,410,750
Ralston Purina Group........................................ 30,000      556,875
Sara Lee Corp. ............................................. 41,000      738,000
                                                                     -----------
                                                                       2,705,625
                                                                     -----------
Health Care (2.3%):
C.R. Bard, Inc. ............................................ 27,000    1,231,875
Edwards Lifesciences Corp. (b)..............................  3,600       73,125
                                                                     -----------
                                                                       1,305,000
                                                                     -----------
Medical Equipment & Supplies (2.1%):
Baxter International, Inc. ................................. 18,000    1,197,000
                                                                     -----------

Common Stocks, continued

                          Security                                     Market
                        Description                          Shares     Value
                        -----------                          ------- -----------
Metals & Mining (1.7%):
Alcoa, Inc. ................................................ 17,000  $   993,438
                                                                     -----------
Oil & Exploration, Production & Services (7.2%):
Murphy Oil Corp. ........................................... 22,000    1,427,250
National Fuel Gas Co. ...................................... 29,000    1,502,563
Vastar Resources, Inc. ..................................... 15,000    1,221,562
                                                                     -----------
                                                                       4,151,375
                                                                     -----------
Oil Companies--Integrated (6.3%):
Phillips Petroleum Co. ..................................... 27,000    1,545,750
Unocol Corp. ............................................... 20,122      773,439
USX-Marathon Group, Inc. ................................... 48,000    1,305,000
                                                                     -----------
                                                                       3,624,189
                                                                     -----------
Paper & Related (4.0%):
Mead Corp. ................................................. 37,000    1,140,062
Temple-Inland, Inc. ........................................ 23,000    1,142,813
                                                                     -----------
                                                                       2,282,875
                                                                     -----------
Pharmaceuticals (5.1%):
Abbott Laboratories......................................... 36,000    1,464,750
Pharmacia Corp. ............................................ 28,560    1,483,335
                                                                     -----------
                                                                       2,948,085
                                                                     -----------
Retail Stores (5.2%):
Dillards, Inc., Class A..................................... 40,000      597,500
Lowe's Co, Inc. ............................................ 22,300    1,038,344
May Department Stores Co. .................................. 36,000    1,082,250
Office Depot, Inc. (b)...................................... 42,300      298,744
                                                                     -----------
                                                                       3,016,838
                                                                     -----------
Steel (1.5%):
USX-US Steel................................................ 39,000      879,938
                                                                     -----------
Telecommunications (4.3%):
GTE Corp. .................................................. 19,000    1,201,750
SBC Communications, Inc. ................................... 29,000    1,266,938
                                                                     -----------
                                                                       2,468,688
                                                                     -----------
Utilities--Gas & Electric (8.0%):
Cinergy Corp. .............................................. 30,000      798,750
Constellation Energy Group, Inc. ........................... 38,000    1,303,875
Duke Energy Corp. .......................................... 24,000    1,398,000
El Paso Energy Corp. ....................................... 10,698      550,947
SCANA Corp. ................................................ 22,086      571,475
                                                                     -----------
                                                                       4,623,047
                                                                     -----------
Wholesale Distribution (2.3%):
Sysco Corp. ................................................ 32,000    1,342,000
                                                                     -----------
TOTAL COMMON STOCKS                                                   55,336,084
                                                                     -----------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Income Portfolio                                 May 31, 2000 (Unaudited)

Real Estate Investment Trusts (4.1%):
                          Security                                     Market
                        Description                          Shares     Value
                        -----------                          ------- -----------
Apartments (1.8%):
Archstone Communities Trust................................. 48,000  $ 1,077,000
                                                                     -----------
Office Property (2.3%):
Prentiss Properties Trust................................... 55,000    1,320,000
                                                                     -----------
TOTAL REAL ESTATE INVESTMENT TRUSTS                                    2,397,000
                                                                     -----------

TOTAL INVESTMENTS
 (cost $47,890,876)(a)--100.3%       57,733,084
Liabilities in excess of other
 assets--(0.3)%                        (181,287)
                                    -----------
TOTAL NET ASSETS--100.0%            $57,551,797
                                    ===========

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $215,357. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows.

Unrealized appreciation........................................     $13,152,805
Unrealized depreciation........................................      (3,525,954)
                                                                    -----------
Net unrealized appreciation....................................     $ 9,626,851
                                                                    ===========
Cost for federal income tax purposes...........................     $48,106,233

(b) Represents non-income producing securities.

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Income Portfolio

Statement
of Assets
and
Liabilities

                                                        May 31, 2000 (Unaudited)

Assets:
Investments, at value (cost $47,890,876)...............             $ 57,733,084
Collateral received for securities loaned..............                1,022,500
Interest and dividends receivable......................                  125,049
Deferred organization costs............................                   13,618
Prepaid expenses and other assets......................                    4,628
                                                                    ------------
 Total Assets..........................................               58,898,879
Liabilities:
Payable for capital shares redeemed....................  $    5,694
Payable to Bank........................................     260,731
Payable for return of collateral received on securities
 loaned................................................   1,022,500
Payable to affiliates..................................      46,897
Other liabilities......................................      11,260
                                                         ----------
 Total Liabilities.....................................                1,347,082
                                                                    ------------
Net Assets:
Capital................................................               41,295,711
Undistributed net investment income....................                   41,531
Accumulated net realized gains from investment
 transactions..........................................                6,372,347
Net unrealized appreciation from investments...........                9,842,208
                                                                    ------------
Net Assets.............................................             $ 57,551,797
                                                                    ============
Investor A Shares
 Net Assets............................................             $    843,493
 Shares................................................                  128,051
 Redemption price per share............................                    $6.59
                                                                           =====
Maximum Sales Charge--Investor A Shares................                    5.50%
 Maximum Offering Price
  (100%/(100%--Maximum Sales Charge) of net asset value
  adjusted to the nearest cent) per share..............                    $6.97
                                                                           =====
Investor B Shares
 Net Assets............................................             $    653,007
 Shares................................................                   99,383
 Offering price per share*.............................                    $6.57
                                                                           =====
Trust Shares
 Net Assets............................................             $ 55,934,687
 Shares................................................                8,483,506
 Offering and redemption price per share...............                    $6.59
                                                                           =====
Institutional Shares
 Net Assets............................................             $    120,610
 Shares................................................                   18,271
 Offering and redemption price per share...............                    $6.60
                                                                           =====

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations

                                           For the six months ended May 31, 2000
                                                                     (Unaudited)

Investment Income:
Interest income..........................................          $    37,508
Dividend income..........................................              920,753
Income from securities lending...........................                3,677
                                                                   -----------
 Total Investment Income.................................              961,938
Expenses:
Investment advisory fees................................. $245,754
Administration fees......................................   65,535
Distribution and services fees, Investor A Shares........    1,490
Distribution and services fees, Investor B Shares........    3,339
Administrative services fees, Trust Shares...............   95,195
Administrative services fees, Institutional Shares.......      161
Accounting fees..........................................    1,647
Custodian fees...........................................   16,384
Transfer agent fees......................................   17,798
Other....................................................   29,746
                                                          --------
 Total expenses before voluntary fee reductions..........              477,049
 Expenses voluntarily reduced............................             (127,962)
                                                                   -----------
 Net Expenses............................................              349,087
                                                                   -----------
Net Investment Income....................................              612,851
                                                                   ===========
Realized/Unrealized Gains (Losses) from Investments:
Net realized gains from investment transactions..........            6,825,695
Net change in unrealized appreciation from investments...           (9,462,493)
                                                                   -----------
Net realized/unrealized losses from investments..........           (2,636,798)
                                                                   -----------
Change in net assets resulting from operations...........          $(2,023,947)
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Income Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $    612,851  $  2,087,752
 Net realized gain (losses) from investment
  transactions.....................................   (6,825,695)   14,439,223
 Net change in unrealized appreciation from
  investments......................................   (9,462,493)   (8,182,692)
                                                    ------------  ------------
Change in net assets resulting from operations.....   (2,023,947)    8,344,283
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................       (7,847)      (25,873)
 From net realized gains from investment
  transactions.....................................     (189,540)     (384,497)

Distributions to Investor B Shareholders:
 From net investment income........................       (3,449)       (7,033)
 From net realized gains from investment
  transactions.....................................     (108,693)     (125,397)

Distributions to Trust Shareholders:
 From net investment income........................     (578,880)   (2,042,486)
 From net realized gains from investment
  transactions.....................................  (14,164,701)  (24,393,845)

Distributions to Institutional Shareholders:
 From net investment income........................         (881)       (1,468)
 From net realized gains from investment
  transactions.....................................      (13,622)       (8,237)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................  (15,067,613)  (26,988,836)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (32,315,699)   11,473,882
                                                    ------------  ------------
Change in net assets...............................  (49,407,259)   (7,170,671)
Net Assets:
 Beginning of period...............................  106,959,056   114,129,727
                                                    ------------  ------------
 End of period..................................... $ 57,551,797  $106,959,056
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Income Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months    For the years ended
                             ended         November 30,          February 27, 1997
                         May 31, 2000   -------------------       to November 30,
                         (Unaudited)      1999        1998           1997 (a)
                         ------------   ---------   ---------    -----------------
Net Asset Value,
 Beginning of Period....    $ 7.83      $   10.24   $   11.56         $10.00
                            ------      ---------   ---------         ------
Investment Activities:
 Net investment income..      0.05           0.13        0.17           0.16
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.13)         (0.18)       0.98           1.57
                            ------      ---------   ---------         ------
 Total from Investment
  Activities............     (0.08)         (0.05)       1.15           1.73
                            ------      ---------   ---------         ------
Distributions:
 Net investment income..     (0.05)         (0.13)      (0.18)         (0.16)
 In excess of net
  investment income.....        --             --          --          (0.01)
 Net realized gains.....     (1.11)         (2.23)      (2.29)            --
                            ------      ---------   ---------         ------
 Total Distributions....     (1.16)         (2.36)      (2.47)         (0.17)
                            ------      ---------   ---------         ------
Net Asset Value, End of
 Period.................    $ 6.59      $    7.83   $   10.24         $11.56
                            ======      =========   =========         ======
Total Return (excludes
 sales charge)..........     (1.00)%(b)     (0.05)%     11.69%         17.42%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $  843      $   1,336   $   1,709         $  173
Ratio of expenses to
 average net assets.....      1.36%(c)       1.28%       1.15%          0.45%(c)
Ratio of net investment
 income to average net
 assets.................      1.59%(c)       1.60%       1.51%          2.29%(c)
Ratio of expenses to
 average net assets*....      1.46%(c)       1.38%       1.38%          1.38%(c)
Portfolio turnover**....     15.81%         81.84%      98.32%         48.33%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

 Financial Highlights, Investor B Shares

                           For the
                          six months    For the years ended
                             ended         November 30,          February 27, 1997
                         May 31, 2000   -------------------       to November 30,
                         (Unaudited)      1999        1998           1997 (a)
                         ------------   ---------   ---------    -----------------
Net Asset Value,
 Beginning of Period....    $ 7.81      $   10.23   $   11.55         $10.00
                            ------      ---------   ---------         ------
Investment Activities:
 Net investment income..      0.03           0.08        0.11(d)        0.10
 Net realized and
  unrealized gains
  (losses) from
  investments...........     (0.13)         (0.19)       0.97           1.57
                            ------      ---------   ---------         ------
 Total from Investment
  Activities............     (0.10)         (0.11)       1.08           1.67
                            ------      ---------   ---------         ------
Distributions:
 Net investment income..     (0.03)         (0.08)      (0.11)         (0.10)
 In excess of net
  investment income.....        --             --          --          (0.02)
 Net realized gains.....     (1.11)         (2.23)      (2.29)            --
                            ------      ---------   ---------         ------
 Total Distributions....     (1.14)         (2.31)      (2.40)         (0.12)
                            ------      ---------   ---------         ------
Net Asset Value, End of
 Period.................    $ 6.57      $    7.81   $   10.23         $11.55
                            ======      =========   =========         ======
Total Return (excludes
 redemption charge).....     (1.30)%(b)     (0.85)%     10.98%         16.75%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $  653      $     766   $     520         $  131
Ratio of expenses to
 average net assets.....      2.06%(c)       1.98%       1.84%          1.14%(c)
Ratio of net investment
 income to average net
 assets.................      0.89%(c)       0.89%       0.83%          1.53%(c)
Ratio of expenses to
 average net assets*....      2.16%(c)       2.08%       2.08%          2.07%(c)
Portfolio turnover**....     15.81%         81.84%      98.32%         48.33%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Per share net investment income has been calculated using the daily average share method.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Income Portfolio

 Financial Highlights, Trust Shares

                            For the         For the years
                           six months           ended          February 27, 1997
                             ended          November 30,              to
                          May 31, 2000    -------------------  November 30, 1997
                          (Unaudited)       1999       1998           (a)
                          ------------    --------   --------  -----------------
Net Asset Value,
 Beginning of Period.....   $  7.83       $  10.24   $  11.56      $  10.00
                            -------       --------   --------      --------
Investment Activities:
 Net investment income...      0.06           0.16       0.19          0.20
 Net realized and
  unrealized gains
  (losses) from
  investments............     (0.13)         (0.18)      0.98          1.55
                            -------       --------   --------      --------
 Total from Investment
  Activities.............     (0.07)         (0.02)      1.17          1.75
                            -------       --------   --------      --------
Distributions:
 Net investment income...     (0.06)         (0.16)     (0.20)        (0.19)
 Net realized gains......     (1.11)         (2.23)     (2.29)           --
                            -------       --------   --------      --------
 Total Distributions.....     (1.17)         (2.39)     (2.49)        (0.19)
                            -------       --------   --------      --------
Net Asset Value, End of
 Period..................   $  6.59       $   7.83   $  10.24      $  11.56
                            =======       ========   ========      ========
Total Return.............     (0.85%)(b)      0.23%     12.00%        17.64%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............   $55,935       $104,762   $111,866      $131,919
Ratio of expenses to
 average net assets......      1.06%(c)       0.98%      0.71%         0.15%(c)
Ratio of net investment
 income to average net
 assets..................      1.89%(c)       1.90%      1.94%         2.51%(c)
Ratio of expenses to
 average net assets*.....      1.46%(c)       1.38%      1.37%         1.38%(c)
Portfolio turnover**.....     15.81%         81.84%     98.32%        48.33%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

 Financial Highlights, Institutional Shares

                            For the         For the years
                           six months      ended November      February 27, 1997
                             ended               30,                  to
                          May 31, 2000    -------------------  November 30, 1997
                          (Unaudited)       1999       1998           (a)
                          ------------    --------   --------  -----------------
Net Asset Value,
 Beginning of Period.....   $  7.84       $  10.24   $  11.56      $  10.00
                            -------       --------   --------      --------
Investment Activities:
 Net investment income...      0.05           0.14       0.18          0.19
 Net realized and
  unrealized gains
  (losses) from
  investments............     (0.13)         (0.18)      0.98          1.56
                            -------       --------   --------      --------
 Total from Investment
  Activities.............     (0.08)         (0.04)      1.16          1.75
                            -------       --------   --------      --------
Distributions:
 Net investment income...     (0.05)         (0.13)     (0.19)        (0.19)
 Net realized gains......     (1.11)         (2.23)     (2.29)           --
                            -------       --------   --------      --------
 Total Distributions.....     (1.16)         (2.36)     (2.48)        (0.19)
                            -------       --------   --------      --------
Net Asset Value, End of
 Period..................   $  6.60       $   7.84   $  10.24      $  11.56
                            =======       ========   ========      ========
Total Return.............      0.99%(b)       0.09%+    11.82%        17.64%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)............   $   121       $     95   $     35      $      1
Ratio of expenses to
 average net assets......      1.36%(c)       1.28%      1.23%         0.37%(c)
Ratio of net investment
 income to average net
 assets..................      1.59%(c)       1.58%      1.40%         2.34%(c)
Ratio of expenses to
 average net assets*.....      1.46%(c)       1.38%      1.32%         1.60%(c)
Portfolio turnover**.....     15.81%         81.84%     98.32%        48.33%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. + Incurred class specific gains. The total return excluding this would have been (0.07%).
                       See notes to financial statements

                       Mercantile Equity Index Portfolio


  Q. What is the roll of an index fund in an investor's portfolio?

  A. A diversified portfolio should provide exposure to both large-company and small-company stocks because the two asset classes tend to follow different performance cycles. The Mercantile Equity Index Portfolio attempts to simulate the composition of the S&P 500 Index of large company stocks--aiming to approximate the returns of the Index, before the deduction of operating expenses. Many investors choose index funds because they offer an opportunity to participate in a large number of stocks at a cost that is usually low relative to actively managed portfolios.

  Q. How did large company stocks and the Portfolio perform during the reporting period?

  A. During the six month period ended May 31, 2000, large-cap stocks under-performed small-cap stocks. The S&P SmallCap 600 Index/1/ returned 9.21% while the S&P 500 Index returned only 2.90%. The Portfolio's return was in line with that of its benchmark, returning 2.91%. This outperformance of small-cap stocks relative to large-cap stocks represents a continuation of a trend which began in the second half of the last fiscal year.

  Q. What accounts for the difference between the return of the Portfolio and the return of the benchmark index?

  A. While the Portfolio's return was almost identical to that of its benchmark during the reporting period, over longer periods of time, one would expect an index fund to trail its benchmark by a small amount due to the expenses of operating the fund and due to the need to hold a small percentage of the fund's assets in cash for liquidity purposes. The cash position will hurt an index fund's return relative to its benchmark during periods in which the benchmark experiences a positive return, but will benefit an index fund's relative performance during periods in which the benchmark experiences a negative return.

  These two factors aside, we believe the Portfolio should be able to reasonably track the performance of the benchmark by applying capitalization weighting techniques that match the structure of the S&P 500 Index.
-----
/1/The S&P SmallCap 600 Index is composed of 600 small-cap U.S. stocks generally considered to be representative of the small-cap component of the U.S. stock market. An investment cannot be made directly in an index.

                       Mercantile Equity Index Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Equity Index Portfolio is measured against the Standard & Poor's 500 Index, an unmanaged index generally representative of the U.S. stock market as a whole. Investors are unable to invest in the Index directly, although they can invest in the underlying securities. The performance of the Index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graph reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Index Portfolio                                  May 31, 2000 (Unaudited)

Common Stocks (98.4%):
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Advertising (0.3%):
Interpublic Group Cos., Inc. ..............................  2,517 $    108,074
Omnicom Group, Inc.........................................  1,616      135,643
Young & Rubicam, Inc. .....................................    700       33,425
                                                                   ------------
                                                                        277,142
                                                                   ------------
Aerospace/Defense (0.9%):
Boeing Co. ................................................  7,676      299,844
General Dynamics Corp......................................  1,791      105,781
Lockheed Martin Corp. .....................................  3,599       88,176
Northrop Grumman Corp......................................    636       48,734
Raytheon Co., Class B......................................  3,089       72,398
TRW, Inc. .................................................  1,069       51,847
United Technologies Corp...................................  4,363      263,689
                                                                   ------------
                                                                        930,469
                                                                   ------------
Airlines (0.2%):
AMR Corp.(b)...............................................  1,344       38,304
Delta Air Lines, Inc. .....................................  1,273       65,480
Southwest Airlines Co......................................  4,562       87,533
US Airways Group, Inc.(b)..................................    662       28,135
                                                                   ------------
                                                                        219,452
                                                                   ------------
Apparel/Shoes (0.4%):
Gap, Inc. .................................................  7,790      273,137
Liz Claiborne, Inc.........................................    592       23,273
Nike, Inc. ................................................  2,603      111,604
Reebok International Ltd.(b)...............................    502        6,965
Russell Corp. .............................................    306        6,809
VF Corp. ..................................................  1,095       31,413
                                                                   ------------
                                                                        453,201
                                                                   ------------
Automotive (1.2%):
Cooper Industries, Inc.....................................    866       29,011
Cummins Engine Co..........................................    411       13,383
Dana Corp. ................................................  1,472       37,996
Delphi Automotive Systems..................................  5,174       93,455
Ford Motor Corp............................................ 10,717      520,444
General Motors Corp. ......................................  5,687      401,644
Genuine Parts Co. .........................................  1,613       38,510
Harley-Davidson, Inc.......................................  2,600       96,850
Navistar International Corp. ..............................    600       19,275
PACCAR, Inc. ..............................................    718       30,066
                                                                   ------------
                                                                      1,280,634
                                                                   ------------
Banking (4.9%):
Amsouth Bancorp............................................  3,550       64,122
Bank of America Corp. ..................................... 14,773      820,825
Bank of New York, Inc. ....................................  6,679      313,496
Bank One Corp. ............................................ 10,216      337,767
BB & T Corp. ..............................................  2,899       84,977
Chase Manhattan Corp. .....................................  7,109      530,953
Comerica, Inc. ............................................  1,396       70,673
Fifth Third Bancorp........................................  2,697      183,396
First Union Corp...........................................  8,658      304,653
Firstar Corp.(c)...........................................  8,927      228,196
Fleet Boston Financial Corp. ..............................  8,405      317,814
Huntington BancShares, Inc. ...............................  2,080       40,300
KeyCorp....................................................  4,117       86,457
National City Corp. .......................................  5,624      112,480

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Banking, continued
Northern Trust Corp. ......................................  2,036 $    133,994
Old Kent Financial Corp....................................  1,059       35,212
PNC Bank Corp. ............................................  2,795      140,798
Southtrust Corp............................................  1,566       42,380
State Street Corp..........................................  1,508      168,142
Summit Bancorp.............................................  1,561       44,781
SunTrust Banks, Inc........................................  2,961      176,920
Synovus Financial Corp.....................................  2,423       48,460
U.S. Bancorp...............................................  6,667      173,342
Union Planters Corp........................................  1,305       40,781
Wachovia Corp..............................................  1,825      126,153
Wells Fargo & Co........................................... 14,654      663,094
                                                                   ------------
                                                                      5,290,166
                                                                   ------------
Beverages (2.1%):
Adolph Coors Co. ..........................................    330       18,563
Anheuser-Busch Co..........................................  4,239      328,523
Brown-Forman Corp. ........................................    607       35,244
Coca-Cola Co. ............................................. 21,962    1,172,222
Coca-Cola Enterprises, Inc. ...............................  3,857       66,051
PepsiCo, Inc............................................... 12,945      526,700
Seagram Co. Ltd. ..........................................  3,939      187,841
                                                                   ------------
                                                                      2,335,144
                                                                   ------------
Broadcasting & Publishing (0.5%):
Clear Channel Communications, Inc.(b)......................  3,030      226,871
MediaOne Group, Inc.(b)....................................  5,501      367,536
                                                                   ------------
                                                                        594,407
                                                                   ------------
Building Products (0.1%):
Masco Corp.................................................  4,035       79,439
Owens Corning..............................................    488        7,534
Sherwin-Williams Co........................................  1,526       35,480
Vulcan Materials Co. ......................................    877       41,000
                                                                   ------------
                                                                        163,453
                                                                   ------------
Business Services (0.7%):
Automatic Data Processing, Inc.............................  5,611      308,254
Ceridian Corp.(b)..........................................  1,314       31,700
Computer Science Corp.(b)..................................  1,449      139,013
Equifax, Inc. .............................................  1,313       36,354
First Data Corp............................................  3,853      216,009
                                                                   ------------
                                                                        731,330
                                                                   ------------
Chemicals (1.1%):
Air Products & Chemicals, Inc. ............................  2,062       71,397
Avery Dennison Corp. ......................................  1,076       65,905
Dow Chemical Co. ..........................................  1,967      210,592
E.I. duPont de Nemours & Co. ..............................  9,450      463,050
Eastman Chemical Co. ......................................    717       32,668
Ecolab, Inc................................................  1,128       43,146
Engelhard Corp.............................................  1,187       20,698
FMC Corp.(b)...............................................    277       16,828
Great Lakes Chemical Corp. ................................    521       14,458
Hercules, Inc..............................................    918       15,204
Praxair, Inc...............................................  1,489       62,538
Rohm & Haas Co.............................................  1,978       67,499
Sigma-Aldrich Corp. .......................................    883       29,470
Union Carbide Corp.........................................  1,170       63,984
W. R. Grace & Co.(b).......................................    600        7,538
                                                                   ------------
                                                                      1,184,975
                                                                   ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Index Portfolio                                  May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Commercial Services (0.1%):
Cendant Corp. .............................................  6,600 $     87,450
H & R Block, Inc...........................................    900       27,788
Quintiles Transnational Corp.(b)...........................  1,020       15,045
                                                                   ------------
                                                                        130,283
                                                                   ------------
Computer Software (5.7%):
Adaptec, Inc.(b)...........................................    972       19,136
Adobe Systems, Inc. .......................................  1,050      118,191
BMC Software, Inc.(b)......................................  2,190       96,360
Citrix Systems, Inc.(b)....................................  1,702       89,568
Computer Associates International, Inc. ...................  4,849      249,724
Compuware Corp.(b).........................................  3,211       32,712
Electronic Data Systems Corp. .............................  4,163      267,733
IMS Health, Inc............................................  2,840       46,860
Microsoft Corp.(b)......................................... 45,406    2,840,713
NCR Corp.(b)...............................................    805       33,961
Novell, Inc.(b)............................................  3,013       25,046
Oracle Corp.(b)............................................ 24,612    1,768,987
Parametric Technology Corp.(b).............................  2,417       25,681
Peoplesoft, Inc.(b)........................................  2,169       29,959
Sapient Corp.(b)...........................................    500       49,969
Siebel Systems, Inc.(b)....................................  1,600      187,200
VERITAS Software Corp.(b)..................................  2,500      291,250
                                                                   ------------
                                                                      6,173,050
                                                                   ------------
Computers (9.7%):
3Com Corp.(b)..............................................  3,244      135,640
Apple Computer, Inc.(b)....................................  1,434      120,456
Cabletron System, Inc.(b)..................................  1,561       35,805
Cisco Systems, Inc.(b)..................................... 59,662    3,397,005
Compaq Computer Corp. ..................................... 15,060      395,325
Dell Computer Corp.(b)..................................... 22,765      981,741
EMC Corp.(b)...............................................  8,985    1,045,068
Gateway, Inc.(b)...........................................  2,821      139,640
Hewlett-Packard Co. .......................................  8,767    1,053,136
IBM Corp. ................................................. 15,706    1,685,450
Lexmark International Group, Inc. Class A(b)...............  1,145       79,864
Network Appliance, Inc.(b).................................  2,676      172,769
Seagate Technologies, Inc.(b)..............................  2,010      116,580
Silicon Graphics, Inc.(b)..................................  1,695       11,229
Sun Microsystems, Inc.(b).................................. 13,762    1,054,513
Unisys Corp.(b)............................................  2,739       74,295
                                                                   ------------
                                                                     10,498,516
                                                                   ------------
Construction (0.1%):
Armstrong World Industries, Inc............................    344        5,913
Centex Corp................................................    511       10,603
Ingersoll-Rand Co. ........................................  1,495       68,116
Kaufman & Broad Home Corp. ................................    434        7,514
Pulte Corp. ...............................................    390        8,653
                                                                   ------------
                                                                        100,799
                                                                   ------------
Consumer Goods & Services (1.1%):
Black & Decker Corp........................................    760       27,740
Clorox Co..................................................  2,169       85,947
Colgate-Palmolive Co.......................................  5,275      277,597
Fortune Brands, Inc........................................  1,470       39,139
Procter & Gamble Co. ...................................... 11,700      778,050
Tupperware Corp............................................    529       11,671
                                                                   ------------
                                                                      1,220,144
                                                                   ------------

Common Stocks, continued
                       Security                                   Market
                      Description                       Shares    Value
                      -----------                       ------ ------------

Containers & Packaging (0.1%):
Ball Corp..............................................    275 $      8,164
Bemis Co. .............................................    489       16,809
Crown Cork & Seal Co., Inc. ...........................  1,074       18,392
Owens-Illinois, Inc.(b)................................  1,410       15,863
Sealed Air Corp.(b)....................................    724       40,544
                                                               ------------
                                                                     99,772
                                                               ------------
Cosmetics & Toiletries (0.4%):
Alberto-Culver Co......................................    503       13,235
Avon Products, Inc.....................................  2,336       96,506
Gillette Co. ..........................................  9,482      316,462
International Flavors & Fragrances, Inc................    926       31,484
                                                               ------------
                                                                    457,687
                                                               ------------
Diversified Operation (0.6%):
Corning, Inc...........................................  2,184      422,468
Crane Co. .............................................    594       15,667
Eastern Enterprises....................................    233       14,373
Eaton Corp.............................................    665       48,254
ITT Industries, Inc. ..................................    758       26,198
National Service Industries, Inc. .....................    335        7,286
PPG Industries, Inc. ..................................  1,574       78,011
Textron, Inc. .........................................  1,351       84,775
                                                               ------------
                                                                    697,032
                                                               ------------
Electrical & Electronic (5.2%):
Analog Devices (b).....................................  3,178      244,706
CMS Energy Corp. ......................................  1,052       23,933
Emerson Electric Co. ..................................  3,976      234,584
Florida Progress Corp. ................................    876       43,471
General Electric Co.................................... 85,844    4,517,541
Linear Technology Corp. ...............................  2,600      153,563
Millipore Corp. .......................................    427       30,904
PerkinElmer, Inc.......................................    368       19,320
Pinnacle West Capital Corp. ...........................    800       28,600
RadioShack Corp........................................  1,802       76,472
Solectron Corp. (b)....................................  2,740       90,591
Tektronix, Inc.........................................    452       24,182
Teradyne, Inc.(b)......................................  1,436      123,496
Thomas & Betts Corp....................................    492       13,961
W.W. Grainger, Inc. ...................................    834       33,308
                                                               ------------
                                                                  5,658,632
                                                               ------------
Electronic Components/Instruments (0.1%):
Molex, Inc.............................................  1,648       80,443
                                                               ------------
Engineering (0.0%):
Fluor Corp. ...........................................    693       22,523
                                                               ------------
Entertainment (2.5%):
Brunswick Corp. .......................................    852       16,401
Carnival Corp. ........................................  5,535      150,137
Harrah's Entertainment, Inc.(b)........................  1,145       22,614
Meredith Corp. ........................................    494       15,036
The Walt Disney Co. ................................... 18,421      777,136
Time Warner, Inc. ..................................... 11,444      903,361
Viacom, Inc., Class B(b)............................... 13,282      823,477
                                                               ------------
                                                                  2,708,162
                                                               ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Index Portfolio                                  May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Environmental Services (0.1%):
Allied Waste Industries, Inc.(b)...........................  1,682 $     17,135
Waste Management, Inc. ....................................  5,632      114,752
                                                                   ------------
                                                                        131,887
                                                                   ------------
Financial Services (6.2%):
American Express Co. ...................................... 11,805      635,257
Associates First Capital Corp. ............................  6,573      180,347
Bear Stearns Co., Inc. ....................................  1,122       44,179
Capital One Financial Corp. ...............................  1,786       84,388
Citigroup, Inc. ........................................... 29,388    1,827,566
Countrywide Credit Industries, Inc. .......................    980       30,135
Dun & Bradstreet Corp. ....................................  1,495       45,971
Fannie Mae.................................................  9,135      549,242
Franklin Resources, Inc. ..................................  2,259       67,770
Freddie Mac................................................  6,321      281,285
Golden West Financial Corp. ...............................  1,527       63,752
Household International, Inc. .............................  4,395      206,565
J. P. Morgan & Co., Inc. ..................................  1,606      206,773
Lehman Brothers Holding, Inc. .............................  1,050       81,047
MBIA, Inc. ................................................    954       55,153
MBNA Corp. ................................................  7,320      204,045
Mellon Financial Corp. ....................................  4,716      181,861
Merrill Lynch & Co. .......................................  3,371      332,465
MGIC Investments Corp. ....................................    957       47,431
Morgan Stanley Dean Witter & Co. .......................... 10,080      725,130
Paine Webber Group, Inc. ..................................  1,337       60,081
Paychex, Inc. .............................................  3,413      119,438
Price (T. Rowe) Associates.................................  1,067       40,746
Providian Financial Corp. .................................  1,287      114,463
Regions Financial Corp. ...................................  2,000       45,250
Schwab (Charles) Corp. .................................... 11,195      321,842
SLM Holding Corp. .........................................  1,437       48,409
Washington Mutual, Inc. ...................................  5,310      152,663
                                                                   ------------
                                                                      6,753,254
                                                                   ------------
Food Products (0.3%):
Nabisco Group Holdings Corp. ..............................  2,978       64,958
Unilever N.V. .............................................  5,222      265,343
                                                                   ------------
                                                                        330,301
                                                                   ------------
Food Products & Services (1.1%):
Archer-Daniels Midland Co. ................................  5,583       66,647
Bestfoods..................................................  2,499      161,186
Campbell Soup Co. .........................................  3,908      121,148
ConAgra, Inc. .............................................  4,437      102,328
General Mills, Inc. .......................................  2,720      107,950
H. J. Heinz Co. ...........................................  3,304      129,475
Hershey Foods Corp. .......................................  1,277       66,244
Kellogg Co. ...............................................  3,672      111,537
Quaker Oats Co. ...........................................  1,180       86,804
Ralston Purina Group.......................................  2,927       54,332
Sara Lee Corp. ............................................  8,255      148,590
Wm. Wrigley Jr. Co. .......................................  1,025       82,064
                                                                   ------------
                                                                      1,238,305
                                                                   ------------
Health Care (1.9%):
American Home Products Corp. .............................. 11,566      623,118
Biogen, Inc.(b)............................................  1,300       70,850
C.R. Bard, Inc. ...........................................    433       19,756

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Health Care, continued
Columbia/HCA Healthcare Corp. .............................  5,092 $    137,484
Healthsouth Corp.(b).......................................  3,761       24,211
Humana, Inc.(b)............................................  1,489        8,376
Manor Care, Inc.(b)........................................    967        6,829
Mckesson HBOC, Inc. .......................................  2,599       42,721
Tenet Healthcare Corp.(b)..................................  2,780       71,238
United Healthcare Corp. ...................................  1,552      115,721
Warner-Lambert Co. ........................................  7,474      912,762
Wellpoint Health Networks(b)...............................    607       44,083
                                                                   ------------
                                                                      2,077,149
                                                                   ------------
Home Furnishings (0.0%):
Leggett & Platt, Inc. .....................................  1,808       36,273
                                                                   ------------
Hotels & Lodging (0.2%):
Hilton Hotels Corp. .......................................  2,284       19,414
Marriott International, Inc., Class A......................  2,300       83,375
Mirage Resorts, Inc.(b)....................................  1,778       37,227
Sabre Holdings Corp.(b)....................................  1,171       33,666
                                                                   ------------
                                                                        173,682
                                                                   ------------
Household--Major Appliances (0.1%):
Maytag Corp. ..............................................    759       24,857
Whirlpool Corp. ...........................................    679       38,491
                                                                   ------------
                                                                         63,348
                                                                   ------------
Household Products/Wares (0.5%):
Honeywell, Inc. ...........................................  7,106      388,609
Johnson Controls, Inc. ....................................    790       44,981
Parker Hannifin Corp. .....................................  1,031       42,980
PE Corp. Biosystems........................................  1,762       97,791
                                                                   ------------
                                                                        574,361
                                                                   ------------
Insurance (3.0%):
Aetna, Inc. ...............................................  1,241       82,837
AFLAC, Inc. ...............................................  2,377      122,861
Allstate Corp. ............................................  7,282      192,973
American General Corp. ....................................  2,310      147,984
American International Group, Inc. ........................ 13,470    1,516,217
AON Corp. .................................................  2,294       80,577
Chubb Corp. ...............................................  1,561      109,270
CIGNA Corp. ...............................................  1,496      132,864
Cincinnati Financial Corp. ................................  1,482       59,488
Conseco, Inc. .............................................  3,010       18,812
Hartford Financial Services Group, Inc. ...................  2,085      123,276
Jefferson-Pilot Corp. .....................................    921       63,204
Lincoln National Corp. ....................................  1,802       69,828
Loews Corp. ...............................................    945       62,252
Marsh & McLennan Cos., Inc. ...............................  2,377      261,619
Progressive Corp. .........................................    684       64,211
SAFECO Corp. ..............................................  1,215       29,843
St. Paul Companies, Inc. ..................................  2,025       75,938
Torchmark Corp. ...........................................  1,199       32,598
UnumProvident Corp. .......................................  2,140       48,551
                                                                   ------------
                                                                      3,295,203
                                                                   ------------
Internet (1.5%):
America Online, Inc.(b).................................... 20,262    1,073,886
Yahoo! Inc.(b).............................................  4,672      528,228
                                                                   ------------
                                                                      1,602,114
                                                                   ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Index Portfolio                                  May 31, 2000 (Unaudited)

Common Stocks, continued
                        Security                                    Market
                       Description                        Shares    Value
                       -----------                        ------ ------------

Machinery & Equipment (0.3%):
Caterpillar, Inc. .......................................  3,189 $    121,979
Deere & Co. .............................................  2,095       87,073
Dover Corp. .............................................  1,918       89,187
Milacron, Inc. ..........................................    338        5,345
Nacco Industries, Inc., Class A..........................    108        4,077
Snap-On, Inc. ...........................................    549       14,102
Stanley Works............................................    813       21,849
Thermo Electron Corp.(b).................................  1,435       26,637
                                                                 ------------
                                                                      370,249
                                                                 ------------
Manufacturing (1.1%):
Briggs & Stratton Corp. .................................    218        8,720
Danaher Corp. ...........................................  1,295       62,403
Illinois Tool Works, Inc. ...............................  2,262      131,337
Minnesota Mining & Manufacturing Co. (3M)................  3,657      313,588
Pall Corp. ..............................................  1,114       23,394
Tyco International Ltd. ................................. 14,790      696,054
                                                                 ------------
                                                                    1,235,496
                                                                 ------------
Manufacturing--Consumer Goods (0.1%):
Newell Rubbermaid, Inc. .................................  2,604       68,355
                                                                 ------------
Medical Equipment & Supplies (1.1%):
Bausch & Lomb, Inc. .....................................    502       34,889
Baxter International, Inc. ..............................  2,665      177,223
Becton Dickinson & Co. ..................................  2,304       67,248
Biomet, Inc. ............................................  1,017       36,676
Boston Scientific Corp.(b)...............................  3,759       96,324
Guidant Corp.(b).........................................  2,712      137,295
Mallinckrodt, Inc. ......................................    627       18,144
Medtronic, Inc. ......................................... 10,670      550,839
St. Jude Medical, Inc.(b)................................    756       27,169
                                                                 ------------
                                                                    1,145,807
                                                                 ------------
Medical Services (0.0%):
Shared Medical Systems Corp. ............................    221       16,050
                                                                 ------------
Metals & Mining (0.3%):
Alcan Aluminum Ltd. .....................................  2,049       67,233
Alcoa, Inc. .............................................  3,998      233,633
Arch Coal, Inc. .........................................    166        1,245
Freeport McMoran Copper & Gold, Inc.(b)..................  1,489       13,680
Inco Ltd. ...............................................  1,737       28,226
Phelps Dodge Corp. ......................................    805       36,124
                                                                 ------------
                                                                      380,141
                                                                 ------------
Office Equipment & Services (0.3%):
Deluxe Corp. ............................................    661       16,318
IKON Office Solutions, Inc. .............................  1,350        6,750
Pitney Bowes, Inc. ......................................  2,412      104,922
Xerox Corp. .............................................  6,027      163,482
                                                                 ------------
                                                                      291,472
                                                                 ------------
Oil & Exploration, Production & Services (0.8%):
Anadarko Petroleum Corp. ................................  1,161       61,605
Apache Corp. ............................................  1,017       61,910
Burlington Resources, Inc. ..............................  1,598       73,109
Coastal Corp. ...........................................  1,910      117,226
Conoco, Inc. ............................................  5,688      162,108

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Oil & Exploration, Production & Services, continued
Halliburton Co. ...........................................  4,015 $    204,765
Kerr-McGee Corp. ..........................................    773       46,138
Rowan Cos., Inc.(b)........................................    774       24,042
Tosco Corp. ...............................................  1,407       43,089
Union Pacific Resources Group, Inc. .......................  2,320       54,955
                                                                   ------------
                                                                        848,947
                                                                   ------------
Oil & Gas Equipment/Services (0.8%):
Baker Hughes, Inc. ........................................  3,037      110,091
El Paso Energy Corp. ......................................  2,086      107,429
McDermott International, Inc. .............................    549        5,490
Schlumberger Ltd. .........................................  4,937      363,178
Transocean Sedo Forex Inc. ................................  1,634       80,372
Williams Cos., Inc. .......................................  3,932      163,424
                                                                   ------------
                                                                        829,984
                                                                   ------------
Oil Companies--Integrated (5.0%):
Amerada Hess Corp. ........................................    830       55,091
Ashland, Inc. .............................................    678       23,688
Chevron Corp. .............................................  5,815      537,524
Enron Corp. ...............................................  6,478      472,084
Exxon Corp. ............................................... 30,130    2,510,206
Occidental Petroleum Corp. ................................  3,168       75,042
Phillips Petroleum Co. ....................................  2,350      134,538
Royal Dutch Petroleum Co.-NY Shares........................ 19,006    1,186,687
Sunoco, Inc. ..............................................    873       28,209
Texaco, Inc. ..............................................  5,060      290,634
Unocal Corp. ..............................................  2,248       86,408
USX-Marathon Group, Inc. ..................................  2,774       75,418
                                                                   ------------
                                                                      5,475,529
                                                                   ------------
Packaging (0.0%):
Pactiv Corp.(b)............................................  1,547       13,826
                                                                   ------------
Paper & Related (0.8%):
Boise Cascade Corp. .......................................    498       14,504
Champion International Corp. ..............................    865       63,145
Fort James Corp. ..........................................  1,977       44,730
Georgia-Pacific Corp. .....................................  1,596       52,269
International Paper Co. ...................................  3,781      131,626
Kimberly-Clark Corp. ......................................  4,858      293,909
Louisiana-Pacific Corp. ...................................    994       11,183
Mead Corp. ................................................    901       27,762
Potlatch Corp. ............................................    243        9,204
Temple-Inland, Inc. .......................................    501       24,893
Westvaco Corp. ............................................    891       26,841
Weyerhaeuser Co. ..........................................  1,810       89,821
Williamette Industries, Inc. ..............................  1,002       32,565
                                                                   ------------
                                                                        822,452
                                                                   ------------
Pharmaceuticals (7.7%):
Abbott Laboratories........................................ 13,821      562,342
Allergan, Inc. ............................................  1,234       84,760
ALZA Corp.(b)..............................................    895       45,477
Amgen, Inc.(b).............................................  9,070      577,079
Bristol-Myers Squibb Co. .................................. 17,582      968,109
Eli Lilly & Co. ...........................................  9,633      733,312
Johnson & Johnson.......................................... 12,189    1,090,916
Merck & Co., Inc. ......................................... 20,346    1,518,320

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Equity Index Portfolio                                  May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Pharmaceuticals, continued
Pfizer, Inc. .............................................. 33,773 $  1,505,009
Pharmacia & UpJohn, Inc. .................................. 11,226      583,050
Schering-Plough Corp. ..................................... 13,036      630,617
Watson Pharmaceuticals, Inc.(b)............................    846       37,330
                                                                   ------------
                                                                      8,336,321
                                                                   ------------
Photography (0.2%):
Eastman Kodak Co. .........................................  2,886      172,439
Polaroid Corp. ............................................    361        6,927
                                                                   ------------
                                                                        179,366
                                                                   ------------
Precious Metals (0.1%):
Barrick Gold Corp. ........................................  3,584       64,736
Homestake Mining Co. ......................................  2,349       15,856
Newmont Mining Corp. ......................................  1,511       34,847
Placer Dome, Inc. .........................................  2,978       24,569
                                                                   ------------
                                                                        140,008
                                                                   ------------
Printing & Publishing (0.5%):
American Greetings Corp. Class A...........................    581       10,821
Dow Jones & Co., Inc. .....................................    820       55,760
Gannett Co., Inc. .........................................  2,577      166,861
Knight-Ridder, Inc. .......................................    733       38,849
McGraw-Hill Cos., Inc. ....................................  1,762       90,633
New York Times Co. ........................................  1,590       61,016
R.R. Donnelley Co. ........................................  1,191       29,403
Times Mirror Co. ..........................................    507       48,926
Tribune Co. ...............................................  2,181       83,969
                                                                   ------------
                                                                        586,238
                                                                   ------------
Restaurants (0.5%):
Darden Restaurants, Inc. ..................................  1,203       20,676
McDonald's Corp. .......................................... 12,025      430,645
Tricon Global Restaurants, Inc.(b).........................  1,354       39,689
Wendy's International, Inc. ...............................  1,128       22,067
                                                                   ------------
                                                                        513,077
                                                                   ------------
Retail Stores (5.4%):
Albertson's, Inc. .........................................  3,812      139,615
AutoZone, Inc.(b)..........................................  1,364       38,192
Bed, Bath & Beyond, Inc.(b)................................  1,251       46,052
Best Buy, Inc.(b)..........................................  1,901      121,664
Circuit City Stores, Inc. .................................  1,875       93,398
Consolidated Stores Corp.(b)...............................    983       12,779
CVS Corp. .................................................  3,564      155,034
Dillards, Inc., Class A....................................    939       14,026
Dollar General Corp. ......................................  2,610       45,675
Federated Department Stores, Inc.(b).......................  1,849       71,187
Great Atlantic & Pacific Tea Co. ..........................    331        6,082
Harcourt General, Inc. ....................................    615       24,293
Home Depot, Inc. .......................................... 20,265      989,184
J.C. Penney, Inc. .........................................  2,359       42,757
KMart Corp.(b).............................................  4,503       38,275
Kohl's Corp.(b)............................................  2,916      150,903
Kroger Co.(b)..............................................  7,535      149,758
Limited, Inc. .............................................  3,864       93,219
Longs Drug Stores, Inc. ...................................    334        6,743
Lowe's Cos. ...............................................  3,439      160,128
May Department Stores Co. .................................  3,050       91,691

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Retail Stores, continued
Nordstrom, Inc. ...........................................  1,281 $     32,185
Office Depot, Inc.(b)......................................  3,388       23,928
Pep Boys--Manny, Moe, & Jack...............................    447        3,185
Rite-Aid Corp. ............................................  2,327       16,144
Safeway, Inc.(b)...........................................  4,656      214,758
Sears, Roebuck & Co. ......................................  3,474      128,321
Staples, Inc.(b)...........................................  4,222       62,275
Target Corp. ..............................................  4,022      252,129
TJX Cos., Inc. ............................................  2,893       62,561
Toys R Us, Inc.(b).........................................  2,286       36,005
Wal-Mart Stores, Inc. ..................................... 38,861    2,239,365
Walgreen Co. ..............................................  9,095      258,071
Winn-Dixie Stores, Inc. ...................................  1,338       21,157
                                                                   ------------
                                                                      5,840,739
                                                                   ------------
Semiconductors (5.8%):
Advanced Micro Devices, Inc.(b)............................  1,308      106,520
Altera Corp.(b)............................................  1,700      145,987
Applied Materials, Inc.(b).................................  6,856      572,476
Conexant Systems, Inc.(b)..................................  1,700       63,963
Intel Corp. ............................................... 29,129    3,632,022
KLA-Tencor Corp.(b)........................................  1,638       81,183
LSI Logic Corp.(b).........................................  2,598      136,882
Micron Technology, Inc.(b).................................  2,312      161,696
National Semiconductor Corp.(b)............................  1,495       80,356
Rockwell International Corp. ..............................  1,694       69,454
Texas Instruments, Inc. ................................... 14,324    1,034,909
Xilinx, Inc. ..............................................  2,812      214,064
                                                                   ------------
                                                                      6,299,512
                                                                   ------------
Steel (0.1%):
Allegheny Technologies, Inc. ..............................    856       19,314
Bethlehem Steel Corp.(b)...................................  1,181        4,576
Nucor Corp. ...............................................    808       31,411
USX-U.S. Steel Group.......................................    796       17,960
Worthington Industries, Inc. ..............................    819        9,930
                                                                   ------------
                                                                         83,191
                                                                   ------------
Technology (0.6%):
Autodesk, Inc. ............................................    545       20,267
Motorola, Inc. ............................................  6,378      597,938
                                                                   ------------
                                                                        618,205
                                                                   ------------
Telecommunications (6.8%):
ADC Telecommunications, Inc.(b)............................  2,664      178,987
Andrew Corp.(b)............................................    796       27,960
Centurytel, Inc. ..........................................  1,234       33,318
Comcast Corp. .............................................  6,816      258,156
Global Crossing Ltd. ......................................  7,016      175,839
Lucent Technologies, Inc. ................................. 27,784    1,594,107
Nextel Communications, Inc. Class A(b).....................  3,050      282,506
Nortel Networks Corp. ..................................... 25,132    1,364,982
Qualcomm, Inc.(b)..........................................  6,560      435,420
SBC Communications, Inc. .................................. 29,794    1,301,625
Scientific-Atlanta, Inc. ..................................  1,382       77,910
Sprint Corp. (PCS Group)(b)................................  7,608      422,244
Tellabs, Inc.(b)...........................................  3,564      231,427
WorldCom, Inc.(b).......................................... 25,188      947,698
                                                                   ------------
                                                                      7,332,179
                                                                   ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Equity Index Portfolio                                 May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------

Telecommunications--Services and Equipment (0.1%):
Comverse Technology, Inc.(b)...............................  1,302 $    118,970
                                                                   ------------
Textile Products (0.0%):
Springs Industries, Inc. ..................................    132        6,270
                                                                   ------------
Tire & Rubber (0.1%):
B. F. Goodrich Co. ........................................    994       35,287
Cooper Tire & Rubber Co. ..................................    661        7,973
Goodyear Tire & Rubber Co. ................................  1,385       34,452
                                                                   ------------
                                                                         77,712
                                                                   ------------
Tobacco (0.5%):
Philip Morris Companies, Inc. ............................. 21,003      548,703
UST, Inc. .................................................  1,560       25,935
                                                                   ------------
                                                                        574,638
                                                                   ------------
Toys (0.1%):
Hasbro, Inc. ..............................................  1,729       28,312
Mattel, Inc. ..............................................  3,830       51,944
                                                                   ------------
                                                                         80,256
                                                                   ------------
Transportation & Shipping (0.4%):
Burlington Northern Santa Fe...............................  4,250      100,406
CSX Corp. .................................................  1,936       42,108
FedEx Corp.(b).............................................  2,663       94,204
Kansas City Southern Industries, Inc. .....................    995       66,914
Norfolk Southern Corp. ....................................  3,458       61,596
Timken Co. ................................................    531       10,023
Union Pacific Corp. .......................................  2,275       96,261
                                                                   ------------
                                                                        471,512
                                                                   ------------
Trucking & Leasing (0.0%):
Ryder Systems, Inc. .......................................    610       11,704
                                                                   ------------
Utilities--Gas & Electric (1.9%):
AES Corp.(b)...............................................  1,890      164,902
Ameren Corp. ..............................................  1,242       45,566
American Electric Power, Inc. .............................  1,740       61,879
Carolina Power & Light Co. ................................  1,418       48,744
Central & South West Corp. ................................  1,961       40,813
Cinergy Corp. .............................................  1,494       39,778
Columbia Energy Group......................................    750       48,516
Consolidated Edison, Inc. .................................  2,010       65,576
Constellation Energy Group, Inc. ..........................  1,403       48,140
Dominion Resources, Inc. ..................................  2,160       98,820
DTE Energy Co. ............................................  1,318       45,553
Duke Energy Corp. .........................................  3,367      196,128
Edison International.......................................  3,119       66,669
Entergy Corp. .............................................  2,268       65,772
FirstEnergy Corp. .........................................  2,100       52,763
FPL Group, Inc. ...........................................  1,622       80,289
GPU, Inc. .................................................  1,117       31,555
New Century Energies, Inc. ................................  1,014       34,096
Niagara Mohawk Holdings, Inc.(b)...........................  1,690       24,822
NICOR, Inc. ...............................................    453       16,619
Northern States Power Co. .................................  1,364       30,179
Oneok, Inc. ...............................................    287        8,359

Common Stocks, continued
                                                          Shares
                                                            or
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------

Utilities--Gas & Electric, continued
Peco Energy Co. .......................................      1,734 $     76,188
People's Energy Corp. .................................        318       10,792
PG & E Corp. ..........................................      3,484       90,366
PP & L Resources, Inc. ................................      1,413       33,382
Public Service Enterprise Group, Inc. .................      1,974       73,532
Reliant Energy Inc. ...................................      2,727       77,720
Sempra Energy..........................................      2,222       41,801
Southern Co. ..........................................      6,201      160,838
Texas Utilities Co. ...................................      2,480       88,660
Unicom Corp. ..........................................      1,956       81,541
                                                                   ------------
                                                                      2,050,358
                                                                   ------------
Utilities--Telephone (3.7%):
Alltel Corp. ..........................................      2,740      179,299
AT&T Corp. ............................................     28,414      985,611
Bell Atlantic Corp. ...................................     13,811      730,257
BellSouth Corp. .......................................     16,671      778,327
GTE Corp. .............................................      8,678      548,884
Sprint Corp. (FON Group)...............................      7,841      474,381
US West, Inc. .........................................      4,552      327,744
                                                                   ------------
                                                                      4,024,503
                                                                   ------------
Wholesale Distribution (0.4%):
Cardinal Health, Inc. .................................      2,437      158,100
Costco Wholesale Corp.(b)..............................      3,964      126,600
SUPERVALU, Inc. .......................................      1,271       26,453
Sysco Corp. ...........................................      2,967      124,429
                                                                   ------------
                                                                        435,582
                                                                   ------------
TOTAL COMMON STOCKS                                                 106,861,942
                                                                   ------------
U.S. Government Agencies (1.4%):
Federal Home Loan Bank 0.00%, 6/1/00................... $1,522,000    1,522,000
                                                                   ------------
TOTAL U.S. GOVERNMENT AGENCIES                                        1,522,000
                                                                   ------------
TOTAL INVESTMENTS
 (Cost $78,868,384)(a)--99.8%                                       108,383,942
Other assets in excess of liabilities--0.2%                             178,016
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $108,561,958
                                                                   ============

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $358,689. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows.

  Unrealized appreciation......................................     $36,911,234
  Unrealized depreciation......................................      (7,754,365)
                                                                    -----------
  Net unrealized appreciation..................................     $29,156,861
                                                                    ===========
  Cost for federal income tax purposes.........................     $79,227,073

(b) Represents non-income producing securities.

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Index Portfolio

 Statement of Assets and Liabilities

                                                        May 31, 2000 (Unaudited)

Assets:
Investments, at value (cost $78,868,384)..............            $108,383,942
Collateral received for securities loaned.............               2,096,440
Cash..................................................                   6,061
Interest and dividends receivable.....................                 144,568
Receivable for capital shares issued..................                  79,461
Deferred organization costs...........................                  11,565
Prepaid expenses and other assets.....................                   3,542
                                                                  ------------
 Total Assets.........................................             110,725,579
Liabilities:
Payable for capital shares redeemed................... $      400
Payable for return of collateral received on
 securities loaned....................................  2,096,440
Payable to affiliates.................................     54,854
Other liabilities.....................................     11,927
                                                       ----------
 Total Liabilities....................................               2,163,621
                                                                  ------------
Net Assets:
Capital...............................................              79,257,865
Distributions in excess of net investment income......                (180,712)
Accumulated net realized losses from investment
 transactions.........................................                 (30,753)
Net unrealized appreciation from investments..........              29,515,558
                                                                  ------------
Net Assets............................................            $108,561,958
                                                                  ============
Investor A Shares
 Net Assets...........................................            $  3,400,232
 Shares...............................................                 195,355
 Redemption price per share...........................                  $17.41
                                                                        ======
Maximum Sales Charge--Investor A Shares...............                    5.50%
 Maximum Offering Price (100%/(100%--Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share.....................................                  $18.42
                                                                        ======
Trust Shares
 Net Assets...........................................            $ 68,007,094
 Shares...............................................               3,901,730
 Offering and redemption price per share..............                  $17.43
                                                                        ======
Institutional Shares
 Net Assets...........................................            $ 37,154,632
 Shares...............................................               2,134,128
 Offering and redemption price per share..............                  $17.41
                                                                        ======

 Statement of Operations

                               For the six months ended May 31, 2000 (Unaudited)

Investment Income:
Interest income..........................................          $   25,398
Dividend income (net of foreign tax withholding of
 $5,288).................................................             664,640
Income from securities lending...........................               3,262
                                                                   ----------
 Total Investment Income.................................             693,300
Expenses:
Investment advisory fees................................. $166,475
Administration fees......................................  110,984
Distribution and services fees, Investor A Shares........    5,206
Administrative services fees, Trust Shares...............  105,912
Administrative services fees, Institutional Shares.......   55,324
Accounting fees..........................................   11,704
Custodian fees...........................................   27,746
Transfer agent fees......................................   24,087
Other....................................................   24,823
                                                          --------
Total expenses before voluntary fee reductions...........             532,261
 Expenses voluntarily reduced............................            (161,403)
                                                                   ----------
 Net Expenses............................................             370,858
                                                                   ----------
Net Investment Income....................................             322,442
                                                                   ----------
Realized/Unrealized Gains from Investments:
Net realized gains from investment transactions..........             337,576
Net change in unrealized appreciation from investments...           2,609,358
                                                                   ----------
Net realized/unrealized gains from investments...........           2,946,934
                                                                   ----------
Change in net assets resulting from operations...........          $3,269,376
                                                                   ==========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Index Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $    322,442  $    653,792
 Net realized gains from investment transactions...      337,576       432,883
 Net change in unrealized appreciation from
  investments......................................    2,609,358    14,278,342
                                                    ------------  ------------
Change in net assets resulting from operations.....    3,269,376    15,365,017
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (13,791)      (12,676)
 From net realized gains from investment
  transactions.....................................      (24,983)      (11,564)
Distributions to Trust Shareholders:
 From net investment income........................     (354,161)     (484,829)
 From net realized gains from investment
  transactions.....................................     (498,653)     (650,914)
Distributions to Institutional Shareholders:
 From net investment income........................     (148,744)     (149,334)
 From net realized gains from investment
  transactions.....................................     (270,113)     (124,999)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (1,310,445)   (1,434,316)
                                                    ------------  ------------
Change in net assets from capital transactions.....      908,349    29,674,259
                                                    ------------  ------------
Change in net assets...............................    2,867,280    43,604,960
Net Assets:
 Beginning of period...............................  105,694,678    62,089,718
                                                    ------------  ------------
 End of period..................................... $108,561,958  $105,694,678
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Index Portfolio

 Financial Highlights, Investor A Shares

                                For the
                               six months
                                 ended      For the years ended   May 1, 1997
                                  May          November 30,            to
                               31, 2000     --------------------  November 30,
                              (Unaudited)     1999       1998       1997 (a)
                              -----------   ---------  ---------  ------------
Net Asset Value, Beginning
 of Period..................    $ 17.11     $   14.54  $   11.93    $ 10.00
                                -------     ---------  ---------    -------
Investment Activities:
 Net investment income......       0.05          0.09       0.09       0.07
 Net realized and unrealized
  gains from investments....       0.45          2.74       2.64       1.94
                                -------     ---------  ---------    -------
 Total from Investment
  Activities................       0.50          2.83       2.73       2.01
                                -------     ---------  ---------    -------
Distributions:
 Net investment income......      (0.07)        (0.08)     (0.10)     (0.07)
 In excess of net investment
  income....................         --            --         --      (0.01)
 Net realized gains.........      (0.13)        (0.18)     (0.02)        --
                                -------     ---------  ---------    -------
 Total Distributions........      (0.20)        (0.26)     (0.12)     (0.08)
                                -------     ---------  ---------    -------
Net Asset Value, End of
 Period.....................    $ 17.41     $   17.11  $   14.54    $ 11.93
                                =======     =========  =========    =======
Total Return (excludes sales
 charge)....................       2.91%(b)     19.84%     23.01%     20.14%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)......................    $ 3,400     $   3,385  $     914    $   206
Ratio of expenses to average
 net assets.................       0.86%(c)      0.85%      0.86%      0.78%(c)
Ratio of net investment
 income to average net
 assets.....................       0.39%(c)      0.50%      0.70%      1.02%(c)
Ratio of expenses to average
 net assets*................       0.96%(c)      0.95%      1.03%      1.21%(c)
Portfolio turnover**........       7.79%        27.84%     14.83%      1.66%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

 Financial Highlights, Trust Shares

                                For the
                               six months
                                 ended      For the years ended   May 1, 1997
                                 May           November 30,            to
                               31, 2000     --------------------  November 30,
                              (Unaudited)     1999       1998       1997 (a)
                              -----------   ---------  ---------  ------------
Net Asset Value, Beginning
 of Period..................    $ 17.12     $   14.55  $   11.94    $ 10.00
                                -------     ---------  ---------    -------
Investment Activities:
 Net investment income......       0.05          0.13       0.13       0.10
 Net realized and unrealized
  gains from investments....       0.48          2.75       2.64       1.94
                                -------     ---------  ---------    -------
 Total from Investment
  Activities................       0.53          2.88       2.77       2.04
                                -------     ---------  ---------    -------
Distributions:
 Net investment income......      (0.09)        (0.13)     (0.14)     (0.10)
 Net realized gains.........      (0.13)        (0.18)     (0.02)        --
                                -------     ---------  ---------    -------
 Total Distributions........      (0.22)        (0.31)     (0.16)     (0.10)
                                -------     ---------  ---------    -------
Net Asset Value, End of
 Period.....................    $ 17.43     $   17.12  $   14.55    $ 11.94
                                =======     =========  =========    =======
Total Return................       3.06%(b)     20.16%     23.34%     20.40%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)......................    $68,007     $  65,453  $  50,232    $31,787
Ratio of expenses to average
 net assets.................       0.56%(c)      0.55%      0.54%      0.39%(c)
Ratio of net investment
 income to average net
 assets.....................       0.69%(c)      0.81%      1.02%      1.48%(c)
Ratio of expenses to average
 net assets*................       0.96%(c)      0.95%      1.03%      1.12%(c)
Portfolio turnover**........       7.79%        27.84%     14.83%      1.66%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Equity Index Portfolio


 Financial Highlights, Institutional Shares

                               For the
                              six months    For the years ended   May 1, 1997
                                 ended         November 30,            to
                             May 31, 2000   --------------------  November 30,
                             (Unaudited)      1999       1998       1997(a)
                             ------------   ---------  ---------  ------------
Net Asset Value, Beginning
 of Period.................    $ 17.11      $   14.54  $   11.94     $10.00
                               -------      ---------  ---------     ------
Investment Activities:
 Net investment income.....       0.04           0.09       0.10       0.10
 Net realized and
  unrealized gains from
  investments..............       0.46           2.74       2.63       1.94
                               -------      ---------  ---------     ------
 Total from Investment
  Activities...............       0.50           2.83       2.73       2.04
                               -------      ---------  ---------     ------
Distributions:
 Net investment income.....      (0.07)         (0.08)     (0.11)     (0.10)
 Net realized gains........      (0.13)         (0.18)     (0.02)        --
                               -------      ---------  ---------     ------
 Total Distributions.......      (0.20)         (0.26)     (0.13)     (0.10)
                               -------      ---------  ---------     ------
Net Asset Value, End of
 Period....................    $ 17.41      $   17.11  $   14.54     $11.94
                               =======      =========  =========     ======
Total Return...............       2.90%(b)      19.83%     23.01%     20.40%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000).....................    $37,155      $  36,856  $  10,944     $    8
Ratio of expenses to
 average net assets........       0.86%(c)       0.85%      0.91%      0.46%(c)
Ratio of net investment
 income to average net
 assets....................       0.39%(c)       0.51%      0.63%      1.30%(c)
Ratio of expenses to
 average net assets*.......       0.96%(c)       0.95%      1.03%      1.19%(c)
Portfolio turnover**.......       7.79%         27.84%     14.83%      1.66%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
                       See notes to financial statements

                  Mercantile Growth & Income Equity Portfolio

  Q: What were the market conditions during the six month period ended May 31, 2000?

  A. The first half of the fiscal year was characterized by two seemingly offsetting trends. Earnings growth of many companies accelerated to over 10% per year, which affected the market positively. Negatively, the Federal Reserve initiated three interest rate hikes and seem poised to implement at least one more increase. The result of these two conflicting trends in the large-cap equity market was a great deal of volatility, but at the end of the period, the S&P 500 Index/1/ was little changed, earning just +2.90%.

  Q: How did the Portfolio perform over the first six months of the fiscal year?

  A. The Mercantile Growth & Income Portfolio posted a +2.64% (Investor A shares without the maximum sales charge) total return during the first six months of the Portfolio's fiscal year. This compares to a +2.9% return for the Standard & Poor's 500 Index and a +3.6% return for the Standard & Poor's Barra Value Index./2/

  Q: Please highlight companies that were positive contributors to the Portfolio's performance.

  A. Within the technology sector, we emphasized companies benefiting from accelerating unit growth in internet infrastructure and wireless communications. Specific holdings that contributed to the Portfolio's strong relative performance were Cisco, the world leader in router production for internet, telecom and network applications; Nortel Networks, the leading provider of fiber optic technology for the telecommunications industry; and Nokia, the largest global producer of cellular phones.

  Strength in the Portfolio's holdings in the capital goods sector was paced by Millipore, a manufacturer of products used to analyze and purify liquids and gases. In the microelectronics segment, Millipore has been a beneficiary of a strong semi-conductor capital equipment cycle while its biopharmaceutical segment should benefit from increased research and development activity in genomics and monclonal antibodies./3/

  Q: What is your outlook for the stock market?

  A. With short-term interest rates approaching 7%, stock prices will continue to be volatile over the summer months. However, volatility often creates opportunities to buy top quality companies with proven management teams at attractive prices. As always, the Growth & Income Portfolio's focus is high quality companies with predictable sales, earnings and cash flow growth, strong balance sheets and innovative management. Ongoing market volatility should force investors to seek companies with strong underlying fundamentals rather than chase the hottest new internet story. Investor rotation back to quality stocks should equate to strong relative performance for the Mercantile Growth & Income Equity Portfolio.
-----
/1/The Standard & Poor's (S&P) 500 Index is composed of 500 large-cap U.S.
   stocks generally considered to be representative of the U.S. stock market. An investment cannot be made directly in an index.
/2/The S&P 500 BARRA Value Index is an unmanaged index of common stocks consisting of 50% of the S&P 500 market capitalization, whose common stock constituents have the lowest price-to-book ratio within the S&P 500. An investment cannot be made directly in an index.
/3/The portfolio composition is subject to change.

                  Mercantile Growth & Income Equity Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Growth & Income Equity Portfolio is measured against the Standard & Poor's 500 index, an unmanaged index generally representative of the U.S. stock market as a whole. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on January 3, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Growth & Income Equity Portfolio                        May 31, 2000 (Unaudited)


 Common Stocks (97.3%):

                         Security                                     Market
                        Description                        Shares     Value
                        -----------                        ------- ------------

 Automotive (0.3%):
 Delphi Automotive Systems Corp. .........................  64,900 $  1,172,256
                                                                   ------------
 Banking (2.2%):
 Bank of New York Company, Inc. ..........................  25,000    1,173,438
 Chase Manhattan Corp. ...................................  95,000    7,095,313
                                                                   ------------
                                                                      8,268,751
                                                                   ------------
 Beverages (2.4%):
 PepsiCo, Inc. ........................................... 222,400    9,048,900
                                                                   ------------
 Building Products (1.8%):
 Masco Corp. ............................................. 355,500    6,998,906
                                                                   ------------
 Business Services (3.7%):
 Electronic Data Systems Corp. ...........................  54,500    3,505,031
 First Data Corp. ........................................ 186,000   10,427,625
                                                                   ------------
                                                                     13,932,656
                                                                   ------------
 Capital Goods (5.5%):
 Flextronics International Ltd.(b)........................  14,800      805,675
 General Electric Co. .................................... 236,400   12,440,550
 Millipore Corp. ......................................... 103,000    7,454,625
                                                                   ------------
                                                                     20,700,850
                                                                   ------------
 Chemicals (2.7%):
 Avery Dennison Corp. ....................................  75,004    4,593,995
 Ecolab, Inc. ............................................  25,000      956,250
 Solutia, Inc. ........................................... 379,700    4,603,863
                                                                   ------------
                                                                     10,154,108
                                                                   ------------
 Computer Software (2.3%):
 BMC Software, Inc.(b)....................................  83,400    3,669,600
 Microsoft Corp.(b).......................................  59,900    3,747,494
 Oracle Corp.(b)..........................................  19,300    1,387,188
                                                                   ------------
                                                                      8,804,282
                                                                   ------------
 Computers (3.7%):
 Cisco Systems, Inc.(b)................................... 114,000    6,490,875
 Compaq Computer Corp. ...................................  35,100      921,375
 Dell Computer Corp.(b)...................................  40,300    1,737,938
 Hewlett-Packard Co. .....................................  40,300    4,841,037
                                                                   ------------
                                                                     13,991,225
                                                                   ------------
 Containers & Packaging (1.2%):
 Crown Cork & Seal Co., Inc. ............................. 262,150    4,489,319
                                                                   ------------
 Cosmetics & Toiletries (2.3%):
 Estee Lauder Cos., Class A...............................  81,800    3,665,662
 The Gillette Co. ........................................  65,000    2,169,375
 The Procter & Gamble Co. ................................  41,400    2,753,100
                                                                   ------------
                                                                      8,588,137
                                                                   ------------
 Electrical & Electronic (1.0%):
 W. W. Grainger, Inc......................................  91,104    3,638,466
                                                                   ------------
 Entertainment (1.7%):
 Time Warner, Inc. .......................................  81,000    6,393,937
                                                                   ------------
 Financial Services (6.2%):
 Citigroup, Inc. ......................................... 129,900    8,078,156
 MBNA Corp. .............................................. 310,000    8,641,250
 Morgan Stanley Dean Witter & Co. ........................  93,000    6,690,188
                                                                   ------------
                                                                     23,409,594
                                                                   ------------

 Common Stocks, continued

                         Security                                     Market
                        Description                        Shares     Value
                        -----------                        ------- ------------

 Food Products (2.5%):
 H.J. Heinz Co. .......................................... 108,000 $  4,232,250
 Ralston-Ralston Purina Group............................. 278,200    5,164,087
                                                                   ------------
                                                                      9,396,337
                                                                   ------------
 Health Care (1.4%):
 C.R. Bard, Inc. ......................................... 119,600    5,456,750
                                                                   ------------
 Household Products (0.4%):
 Energizer Holdings, Inc.(b)..............................  92,733    1,576,461
                                                                   ------------
 Manufacturing (1.0%):
 Illinois Tool Works, Inc. ...............................  65,000    3,774,062
                                                                   ------------
 Medical Equipment & Supplies (2.4%):
 Baxter International, Inc. .............................. 138,000    9,177,000
                                                                   ------------
 Metals & Mining (1.2%):
 Alcoa, Inc. .............................................  75,000    4,382,813
                                                                   ------------
 Oil & Exploration, Production & Services (6.1%):
 Halliburton Co. .........................................  59,000    3,009,000
 Murphy Oil Corp. ........................................  99,800    6,474,525
 Ocean Energy, Inc. ...................................... 700,000   10,500,000
 Schlumberger Ltd. .......................................  18,600    1,368,263
 Transocean Sedco Forex, Inc. ............................  33,400    1,642,862
                                                                   ------------
                                                                     22,994,650
                                                                   ------------
 Oil Companies--Integrated (3.5%):
 Unocal Corp. ............................................ 138,984    5,342,198
 USX-Marathon Group, Inc. ................................ 282,500    7,680,469
                                                                   ------------
                                                                     13,022,667
                                                                   ------------
 Paper & Related (1.6%):
 Mead Corp. .............................................. 200,000    6,162,500
                                                                   ------------
 Pharmaceuticals (10.7%):
 Abbott Laboratories......................................  35,500    1,444,406
 Allergan, Inc. .......................................... 129,100    8,867,556
 Bristol-Myers Squibb Co. ................................ 148,632    8,184,050
 Eli Lilly & Co. .........................................  51,300    3,905,213
 Merck & Co. ............................................. 116,000    8,656,500
 Schering-Plough Corp. ................................... 191,000    9,239,625
                                                                   ------------
                                                                     40,297,350
                                                                   ------------
 Printing & Publishing (1.1%):
 Harcourt General, Inc. .................................. 106,000    4,187,000
                                                                   ------------
 Real Estate Investment Trust (0.8%):
 Post Properties, Inc. ...................................  30,450    1,335,994
 Spieker Properties, Inc. ................................  31,850    1,479,034
                                                                   ------------
                                                                      2,815,028
                                                                   ------------
 Restaurants (1.1%):
 Tricon Global Restaurants, Inc.(b)....................... 144,820    4,245,036
                                                                   ------------
 Retail Stores (5.3%):
 Lowe's Companies, Inc. .................................. 144,300    6,718,969
 Safeway, Inc.(b).........................................  21,000      968,625
 Target Corp. ............................................  26,700    1,673,756
 Walgreens Co. ........................................... 107,200    3,041,800
 Wal-Mart Stores, Inc. ................................... 135,000    7,779,375
                                                                   ------------
                                                                     20,182,525
                                                                   ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Growth & Income Equity Portfolio                          5/31/2000 (Unaudited)


 Common Stocks, continued

                         Security                                     Market
                        Description                        Shares     Value
                        -----------                        ------- ------------

 Semiconductors (7.6%):
 Altera Corp.(b)..........................................  54,655 $  4,693,498
 Applied Materials, Inc.(b)...............................  71,400    5,961,900
 Intel Corp. .............................................  49,100    6,122,156
 KLA- Tencor Corp.(b).....................................  77,800    3,855,962
 Maxim Integrated Products(b).............................  77,347    4,906,700
 Texas Instruments........................................  46,200    3,337,950
                                                                   ------------
                                                                     28,878,166
                                                                   ------------
 Technology (3.6%):
 General Motors Corp., Class H............................  33,200    3,268,125
 Nokia Corp. .............................................  67,500    3,510,000
 Nortel Networks Corp. ................................... 125,800    6,832,513
                                                                   ------------
                                                                     13,610,638
                                                                   ------------
 Telecommunications (2.2%):
 SBC Communications, Inc. ................................ 173,000    7,557,937
 WorldCom, Inc.(b)........................................  20,000      752,500
                                                                   ------------
                                                                      8,310,437
                                                                   ------------
 Utilities--Gas & Electric (3.7%):
 AES Corp. ...............................................  52,200    4,554,450
 Duke Energy Corp. ....................................... 101,600    5,918,200
 The Williams Co., Inc. ..................................  82,500    3,428,906
                                                                   ------------
                                                                     13,901,556
                                                                   ------------

 Common Stocks, continued

                                                        Shares or
                        Security                        Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------

 Utilities--Telephone (1.8%):
 GTE Corp. ............................................    105,000 $  6,641,250
                                                                   ------------
 Wholesale Distribution (2.3%):
 Sysco Corp. ..........................................    209,670    8,793,036
                                                                   ------------
 TOTAL COMMON STOCKS                                                367,396,649
                                                                   ------------

 U.S. Government Agencies (1.8%):

 Federal Home Loan Bank
  0.00%, 6/1/2000...................................... $6,854,000    6,854,000
                                                                   ------------
 TOTAL U.S. GOVERNMENT AGENCIES                                       6,854,000
                                                                   ------------

 TOTAL INVESTMENTS
  (Cost $268,902,989)(a)--99.1%                                     374,250,649
 Other assets in excess of liabilities--0.9%                          3,484,045
                                                                   ------------
 TOTAL NET ASSETS--100.0%                                          $377,734,694
                                                                   ============

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $2,811,765. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows.

  Unrealized appreciation.....................................     $122,352,949
  Unrealized depreciation.....................................      (19,817,044)
                                                                   ------------
  Net unrealized appreciation.................................     $102,535,905
                                                                   ============
  Cost for federal income tax purposes........................     $271,714,754

(b) Represents non-income producing securities.


                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth & Income Equity Portfolio

 Statement of Assets and Liabilities

                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $268,902,989).............            $374,250,649
Collateral received for securities loaned.............              20,888,424
Cash..................................................               3,554,538
Interest and dividends receivable.....................                 385,728
Receivable for capital shares issued..................                   6,321
Prepaid expenses and other assets.....................                  15,717
                                                                  ------------
 Total Assets.........................................             399,101,377
Liabilities:
Payable for investment securities purchased...........     17,520
Payable for capital shares redeemed...................    137,541
Payable for return of collateral received on
 securities loaned.................................... 20,888,424
Payable to affiliates.................................    238,608
Other liabilities.....................................     84,590
                                                       ----------
 Total Liabilities....................................              21,366,683
                                                                  ------------
Net Assets:
Capital...............................................             212,259,813
Distributions in excess of net investment income......                 (13,412)
Accumulated net realized gains from investment
 transactions.........................................              60,140,633
Net unrealized appreciation from investments..........             105,347,660
                                                                  ------------
Net Assets............................................            $377,734,694
                                                                  ============
Investor A Shares
 Net Assets...........................................            $ 45,662,842
 Shares...............................................               2,559,445
 Redemption price per share...........................                  $17.84
                                                                        ======
 Maximum Sales Charge--Investor A Shares..............                    5.50%
 Maximum Offering Price (100%/(100%--Maximum Sales
  Charge) of net asset value adjusted to the nearest
  cent) per share.....................................                  $18.88
                                                                        ======
Investor B Shares
 Net Assets...........................................            $  9,515,608
 Shares...............................................                 545,293
 Offering price per share*............................                  $17.45
                                                                        ======
Trust Shares
 Net Assets...........................................            $238,310,232
 Shares...............................................              13,285,973
 Offering and redemption price per share..............                  $17.94
                                                                        ======
Institutional Shares
 Net Assets...........................................            $ 84,246,012
 Shares...............................................               4,719,529
 Offering and redemption price per share..............                  $17.85
                                                                        ======

-----
* Redemption price of Investor B Shares varies based on length of time held.

 Statement of Operations

                                           For the six months ended May 31, 2000
                                                                     (Unaudited)

Investment Income:
Interest income......................................            $    209,176
Dividend income (net of foreign tax withholding of
 $1,861).............................................               2,287,139
Income from securities lending.......................                  16,437
                                                                 ------------
 Total Investment Income.............................               2,512,752
Expenses:
Investment advisory fees............................. $1,122,212
Administration fees..................................    408,078
Distribution and services fees, Investor A Shares....     72,399
Distribution and services fees, Investor B Shares....     48,812
Administrative services fees, Trust Shares...........    394,390
Administrative services fees, Institutional Shares...    129,787
Accounting fees......................................      1,899
Custodian fees.......................................    102,114
Transfer agent fees..................................     76,638
Other................................................     91,912
                                                      ----------
 Total expenses before voluntary fee reductions......               2,448,241
 Expenses voluntarily reduced........................                (637,887)
                                                                 ------------
 Net Expenses........................................               1,810,354
                                                                 ------------
Net Investment Income................................                 702,398
                                                                 ------------
Realized/Unrealized Gains from Investments:
Net realized gains from investment transactions......              63,928,204
Net change in unrealized appreciation from
 investments.........................................             (53,247,745)
                                                                 ------------
Net realized/unrealized gains from investments.......              10,680,459
                                                                 ------------
Change in net assets resulting from operations.......            $ 11,382,857
                                                                 ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth & Income Equity Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $    702,398  $  3,043,025
 Net realized gains from investment transactions...   63,928,204    59,660,167
 Net change in unrealized appreciation from
  investments......................................  (53,247,745)   26,031,452
                                                    ------------  ------------
Change in net assets resulting from operations.....   11,382,857    88,734,644
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (57,584)     (235,418)
 From net realized gains from investment
  transactions.....................................   (6,568,421)   (3,773,249)
Distributions to Investor B Shareholders:
 From net investment income........................         (222)       (9,614)
 From net realized gains from investment
  transactions.....................................   (1,320,228)     (711,367)
Distributions to Trust Shareholders:
 From net investment income........................     (595,087)   (2,296,557)
 From net realized gains from investment
  transactions.....................................  (39,648,402)  (22,799,001)
Distributions to Institutional Shareholders:
 From net investment income........................     (104,591)     (452,517)
 From net realized gains from investment
  transactions.....................................  (11,410,685)   (8,317,384)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................  (59,705,220)  (38,595,107)
                                                    ------------  ------------
Change in net assets from capital transactions.....  (43,261,807)  (45,050,293)
                                                    ------------  ------------
Change in net assets...............................  (91,584,170)    5,089,244
Net Assets:
 Beginning of period...............................  469,318,864   464,229,620
                                                    ------------  ------------
 End of period..................................... $377,734,694  $469,318,864
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth & Income Equity Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months
                            ended              For the years ended November 30,
                         May 31, 2000    ------------------------------------------------------
                         (Unaudited)      1999      1998        1997      1996        1995
                         ------------    -------   -------     -------   -------  -------------
Net Asset Value,
 Beginning of Period....   $ 19.94       $ 19.13   $ 21.12     $ 18.67   $ 16.30     $ 12.70
                           -------       -------   -------     -------   -------     -------
Investment Activities:
 Net investment income..      0.01          0.09      0.12        0.11      0.20        0.23
 Net realized and
  unrealized gains from
  investments...........      0.47          2.29      1.58        3.96      3.32        3.74
                           -------       -------   -------     -------   -------     -------
 Total from Investment
  Activities............      0.48          2.38      1.70        4.07      3.52        3.97
                           -------       -------   -------     -------   -------     -------
Distributions:
 Net investment income..     (0.02)        (0.09)    (0.11)      (0.13)    (0.20)      (0.23)
 In excess of net
  investment income.....        --            --     (0.01)      (0.03)    (0.01)         --
 Net realized gains.....     (2.56)        (1.48)    (3.57)      (1.46)    (0.94)      (0.14)
                           -------       -------   -------     -------   -------     -------
 Total Distributions....     (2.58)        (1.57)    (3.69)      (1.62)    (1.15)      (0.37)
                           -------       -------   -------     -------   -------     -------
Net Asset Value, End of
 Period.................   $ 17.84       $ 19.94   $ 19.13     $ 21.12   $ 18.67     $ 16.30
                           =======       =======   =======     =======   =======     =======
Total Return (excludes
 sales charge)..........      2.64%(a)     13.65%     9.35%      23.90%    22.99%      31.95%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $45,663       $51,302   $48,868     $46,372   $38,229     $25,082
Ratio of expenses to
 average net assets.....      1.07%(b)      1.04%     1.04%       1.04%     1.05%       1.05%
Ratio of net investment
 income to average net
 assets.................      0.17%(b)      0.44%     0.59%       0.60%     1.20%       1.59%
Ratio of expenses to
 average net assets*....      1.19%(b)      1.16%     1.14%       1.14%     1.15%       1.15%
Portfolio turnover**....     29.94%        60.31%    91.23%      57.11%    63.90%      58.50%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Investor B Shares

                           For the
                          six months      For the years ended November            March 1, 1995
                            ended                      30,                             to
                         May 31, 2000    ---------------------------------------  November 30,
                         (Unaudited)      1999      1998        1997      1996      1995 (a)
                         ------------    -------   -------     -------   -------  -------------
Net Asset Value,
 Beginning of Period....   $ 19.59       $ 18.89   $ 20.94     $ 18.58   $ 16.23     $ 13.43
                           -------       -------   -------     -------   -------     -------
Investment Activities:
 Net investment income
  (loss)................     (0.04)        (0.04)    (0.02)(d)   (0.02)     0.11        0.14
 Net realized and
  unrealized gains from
  investments...........      0.46          2.24      1.57        3.93      3.30        2.81
                           -------       -------   -------     -------   -------     -------
 Total from Investment
  Activities............      0.42          2.20      1.55        3.91      3.41        2.95
                           -------       -------   -------     -------   -------     -------
Distributions:
 Net investment income..        --         (0.02)       --          --     (0.11)      (0.15)
 In excess of net
  investment income.....        --            --     (0.03)      (0.09)    (0.01)         --
 Net realized gains.....     (2.56)        (1.48)    (3.57)      (1.46)    (0.94)         --
                           -------       -------   -------     -------   -------     -------
 Total Distributions....     (2.56)        (1.50)    (3.60)      (1.55)    (1.06)      (0.15)
                           -------       -------   -------     -------   -------     -------
Net Asset Value, End of
 Period.................   $ 17.45       $ 19.59   $ 18.89     $ 20.94   $ 18.58     $ 16.23
                           =======       =======   =======     =======   =======     =======
Total Return (excludes
 redemption charge).....      2.33%(e)     12.79%     8.59%      23.04%    22.29%      31.20%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 9,516       $10,110   $ 9,040     $ 6,349   $ 3,537     $   781
Ratio of expenses to
 average net assets.....      1.77%(c)      1.74%     1.74%       1.73%     1.75%       1.75%(c)
Ratio of net investment
 income (loss) to
 average net assets.....     (0.53)%(c)    (0.26)%   (0.10)%     (0.11)%    0.49%       0.87%(c)
Ratio of expenses to
 average net assets*....      1.89%(c)      1.86%     1.84%       1.83%     1.85%       1.85%(c)
Portfolio turnover**....     29.94%        60.31%    91.23%      57.11%    63.90%      58.50%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized.
(d) Per share net investment income has been calculated using the daily average share method. (e) Not annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth & Income Equity Portfolio

 Financial Highlights, Trust Shares

                            For the
                           six months
                             ended             For the years ended November 30,
                          May 31, 2000   ------------------------------------------------
                          (Unaudited)      1999      1998      1997      1996      1995
                          ------------   --------  --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....    $  20.03     $  19.21  $  21.19  $  18.71  $  16.32  $  12.72
                            --------     --------  --------  --------  --------  --------
Investment Activities:
 Net investment income..        0.05         0.14      0.17      0.23      0.24      0.27
 Net realized and
  unrealized gains from
  investments...........        0.46         2.30      1.59      3.96      3.34      3.74
                            --------     --------  --------  --------  --------  --------
 Total from Investment
  Activities............        0.51         2.44      1.76      4.19      3.58      4.01
                            --------     --------  --------  --------  --------  --------
Distributions:
 Net investment income..       (0.04)       (0.14)    (0.17)    (0.25)    (0.24)    (0.27)
 In excess of net
  investment income.....          --           --        --        --     (0.01)       --
 Net realized gains.....       (2.56)       (1.48)    (3.57)    (1.46)    (0.94)    (0.14)
                            --------     --------  --------  --------  --------  --------
 Total Distributions....       (2.60)       (1.62)    (3.74)    (1.71)    (1.19)    (0.41)
                            --------     --------  --------  --------  --------  --------
Net Asset Value, End of
 Period.................    $  17.94     $  20.03  $  19.21  $  21.19  $  18.71  $  16.32
                            ========     ========  ========  ========  ========  ========
Total Return............        2.79%(a)    13.94%     9.67%    24.55%    23.45%    32.27%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $238,310     $316,873  $299,188  $322,304  $348,183  $286,546
Ratio of expenses to
 average net assets.....        0.77%(b)     0.74%     0.74%     0.74%     0.75%     0.75%
Ratio of net investment
 income to average net
 assets.................        0.47%(b)     0.74%     0.90%     0.91%     1.50%     1.89%
Ratio of expenses to av-
 erage net assets*......        1.19%(b)     1.16%     1.14%     1.14%     0.85%     0.85%
Portfolio turnover**....       29.94%       60.31%    91.23%    57.11%    63.90%    58.50%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Institutional Shares

                            For the
                           six months
                             ended             For the years ended November 30,
                          May 31, 2000   ------------------------------------------------
                          (Unaudited)      1999      1998      1997      1996      1995
                          ------------   --------  --------  --------  --------  --------
Net Asset Value,
 Beginning of Period....    $  19.94     $  19.13  $  21.12  $  18.67  $  16.29  $  12.70
                            --------     --------  --------  --------  --------  --------
Investment Activities:
 Net investment income..        0.01         0.08      0.12      0.12      0.20      0.23
 Net realized and
  unrealized gains from
  investments...........        0.48         2.29      1.58      3.95      3.33      3.74
                            --------     --------  --------  --------  --------  --------
 Total from Investment
  Activities............        0.49         2.37      1.70      4.07      3.53      3.97
                            --------     --------  --------  --------  --------  --------
Distributions:
 Net investment income..       (0.02)       (0.08)    (0.11)    (0.13)    (0.20)    (0.24)
 In excess of net
  investment income.....          --           --     (0.01)    (0.03)    (0.01)       --
 Net realized gains.....       (2.56)       (1.48)    (3.57)    (1.46)    (0.94)    (0.14)
                            --------     --------  --------  --------  --------  --------
 Total Distributions....       (2.58)       (1.56)    (3.69)    (1.62)    (1.15)    (0.38)
                            --------     --------  --------  --------  --------  --------
Net Asset Value, End of
 Period.................    $  17.85     $  19.94  $  19.13  $  21.12  $  18.67  $  16.29
                            ========     ========  ========  ========  ========  ========
Total Return............        2.09%(a)    13.61%     9.36%    23.90%    23.08%    31.88%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $ 84,246     $ 91,034  $107,133  $ 92,515  $ 72,950  $ 40,228
Ratio of expenses to
 average net assets.....        1.07%(b)     1.04%     1.04%     1.04%     1.05%     1.05%
Ratio of net investment
 income to average net
 assets.................        0.17%(b)     0.45%     0.60%     0.60%     1.19%     1.58%
Ratio of expenses to
 average net assets*....        1.19%(b)     1.16%     1.14%     1.14%     1.15%     1.15%
Portfolio turnover**....       29.94%       60.31%    91.23%    57.11%    63.90%    58.50%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.
                       See notes to financial statements

                       Mercantile Growth Equity Portfolio

  Q. What were the conditions in the market during the six month period ended May 31, 2000?

  A. The first six months of the fiscal year have witnessed new levels of extreme market volatility. It has become commonplace for stock prices to move up or down by 1% in a single day. This daily volatility is also evident in the performance of the major indices, particularly the NASDAQ composite. During the six months ended May 31, 2000, the price performance of the NASDAQ was +1.9%. Sandwiched into the six months was a +51% move from November 30, 1999 to March 10, 2000, followed by a -37% plunge from March 10 to April 24. During these same time periods, the S&P 500 Index (S&P 500) was up +0.4% and +2.5%, respectively. This divergence is extraordinary and is a direct result of the technology stock "mania" that has captured public attention. The NASDAQ is dominated by technology stocks, so the moves of this single sector are now driving stock prices to a degree last seen twenty years ago when oil-related firms had a similar effect on the market.

  Q. How did the Portfolio perform in that environment?

  A. During the six months ending May 31, 2000, the Growth Equity Portfolio returned +7.53%, ahead of the S&P 500 return of +2.9%. The Portfolio's return also compares favorably with the Lipper Large-Cap Core Fund Index/1/ of +4.8%. The Portfolio seeks capital appreciation by investing in the securities of large and medium-sized growth companies. As of May 31, 2000, the Portfolio had a weighted average market capitalization of $120 billion, which compares with its benchmark, the S&P 500, which had a weighted average market capitalization of $130.9 billion.

  Q. How did you manage the Portfolio in that environment?

  A. The technology sector has been critical to the Portfolio's performance for several years. Our belief is that by owning those companies that are dominating large and growing markets, the Portfolio is best positioned for the dynamics of the sector. This positioning has been beneficial during the period as over weighted positions in Applied Materials (a producer of semiconductor capital equipment) Intel (PC and communication microprocessors), EMC (data storage), and KLA-Tencor (semiconductor capital equipment) lead outstanding performance in technology. Our position in Microsoft was similar to the S&P 500, but was also the biggest detraction from the Portfolio's absolute return. Healthcare companies were also a significant part of the Portfolio, with Amgen, Pfizer and Warner Lambert being significant contributors to return. Several new positions have been initiated in companies which have primary exposure to construction of the internet. Nortel, Ciena, Corning and JDS Uniphase are four new holdings showing rapid sales and earnings growth because of their exposure to the optical technology necessary to carry the growth of Internet data.

  The technology mania mentioned above has had a distorting view on many growth funds. The outstanding results of the sector lead many managers to let the allocation to the sector creep to a much higher level than normal. This strategy has lead to magnified gains and losses in some portfolios. While we are pleased with the Portfolio's returns in technology, we would note that the allocation to the sector was never higher than 40% of the Portfolio. This allocation was just 5% more than the S&P 500 weighting. Diversification among other growth sectors (healthcare and finance) was important in reducing the volatility of our technology commitment./2/

  Q. What is your outlook for the market and the Portfolio going forward?

  A. We believe the remainder of the 2000 fiscal year will be dominated by Federal Reserve monetary policy and the U.S. election cycle. Vice President Gore has made it clear that drug prices are likely to be a central issue in his campaign, making the major pharmaceutical stocks subject to investor worries about future earnings growth. We find valuations reasonable for these stocks currently, but political issues are likely to limit appreciation potential. Technology stocks continue to grow much faster than other market sectors, and their price volatility yields multiple trading opportunities. We continue to overweight the sector. The Fed seems convinced inflation is a problem, making future interest rate increases and their associated pressure on price/earnings ratios a constant deterrent to stock market performance. The Portfolio's holdings are concentrated in companies experiencing strong sales and earnings growth relative to their peers. In this environment, we believe these companies offer the best opportunity for share price gains.
-----
/1/The Lipper Large-Cap Core Fund Index is an equally weighted index composed of the largest funds in the Lipper Large-Cap Core Fund category. Funds in this category normally have an average price-to-earnings ratio comparable to the average for all U.S. diversified large-cap funds.
/2/Portfolio composition is subject to change.

                       Mercantile Growth Equity Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Growth Equity Portfolio is measured against the Standard & Poor's 500 Index, an unmanaged index generally representative of the U.S. stock market as a whole. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares and the applicable contingent deferred sales charge (CDSC) on Investor B Shares.

  The Portfolio commenced operations on January 4, 1993, as the Arrow Equity Portfolio (the "Predecessor Portfolio"), a portfolio of the Arrow Funds. On November 24, 1997, the Predecessor Portfolio was reorganized as a new portfolio of The Arch Funds, Inc. Performance figures for periods prior to November 24, 1997, represent the performance for the Predecessor Portfolio.

  Investor B Shares were initially offered on November 24, 1997, with the first initial public investment on February 23, 1998. The performance figures for Investor B Shares for periods prior to the initial offering date represent the performance for the Arrow Equity Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. The performance figures for the period between the initial offering and initial public investment dates represent the performance for the Trust Shares of the Portfolio. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for the Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on November 24, 1997, with the first initial public investment on December 2, 1997. The performance figures for Institutional Shares for periods prior to the initial offering date represent the performance for the predecessor Portfolio. The performance figures for the period between the initial offering and initial public investment dates represent the performance for the Trust Shares of the Portfolio.

  Trust Shares were initially offered on November 24, 1997. The performance figures for Trust Shares for periods prior to such date represent the performance of the predecessor Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Growth Equity Portfolio                                 May 31, 2000 (Unaudited)

Common Stocks (95.6%):

                         Security
                       Description                         Shares Market Value
                       -----------                         ------ ------------
Banking (4.1%):
Bank of America Corp...................................... 23,853 $  1,325,332
State Street Corp. ....................................... 13,000    1,449,500
Wells Fargo & Co.......................................... 49,000    2,217,250
                                                                  ------------
                                                                     4,992,082
                                                                  ------------
Beverages (2.8%):
Coca-Cola Co. ............................................ 27,000    1,441,125
PepsiCo, Inc.............................................. 47,500    1,932,656
                                                                  ------------
                                                                     3,373,781
                                                                  ------------
Broadcasting & Publishing (1.0%):
Infinity Broadcasting Corp.(b)............................ 38,000    1,201,750
                                                                  ------------
Business Services (0.6%):
First Data Corp. ......................................... 14,200      796,087
                                                                  ------------
Chemicals (0.8%):
Avery Dennison Corp. ..................................... 16,000      980,000
                                                                  ------------
Computer Software (4.4%):
Ariba, Inc.(b)............................................  7,100      370,087
Citrix Systems, Inc.(b)...................................  4,000      210,500
Microsoft Corp.(b)........................................ 51,000    3,190,688
Oracle Corp.(b)........................................... 21,800    1,566,875
                                                                  ------------
                                                                     5,338,150
                                                                  ------------
Computers (6.3%):
Compaq Computer Corp. .................................... 49,000    1,286,250
EMC Corp.(b).............................................. 28,800    3,349,800
Hewlett-Packard Co........................................ 21,200    2,546,650
Sun Microsystems, Inc.(b).................................  6,600      505,725
                                                                  ------------
                                                                     7,688,425
                                                                  ------------
Cosmetics & Toiletries (1.3%):
Estee Lauder Co., Class A................................. 36,400    1,631,175
                                                                  ------------
Diversified Operations (0.5%):
Tyco International Ltd. .................................. 12,900      607,106
                                                                  ------------
Electrical & Electronic (4.1%):
General Electric Co. ..................................... 95,700    5,036,212
                                                                  ------------
Entertainment (1.9%):
Carnival Corp. ........................................... 26,000      705,250
Time Warner, Inc. ........................................ 21,000    1,657,688
                                                                  ------------
                                                                     2,362,938
                                                                  ------------
Financial Services (8.9%):
Citigroup, Inc............................................ 54,262    3,374,418
Fannie Mae................................................ 26,000    1,563,250
Freddie Mac............................................... 39,000    1,735,500
MBNA Corp. ............................................... 93,450    2,604,919
Morgan Stanley Dean Witter & Co. ......................... 22,000    1,582,625
                                                                  ------------
                                                                    10,860,712
                                                                  ------------
Insurance (2.2%):
American International Group, Inc......................... 18,015    2,027,813
Aon Corp. ................................................ 18,700      656,838
                                                                  ------------
                                                                     2,684,651
                                                                  ------------

Common Stocks, continued

                        Security
                      Description                        Shares Market Value
                      -----------                        ------ ------------
Manufacturing (1.0%):
Illinois Tool Works Inc................................. 21,000 $  1,219,313
                                                                ------------
Medical Equipment & Supplies (1.8%):
Medtronic, Inc. ........................................ 43,000    2,219,875
                                                                ------------
Networking Products (3.2%):
CIENA Corp.(b)..........................................  9,100    1,089,156
Cisco Systems, Inc.(b).................................. 37,700    2,146,544
Juniper Networks, Inc.(b)...............................  3,800      665,713
                                                                ------------
                                                                   3,901,413
                                                                ------------
Oil & Exploration, Production & Services (1.2%):
Apache Corp. ........................................... 10,600      645,275
Burlington Resources, Inc. ............................. 18,800      860,100
                                                                ------------
                                                                   1,505,375
                                                                ------------
Oil Companies--Integrated (1.7%):
Phillips Petroleum Co. ................................. 19,000    1,087,750
Texaco, Inc............................................. 17,200      987,925
                                                                ------------
                                                                   2,075,675
                                                                ------------
Pharmaceuticals (18.0%):
Abbott Laboratories..................................... 34,400    1,399,650
Amgen, Inc.(b).......................................... 50,800    3,232,150
Bristol-Myers Squibb Co................................. 42,000    2,312,625
Eli Lilly & Co. ........................................ 23,000    1,750,875
Genentech, Inc.(b)......................................  3,900      418,763
Johnson & Johnson....................................... 26,000    2,327,000
Merck & Co., Inc........................................ 48,900    3,649,163
Pfizer, Inc. ........................................... 30,000    1,336,875
Schering-Plough Corp. .................................. 49,200    2,380,050
Warner-Lambert Corp..................................... 26,400    3,224,100
                                                                ------------
                                                                  22,031,251
                                                                ------------
Printing & Publishing (1.1%):
Tribune Co.............................................. 36,000    1,386,000
                                                                ------------
Retail Stores (5.1%):
Home Depot, Inc......................................... 50,000    2,440,625
Kroger Co.(b)........................................... 32,000      636,000
Safeway, Inc.(b)........................................ 29,000    1,337,625
Wal-Mart Stores, Inc.................................... 32,400    1,867,050
                                                                ------------
                                                                   6,281,300
                                                                ------------
Semiconductors (12.4%):
Altera Corp.(b)......................................... 30,100    2,584,838
Analog Devices, Inc.(b)................................. 11,400      877,800
Applied Materials, Inc.(b).............................. 22,000    1,837,000
Conexant Systems, Inc.(b)............................... 11,800      443,975
Intel Corp. ............................................ 21,500    2,680,781
KLA-Tencor Corp.(b)..................................... 29,700    1,472,006
Maxim Integrated Products(b)............................ 28,800    1,827,000
Teradyne, Inc.(b).......................................  8,200      705,200
Texas Instruments Inc................................... 37,800    2,731,050
                                                                ------------
                                                                  15,159,650
                                                                ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Growth Equity Portfolio                                 May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares    Value
                        -----------                         ------ ------------
Telecommunications (5.0%):
AT&T Wireless Group(b).....................................  6,700 $    191,369
Allegiance Telecom, Inc.(b)................................  4,950      261,731
Comverse Technology, Inc.(b)...............................  6,400      584,800
Global Crossing Ltd.(b).................................... 14,200      355,888
MCI Worldcom, Inc.(b)...................................... 30,000    1,128,750
McLeodUSA, Inc.(b)......................................... 15,900      318,000
Nextel Communications, Inc.(b).............................  4,900      453,862
NEXTLINK Communications, Inc.(b)...........................  4,100      287,256
SBC Communications, Inc.................................... 27,792    1,214,163
Vodafone AirTouch PLC...................................... 15,000      687,188
Voicestream Wireless Corp.(b)..............................  5,500      629,750
                                                                   ------------
                                                                      6,112,757
                                                                   ------------
Telecommunications Equipment (5.0%):
Corning, Inc. .............................................  3,700      715,719
Ericsson AB--ADR........................................... 28,000      574,000
JDS Uniphase Corp.(b)......................................  5,300      466,400
Lucent Technologies, Inc................................... 22,400    1,285,200
Nokia Corp.--ADR........................................... 11,600      603,200
Nortel Networks Corp. ..................................... 31,000    1,683,688
Scientific-Atlanta, Inc.................................... 13,400      755,425
                                                                   ------------
                                                                      6,083,632
                                                                   ------------
Wholesale Distribution (1.2%):
Sysco Corp................................................. 36,500    1,530,717
                                                                   ------------
TOTAL COMMON STOCKS                                                 117,060,027
                                                                   ------------

U.S. Government Agencies (4.5%):
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------
Federal Home Loan Bank,
 0.00%, 6/01/00........................................ $5,469,000 $  5,469,000
                                                                   ------------
TOTAL U.S. GOVERNMENT AGENCIES                                        5,469,000
                                                                   ------------
TOTAL INVESTMENTS
 (Cost $67,929,843)(a)--100.1%                                      122,529,027
Liabilites in excess of other assets--(0.1%)                            (53,494)
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $122,475,533
                                                                   ============

-----
(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

      Unrealized appreciation...................................... $57,484,077
      Unrealized depreciation......................................  (2,884,893)
                                                                    -----------
      Net unrealized appreciation.................................. $54,599,184
                                                                    ===========

(b) Represents non-income producing securities.

ADR American Depository Receipt
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth Equity Portfolio

Statement of Assets and Liabilities
                                                                  May 31, 2000
                                                                  (Unaudited)
Assets:
Investments, at value (cost $67,929,843)..............            $122,529,027
Collateral received for securities loaned.............               7,033,203
Interest and dividends receivable.....................                  80,820
Receivable for capital shares issued..................                   4,298
Prepaid expenses and other assets.....................                   6,769
                                                                  ------------
 Total Assets.........................................             129,654,117
Liabilities:
Payable to custodian for overdraft.................... $   34,319
Payable for return of collateral received on
 securities loaned....................................  7,033,203
Payable to affiliates.................................    100,862
Other liabilities.....................................     10,200
                                                       ----------
 Total Liabilities....................................               7,178,584
                                                                  ------------
Net Assets:
Capital...............................................              46,839,696
Distributions in excess of net investment income......                    (376)
Accumulated net realized gains from investment
 transactions.........................................              21,037,029
Net unrealized appreciation from investments..........              54,599,184
                                                                  ------------
Net Assets............................................            $122,475,533
                                                                  ============
Investor A Shares
 Net Assets...........................................            $  9,054,226
 Shares...............................................                 420,039
 Redemption price per share...........................                  $21.56
                                                                        ======
Maximum Sales Charge--Investor A Shares...............                    5.50%
Maximum Offering Price (100%/(100%--Maximum Sales
 Charge) of net asset value adjusted to the nearest
 cent) per share......................................                  $22.81
                                                                        ======
Investor B Shares
 Net Assets...........................................            $  2,150,193
 Shares...............................................                 101,651
 Offering price per share*............................                  $21.15
                                                                        ======
Trust Shares
 Net Assets...........................................            $108,012,864
 Shares...............................................               4,974,116
 Offering and redemption price per share..............                  $21.71
                                                                        ======
Institutional Shares
 Net Assets...........................................            $  3,258,250
 Shares...............................................                 151,319
 Offering and redemption price per share..............                  $21.53
                                                                        ======

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations


          For the six months ended May 31, 2000
                                    (Unaudited)


Investment Income:
Interest income..........           $    190,087
Dividend income..........                436,539
Income from securities
 lending.................                  7,286
                                    ------------
 Total Investment
  Income.................                633,912
Expenses:
Investment advisory
 fees....................  $450,688
Administration fees......   120,184
Distribution and services
 fees, Investor A
 Shares..................    13,689
Distribution and services
 fees, Investor B
 Shares..................    10,319
Administrative services
 fees, Trust Shares......   161,818
Administrative services
 fees, Institutional
 Shares..................     1,607
Accounting fees..........     1,464
Custodian fees...........    30,046
Transfer agent fees......    22,388
Other....................    26,172
                           --------
 Total expenses before
  voluntary fee
  reductions.............                838,375
 Expenses voluntarily
  reduced................               (221,909)
                                    ------------
 Net Expenses............                616,466
                                    ------------
Net Investment Income....                 17,446
                                    ------------
Realized/Unrealized Gains
 from Investments:
Net realized gains from
 investment
 transactions............             21,037,823
Net change in unrealized
 appreciation from
 investments.............            (12,384,976)
                                    ------------
Net realized/unrealized
 gains from investments..              8,652,847
                                    ------------
Change in net assets
 resulting from
 operations..............           $  8,670,293
                                    ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth Equity Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                        ended      year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income (loss)...................... $     17,446  $    (67,261)
 Net realized gains from investment transactions...   21,037,823    14,024,461
 Net change in unrealized appreciation from
  investments......................................  (12,384,976)   22,907,239
                                                    ------------  ------------
Change in net assets resulting from operations.....    8,670,293    36,864,439
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................         (523)         (173)
 From net realized gains from investment
  transactions.....................................   (1,029,388)     (485,895)
Distributions to Investor B Shareholders:
 From net realized gains from investment
  transactions.....................................     (238,572)      (25,940)
Distributions to Trust Shareholders:
 From net investment income........................      (17,299)      (41,338)
 From net realized gains from investment
  transactions.....................................  (12,629,672)   (8,083,559)
Distributions to Institutional Shareholders:
 From net realized gains from investment
  transactions.....................................      (18,851)     (789,128)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................  (13,934,305)   (9,426,033)
                                                    ------------  ------------
Change in net assets from capital transactions.....    7,147,760      (481,251)
                                                    ------------  ------------
Change in net assets...............................    1,883,748    26,957,155
Net Assets:
 Beginning of period...............................  120,591,785    93,634,630
                                                    ------------  ------------
 End of period..................................... $122,475,533  $120,591,785
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth Equity Portfolio

 Financial Highlights, Investor A Shares

                           For the         For the
                          six months     years ended                          For the years ended
                             ended      November 30,       October 1, 1997       September 30,
                         May 31, 2000   ----------------   to November 30,  -------------------------
                         (Unaudited)     1999      1998       1997 (a)       1997     1996     1995
                         ------------   ------    ------   ---------------  -------  -------  -------
Net Asset Value,
 Beginning of Period....    $22.64      $19.92    $16.26       $18.75       $ 15.06  $ 13.80  $  9.74
                            ------      ------    ------       ------       -------  -------  -------
Investment Activities:
 Net investment income
  (loss)................     (0.02)      (0.04)    (0.04)       (0.01)         0.08     0.12     0.10
 Net realized and
  unrealized gains
  (losses) from
  investments...........      1.56        4.79      3.70        (0.24)         4.75     1.32     4.05
                            ------      ------    ------       ------       -------  -------  -------
 Total from Investment
  Activities............      1.54        4.75      3.66        (0.25)         4.83     1.44     4.15
                            ------      ------    ------       ------       -------  -------  -------
Distributions:
 Net investment income..        --(d)       --(d)     --           --         (0.09)   (0.11)   (0.09)
 Net realized gains.....     (2.62)      (2.03)       --        (2.24)        (1.05)   (0.07)      --
                            ------      ------    ------       ------       -------  -------  -------
 Total Distributions....     (2.62)      (2.03)       --        (2.24)        (1.14)   (0.18)   (0.09)
                            ------      ------    ------       ------       -------  -------  -------
Net Asset Value, End of
 Period.................    $21.56      $22.64    $19.92       $16.26       $ 18.75  $ 15.06  $ 13.80
                            ======      ======    ======       ======       =======  =======  =======
Total Return (excludes
 sales charge)..........      7.53%(b)   26.67%    22.53%       (1.25)%(b)    33.85%   10.48%   42.90%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $9,054      $8,893    $4,832       $3,467       $68,965  $55,573  $43,708
Ratio of expenses to
 average net assets.....      1.28%(c)    1.27%     1.35%        1.17%(c)      1.14%    1.17%    1.28%
Ratio of net investment
 income (loss) to
 average net assets.....     (0.23)%(c)  (0.34)%   (0.26)%      (0.27)%(c)     0.44%    0.86%    0.90%
Ratio of expenses to
 average net assets*....      1.38%(c)    1.37%     1.45%        1.42%(c)      1.39%    1.45%    1.58%
Portfolio turnover**....     28.51%      21.85%    54.33%       24.45%        42.00%   45.00%   45.00%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Upon reorganizing as a Portfolio of the Arch Fund, Inc., the Arrow Equity Portfolio became the Growth Equity Portfolio and changed its year-end to November 30. Financial Highlights for the periods prior to November 24, 1997 represent financial highlights of the Arrow Equity Portfolio. (b) Not Annualized. (c) Annualized.
(d) Distribution per share was less than $0.005.

 Financial Highlights, Investor B Shares

                                For the
                               six months      For the
                                 ended        year ended     February 23, 1998
                              May 31, 2000   November 30,           to
                              (Unaudited)        1999      November 30, 1998 (a)
                              ------------   ------------  ---------------------
Net Asset Value, Beginning
 of Period..................     $22.34         $19.81            $16.27
                                 ------         ------            ------
Investment Activities:
 Net investment loss........      (0.07)         (0.22)(d)         (0.07)
 Net realized and unrealized
  gains from investments....       1.50           4.78              3.61
                                 ------         ------            ------
 Total from Investment
  Activities................       1.43           4.56              3.54
                                 ------         ------            ------
Distributions:
 Net realized gains.........      (2.62)         (2.03)               --
                                 ------         ------            ------
 Total Distributions........      (2.62)         (2.03)               --
                                 ------         ------            ------
Net Asset Value, End of
 Period.....................     $21.15         $22.34            $19.81
                                 ======         ======            ======
Total Return (excludes
 redemption charge).........       7.09%(b)      25.77%             9.87%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)......................     $2,150         $2,020            $  252
Ratio of expenses to average
 net assets.................       1.98%(c)       1.97%             2.11%(c)
Ratio of net investment loss
 to average net assets......      (0.93)%(c)     (1.07)%           (1.08)%(c)
Ratio of expenses to average
 net assets*................       2.08%(c)       2.07%             2.22%(c)
Portfolio turnover**........      28.51%         21.85%            54.33%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Per share net investment income has been calculated using the daily average share method.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Growth Equity Portfolio

 Financial Highlights, Trust Shares

                              For the          For the
                             six months      years ended       November 24, 1997
                                ended        November 30,             to
                            May 31, 2000   ------------------    November 30,
                            (Unaudited)      1999      1998        1997 (a)
                            ------------   --------   -------  -----------------
Net Asset Value, Beginning
 of Period................    $  22.76     $  19.98   $ 16.26       $ 16.44
                              --------     --------   -------       -------
Investment Activities:
 Net investment income
  (loss)..................        0.01        (0.01)     0.01         (0.01)
 Net realized and
  unrealized gains
  (losses) from
  investments.............        1.56         4.83      3.72         (0.17)
                              --------     --------   -------       -------
 Total from Investment
  Activities..............        1.57         4.82      3.73         (0.18)
                              --------     --------   -------       -------
Distributions:
 Net investment income....          --(d)     (0.01)    (0.01)           --
 Net realized gains.......       (2.62)       (2.03)       --            --
                              --------     --------   -------       -------
 Total Distributions......       (2.62)       (2.04)    (0.01)           --
                              --------     --------   -------       -------
Net Asset Value, End of
 Period...................    $  21.71     $  22.76   $ 19.98       $ 16.26
                              ========     ========   =======       =======
Total Return..............        7.64%(b)    26.97%    22.94%        (1.09)%(b)
Ratios/Supplementary Data:
Net Assets at end of
 period (000).............    $108,013     $109,516   $80,830       $63,786
Ratio of expenses to
 average net assets.......        0.98%(c)     0.97%     1.04%         1.24%(c)
Ratio of net investment
 income (loss) to average
 net assets...............        0.07%(c)    (0.03)%    0.05%        (0.15)%(c)
Ratio of expenses to
 average net assets*......        1.38%(c)     1.37%     1.44%         1.34%(c)
Portfolio turnover**......       28.51%       21.85%    54.33%         0.00%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Distributions per share was less that $0.005.

 Financial Highlights, Institutional Shares

                                    For the
                                   six months      For the    December 2, 1997
                                      ended       year ended         to
                                  May 31, 2000   November 30,   November 30,
                                  (Unaudited)        1999         1998 (a)
                                  ------------   ------------ ----------------
Net Asset Value, Beginning of
 Period..........................    $22.62         $19.92         $16.27
                                     ------         ------         ------
Investment Activities:
 Net investment income (loss)....     (0.02)(d)       0.03(d)       (0.04)
 Net realized and unrealized
  gains from investments.........      1.55           4.70           3.70
                                     ------         ------         ------
 Total from Investment
  Activities.....................      1.53           4.73           3.66
                                     ------         ------         ------
Distributions:
 In excess of net investment
  income.........................        --             --          (0.01)
 Net realized gains..............     (2.62)         (2.03)            --
                                     ------         ------         ------
 Total Distributions.............     (2.62)         (2.03)         (0.01)
                                     ------         ------         ------
Net Asset Value, End of Period...    $21.53         $22.62         $19.92
                                     ------         ------         ------
Total Return.....................      7.48%(b)      26.56%         19.56%(b)
Ratios/Supplementary Data:
Net Assets at end of period
 (000)...........................    $3,258         $  162         $7,720
Ratio of expenses to average net
 assets..........................      1.28%(c)       1.27%          1.36%(c)
Ratio of net investment income
 (loss) to average net assets....     (0.23)%(c)      0.17%         (0.28)%(c)
Ratio of expenses to average net
 assets*.........................      1.38%(c)       1.37%          1.46%(c)
Portfolio turnover**.............     28.51%         21.85%         54.33%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Per share net investment income has been calculated using the daily average share method.
                       See notes to financial statements

                    Mercantile Small Cap Equity Portfolio/1/

  Q. What were the market conditions during the reporting period?

  A. Market conditions for small company stocks remained favorable during the six month period ended May 31, 2000 as the S&P SmallCap 600 Index/2/ rose 9.21% versus the S&P 500 Index's/3/ return of 2.90%. Attractive valuations and strong earnings comparisons helped to generate sustained interest in small company investing. Although this segment of the market continued to display the usual volatility, the breadth of the market improved considerably as interest moved beyond technology stocks and into areas like energy, producer durables and health care. Market psychology also played a significant role in creating some fairly wide swings as the debate over "old economy" and "new economy" stocks was played out in many sectors. This sentiment was most obviously shown early in the period when the market fell in love with many "new economy" growth stocks, which were later subjected to severe selling pressure when many "old economy" value stocks were back in favor.

  Q. How did the Portfolio perform in that environment?

  A. In this environment, we are pleased to report that the Portfolio outperformed the S&P 600 SmallCap Index and the Russell 2000 Index during the reporting period. The Portfolio's return was 21.79% (Investor A shares without the maximum sales charge) while the S&P SmallCap 600 and the Russell 2000 earned 9.21% and 5.50%, respectively.

  Q. How did you manage the Portfolio during the period?

  A. As a small company investment manager with a broadly diversified relative value style, we benefited from our participation in a number of key segments which performed well in the period. The continued run-up by technology stocks early in the period led to the elimination or reduction in weighting of a number of holdings which had either met valuation targets or were unattractive from a risk/reward standpoint. Proceeds were reinvested in several sectors we believe to be more attractive including producer durables, medical, utilities, and insurance. Specific examples of new positions include Astec Industries, which manufactures equipment for road construction and, Patterson Dental, a distributor of products to dental professionals. That said, a number of technology related issues generated exceptional performance, including Kulicke & Soffa, PRI Automation, and Burr-Brown.

  While technology companies provided the biggest contribution to the Portfolio's performance, numerous stocks in a cross section of other industries like energy, producer durables and medical also helped the Portfolio's performance. Our stock selection and timely sector allocation decisions helped to drive overall results./4/

  Q. What is your outlook for the market and the Portfolio going forward?

  A. Looking ahead, we will continue to look for opportunities to buy well-managed companies at reasonable valuations. Special attention may be given to areas of the market that have shown relative weakness due to concerns over the prospects for an economic slowdown. We will look to take a balanced approach to managing risk by monitoring industry and individual stock position sizes with respect to risk levels, and we will look to avoid over-paying for growth while focusing our attention on bottom-up stock selection.
-----
/1/Small-capitalization funds typically carry additional risks, since smaller companies generally have a higher risk of failure, and, historically, their stocks have experienced a greater degree of market volatility than stocks on average.
/2/The S&P SmallCap 600 Index is composed of 600 small-cap U.S. stocks generally considered to be representative of the small-cap component of the U.S. stock market. An investment cannot be made directly in an index.
/3/The Standard & Poor's (S&P) 500 Index is composed of 500 large-cap U.S.
  stocks generally considered to be representative of the U.S. stock market. An investment cannot be made directly in an index.
/4/Portfolio composition is subject to change.

                     Mercantile Small Cap Equity Portfolio


  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Small Cap Equity Portfolio is measured against the Russell 2000 Index, an unmanaged index generally representative of the total return of small to mid-sized companies. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for the Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on January 3, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Portfolio                              May 31, 2000 (Unaudited)

Common Stocks (93.6%):
                         Security
                       Description                         Shares  Market Value
                       -----------                         ------- ------------
Banking (7.1%):
Associated Banc-Corp......................................  39,270 $    999,544
Bank United Corp., Class A................................  66,337    2,379,840
CCB Financial Corp........................................  39,500    1,817,000
Commerce Bancorp, Inc. NJ.................................  41,750    1,915,281
Cullen/Frost Bankers, Inc.................................  73,022    1,935,083
Webster Financial Corp....................................  59,600    1,374,525
                                                                   ------------
                                                                     10,421,273
                                                                   ------------
Beverages (1.0%):
Canandaigua Brands, Inc., Class A(b)......................  26,667    1,396,684
                                                                   ------------
Building Products (1.9%):
Texas Industries, Inc. ...................................  95,200    2,731,050
                                                                   ------------
Business Services (9.0%):
Acxiom Corp.(b)...........................................  90,000    2,632,500
Deltek Systems, Inc.(b)...................................  84,400      907,300
EDGAR Online, Inc.(b).....................................  64,700      274,975
Iron Mountain, Inc.(b)....................................  54,642    1,994,433
Source Information Management Co.(b)...................... 211,600    2,909,500
SunGard Data Systems, Inc.(b)............................. 131,800    4,472,962
                                                                   ------------
                                                                     13,191,670
                                                                   ------------
Chemicals (4.0%):
Hanna (M.A.) Co...........................................  85,000      993,438
Minerals Technologies, Inc................................  43,436    2,008,915
OM Group, Inc.............................................  57,600    2,815,200
                                                                   ------------
                                                                      5,817,553
                                                                   ------------
Commercial Services (1.6%):
Avis Rent a Car, Inc.(b).................................. 120,587    2,321,300
                                                                   ------------
Communications (0.8%):
Citadel Communications Corp.(b)...........................  21,300      853,331
Cumulus Media, Inc., Class A(b)...........................  29,400      334,425
                                                                   ------------
                                                                      1,187,756
                                                                   ------------
Computer Software (5.1%):
Aspen Technology, Inc.(b).................................  66,866    1,379,111
AVT Corp.(b)..............................................  80,800      732,250
Dendrite International, Inc.(b)...........................  28,400      715,325
General Magic, Inc.(b)....................................  83,700      219,713
Quadramed Corp.(b)........................................ 276,276      621,621
SPSS, Inc.(b).............................................  46,400    1,160,000
Verity, Inc.(b)...........................................  76,344    2,576,610
                                                                   ------------
                                                                      7,404,630
                                                                   ------------
Electrical & Electronic (5.4%):
Benchmark Electronics, Inc.(b)............................  86,200    2,930,800
CFM Technologies, Inc.(b).................................  97,295      760,117
Kulicke & Soffa Industries, Inc.(b).......................  28,974    1,457,754
Photronics, Inc.(b).......................................  68,660    1,647,840
PRI Automation, Inc.(b)...................................  20,412    1,048,986
                                                                   ------------
                                                                      7,845,497
                                                                   ------------
Entertainment (1.5%):
Anchor Gaming(b)..........................................  34,500    1,541,719
Cinar Corp.(b)............................................  89,800      628,600
                                                                   ------------
                                                                      2,170,319
                                                                   ------------

Common Stocks, continued
                        Security                                     Market
                       Description                        Shares     Value
                       -----------                        ------- ------------
Food Distributors (1.3%):
Performance Food Group Co.(b)............................  59,254 $  1,873,908
                                                                  ------------
Food Products & Services (2.0%):
Hain Celestial Group, Inc.(b)............................  58,190    1,716,605
Universal Foods Corp.....................................  68,800    1,186,800
                                                                  ------------
                                                                     2,903,405
                                                                  ------------
Health Care (1.3%):
Renal Care Group, Inc.(b)................................  52,000    1,241,500
Serologicals Corp.(b).................................... 179,000      727,188
                                                                  ------------
                                                                     1,968,688
                                                                  ------------
Instrumentation (1.1%):
Mettler-Toledo International, Inc.(b)....................  42,252    1,655,750
                                                                  ------------
Insurance (5.4%):
Enhance Financial Services Group, Inc....................  74,600    1,025,750
Financial Security Assurance Holdings Ltd................  33,200    2,494,150
Gallagher, Arthur J. & Co................................  45,600    1,764,150
Hooper Holmes, Inc....................................... 168,180    1,723,845
Protective Life Corp.....................................  25,000      687,500
RenaissanceRe Holdings Ltd...............................   5,400      233,888
                                                                  ------------
                                                                     7,929,283
                                                                  ------------
Machinery & Equipment (7.6%):
Astec Industries, Inc.(b)................................  94,813    2,453,287
DT Industries, Inc....................................... 155,100    1,551,000
GSI Lumonics, Inc.(b).................................... 265,355    5,671,963
Kaydon Corp. ............................................  62,800    1,464,025
                                                                  ------------
                                                                    11,140,275
                                                                  ------------
Manufacturing--Consumer Goods (2.6%):
Aptargroup, Inc. ........................................  57,926    1,538,658
Blyth Industries, Inc.(b)................................  44,400    1,204,350
Rayovac Corp.(b).........................................  57,500    1,020,625
                                                                  ------------
                                                                     3,763,633
                                                                  ------------
Medical Equipment & Supplies (4.7%):
DENTSPLY International, Inc..............................  92,300    2,832,456
Edwards Lifesciences Corp.(b)............................ 109,900    2,232,344
Patterson Dental Co.(b)..................................  35,350    1,800,641
                                                                  ------------
                                                                     6,865,441
                                                                  ------------
Metals & Mining (0.5%):
Century Aluminum Co......................................  75,602      770,195
                                                                  ------------
Networking Products (0.6%):
Computer Network Tech Corp.(b)...........................  70,489      876,707
                                                                  ------------
Office Equipment & Services (3.9%):
Black BOX Corp.(b).......................................  27,000    2,119,500
CDW Computer Centers, Inc.(b)............................  12,700    1,485,701
Zebra Technologies Corp., Class A(b).....................  42,988    2,063,425
                                                                  ------------
                                                                     5,668,626
                                                                  ------------
Oil & Exploration, Production & Services (7.9%):
Barret Resources Corp.(b)................................  63,000    2,492,437
Ocean Energy, Inc.(b).................................... 139,833    2,097,495
National-Oilwell, Inc.(b)................................  55,500    1,443,000
Pride International, Inc.(b)............................. 104,100    2,648,044
Universal Compression Holdings, Inc.(b)..................  52,200    1,243,012
Veritas DGC, Inc.(b).....................................  57,400    1,585,675
                                                                  ------------
                                                                    11,509,663
                                                                  ------------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Small Cap Equity Portfolio                             May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                       Description                         Shares     Value
                       -----------                         ------- ------------
Pharmaceuticals (2.1%):
Aclara Biosciences, Inc.(b)...............................  10,200 $    269,025
Alpharma, Inc.............................................   9,268      458,766
Shire Pharmaceuticals Group PLC ADR(b)....................  41,555    1,812,837
Texas Biotechnology Corp.(b)..............................  58,600      567,687
                                                                   ------------
                                                                      3,108,315
                                                                   ------------
Real Estate Investment Trusts (0.7%):
Plum Creek Timber, Inc. ..................................  38,000      999,875
                                                                   ------------
Restaurants (0.7%):
Brinker International, Inc.(b)............................  33,600      951,300
                                                                   ------------
Retail Stores (4.8%):
Ames Department Stores, Inc.(b)........................... 118,200    1,403,625
Goody's Family Clothing, Inc.(b).......................... 250,000    1,359,375
The Men's Wearhouse, Inc.(b).............................. 106,000    2,113,375
Rent-A-Center, Inc.(b)....................................  75,400    1,517,425
Whitehall Jewellers, Inc.(b)..............................  51,950      675,350
                                                                   ------------
                                                                      7,069,150
                                                                   ------------
Semiconductors (3.1%):
Burr-Brown Corp.(b).......................................  20,008    1,139,206
Integrated Device Technology, Inc.(b).....................  67,300    3,192,544
Intersil Holding Corp.(b).................................   3,700      144,762
                                                                   ------------
                                                                      4,476,512
                                                                   ------------
Telecommunications (0.8%):
Tekelec(b)................................................  34,400    1,135,200
                                                                   ------------
Textile Products (0.7%):
Kellwood Co...............................................  63,200    1,066,500
                                                                   ------------
Transportation & Shipping (2.2%):
Circle International Group, Inc. .........................  37,050      699,319
EGL, Inc.(b)..............................................  67,708    1,629,224
U.S. Freightways Corp. ...................................  29,893      820,189
                                                                   ------------
                                                                      3,148,732
                                                                   ------------
Utilities--Gas & Electric (1.0%):
Kansas City Power & Light Co. ............................  63,000    1,492,312
                                                                   ------------
Wholesale Distribution (1.3%):
Watsco, Inc............................................... 128,398    1,901,895
                                                                   ------------
TOTAL COMMON STOCKS                                                 136,763,097
                                                                   ------------

Short-Term Securities (6.6%):

                      Security                        Principal     Market
                     Description                        Amount      Value
                     -----------                      ---------- ------------
U.S. Government Agencies, Federal Home Loan Bank
 Discount Note, 0.00%, 6/01/00....................... $9,628,000 $  9,628,000
TOTAL SHORT-TERM SECURITIES                                         9,628,000
                                                                 ------------
TOTAL INVESTMENTS
 (Cost $123,883,214)(a)--100.2%                                   146,391,097
Liabilities in excess of other assets--(0.2)%                        (274,215)
                                                                 ------------
TOTAL NET ASSETS--100.0%                                         $146,116,882
                                                                 ============

-----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $1,003,870. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

      Unrealized apprecia-
       tion...................  $ 36,051,017
      Unrealized deprecia-
       tion...................   (14,547,004)
                                ------------
      Net unrealized apprecia-
       tion...................  $ 21,504,013
                                ============
      Cost for federal income
       tax purposes...........  $124,887,084

(b) Represents non-income producing securities.

ADR American Depositary Receipt
PLC Public Limited Company
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Portfolio

Statement of Assets and Liabilities

                                                                    May 31, 2000
                                                                     (Unaudited)

Assets:
Investments, at value (cost $123,883,214)............             $146,391,097
Collateral received for securities loaned............               21,473,208
Interest and dividends receivable....................                   56,231
Receivable for investments sold......................                  236,443
Receivable for capital shares issued.................                      552
Prepaid expenses and other assets....................                   19,361
                                                                  ------------
 Total Assets........................................              168,176,892
Liabilities:
Payable for investments purchased.................... $   442,308
Payable for capital shares redeemed..................       9,630
Payable to custodian for overdraft...................       4,187
Payable for return of collateral received on
 securities loaned...................................  21,473,208
Payable to affiliates................................     129,142
Other liabilities....................................       1,535
                                                      -----------
 Total Liabilities...................................               22,060,010
                                                                  ------------
Net Assets:
Capital..............................................              102,440,757
Undistributed net investment income..................                  147,809
Accumulated net realized gains from investment
 transactions........................................               21,020,433
Net unrealized appreciation from investments.........               22,507,883
                                                                  ------------
 Net Assets..........................................             $146,116,882
                                                                  ============
Investor A Shares
 Net Assets..........................................             $  9,287,844
 Shares..............................................                  561,528
 Redemption price per share..........................                   $16.54
                                                                        ======
Maximum Sales Charge--Investor A Shares..............                     5.50%
Maximum Offering Price
 (100%/(100%--Maximum Sales Charge) of net asset
 value adjusted to the nearest cent) per share.......                   $17.50
                                                                        ======
Investor B Shares
 Net Assets..........................................             $  1,173,986
 Shares..............................................                   73,730
 Offering price per share*...........................                   $15.92
                                                                        ======
Trust Shares
 Net Assets..........................................             $131,418,191
 Shares..............................................                7,802,989
 Offering and redemption price per share.............                   $16.84
                                                                        ======
Institutional Shares
 Net Assets..........................................             $  4,236,861
 Shares..............................................                  256,917
 Offering and redemption price per share.............                   $16.49
                                                                        ======

-----
* Redemption price of Investor B Shares varies based on length of time held.

Statement of Operations

                                           For the six months ended May 31, 2000
                                                                     (Unaudited)
Investment Income:
Interest income..........................................          $   228,340
Dividend income..........................................              401,159
Income from securities lending...........................              250,822
                                                                   -----------
 Total Investment Income.................................              880,321
Expenses:
Investment advisory fees................................. $540,624
Administration fees......................................  144,167
Distribution and services fees, Investor A Shares........   14,206
Distribution and services fees, Investor B Shares........    6,025
Administrative services fees, Trust Shares...............  195,426
Administrative services fees, Institutional Shares.......    4,727
Accounting fees..........................................    1,877
Custodian fees...........................................   36,150
Transfer agent fees......................................   29,967
Other....................................................   31,675
                                                          --------
 Total expenses before voluntary fee reductions..........            1,004,844
 Expenses voluntarily reduced............................             (272,332)
                                                                   -----------
 Net Expenses............................................              732,512
                                                                   -----------
Net Investment Income ...................................              147,809
                                                                   -----------
Realized/Unrealized Gains from Investments:
Net realized gains from investment transactions..........           22,249,631
Net change in unrealized appreciation from investments...            4,864,369
                                                                   -----------
Net realized/unrealized gains from investments...........           27,114,000
                                                                   -----------
Change in net assets resulting from operations...........          $27,261,809
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income (loss)...................... $    147,809  $   (401,224)
 Net realized gains from investment transactions...   22,249,631     2,841,261
 Net change in unrealized appreciation from
  investments......................................    4,864,369    19,704,578
                                                    ------------  ------------
Change in net assets resulting from operations.....   27,261,809    22,144,615
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net realized gains from investment
  transactions.....................................     (169,812)      (49,318)
Distributions to Investor B Shareholders:
 From net realized gains from investment
  transactions.....................................      (21,495)       (5,657)
Distributions to Trust Shareholders:
 From net realized gains from investment
  transactions.....................................   (2,115,638)     (545,699)
Distributions to Institutional Shareholders:
 From net realized gains from investment
  transactions.....................................      (48,654)     (108,101)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................   (2,355,599)     (708,775)
                                                    ------------  ------------
Change in net assets from capital transactions.....   (2,859,558)  (64,880,288)
                                                    ------------  ------------
Change in net assets...............................   22,046,652   (43,444,448)
Net Assets:
 Beginning of period...............................  124,070,230   167,514,678
                                                    ------------  ------------
 End of period..................................... $146,116,882  $124,070,230
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   ------------------------------------------------
                         (Unaudited)     1999       1998      1997      1996      1995
                         ------------   ------     -------   -------   -------   -------
Net Asset Value,
 Beginning of Period....    $13.84      $11.86     $ 15.03   $ 13.40   $ 13.44   $ 11.99
                            ------      ------     -------   -------   -------   -------
Investment Activities:
 Net investment loss....     (0.05)      (0.07)(c)   (0.06)    (0.05)    (0.01)       --
 Net realized and
  unrealized gains
  (losses) from
  investments...........      3.02        2.10       (1.89)     2.50      1.03      2.36
                            ------      ------     -------   -------   -------   -------
 Total from Investment
  Activities............      2.97        2.03       (1.95)     2.45      1.02      2.36
                            ------      ------     -------   -------   -------   -------
Distributions:
 In excess of net
  investment income.....        --          --          --        --     (0.01)       --
 Net realized gains.....     (0.27)      (0.05)      (1.19)    (0.82)    (1.05)    (0.91)
 In excess of net
  realized gains........        --          --       (0.03)       --        --        --
                            ------      ------     -------   -------   -------   -------
 Total Distributions....     (0.27)      (0.05)      (1.22)    (0.82)    (1.06)    (0.91)
                            ------      ------     -------   -------   -------   -------
Net Asset Value, End of
 Period.................    $16.54      $13.84     $ 11.86   $ 15.03   $ 13.40   $ 13.44
                            ======      ======     =======   =======   =======   =======
Total Return (excludes
 sales charge)..........     21.79%(a)   17.21%     (14.19)%   19.45%     8.36%    21.47%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $9,288      $8,885     $11,601   $14,213   $13,889   $15,056
Ratio of expenses to
 average net assets.....      1.28%(b)    1.26%       1.25%     1.25%     1.26%     1.26%
Ratio of net investment
 loss to average net
 assets.................     (0.06)%(b)  (0.57)%     (0.45)%   (0.29)%   (0.13)%   (0.12)%
Ratio of expenses to
 average net assets*....      1.39%(b)    1.36%       1.35%     1.35%     1.36%     1.36%
Portfolio turnover**....     40.05%      72.08%      69.72%    80.23%    65.85%    83.13%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized (c) Per share net investment loss has been calculated using the daily average share method.

 Financial Highlights, Investor B Shares

                           For the
                          six months        For the years ended               March 1, 1995
                            ended              November 30,                        to
                         May 31, 2000   -----------------------------------   November 30,
                         (Unaudited)     1999       1998     1997     1996      1995 (a)
                         ------------   ------     ------   ------   ------   -------------
Net Asset Value,
 Beginning of Period....    $13.38      $11.53     $14.74   $13.24   $13.37      $11.83
                            ------      ------     ------   ------   ------      ------
Investment Activities:
 Net investment loss....     (0.13)      (0.16)(e)  (0.14)   (0.13)   (0.07)      (0.03)
 Net realized and
  unrealized gains
  (losses) from
  investments...........      2.94        2.06      (1.85)    2.45     0.99        1.57
                            ------      ------     ------   ------   ------      ------
 Total from Investment
  Activities............      2.81        1.90      (1.99)    2.32     0.92        1.54
                            ------      ------     ------   ------   ------      ------
Distributions:
 Net realized gains.....     (0.27)      (0.05)     (1.18)   (0.82)   (1.05)         --
 In excess of net
  realized gains........        --          --      (0.04)      --       --          --
                            ------      ------     ------   ------   ------      ------
 Total Distributions....     (0.27)      (0.05)     (1.22)   (0.82)   (1.05)         --
                            ------      ------     ------   ------   ------      ------
Net Asset Value, End of
 Period.................    $15.92      $13.38     $11.53   $14.74   $13.24      $13.37
                            ======      ======     ======   ======   ======      ======
Total Return (excludes
 redemption charge).....     21.34%(d)   16.57%    (14.79)%  18.62%    7.63%      20.83%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $1,174      $1,094     $1,286   $1,503   $1,272      $  603
Ratio of expenses to
 average net assets.....      1.98%(c)    1.96%      1.95%    1.95%    1.96%       1.96%(c)
Ratio of net investment
 loss to average net
 assets.................     (0.76)%(c)  (1.27)%    (1.15)%  (0.99)%  (0.83)%     (0.78)%(c)
Ratio of expenses to
 average net assets*....      2.09%(c)    2.06%      2.05%    2.05%    2.06%       2.06%(c)
Portfolio turnover**....     40.05%      72.08%     69.72%   80.23%   65.85%      83.13%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized.
(d) Not annualized (e) Per share net investment loss has been calculated using the daily average share method.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                            ended            For the years ended November 30,
                         May 31, 2000   ---------------------------------------------------
                         (Unaudited)      1999        1998       1997      1996      1995
                         ------------   --------     -------   --------  --------  --------
Net Asset Value,
 Beginning of Period....   $  14.07     $  12.02     $ 15.17   $  13.49  $  13.49  $  12.01
                           --------     --------     -------   --------  --------  --------
Investment Activities:
 Net investment income
  (loss)................       0.02        (0.03)(c)   (0.02)      0.01      0.02      0.03
 Net realized and
  unrealized gains
  (losses) from
  investments...........       3.01         2.13       (1.91)      2.50      1.05      2.36
                           --------     --------     -------   --------  --------  --------
 Total from Investment
  Activities............       3.03         2.10       (1.93)      2.51      1.07      2.39
                           --------     --------     -------   --------  --------  --------
Distributions:
 Net investment income..         --           --          --      (0.01)    (0.02)       --
 Net realized gains.....      (0.26)       (0.05)      (1.19)     (0.82)    (1.05)    (0.91)
 In excess of net
  realized gains........         --           --       (0.03)        --        --        --
                           --------     --------     -------   --------  --------  --------
 Total Distributions....      (0.26)       (0.05)      (1.22)     (0.83)    (1.07)    (0.91)
                           --------     --------     -------   --------  --------  --------
Net Asset Value, End of
 Period.................   $  16.84     $  14.07     $ 12.02   $  15.17  $  13.49  $  13.49
                           ========     ========     =======   ========  ========  ========
Total Return............      21.94%(a)    17.57%     (13.90)%    19.77%     8.72%    21.70%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $131,418     $111,643     129,591   $211,643  $171,295  $139,681
Ratio of expenses to
 average net assets.....       0.98%(b)     0.96%       0.95%      0.95%     0.96%     0.96%
Ratio of net investment
 income (loss) to
 average net assets.....       0.24%(b)    (0.26)%     (0.16)%     0.01%     0.17%     0.18%
Ratio of expenses to
 average net assets*....       1.39%(b)     1.36%       1.35%      1.35%     1.06%     1.06%
Portfolio turnover**....      40.05%       72.08%      69.72%     80.23%    65.85%    83.13%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated. calculated using the daily average share method** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized. (c) Per share net investment loss has been calculated using the daily average share method.

 Financial Highlights, Institutional Shares

                           For the
                          six months
                            ended          For the years ended November 30,
                         May 31, 2000   ------------------------------------------------
                         (Unaudited)     1999       1998      1997      1996      1995
                         ------------   ------     -------   -------   -------   -------
Net Asset Value,
 Beginning of Period....    $13.80      $11.82     $ 14.98   $ 13.36   $ 13.40   $ 11.96
                            ------      ------     -------   -------   -------   -------
Investment Activities:
 Net investment loss....     (0.09)(c)   (0.07)(c)   (0.07)    (0.04)    (0.01)    (0.01)
 Net realized and
  unrealized gains
  (losses) from
  investments...........      3.05        2.10       (1.87)     2.48      1.03      2.36
                            ------      ------     -------   -------   -------   -------
 Total from Investment
  Activities............      2.96        2.03       (1.94)     2.44      1.02      2.35
                            ------      ------     -------   -------   -------   -------
Distributions:
 In excess of net
  investment income.....        --          --          --        --     (0.01)       --
 Net realized gains.....     (0.27)      (0.05)      (1.19)    (0.82)    (1.05)    (0.91)
 In excess of net
  realized gains........        --          --       (0.03)       --        --        --
                            ------      ------     -------   -------   -------   -------
 Total Distributions....     (0.27)      (0.05)      (1.22)    (0.82)    (1.06)    (0.91)
                            ------      ------     -------   -------   -------   -------
Net Asset Value, End of
 Period.................    $16.49      $13.80     $ 11.82   $ 14.98   $ 13.36   $ 13.40
                            ======      ======     =======   =======   =======   =======
Total Return............     21.78%(a)   17.27%     (14.17)%   19.41%     8.39%    21.43%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $4,237      $2,448     $25,037   $34,395   $30,081   $17,620
Ratio of expenses to
 average net assets.....      1.28%(b)    1.26%       1.25%     1.25%     1.26%     1.26%
Ratio of net investment
 loss to average net
 assets.................     (0.06)%(b)  (0.59)%     (0.45)%   (0.29)%   (0.13)%   (0.11)%
Ratio of expenses to
 average net assets*....      1.39%(b)    1.36%       1.35%     1.35%     1.36%     1.36%
Portfolio turnover**....     40.05%      72.08%      69.72%    80.23%    65.85%    83.13%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized. (c) Per share net investment loss has been calculated using the daily average share method.
                       See notes to financial statements

                 Mercantile Small Cap Equity Index Portfolio/1/

  Q. What is the role of a small-capitalization index fund in an investor's portfolio?

  A. A diversified portfolio should provide exposure to both large-company and small-company stocks because the two asset classes tend to follow different performance cycles. The Mercantile Small Cap Equity Index Portfolio attempts to simulate the composition of the S&P SmallCap 600 Index/2/ of small company stocks--aiming to approximate the returns of the Index, before the deduction of fund expenses. Many investors choose index funds because they offer an opportunity to participate in a large number of stocks at a cost that is usually low relative to actively managed portfolios.

  Q. How did small company stocks and the Portfolio perform during the reporting period?

  A. During the six-month period ended May 31, 2000, small-cap stocks outperformed large-cap stocks. The S&P SmallCap 600 Index returned +9.21% while the S&P 500 Index/3/ returned only +2.90%. The Portfolio's return was in line with that of its benchmark, returning 9.51%. This outperformance of small-cap stocks relative to large-cap stocks represents a continuation of a trend which began in the second half of the last fiscal year.

  Q. What accounts for the difference between the return of the Portfolio and the return of the benchmark index?

  A. While the Portfolio narrowly outperformed the S&P SmallCap 600 Index during the reporting period, over longer periods of time, one would expect an index fund to trail its benchmark by a small amount due to the expenses of operating the fund and due to the need to hold a small percentage of the fund's assets in cash for liquidity purposes. The cash position will hurt an index fund's return relative to its benchmark during periods in which the benchmark experiences a positive return, but will benefit an index fund's relative performance during periods in which the benchmark experiences a negative return.

  These two factors aside, we believe the Portfolio should be able to reasonably track the performance of the benchmark by applying capitalization weighting and sector balancing techniques that match the structure of the S&P SmallCap 600 Index.
-----
/1/Small capitalization funds typically carry additional risks, since smaller companies generally have a higher risk of failure, and, historically, their stocks have experienced a greater degree of market volatility than stocks on average.
/2/The S&P SmallCap 600 Index is composed of 600 small-cap U.S. stocks generally considered to be representative of the small-cap component of the U.S. stock market. An investment cannot be made directly in an index.
/3/The Standard & Poor's (S&P) 500 Index is composed of 500 large-cap U.S.
  stocks generally considered to be representative of the U.S. stock market. An investment cannot be made directly in an index.

                  Mercantile Small Cap Equity Index Portfolio



  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile Small Cap Equity Index Portfolio is measured against the Standard & Poor's SmallCap 600 Index, an unmanaged index generally representative of 600 domestic small-cap stocks in the market. Investors are unable to invest in the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks (98.8%):

                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Advertising (1.8%):
Advo, Inc.(b)..............................................   3,791 $   121,786
Catalina Marketing Corp.(b)................................   3,246     313,442
Cyrk, Inc.(b)..............................................   2,833      16,644
Ha-Lo Industries, Inc.(b)..................................   8,589      47,776
Snyder Communications, Inc.(b).............................  13,662     309,103
True North Communications, Inc.............................   8,974     392,052
                                                                    -----------
                                                                      1,200,803
                                                                    -----------
Aerospace/Defense (0.6%):
AAR Corp...................................................   4,841      67,169
Alliant Techsystems, Inc.(b)...............................   1,806     124,614
BE Aerospace, Inc.(b)......................................   4,351      29,369
Gencorp, Inc...............................................   7,424      72,848
Kaman Corp. Class A........................................   4,089      40,890
Orbital Sciences Corp.(b)..................................   6,669      81,695
                                                                    -----------
                                                                        416,585
                                                                    -----------
Agriculture (0.1%):
Agribrands International, Inc.(b)..........................   1,876      77,737
                                                                    -----------
Airlines (0.5%):
Atlantic Coast Airlines Holdings, Inc.(b)..................   3,325     101,205
Mesa Air Group, Inc.(b)....................................   5,990      35,940
Midwest Express Holdings(b)................................   2,458      51,157
Skywest, Inc...............................................   4,325     164,891
                                                                    -----------
                                                                        353,193
                                                                    -----------
Apparel (1.2%):
Ashworth, Inc.(b)..........................................   2,513      10,680
Cone Mills Corp.(b)........................................   4,474      25,725
Haggar Corp................................................   1,297      14,915
Hartmarx Corp.(b)..........................................   5,446      12,253
K-Swiss, Inc. Class A......................................   1,972      25,883
Kellwood Co................................................   4,873      82,232
Nautica Enterprises, Inc.(b)...............................   6,110      75,611
Oshkosh B'gosh, Inc........................................   2,270      38,306
Oxford Industries, Inc.....................................   1,416      21,859
Phillps-Van Heusen Corp....................................   4,802      41,717
Quiksilver, Inc.(b)........................................   3,973      54,132
Timberland Co.(b)..........................................   3,882     286,783
WET Seal, Inc. Class A.(b).................................   2,468      28,228
Wolverine World Wide.......................................   7,304      82,170
                                                                    -----------
                                                                        800,494
                                                                    -----------
Automotive Parts (0.9%):
Midas, Inc.................................................   2,900      75,219
O'Reilly Automotive, Inc.(b)...............................   9,008     122,734
Simpson Industries, Inc....................................   3,184      27,860
Spartan Motors, Inc........................................   2,248      10,116
Standard Motor Products, Inc...............................   2,289      22,175
TBC Corp.(b)...............................................   3,701      18,042
Tenneco Automotive, Inc....................................   5,945      43,473
The Pep Boys--Manny, Moe & Jack............................   9,500      67,687
Titan International, Inc...................................   3,641      21,618
Tower Automotive, Inc.(b)..................................   8,314     115,357
Wabash National Corp.......................................   4,032      51,660
Wynn's International, Inc..................................   3,293      44,456
                                                                    -----------
                                                                        620,397
                                                                    -----------

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Banking (5.9%):
Anchor Bancorp Wisconsin, Inc..............................   4,492 $    69,064
Banknorth Group, Inc.......................................       1          10
Centura Banks, Inc.........................................   7,103     307,205
Chittenden Corp............................................   4,973     137,690
Commerce Bancorp, Inc. NJ..................................   5,232     240,018
Commercial Federal Corp....................................  10,522     167,694
Community First Bancshares.................................   8,816     145,464
Cullen/Frost Bankers, Inc..................................   9,930     263,145
Downey Financial Corp......................................   5,021     149,375
First Bancorp / Puerto Rico................................   5,049      91,513
First Midwest Bancorp, Inc.................................   7,769     194,225
Hudson United Bancorp......................................   9,516     231,358
Investors Financial Services Corp..........................   2,625     212,010
MAF Bancorp, Inc...........................................   4,306      84,774
Provident Bankshares Corp..................................   4,758      70,181
Queens County Bancorp, Inc.................................   3,772      74,497
Riggs National Corp. Washington, D.C.......................   5,013      72,689
Silicon Valley Bancshares(b)...............................   7,906     259,416
Southwest Bancorp. of Texas, Inc.(b).......................   5,100     100,725
Staten Island Bancorp, Inc.................................   7,100     120,256
Susquehanna Bancshares, Inc................................   6,504      88,211
Trustco Bank Corp. NY......................................   9,450     115,763
U.S. Trust Corp............................................   3,472     493,241
United Bankshares, Inc.....................................   8,125     154,375
Whitney Holding Corp.......................................   4,006     155,984
                                                                    -----------
                                                                      3,998,883
                                                                    -----------
Beverages (0.5%):
Beringer Wine Estates Holdings, Inc.(b)....................   3,500     133,000
Canandaigua Brands, Inc., Class A(b).......................   3,167     165,872
Coca-Cola Bottling Co. Consolidated........................   1,531      74,636
                                                                    -----------
                                                                        373,508
                                                                    -----------
Biomedical (1.9%):
Advanced Tissue Sciences, Inc.(b)..........................  10,068      39,328
Bio-Technology General Corp.(b)............................   9,341      98,080
Enzo Biochem, Inc.(b)......................................   4,451     156,898
Idec Pharmaceuticals Corp.(b)..............................   7,890     503,481
Organogenesis, Inc.(b).....................................   5,433      48,218
Protein Design Labs, Inc.(b)...............................   3,298     351,649
Regeneron Pharmaceutical(b)................................   6,140     125,103
                                                                    -----------
                                                                      1,322,757
                                                                    -----------
Building Products (0.8%):
Apogee Enterprises, Inc....................................   4,882      20,138
Butler Manufacturing Co....................................   1,279      28,538
Elcor Corp.................................................   3,422      65,232
Flordia Rock Industries....................................   3,326     131,585
Republic Group, Inc........................................   2,085      19,286
Simpson Manufacturing Co., Inc.(b).........................   2,085      99,298
Texas Industries, Inc......................................   3,694     105,972
Universal Forest Products..................................   3,564      46,778
                                                                    -----------
                                                                        516,827
                                                                    -----------
Business Services (1.6%):
Administaff, Inc.(b).......................................   2,500     129,844
Checkpoint Systems, Inc.(b)................................   5,346      42,434
eLoyalty Corp.(b)..........................................   7,592     113,880

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Business Services, continued
MarchFirst, Inc.(b)........................................  13,562 $   255,983
National Data Corp.........................................   5,953     131,338
Penton Media, Inc..........................................   3,400      95,200
StarTek, Inc.(b)...........................................   2,500     158,438
United Stationers Inc......................................   6,153     196,896
                                                                    -----------
                                                                      1,124,013
                                                                    -----------
Chemicals (1.4%):
Arch Chemicals, Inc........................................   4,100      70,725
Cambrex Corp...............................................   4,334     182,570
Chemfirst, Inc.............................................   3,234      67,510
Geon Company...............................................   4,158      89,397
Lilly Industries, Inc......................................   4,099      59,179
Macdermid, Inc.............................................   5,726     117,383
McWhorter Technologies, Inc.(b)............................   1,781      34,841
Mississippi Chemical Corp..................................   4,613      26,813
OM Group, Inc..............................................   4,248     207,621
Omnova Solutions, Inc......................................   7,387      52,632
Penford Corp...............................................   1,353      24,692
Quaker Chemical Corp.......................................   1,564      25,904
Tetra Technologies, Inc.(b)................................   2,427      31,399
                                                                    -----------
                                                                        990,666
                                                                    -----------
Commercial Services (4.7%):
Aaron Rents, Inc...........................................   3,509      45,617
ABM Industries, Inc........................................   3,947      91,521
Billing Concepts Corp.(b)..................................   6,646      30,945
BISYS Group, Inc.(b).......................................   5,161     339,336
CDI Corp.(b)...............................................   3,354      72,321
Central Parking Corp.......................................   6,524     171,663
Chemed Corp................................................   1,801      54,593
Circle International Group, Inc............................   3,100      58,512
CPI Corp...................................................   1,754      39,136
Franklin Covey Co.(b)......................................   3,630      28,132
F.Y.I. Inc.(b).............................................   2,500      81,562
Hooper Holmes, Inc.........................................  11,686     119,781
Insurance Auto Auctions, Inc.(b)...........................   2,004      38,828
Interim Services, Inc.(b)..................................  11,885     239,186
Labor Ready, Inc.(b).......................................   7,622      71,456
Lason, Inc.(b).............................................   3,301       8,665
Lennox International Inc...................................   9,747     114,527
Maximus, Inc.(b)...........................................   3,674      76,236
MedQuist, Inc.(b)..........................................   6,392     264,469
MemberWorks Inc.(b)........................................   2,700      87,075
Orthodontic Centers Of America, Inc.(b)....................   8,494     194,831
Parexel International Corp.(b).............................   4,455      40,095
Pharmaceutical Product Development, Inc.(b)................   4,355      71,858
Plexus Corp.(b)............................................   3,115     260,103
Prepaid Legal Services, Inc.(b)............................   3,994     120,569
Primark Corp. (b)..........................................   3,506      91,156
Profit Recovery Group International, Inc.(b)...............   8,584     155,585
SCP Pool Corp.(b)..........................................   2,200      74,525
StaffMark, Inc.(b).........................................   5,247      26,235
US Oncology Inc.(b)........................................  15,162      72,020
Volt Information Sciences, Inc.(b).........................   2,676      77,270
                                                                    -----------
                                                                      3,217,808
                                                                    -----------

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Computer Software (9.3%):
Actel Corp.(b).............................................   4,000 $   116,500
American Management Systems(b).............................   7,305     273,481
Aspen Technology, Inc.(b)..................................   4,418      91,121
Avid Technology, Inc.(b)...................................   4,184      42,101
AVT Corp.(b)...............................................   6,100      55,281
Barra, Inc.(b).............................................   2,494     109,892
Cerner Corp.(b)............................................   5,972     136,236
Choicepoint Inc.(b)........................................   7,090     286,702
Concord Communications, Inc.(b)............................   2,500      62,187
Dendrite International, Inc.(b)............................   6,959     175,280
Digi International, Inc.(b)................................   2,652      13,591
Epicor Software Corp.(b)...................................   7,256      25,849
ePresence, Inc.(b).........................................   8,800      72,600
Fair, Issac & Co., Inc.....................................   2,449     103,164
Filenet Corp.(b)...........................................   5,729     120,309
Great Plains Software, Inc.(b).............................   3,086     128,069
Harbinger Corp.(b).........................................   6,881     102,785
HNC Software, Inc.(b)......................................   4,387     179,867
Hyperion Solutions Corp.(b)................................   5,775     181,191
Information Resources, Inc.(b).............................   4,942      24,710
Inter-Tel, Inc.............................................   4,547      65,079
Mercury Computer Systems, Inc.(b)..........................   3,600     112,950
Mercury Interactive Corp.(b)...............................  14,104   1,195,314
Midway Games, Inc.(b)......................................   6,705      44,002
National Instruments Corp.(b)..............................   9,315     338,833
Phoenix Technologies Ltd.(b)...............................   9,100     163,800
Pinnacle Systems, Inc.(b)..................................   9,214     221,136
Progress Software Corp.(b).................................   6,218      94,047
Project Software & Development(b)..........................   3,788      82,389
RadiSys Corp.(b)...........................................   9,300     362,700
Remedy Corp.(b)............................................   5,291     219,577
S3, Inc.(b)................................................  13,459     215,344
SAGA SYSTEMS, Inc.(b)......................................   4,900      71,969
SEI Investments Co.........................................   3,192     447,379
Systems & Computer Technology Corp.(b).....................  11,700     220,838
THQ, Inc.(b)...............................................   3,254      31,320
Verity, Inc.(b)............................................   5,582     188,393
                                                                    -----------
                                                                      6,375,986
                                                                    -----------
Computers (3.6%):
Analysts International Corp................................   3,943      32,037
Anixter International, Inc.(b).............................   6,417     181,280
APEX, Inc.(b)..............................................   3,703     134,697
Auspex System, Inc.........................................   4,827      22,928
Black BOX Corp.(b).........................................   3,660     287,310
Ciber, Inc.(b).............................................  10,447     169,111
Computer Task Group, Inc...................................   3,666      26,349
Cybex Computer Products Corp.(b)...........................   3,345     112,057
Exabyte Corp.(b)...........................................   4,051      17,217
Factset Research Systems, Inc.(b)..........................   5,590     143,942
Hutchinson Technology(b)...................................   4,392      51,606
InterVoice-Brite, Inc.(b)..................................   5,692      81,111
Jack Henry & Associates, Inc...............................   7,458     324,306
Komag, Inc.(b).............................................   9,633      20,470
Kronos, Inc.(b)............................................   2,187      65,063
Microage, Inc.(b)..........................................   3,579       6,711
Micros Systems, Inc.(b)....................................   2,961      93,642
National Computer Systems, Inc.............................   5,951     270,399
QRS Corp.(b)...............................................   2,411      66,303

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks, continued
                        Security                                    Market
                       Description                        Shares     Value
                       -----------                        ------- -----------

Computers, continued
Read-Rite Corp.(b).......................................   8,777 $    17,554
Telxon Corp..............................................   2,865      43,691
Xircom, Inc.(b)..........................................   5,387     222,214
Zixit Corp.(b)...........................................   2,725      71,020
                                                                  -----------
                                                                    2,461,018
                                                                  -----------
Construction (0.8%):
Dycom Industries, Inc.(b)................................   7,390     357,953
The Shaw Group Inc.(b)...................................   3,900     170,138
                                                                  -----------
                                                                      528,091
                                                                  -----------
Consumer Goods & Services (0.1%):
Action Performance Cos., Inc.(b).........................   2,983      23,864
Brown Shoe Company, Inc..................................   3,212      38,343
Department 56, Inc.(b)...................................   3,048      27,241
                                                                  -----------
                                                                       89,448
                                                                  -----------
Dental Supplies (0.5%):
Patterson Dental Co.(b)..................................   6,262     318,971
                                                                  -----------
Diversified Operations (0.3%):
Delta & Pineland Co......................................   6,842     147,103
Triarc Co.(b)............................................   4,408      91,466
                                                                  -----------
                                                                      238,569
                                                                  -----------
Electrical & Electronics (6.8%):
Analogic Corp............................................   2,203      79,583
Audiovox Corp. Class A.(b)...............................   3,800      71,962
Benchmark Electronics, Inc.(b)...........................   2,876      97,784
BMC Industries, Inc......................................   4,832      18,422
Brady Corp...............................................   3,998     120,440
C-COR.net Corp.(b).......................................   5,758     126,676
Coherent, Inc.(b)........................................   4,489     253,628
CTS Corp.................................................   4,862     268,322
Dionex Corp.(b)..........................................   3,900     136,987
Electro Scientific Industries, Inc.(b)...................   4,816     227,556
Gentex Corp.(b)..........................................  14,068     439,108
Hadco Corp.(b)...........................................   2,449     216,124
Harmon Industries, Inc...................................   2,046      27,109
Innovex, Inc.............................................   2,614      22,546
Itron, Inc.(b)...........................................   2,657      12,455
Kemet Corp.(b)...........................................   8,108     544,756
Kent Electronics Corp.(b)................................   4,959     137,612
Kulicke & Soffa Industries, Inc.(b)......................   4,608     231,840
Methode Electronics, Inc.................................   6,482     232,542
Micrel, Inc.(b)..........................................   7,762     494,827
Northwestern Corp........................................   4,054      94,255
Park Electrochemical Corp................................   1,886      47,268
Paxar Corp.(b)...........................................   8,275      83,267
Photronics, Inc.(b)......................................   4,241     101,784
Standard Microsystems Corp.(b)...........................   2,805      36,640
Technitrol, Inc..........................................   2,871     198,099
Teledyne Technologies Inc.(b)............................   4,607      67,089
Trimble Navigation Ltd.(b)...............................   4,020     177,634
Watts Industries.........................................   4,729      53,792
X-Rite, Inc..............................................   3,798      39,167
                                                                  -----------
                                                                    4,659,274
                                                                  -----------

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Electronic Components/Instruments (1.6%):
Artesyn Technologies, Inc.(b)..............................   6,599 $   145,178
Belden, Inc................................................   4,299     117,685
C&D Technologies, Inc......................................   2,304     167,040
C-Cube Microsystems, Inc.(b)...............................   7,321     125,830
Cable Design Technologies Corp.(b).........................   4,973     137,690
Insteel Industries, Inc....................................   1,537       8,838
Intermagnetics General Corp.(b)............................   2,165      24,627
SLI, Inc.(b)...............................................   6,313      82,069
Valence Technology, Inc.(b)................................   6,176      90,324
Vicor Corp.(b).............................................   7,328     193,734
                                                                    -----------
                                                                      1,093,015
                                                                    -----------
Engineering (0.5%):
Foster Wheeler Corp........................................   8,344      70,402
Insituform Technologies, Inc.(b)...........................   4,490     155,186
Morrison Knudsen Corp.(b)..................................   9,281      71,928
URS Corp.(b)...............................................   2,783      36,527
                                                                    -----------
                                                                        334,043
                                                                    -----------
Entertainment (0.4%):
Anchor Gaming(b)...........................................   2,138      95,542
Aztar Corp.(b).............................................   7,713      98,341
Carmike Cinemas, Inc.(b)...................................   2,058      10,933
GC Companies, Inc.(b)......................................   1,382      36,537
                                                                    -----------
                                                                        241,353
                                                                    -----------
Environmental Services (0.4%):
Imco Recycling, Inc........................................   2,933      19,614
Ionics, Inc.(b)............................................   2,864      82,340
Tetra Tech, Inc.(b)........................................   6,796     149,512
                                                                    -----------
                                                                        251,466
                                                                    -----------
Financial Services (1.9%):
Americredit Corp.(b).......................................  13,512     249,127
Dain Rauscher Corp.........................................   2,238     133,441
Eaton Vance Corp...........................................   6,311     274,528
Elan Corp. ................................................   6,919       3,459
Jefferies Group, Inc.......................................   4,287      86,544
Morgan Keegan, Inc.........................................   5,400      87,075
National Discount Brokers Group, Inc.(b)...................   2,900      72,500
Pioneer Group, Inc.(b).....................................   4,669     194,639
Raymond James Financial Corp...............................   8,404     164,929
The South Financial Group, Inc.............................   4,540      57,318
                                                                    -----------
                                                                      1,323,560
                                                                    -----------
Food Distributors (0.2%):
Performance Food Group Co.(b)..............................   2,400      75,900
United Natural Foods, Inc.(b)..............................   3,209      48,536
                                                                    -----------
                                                                        124,436
                                                                    -----------
Food Products (1.8%):
American Italian Pasta Co.(b)..............................   3,597      88,351
Chiquita Brands International, Inc.........................  11,633      45,805
Corn Products International, Inc...........................   6,639     163,070
Earthgrains Co.............................................   7,540     124,410
Fleming Cos., Inc..........................................   6,899      97,017
Hain Celestial Group, Inc.(b)..............................   3,200      94,400
J & J Snack Foods Corp.(b).................................   1,581      23,517
Michael Foods, Inc.........................................   3,543      81,489
Nash Finch Co..............................................   2,056      15,934

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Food Products, continued
Ralcorp Holdings, Inc.(b)..................................   5,453 $    69,526
Smithfield Foods, Inc.(b)..................................  10,633     263,167
Whole Foods Market, Inc.(b)................................   4,639     161,205
                                                                    -----------
                                                                      1,227,891
                                                                    -----------
Forest Products & Paper (0.4%):
Buckeye Technologies, Inc.(b)..............................   6,179     117,787
Caraustar Industries, Inc. ................................   4,519      74,846
Pope & Talbot, Inc. .......................................   2,667      49,506
Schweitzer-Mauduit International, Inc. ....................   2,813      38,679
                                                                    -----------
                                                                        280,818
                                                                    -----------
Gas-Distribution (1.4%):
Atmos Energy Corp. ........................................   5,533     101,323
Cascade Natural Gas Corp. .................................   1,934      34,328
Energen Corp. .............................................   5,300     117,262
New Jersey Resources.......................................   3,144     121,830
Northwest Natural Gas Co. .................................   4,467      97,157
Piedmont Natural Gas Co. ..................................   6,002     178,560
Southern Union Co.(b)......................................   8,574     147,902
Southwest Energy Co. ......................................   4,428      40,959
Southwest Gas Corp. .......................................   5,476     105,071
                                                                    -----------
                                                                        944,392
                                                                    -----------
Health Care (3.7%):
Adac Laboratories(b).......................................   3,662      70,951
Angelica Corp. ............................................   1,544      10,422
Cooper Companies, Inc. ....................................   2,473      85,318
Coventry Health Care, Inc.(b)..............................  10,511     124,818
Curative Health Services, Inc.(b)..........................   1,761       9,520
Datascope Corp.(b).........................................   2,626      98,803
Diagnostic Products Corp. .................................   2,390      74,389
Hanger Orthopedic Group, Inc.(b)...........................   3,417      16,444
Hologic, Inc.(b)...........................................   2,659      15,455
Idexx Laboratories, Inc.(b)................................   6,614     164,110
Invacare Corp. ............................................   5,312     131,472
Laser Vision Centers, Inc.(b)..............................   4,422      21,004
Magellan Health Services(b)................................   5,585      11,868
Mentor Corp. ..............................................   4,321     103,704
Pediatrix Medical Group, Inc.(b)...........................   2,750      19,594
Renal Care Group, Inc.(b)..................................   7,906     188,756
ResMed, Inc.(b)............................................   5,244     125,856
Respironics, Inc.(b).......................................   5,354      85,999
Sierra Health Services, Inc.(b)............................   4,787      20,046
Sola International, Inc.(b)................................   4,370      21,850
Spacelabs Medical, Inc.(b).................................   1,661      18,790
Summit Technology, Inc.(b).................................  17,161     318,551
Sunrise Medical, Inc.(b)...................................   3,973      17,630
Theragenics Corp.(b).......................................   5,207      46,538
Universal Health Services(b)...............................   5,518     293,141
Varian Medical Systems, Inc. ..............................   5,929     244,942
Vital Signs, Inc. .........................................   2,160      45,630
Wesley Jessen Visioncare(b)................................   3,061     113,066
                                                                    -----------
                                                                      2,498,667
                                                                    -----------
Home Builders (1.5%):
Champion Enterprises, Inc.(b)..............................   8,474      48,196
Coachmen Industries, Inc. .................................   2,862      34,165
D.R. Horton, Inc. .........................................  11,397     148,873

Common Stocks, continued
                        Security                                    Market
                       Description                        Shares     Value
                       -----------                        ------- -----------

Home Builders, continued
Fleetwood Enterprises, Inc. .............................   5,800 $    82,650
M.D.C. Holdings, Inc. ...................................   3,977      76,806
Monaco Coach Corp.(b)....................................   3,334      47,926
NVR, Inc.(b).............................................   3,600     198,000
Oakwood Homes Corp. .....................................   8,371      24,067
Ryland Group, Inc. ......................................   2,557      56,733
Skyline Corp. ...........................................   1,562      32,216
Standard-Pacific Corp. ..................................   5,196      59,105
Thor Industries, Inc. ...................................   2,122      49,602
Toll Brothers, Inc.(b)...................................   6,442     124,814
Winnebago Industries.....................................   3,939      55,146
                                                                  -----------
                                                                    1,038,299
                                                                  -----------
Home Furnishings (0.9%):
Bassett Furniture Industries.............................   2,187      26,791
Ethan Allen Interiors, Inc. .............................   7,756     180,327
Fedders Corp. ...........................................   6,338      38,424
Harman International.....................................   3,106     179,760
La-Z-Boy, Inc. ..........................................  11,018     176,977
Pillowtex Corp.(b).......................................   2,516      11,951
Royal Appliance Manufacturing(b).........................   3,119      19,104
                                                                  -----------
                                                                      633,334
                                                                  -----------
Hotels & Lodging (0.3%):
Marcus Corp. ............................................   5,332      58,319
Pegasus Solutions Inc.(b)................................   3,500      48,781
Prime Hospitality Corp.(b)...............................   8,931      77,030
                                                                  -----------
                                                                      184,130
                                                                  -----------
Household Products/Wares (1.2%):
Applica Inc. ............................................   3,800      56,050
Enesco Group, Inc. ......................................   2,429       9,716
Fossil, Inc.(b)..........................................   5,700     114,712
John H. Harland Co. .....................................   5,344      82,164
Libbey, Inc. ............................................   2,881      87,150
Nashua Corp.(b)..........................................   1,009       8,324
National Presto Industries, Inc. ........................   1,255      38,983
New England Business SVC, Inc. ..........................   2,445      36,064
Russ Berrie & Co., Inc. .................................   3,633      68,800
Salton, Inc.(b)..........................................   2,300      72,881
Swiss Army Brands, Inc.(b)...............................   1,370       6,850
The Scott's Co.(b).......................................   5,110     192,264
Toro Co. ................................................   2,269      71,474
USA Detergents, Inc.(b)..................................   2,493       6,466
                                                                  -----------
                                                                      851,898
                                                                  -----------
Insurance (2.7%):
Blanch (EW) Holdings, Inc. ..............................   2,303      59,158
Delphi Financial Group(b)................................   3,637     121,839
Enhance Financial Services Group.........................   6,771      93,101
Fidelity National Financial, Inc. .......................  12,130     188,015
First American Financial Corp. ..........................  11,523     191,570
Fremont General Corp. ...................................  12,354      54,049
Gallagher, Arthur J. & Co. ..............................   6,502     251,546
Hilb, Rogal, & Hamilton Co. .............................   2,372      74,273
Mutual Risk Management Ltd. .............................   7,747     130,731
Radian Group, Inc. ......................................   6,863     377,465
RLI Corp. ...............................................   1,700      61,838
SCPIE Holdings Inc. .....................................   2,100      51,056

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Insurance, continued
Selective Insurance Group..................................   4,897 $    90,288
Trenwick Group, Inc. ......................................   3,260      48,900
Zenith National Insurance Corp. ...........................   3,037      72,129
                                                                    -----------
                                                                      1,865,958
                                                                    -----------
Iron/Steel (0.4%):
Birmingham Steel Corp. ....................................   5,288      20,491
Material Sciences Corp.(b).................................   2,713      29,165
Reliance Steel & Aluminum Co. .............................   4,886     102,301
Steel Dynamics, Inc.(b)....................................   8,200      76,363
Steel Technologies, Inc. ..................................   1,948      14,610
WHX Corp.(b)...............................................   2,867      16,844
                                                                    -----------
                                                                        259,774
                                                                    -----------
Leisure & Recreation/Gaming (0.4%):
Arctic Cat, Inc. ..........................................   4,555      48,966
Huffy Corp. ...............................................   1,820       5,915
K2, Inc. ..................................................   3,200      22,600
Pinnacle Entertainment, Inc.(b)............................   4,634      88,336
Polaris Industries, Inc. ..................................   4,357     130,982
                                                                    -----------
                                                                        296,799
                                                                    -----------
Machinery & Equipment (3.5%):
Applied Industrial Technology, Inc. .......................   3,665      63,908
Applied Power, Inc. .......................................   7,706     213,360
Astec Industries, Inc.(b)..................................   3,420      88,492
Baldor Electric Co. .......................................   6,308     118,275
Cognex Corp.(b)............................................   7,486     404,712
Esterline Technologies Corp.(b)............................   3,100      42,237
Flow International Corp.(b)................................   2,570      26,664
Gardner Denver Machinery, Inc.(b)..........................   2,672      46,760
Gerber Scientific, Inc. ...................................   3,964      47,568
Graco, Inc. ...............................................   3,662     117,413
Helix Technology Corp. ....................................   4,377     149,092
Idex Corp. ................................................   5,295     176,721
JLG Industries, Inc. ......................................   7,877      76,801
Lindsay Manufacturing Co. .................................   2,147      40,256
Manitowoc Co. .............................................   4,557     148,957
Regal Beloit Corp. ........................................   3,677      61,590
Robbins & Myers, Inc. .....................................   1,935      41,844
Specialty Equipment Cos., Inc.(b)..........................   3,386      71,529
SpeedFam-IPEC, Inc.(b).....................................   5,204      68,628
Thomas Industries, Inc. ...................................   2,798      55,960
Varco International, Inc.(b)...............................   7,827     170,237
Veritas DGC Inc.(b)........................................   4,700     129,838
                                                                    -----------
                                                                      2,360,842
                                                                    -----------
Manufacturing-Consumer Goods (0.3%):
Aptargroup, Inc. ..........................................   7,220     191,781
                                                                    -----------
Medical Equipment & Supplies (0.5%):
CONMED Corp.(b)............................................   2,666      64,317
Osteotech, Inc.(b).........................................   2,479      22,311
Techne Corp.(b)............................................   3,617     289,134
                                                                    -----------
                                                                        375,762
                                                                    -----------
Metal Fabrication & Hardware (0.8%):
A. M. Castle & Co. ........................................   2,510      31,218
Amcast Industrial Corp. ...................................   1,595      13,757

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Metal Fabrication & Hardware, continued
Commercial Metals Co. .....................................   2,530 $    66,571
Intermet Corp. ............................................   4,481      30,807
Lawson Products............................................   1,790      42,848
Mueller Industries, Inc.(b)................................   6,188     181,773
Myers Industries, Inc. ....................................   3,540      48,232
Quanex Corp. ..............................................   2,569      37,572
Valmont Industries.........................................   4,195      82,589
Wolverine Tube, Inc.(b)....................................   2,316      38,214
                                                                    -----------
                                                                        573,581
                                                                    -----------
Metals & Mining (0.6%:):
Amcol International Corp...................................   4,706      78,237
Brush Wellman, Inc.........................................   2,937      51,214
Coeur d'Alene Mines Corp.(b)...............................   5,153      12,560
Commonwealth Industries, Inc...............................   2,903      18,144
RTI International Metals, Inc.(b)..........................   3,649      47,437
Stillwater Mining Co.(b)...................................   6,745     189,282
                                                                    -----------
                                                                        396,874
                                                                    -----------
Miscellaneous Manufacturing (1.8%):
A.O. Smith Corp............................................   4,131      86,751
A. T. Cross Co. Class A....................................   3,047      18,663
Barnes Group, Inc..........................................   3,317      55,352
Clarcor, Inc...............................................   4,244      75,066
Deltic Timber Corp.........................................   2,100      44,887
Griffon Corp.(b)...........................................   5,336      32,349
JAKKS Pacific, Inc.(b).....................................   3,200      46,400
Justin Industries..........................................   4,494      78,364
Lydall, Inc.(b)............................................   2,784      29,058
Mascotech, Inc.............................................   7,871     101,339
Oshkosh Truck Corp.........................................   2,900      88,450
Roper Industries, Inc......................................   5,411     190,738
Scott Technologies, Inc.(b)................................   3,197      58,445
SPS Technologies, Inc.(b)..................................   2,260      79,383
Standex International Corp.................................   2,290      38,501
Sturm, Ruger, & Co., Inc...................................   4,731      47,310
Thomas Nelson, Inc.........................................   2,547      17,988
Tredegar Corp..............................................   6,571     167,561
                                                                    -----------
                                                                      1,256,605
                                                                    -----------
Office Equipment & Services (0.4%):
Interface, Inc.............................................   9,356      40,348
Zebra Technologies Corp., Class A(b).......................   5,556     266,688
                                                                    -----------
                                                                        307,036
                                                                    -----------
Oil & Exploration, Production & Services (4.0%):
Atwood Oceanics(b).........................................   2,414     132,016
Barrett Resources Corp.(b).................................   5,794     229,225
Cabot Oil & Gas Corp.(b)...................................   4,477     111,645
Cross Timbers Oil Co.......................................   8,642     175,541
Dril-Quip(b)...............................................   3,036     130,927
Friede Goldman Halter, Inc.(b).............................   7,043      59,425
HS Resources, Inc.(b)......................................   3,329     111,730
Input/Output, Inc.(b)......................................   9,002      70,891
Newfield Exploration Co.(b)................................   7,681     321,642
Oceaneering International, Inc.(b).........................   4,137      80,671
Plains Resources, Inc.(b)..................................   3,122      47,611
Pogo Producing Co..........................................   7,126     171,024
Pride International, Inc.(b)...............................  11,279     286,910

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Oil & Exploration, Production & Services, continued
Remington Oil & Gas Corp.(b)...............................   3,737 $    24,057
Seacor Smit, Inc.(b).......................................   2,088     133,893
Seitel, Inc.(b)............................................   4,307      36,610
St. Mary Land & Exploration Co.............................   1,930      69,480
Stone Energy Corp.(b)......................................   3,265     201,002
Vintage Petroleum, Inc.....................................  11,599     275,476
WD-40 Co...................................................   2,780      54,036
                                                                    -----------
                                                                      2,723,812
                                                                    -----------
Pharmaceuticals (4.9%):
Advance Paradigm, Inc.(b)..................................   3,792      58,776
Alliance Pharmaceutical Corp.(b)...........................   7,864      66,844
Alpharma, Inc..............................................   6,418     317,691
Barr Laboratories, Inc.(b).................................   4,084     221,046
Bindley Western Industries, Inc............................   5,947     113,365
Biomatrix, Inc.(b).........................................   4,064      75,438
Cephalon, Inc.(b)..........................................   6,061     313,657
COR Therapeutics, Inc.(b)..................................   4,672     296,088
Cygnus, Inc.(b)............................................   4,427      35,693
Dura Pharmaceuticals, Inc.(b)..............................   7,871      91,992
Elan Corp.(b)..............................................   2,663     106,021
Immune Response Corp.(b)...................................   4,601      31,344
Jones Pharma, Inc. ........................................  12,075     439,983
Medicis Pharmaceutical(b)..................................   5,394     252,169
Natures Sunshine Products, Inc. ...........................   3,088      23,353
NBTY, Inc.(b)..............................................  11,912     189,847
North America Vaccine, Inc.(b).............................   5,831      25,511
Noven Pharmaceuticals, Inc.(b).............................   3,820      71,147
Priority Healthcare Corp. Class B(b).......................   3,842     195,942
Syncor International Corp.(b)..............................   2,079     102,391
Vertex Pharmaceuticals, Inc.(b)............................   4,710     347,951
                                                                    -----------
                                                                      3,376,249
                                                                    -----------
Printing & Publishing (0.1%):
Bowne & Co., Inc. .........................................   6,579      66,201
Consolidated Graphics, Inc.(b).............................   2,828      29,340
                                                                    -----------
                                                                         95,541
                                                                    -----------
Restaurants (1.6%):
Applebees International, Inc. .............................   4,986     159,864
CEC Entertainment, Inc.(b).................................   4,820     110,860
CKE Restaurant, Inc. ......................................   9,175      30,392
Consolidated Products, Inc.(b).............................   5,136      51,039
IHOP Corp.(b)..............................................   3,586      63,203
Jack In the Box, Inc.(b)...................................   7,553     187,409
Landry's Seafood Restaurants, Inc.(b)......................   4,440      34,688
Luby's, Inc. ..............................................   4,006      35,303
Panera Bread Co.(b)........................................   2,103      18,007
Ruby Tuesday, Inc. ........................................  11,176     110,363
Ryan's Family Steak Houses, Inc.(b)........................   6,445      58,005
Sonic Corp.(b).............................................   3,286      90,981
Taco Cabana, Inc. Class A(b)...............................   2,326      14,828
The Cheesecake Factory, Inc.(b)............................   3,515     139,941
                                                                    -----------
                                                                      1,104,883
                                                                    -----------
Retail Stores (4.3%):
99 Cents Only Stores(b)....................................   6,429     231,042
Ames Department Stores, Inc.(b)............................   5,194      61,679
Ann Taylor Stores Corp.(b).................................   5,535     143,910

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Retail Stores, continued
Books-A-Million, Inc.(b)...................................   3,216 $    10,653
Building Materials Holding Corp.(b)........................   2,281      21,242
Casey's General Stores, Inc. ..............................   9,370     110,683
Cash America Investments, Inc. ............................   4,491      46,033
Cato Corp. ................................................   4,684      57,964
Copart, Inc.(b)............................................  10,450     185,487
Cost Plus, Inc.(b).........................................   3,638     106,184
Damark International, Inc.--Class A(b).....................   1,001      18,956
Discount Auto Parts(b).....................................   2,953      29,530
Dress Barn, Inc.(b)........................................   3,551      75,903
Footstar, Inc.(b)..........................................   3,702     132,809
Goody's Family Clothing, Inc.(b)...........................   5,919      32,185
Gottschalks, Inc.(b).......................................   2,249      11,386
Group 1 Automotive, Inc.(b)................................   3,779      43,458
Gymboree Corp.(b)..........................................   4,322      12,156
Hancock Fabrics, Inc. .....................................   3,380      15,844
Hughes Supply, Inc. .......................................   4,088      77,672
J. Baker, Inc. ............................................   2,502      16,107
JAN Bell Marketing, Inc.(b)................................   4,665      10,205
Jo-Ann Stores, Inc.(b).....................................   3,226      30,647
Lillian Vernon Corp. ......................................   1,605      15,649
Linens 'N Things, Inc.(b)..................................   7,441     197,652
Michaels Stores, Inc.(b)...................................   5,533     236,882
Pacific Sunwear Of California, Inc.(b).....................   5,982      96,086
Pier 1 Imports, Inc. ......................................  17,937     152,465
Regis Corp. ...............................................   7,344      88,587
Shopko Stores, Inc.(b).....................................   5,366      98,600
Stein Mart, Inc.(b)........................................   7,848      61,313
Stride Rite Corp. .........................................   8,170      53,616
The Bombay Company, Inc.(b)................................   6,427      20,486
The Men's Warehouse, Inc.(b)...............................   8,009     159,679
The Sports Authority, Inc.(b)..............................   5,697      12,106
Zale Corp.(b)..............................................   6,797     258,286
                                                                    -----------
                                                                      2,933,142
                                                                    -----------
Security Services (0.6%):
Kroll-O'Gara Co. Ltd.(b)...................................   3,888      20,898
RSA Security, Inc.(b)......................................   6,818     392,461
                                                                    -----------
                                                                        413,359
                                                                    -----------
Semiconductors (3.9%):
Alpha Industries, Inc.(b)..................................   7,446     342,981
American Xtal Technology, Inc.(b)..........................   3,272     113,293
Cohu, Inc. ................................................   3,500     122,937
Dallas Semiconductor Corp. ................................  10,324     412,960
Electroglas, Inc.(b).......................................   3,488      92,432
General Semiconductor, Inc.(b).............................   6,479     102,044
International Rectifier Corp.(b)...........................  11,524     475,365
Lattice Semiconductor Corp.(b).............................   9,050     536,778
Pioneer-Standard Electronics...............................   4,788      57,456
Silicon Valley Group, Inc.(b)..............................   5,880     156,555
Three-Five Systems, Inc.(b)................................   3,195     200,486
Ultratech Stepper, Inc.(b).................................   3,737      52,318
                                                                    -----------
                                                                      2,665,605
                                                                    -----------
Telecommunications (2.8%):
Adaptive Broadband Corp.(b)................................   6,846     181,419
Allen Telecom, Inc.(b).....................................   4,867      77,872
Aspect Telecommunications Corp.(b).........................   8,703     349,208

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                       May 31, 2000 (Unaudited)

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Telecommunications, continued
Centigram Communications Corp.(b)..........................   1,091 $    20,661
Commscope, Inc.(b).........................................   9,062     350,020
Digital Microwave Corp.(b).................................  12,533     350,141
General Communication, Inc. Class A(b).....................   8,933      43,548
Network Equipment Technologies, Inc.(b)....................   3,833      40,965
P-Com, Inc.(b).............................................  12,380      90,916
Plantronics, Inc.(b).......................................   2,942     251,173
Symmetricom, Inc.(b).......................................   2,695      40,088
Talk.Com, Inc.(b)..........................................  11,491      79,360
                                                                    -----------
                                                                      1,875,371
                                                                    -----------
Telecommunications--Services and Equipment (0.4%):
Davox Corp.(b).............................................   2,400      50,100
Proxim, Inc.(b)............................................   2,243     195,842
                                                                    -----------
                                                                        245,942
                                                                    -----------
Textile Poducts (0.2%):
The Dixie Group, Inc. .....................................   2,056       7,324
G & K Services, Inc. Class A...............................   3,596      89,900
Guilford Mills, Inc. ......................................   3,889      25,522
                                                                    -----------
                                                                        122,746
                                                                    -----------
Tobacco (0.0%):
DIMON, Inc. ...............................................   7,860      17,685
                                                                    -----------
Transportation & Shipping (2.2%):
American Freightways Corp.(b)..............................   5,637      83,850
Arkansas Best Corp.(b).....................................   3,480      38,280
EGL, Inc.(b)...............................................   5,102     122,767
Expeditors International Washington, Inc. .................   9,216     373,824
Fritz Companies, Inc.(b)...................................   6,505      68,302
Frozen Foods Express Industries............................   2,873       7,362
Heartland Express, Inc.(b).................................   5,264      96,397
Kirby Corp.(b).............................................   4,295      95,027
Landstar System, Inc.(b)...................................   1,769      94,199
M.S. Carriers, Inc.(b).....................................   2,225      42,831
Offshore Logistics, Inc.(b)................................   3,749      52,955
RailAmerica, Inc.(b).......................................   1,096       5,754
Rollins Truck Leasing Corp. ...............................  10,177      96,045
U.S. Freightways Corp. ....................................   4,680     128,408
Werner Enterprises, Inc. ..................................   8,407     101,935
Yellow Corp.(b)............................................   4,418      72,345
                                                                    -----------
                                                                      1,480,281
                                                                    -----------
Utilities--Gas & Electric (1.5%):
Bangor Hydro-Electric Co. .................................   1,256      18,683
Cal Dive International, Inc.(b)............................   2,724     125,474
Central Vermont Public Service Corp. ......................   2,063      22,564
CH Energy Group, Inc. .....................................   3,000      96,562
CUNO Inc.(b)...............................................   2,800      78,400
Green Mountain Power Corp. ................................     995       7,898
Laclede Gas Co. ...........................................   3,200      63,000
Louis Dreyfus Natural Gas Corp.(b).........................   7,200     231,300
UGI Corp. .................................................   4,900     108,413
UniSource Energy Corp. ....................................   6,900     106,088
The United Illuminating Co. ...............................   2,582     122,322
                                                                    -----------
                                                                        980,704
                                                                    -----------

Common Stocks, continued
                         Security                                     Market
                        Description                         Shares     Value
                        -----------                         ------- -----------

Water Utility (0.7%):
American States Water Co. .................................   1,576 $    46,984
Philadelphia Suburban Corp. ...............................   7,253     179,512
United Water Resources, Inc. ..............................   7,308     254,867
                                                                    -----------
                                                                        481,363
                                                                    -----------
Wholesale Distribution (0.7%):
Brightpoint, Inc.(b).......................................   9,429     110,201
Insight Enterprises, Inc.(b)...............................   4,559     206,865
Owens & Minor, Inc. .......................................   5,756      62,237
Watsco, Inc. ..............................................   5,156      76,373
                                                                    -----------
                                                                        455,676
                                                                    -----------
TOTAL COMMON STOCKS ($62,404,931)                                   $67,566,701
                                                                    -----------

U.S. Government Agencies (1.2%):
Federal Home Loan Bank Discount Note 6.25%, 6/1/00......... 795,000     795,000
                                                                    -----------
TOTAL U.S. GOVERNMENT AGENCIES                                      $   795,000
                                                                    -----------
TOTAL INVESTMENTS
 (Cost $63,199,931)(a)--99.3%                                        68,361,701
Liablities in excess of other assets--0.0%                              (20,153)
                                                                    -----------
TOTAL NET ASSETS--100.0%                                            $68,341,548
                                                                    ===========

-----
(a)Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $72,960. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

      Unrealized appreciation..  $14,738,697
      Unrealized depreciation..   (9,649,887)
                                 -----------
      Net unrealized
       appreciation............  $ 5,088,810
                                 ===========
      Cost for federal income
       tax purposes............  $63,272,891

(b) Represents non-income producing securities.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
Small Cap Equity Index Portfolio                        May 31, 2000 (Unaudited)


 Statement of Assets and Liabilities
                                                        May 31, 2000 (Unaudited)

Assets:
Investments, at value (cost $63,199,931)..................         $68,361,701
Interest and dividends receivable.........................              34,388
Prepaid expenses and other assets.........................               3,165
                                                                   -----------
 Total Assets.............................................          68,399,254
Liabilities:
Payable to custodian for overdraft........................ $ 8,357
Payable to affiliates.....................................  38,803
Other liabilities.........................................  10,546
                                                           -------
 Total Liabilities........................................              57,706
                                                                   -----------
Net Assets:
Capital...................................................          61,005,229
Undistributed net investment income.......................              10,471
Accumulated net realized gains from investment
 transactions.............................................           2,164,078
Net unrealized appreciation from investments..............           5,161,770
                                                                   -----------
Net Assets................................................         $68,341,548
                                                                   ===========
Investor A Shares
 Net Assets...............................................         $   158,770
 Shares...................................................              14,432
 Redemption price per share...............................              $11.00
                                                                        ======
Maximum Sales Charge--Investor A Shares...................                5.50%
 Maximum Offering Price
  (100%/(100%--Maximum Sales Charge) of net asset value
  adjusted to the nearest cent) per share.................              $11.64
                                                                        ======
Trust Shares
 Net Assets...............................................         $53,204,791
 Shares...................................................           4,832,174
 Offering and redemption price per share..................              $11.01
                                                                        ======
Institutional Shares
 Net Assets...............................................         $14,977,987
 Shares...................................................           1,365,390
 Offering and redemption price per share..................              $10.97
                                                                        ======


 Statement of Operations
                                           For the six months ended May 31, 2000
                                                                     (Unaudited)

Investment Income:
Dividend income (net of foreign tax
 withholding of $193).....................................          $  229,403
Interest income...........................................              33,959
Income from securities lending............................                  34
                                                                    ----------
 Total Investment Income..................................             263,396
Expenses:
Investment advisory fees.................................. $137,121
Administration fees.......................................   68,561
Distribution and services fees, Investor A
 Shares...................................................      238
Administrative services fees, Trust
 Shares...................................................   79,191
Administrative services fees, Institutional
 Shares...................................................   23,368
Accounting fees...........................................   14,340
Custodian fees............................................   17,140
Transfer agent fees.......................................   10,870
Other.....................................................   15,567
                                                           --------
 Total expenses before voluntary fee
  reductions..............................................             366,396
 Expenses voluntarily reduced.............................            (113,471)
                                                                    ----------
 Net Expenses.............................................             252,925
                                                                    ----------
Net Investment Income.....................................              10,471
                                                                    ----------
Realized/Unrealized Gains from
 Investments:
Net realized gains from investment
 transactions.............................................           2,244,894
Net change in unrealized appreciation from
 investments..............................................           3,446,965
                                                                    ----------
Net realized/unrealized gains from
 investments..............................................           5,691,859
                                                                    ----------
Change in net assets resulting from
 operations...............................................          $5,702,330
                                                                    ==========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Index Portfolio

 Statement of Changes in Net Assets

                                                        For the
                                                      six months     For the
                                                         ended     period ended
                                                      May 31, 2000 November 30,
                                                      (Unaudited)    1999(a)
                                                     ------------- ------------
From Investment Activities:
Operations:
 Net investment income..............................  $    10,471  $    19,722
 Net realized gains from investment transactions....    2,244,894      741,156
 Net change in unrealized appreciation from
  investments.......................................    3,446,965    1,714,805
                                                      -----------  -----------
Change in net assets resulting from operations......    5,702,330    2,475,683
                                                      -----------  -----------
Distributions to Investor A Shareholders:
 From net investment income.........................           --           (9)
 From net realized gains from investment
  transactions......................................       (1,835)          --
Distributions to Trust Shareholders:
 From net investment income.........................      (14,281)     (12,830)
 From net realized gains from investment
  transactions......................................     (619,620)          --
Distributions to Institutional Shareholders:
 From net investment income.........................           --       (5,934)
 From net realized gains from investment
  transactions......................................     (200,517)          --
                                                      -----------  -----------
Change in net assets from shareholder
 distributions......................................     (836,253)     (18,773)
                                                      -----------  -----------
Change in net assets from capital transactions......    3,054,576   57,963,985
                                                      -----------  -----------
Change in net assets................................    7,920,653   60,420,895
Net Assets:
 Beginning of period................................   60,420,895           --
                                                      -----------  -----------
 End of period......................................  $68,341,548  $60,420,895
                                                      ===========  ===========

-----
(a) For the period from December 30, 1998 (initial public offering) through November 30, 1999.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Index Portfolio

 Financial Highlights, Investor A Shares

                                               For the
                                              six months
                                                 ended
                                             May 31, 2000   December 30, 1998 to
                                             (Unaudited)    November 30, 1999(a)
                                             ------------   --------------------
Net Asset Value, Beginning of Period.......     $10.18             $10.00
                                                ------             ------
Investment Activities:
 Net investment loss.......................      (0.01)                --(d)
 Net realized and unrealized gains from
  investments..............................       0.97               0.19
                                                ------             ------
 Total from Investment Activities..........       0.96               0.19
                                                ------             ------
Distributions:
 Net investment income.....................         --              (0.01)
 Net realized gains........................      (0.14)                --
                                                ------             ------
 Total Distributions.......................      (0.14)             (0.01)
                                                ------             ------
 Net Asset Value, End of Period............     $11.00             $10.18
                                                ======             ======
Total Return (excludes sales charge).......       9.52%(b)           1.86%(b)
Ratios/Supplementary Data:
Net Assets at end of period (000)..........     $  159             $  134
Ratio of expenses to average net assets....       0.97%(c)           1.00%(c)
Ratio of net investment loss to average net
 assets....................................      (0.20)%(c)         (0.15)%(c)
Ratio of expenses to average net assets*...       1.07%(c)           1.14%(c)
Portfolio turnover**.......................      19.13%             35.27%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Net investment income per share was less than $0.005.

 Financial Highlights, Trust Shares

                                              For the
                                             six months
                                               ended
                                            May 31, 2000   December 30, 1998 to
                                            (Unaudited)    November 30, 1999(a)
                                            ------------   --------------------
Net Asset Value, Beginning of Period......    $ 10.19            $ 10.00
                                              -------            -------
Investment Activities:
 Net investment income....................       0.01               0.01
 Net realized and unrealized gains from
  investments.............................       0.95               0.19
                                              -------            -------
 Total from Investment Activities.........       0.96               0.20
                                              -------            -------
Distributions:
 Net investment income....................         --(d)           (0.01)
 Net realized gains.......................      (0.14)                --
                                              -------            -------
 Total Distributions......................      (0.14)             (0.01)
                                              -------            -------
 Net Asset Value, End of Period...........    $ 11.01            $ 10.19
                                              =======            =======
Total Return..............................       9.54%(b)           2.01%(b)
Ratios/Supplementary Data:
Net Assets at end of period (000).........    $53,205            $45,331
Ratio of expenses to average net assets...       0.67%(c)           0.68%(c)
Ratio of net investment income to average
 net assets...............................       0.10%(c)           0.18%(c)
Ratio of expenses to average net assets*..       1.07%(c)           1.13%(c)
Portfolio turnover**......................      19.13%             35.27%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Distributions per share was less than $0.005.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
Small Cap Equity Index Portfolio

 Financial Highlights, Institutional Shares

                                               For the
                                              six months
                                                 ended
                                             May 31, 2000    December 30, 1998 to
                                             (Unaudited)     November 30, 1999(a)
                                             ------------    --------------------
Net Asset Value, Beginning of Period.......    $ 10.17             $ 10.00
                                               -------             -------
Investment Activities
 Net investment loss.......................      (0.01)                 --(d)
 Net realized and unrealized gains from
  investments..............................       0.95                0.17
                                               -------             -------
 Total from Investment Activities..........       0.94                0.17
                                               -------             -------
Distributions
 Net investment income.....................         --                  --(d)
 Net realized gains........................      (0.14)
                                               -------             -------
 Total Distributions.......................      (0.14)                 --
                                               -------             -------
Net Asset Value, End of Period.............    $ 10.97             $ 10.17
                                               =======             =======
Total Return...............................       9.33%(b)            1.74%(b)
Ratios/Supplementary Data:
Net Assets at end of period (000)..........    $14,978             $14,955
Ratio of expenses to average net assets....       0.97%(c)            0.92%(c)
Ratio of net investment loss to average net
 assets....................................      (0.20)%(c)          (0.06)%(c)
Ratio of expenses to average net assets*...       1.07%(c)            1.12%(c)
Portfolio turnover**.......................      19.13%              35.27%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated..
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Net investment income and distributions from net investment income per share was less than $0.005.
                       See notes to financial statements

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  Mercantile International Equity Portfolio/1/

  Q. How did the global equity markets perform during the six month period ended May 31, 2000?

  A. The Morgan Stanley Capital International Europe, Australia and Far East (MSCI EAFE) Index rose by more than 7% in local currency terms during the six month period ended May 31, 2000. Between December and March, the Index rose by 13%, but a correction began in April and May. In US dollar terms, the Index was virtually unchanged, the result of renewed strength of the Dollar against the Euro, and of a recovery in the Dollar against the Yen. The first three months of the period were characterized by further spectacular outperformance in the so-called TMT (Telecommunications, Media, and Technology) group of stocks, but late February and early March saw the onset of what was to become a steep correction in this area. Relative performance between Japan and Europe was erratic, but the period ended with Europe outperforming Japan by over 10%. Japanese monetary policy looks to be moving towards a less accommodative stance, and some evidence of this has already become apparent. The economies of Euroland were growing above trend in the second half of 1999. This resulted in monetary policy starting to be tightened, but the damage to valuations over the whole period was slight. The UK economy began to decelerate in the first three months of the year, but policy was still being tightened at that stage, resulting in further underperformance. The markets of the Pacific Rim fell sharply in April and May, as monetary policies were tightened further in the industrialized world, and as the outlook for global economic activity later in 2000 began to deteriorate. Over the reporting period, the Pacific Rim saw the weakest relative performance among global markets.

  Q. How did you manage the Portfolio in that environment?

  A. Our investment process delivered results that were nicely ahead of MSCI EAFE Index, returning +5.8% (investor A shares without a sales charge) versus +2.0% for the benchmark. We reduced the Portfolio's exposure to Japan during the period, and benefited accordingly, as the Japanese market began to give back some ground, lagging most other markets. Proceeds from this reduction were invested primarily in Europe, although we did add modestly to Hong Kong and Singapore, as well. In Europe, the most significant additions were made in the UK. We also increased the Portfolio's exposure to the Netherlands, while trimming France, Germany and Sweden. As always, our focus remains on stocks with reasonable valuations relative to their growth rates./2/

  Q. What other moves did you make to enhance returns?

  A. Excellent stock selection has continued to be the primary driver of the Portfolio's good relative performance in 2000. Particularly noteworthy have been outstanding relative returns in Europe, Hong Kong and Singapore. Additions to all three areas during the quarter (at the expense of the Portfolio's weighting to Japan) helped to bolster the Portfolio's overall results.

  Another important contributor to results thus far this year has been the timely reduction or elimination of names that had run up dramatically in late 1999 and early 2000. In both Europe and Asia, sustained price appreciation led us to reduce exposure to a number of the Portfolio's TMT Stocks in February and early March, in advance of the TMT decline./2/

  Q. What is your outlook for overseas markets during the next several months?

  A. After falling by over 12% in dollar terms between the end of March and the end of May, the MSCI EAFE Index has staged a rally of over 8%. The trigger for this move was provided by weaker employment figures in the US. Shifts in interest rates in the US not only tend to lead interest rate moves globally, but the possibility of a soft landing for the US economy will be seen as beneficial for the trading partners of the world's largest economy.

  The outlook for the absolute level of global markets will be heavily dependent on how quickly the upward drift of inflation outside of Japan is arrested, notably in the US. Markets have rallied because there is some perception that the Federal Reserve may already have done enough to effect a soft landing. We have some sympathy with this view, but it still requires more convincing evidence that a US and global slowdown will continue into 2001.

  We see the Japanese economy as having the greatest scope for cyclical recovery, but we are concerned with official policy, which looks to be leaning towards restraint. Until this becomes clearer, we have moved to a more neutral weighting in Japan. Policy is being tightened in Europe, but we expect the strong upward momentum of growth to allow outperformance. The UK may be a market which will see an end to a period of underperformance, as the market looks relatively cheap in valuation terms and interest rates have probably peaked.
-----
/1/International investing involves a greater degree of risk and volotility. /2/The portfolio composition is subject to change.

                   Mercantile International Equity Portfolio

  Past performance is not predictive of future results. Investment return and principal value will fluctuate, so that shares of a particular class, when redeemed, may be worth more or less than their original cost.

  The performance of the Mercantile International Equity Portfolio is measured against the Morgan Stanley Europe, Australia and Far East (EAFE) Index, an unmanaged index representative of the performance of international stocks. Investors are unable to invest in the Index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. By contrast, the performance of the Portfolio shown on the graphs reflects the deduction of these value-added services, as well as the deduction of a 5.50% sales charge on Investor A Shares.

  Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio, which has been restated to reflect the contingent deferred sales charge payable by holders of Investor B Shares who redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and service fees at a maximum annual rate of 1.00%. Had these distribution and service fees been reflected, performance would have been reduced.

  Investor B Shares (CDSC) are not included in the above graph, since the performance is for more than six years and the CDSC would no longer apply. After six years, the performance for the Investor B Shares (CDSC) mirrors the Investor B Shares (No CDSC) performance.

  Institutional Shares were initially offered on April 24, 1994. The performance figures for Institutional Shares for periods prior to such date represent the performance for the Trust Shares of the Portfolio.

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
International Equity Portfolio                          May 31, 2000 (Unaudited)

Common Stocks (97.1%):
                          Security                                     Market
                        Description                          Shares    Value
                        -----------                          ------- ----------

Australia (2.4%):
Banking (0.9%):
Macquarie Bank Ltd. ........................................  85,800 $1,170,401
                                                                     ----------
Telecommunications (1.5%):
ERG Ltd..................................................... 236,300  1,116,385
Telstra Corp. Ltd........................................... 229,000    888,407
                                                                     ----------
                                                                      2,004,792
                                                                     ----------
                                                                      3,175,193
                                                                     ----------
Finland (1.6%):
Telecommunications (1.6%):
Nokia OYJ...................................................  40,000  2,070,117
                                                                     ----------
France (11.7%):
Banking (1.5%):
Banque Nationale de Paris...................................  22,200  1,992,070
                                                                     ----------
Computer Software (1.6%):
Cap Gemini SA...............................................  11,100  2,068,252
                                                                     ----------
Engineering & Construction (0.9%):
Bouygues....................................................   2,000  1,231,682
                                                                     ----------
Hotels & Lodging (1.5%):
Accor SA....................................................  48,200  1,940,160
                                                                     ----------
Insurance (1.5%):
AXA UAP.....................................................  13,850  2,029,586
                                                                     ----------
Machinery & Equipment (1.3%):
Alstom......................................................  64,800  1,718,865
                                                                     ----------
Oil Companies--Integrated (1.7%):
Total Fina SA, Class B......................................  14,400  2,255,759
                                                                     ----------
Pharmaceuticals (0.1%):
Aventis SA..................................................   1,000     64,645
                                                                     ----------
Retail (1.6%):
Castorama Dubois Investissements............................   8,290  2,083,649
                                                                     ----------
                                                                     15,384,668
                                                                     ----------
Germany (5.5%):
Chemicals (1.3%):
BASF AG.....................................................  41,000  1,650,343
                                                                     ----------
Financial Services (1.2%):
Marschollek Lautenshlaeger und Partner AG...................   3,370  1,594,046
                                                                     ----------
Health Care (1.4%):
Fresenius Medical Care AG...................................  23,250  1,919,171
                                                                     ----------
Miscellaneous Manufacturing (1.6%):
Siemens AG..................................................  13,900  2,047,227
                                                                     ----------
                                                                      7,210,787
                                                                     ----------
Hong Kong (2.5%):
Distribution (0.4%):
Li & Fung Ltd. ............................................. 134,000    574,384
                                                                     ----------

Common Stocks, continued
                          Security                                     Market
                        Description                          Shares    Value
                        -----------                          ------- ----------

Hong Kong, continued
Diversified Operations (1.3%):
Citic Pacific Ltd. ......................................... 206,000 $  978,183
Hutchison Whampoa Ltd.......................................  57,200    660,677
                                                                     ----------
                                                                      1,638,860
                                                                     ----------
Telecommunications (0.8%):
China Telecom (Hong Kong) Ltd.(b)........................... 136,000  1,016,684
                                                                     ----------
                                                                      3,229,928
                                                                     ----------
Ireland (1.5%):
Building & Construction (1.5%)
CRH PLC..................................................... 113,600  1,970,247
                                                                     ----------
Italy (5.4%):
Banking (1.4%):
Bipop-Carire SpA............................................ 211,000  1,904,127
                                                                     ----------
Media (1.2%):
Seat Pagine Gialle SpA...................................... 374,500  1,420,613
                                                                     ----------
Oil Companies--Integrated (1.3%):
ENI SpA..................................................... 324,500  1,739,575
                                                                     ----------
Retail (1.5%):
Bulgari SpA................................................. 161,000  2,000,928
                                                                     ----------
                                                                      7,065,243
                                                                     ----------
Japan (23.8%):
Automotive (0.9%):
Fuji Heavy Industries....................................... 166,000  1,233,342
                                                                     ----------
Automotive Parts & Equipment (1.2%):
NGK Spark Plug..............................................  90,000  1,054,006
Toyoda Gosei................................................   9,000    514,047
                                                                     ----------
                                                                      1,568,053
                                                                     ----------
Banking (0.8%):
Sakura Bank Ltd............................................. 160,000  1,184,306
                                                                     ----------
Chemicals (0.4%):
Taiyo Ink Manufacturing Co. Ltd.............................  12,360    585,429
                                                                     ----------
Computer Services (0.3%):
Asia Pacific System Research Co. Ltd. ......................  14,500    390,527
                                                                     ----------
Computer Software (2.6%):
Fujitsu Ltd. ...............................................  40,000  1,133,040
Japan Digital Laboratory Co. Ltd............................  31,600    484,235
Justsystem Corp.(b).........................................   6,000    203,390
Nihon Unisys Ltd............................................  45,000    794,057
TDK Corp....................................................   7,000    862,039
                                                                     ----------
                                                                      3,476,761
                                                                     ----------
Cosmetics (0.2%):
Fancl Corp..................................................   2,990    274,911
                                                                     ----------
Construction (0.7%):
Hunet, Inc.................................................. 121,000    882,146
                                                                     ----------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                  Schedule of Portfolio Investments
International Equity Portfolio                          May 31, 2000 (Unaudited)

Common Stocks, continued
                          Security                                     Market
                        Description                          Shares    Value
                        -----------                          ------- ----------

Japan, continued
Electrical & Electronic (5.5%):
Citizen Electronics Co. ....................................   4,200 $  448,573
KOA.........................................................  72,000  2,133,088
Kyocera Corp................................................   8,000  1,328,443
NEC Corp. ..................................................  25,000    633,852
Rohm Co. Ltd................................................   3,700  1,154,587
Sony Corp...................................................   7,400    670,073
Sumida Electric Co. Ltd.....................................  16,500    804,505
                                                                     ----------
                                                                      7,173,121
                                                                     ----------
Entertainment--Television (0.3%):
Avex, Inc...................................................   3,625    335,652
                                                                     ----------
Financial Services (2.0%):
Daiwa Securities Co. Ltd....................................  69,000    839,471
Nomura Securities Co. Ltd...................................  31,000    711,122
Orix Corp...................................................   7,200  1,066,544
                                                                     ----------
                                                                      2,617,137
                                                                     ----------
Health Care (0.3%):
Hogy Medical Co.............................................   7,000    453,123
                                                                     ----------
Media (0.4%):
Shobunsha Publications Inc..................................  13,200    465,847
                                                                     ----------
Metals & Mining (1.0%):
Mitsui Mining & Smelting Co., Ltd........................... 200,000  1,322,500
                                                                     ----------
Networking Products (0.2%):
Softbank Corp...............................................   1,500    229,859
                                                                     ----------
Retail (3.5%):
Aucnet, Inc. ...............................................   8,910    421,193
Fast Retailing Co. Ltd......................................   2,600  1,109,544
Homac Corp. ................................................  37,500    996,054
Ryohin Keikaku Co. Ltd......................................   3,400    495,436
Toys "R" Us-Japan, Ltd......................................   3,000    482,007
Yamada Denki................................................  13,000  1,038,310
                                                                     ----------
                                                                      4,542,544
                                                                     ----------
Telecommunications (3.2%):
DDI Corp. ..................................................     102  1,042,026
Japan Radio................................................. 172,000  1,349,804
Nippon Telegraph & Telephone Corp. .........................      67    796,472
NTT Mobile Communications Network, Inc. ....................      18    464,732
OKI Electric Industry Co. Ltd.(b)...........................  74,000    542,243
                                                                     ----------
                                                                      4,195,277
                                                                     ----------
Textile/Apparel (0.3%):
World Co., Ltd..............................................  11,050    439,230
                                                                     ----------
                                                                     31,369,765
                                                                     ----------
Netherlands (6.6%):
Chemicals (0.9%):
Akzo Nobel..................................................  32,200  1,221,760
                                                                     ----------
Computer Services (1.4%):
Getronics NV................................................ 110,000  1,831,293
                                                                     ----------
Electronic Components (1.6%):
Koninklijke (Royal) Philips Electronics NV..................  49,140  2,181,265
                                                                     ----------

Common Stocks, continued
                          Security                                     Market
                        Description                          Shares    Value
                        -----------                          ------- ----------

Netherlands, continued
Financial Services (1.4%):
Fortis (NL) NV..............................................  69,000 $1,804,674
                                                                     ----------
Publishing (1.3%):
VNU NV......................................................  33,250  1,686,862
                                                                     ----------
                                                                      8,725,854
                                                                     ----------
Singapore (1.6%):
Banking (0.7%):
DBS Group Holdings Ltd......................................  95,000    948,246
                                                                     ----------
Health Care (0.5%):
Parkway Holdings Ltd........................................ 314,000    706,554
                                                                     ----------
Publishing (0.4%):
Singapore Press Holding Ltd.................................  31,000    466,824
                                                                     ----------
                                                                      2,121,624
                                                                     ----------
Spain (5.6%):
Advertising (0.8%):
Telefonica Publicidad E Informacion SA(b)...................  35,500  1,075,009
                                                                     ----------
Financial Services (2.3%):
Banco Santander Central Hispano SA.......................... 175,000  1,705,852
NH Hoteles SA............................................... 124,550  1,301,872
                                                                     ----------
                                                                      3,007,724
                                                                     ----------
Telecommunications (2.5%):
Indra Sistemas SA...........................................  89,000  1,906,789
Telefonica SA...............................................  64,994  1,326,162
                                                                     ----------
                                                                      3,232,951
                                                                     ----------
                                                                      7,315,684
                                                                     ----------
Switzerland (4.4%):
Advertising (0.6%):
PubliGroupe SA..............................................   1,135    796,844
                                                                     ----------
Commercial Services (1.3%):
Adecco SA...................................................   2,210  1,736,708
                                                                     ----------
Engineering & Construction (1.6%):
New AAB Ltd.(b).............................................  16,530  2,043,089
                                                                     ----------
Pharmaceuticals (0.9%):
Roche Holding AG............................................     111  1,165,664
                                                                     ----------
                                                                      5,742,305
                                                                     ----------
United Kingdom (20.1%):
Automotive Parts & Equipment (1.4%):
GKN PLC..................................................... 131,900  1,817,815
                                                                     ----------
Banking (1.5%):
Lloyds TSB Group PLC........................................ 180,000  1,947,982
                                                                     ----------
Computer Software (1.1%):
Mysis PLC................................................... 160,500  1,384,283
                                                                     ----------
Electrical & Electronic (1.3%):
Electrocomponents PLC....................................... 178,800  1,755,928
                                                                     ----------
Engineering & Construction (1.1%):
Invensys PLC................................................ 385,200  1,324,305
                                                                     ----------

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.                 Schedule of Portfolio Investments
International Equity Portfolio                         May 31, 2000 (Unaudited)

Common Stocks, continued
                       Security                                    Market
                      Description                       Shares     Value
                      -----------                       ------- ------------

United Kingdom, continued
Financial Services (1.1%):
Electra Investment Trust PLC(b)........................  93,700 $  1,421,607
                                                                ------------
Food Distributors (1.1%):
Compass Group PLC...................................... 129,730    1,452,433
                                                                ------------
Insurance (1.5%):
CGNU PLC............................................... 132,300    2,009,220
                                                                ------------
Media (2.9%):
Carlton Communications PLC............................. 152,300    1,807,567
Reuters Group PLC...................................... 136,600    2,033,686
                                                                ------------
                                                                   3,841,253
                                                                ------------
Oil & Gas Exploration, Production, & Services (1.5%):
BP Amoco PLC........................................... 217,300    1,976,488
                                                                ------------
Pharmaceuticals (1.4%):
Smithkline Beecham PLC................................. 147,500    1,882,885
                                                                ------------
Telecommunications (2.9%):
Cable & Wireless PLC................................... 128,140    2,135,667
Vodafone AirTouch PLC.................................. 381,795    1,740,620
                                                                ------------
                                                                   3,876,287
                                                                ------------
Utilities--Gas & Electric (1.3%):
Scottish & Southern Energy PLC......................... 225,000    1,753,924
                                                                ------------
                                                                  26,444,410
                                                                ------------
United States (4.4%):
Computer Software (0.7%):
Internet Initiative Japan Inc., Sponsored ADR(b).......  15,800      975,650
                                                                ------------
Financial Services (0.2%):
ICICI Ltd., Sponsored ADR..............................  16,300      317,850
                                                                ------------
Retail (0.4%):
Wal-Mart de Mexico SA de CV, Sponsored ADR(b)..........  26,800      552,487
                                                                ------------
Telecommunications (1.9%):
Datacraft Asia Ltd., Sponsored ADR.....................  71,000      493,450
Ericsson LM, Sponsored ADR.............................  94,800    1,943,400
                                                                ------------
                                                                   2,436,850
                                                                ------------
Textile/Apparel (1.2%):
Gucci Group NV, Sponsored ADR..........................  17,900    1,532,688
                                                                ------------
                                                                   5,815,525
                                                                ------------
TOTAL COMMON STOCKS                                              127,641,350
                                                                ------------

U.S. Government Agencies (2.6%):
                       Security                         Principal     Market
                      Description                         Amount      Value
                      -----------                       ---------- ------------

Federal Home Loan Bank, (2.6%):
0.00%, 6/1/00.......................................... $3,479,000 $  3,479,000
                                                                   ------------
TOTAL U.S. GOVERNMENT AGENCIES                                        3,479,000
                                                                   ------------
TOTAL INVESTMENTS
 (Cost $123,007,142)(a)--99.7%                                      131,120,350
Other assets in excess of liabilities--0.3%                             451,343
                                                                   ------------
TOTAL NET ASSETS--100.0%                                           $131,571,693
                                                                   ============

-----
(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

      Unrealized appreciation... $25,339,397
      Unrealized depreciation...  (9,227,697)
                                 -----------
      Net unrealized
       appreciation............. $16,111,700
                                 ===========

(b) Represents non-income producing securities.

ADR  American Depositary Receipt
AG   Aktiengesellschaft (German Stock Co.)
NV   Naamloze Vennootschaap (Dutch Corp.)
PLC  Public Limited Company
SA   Societe Anonyme (French Corp.)
SpA  Societa per Azioni (Italian Corp.)

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
International Equity Portfolio

 Statements of Assets and Liabilities
                                                        May 31, 2000 (Unaudited)

Assets:
Investments, at value (cost $115,008,650).............             $131,120,350
Foreign currency, at value (cost $22,997).............                   22,942
Cash..................................................                  929,451
Interest and dividends receivable.....................                  421,718
Receivable for investments sold.......................                  174,505
Tax reclaim receivable................................                   38,032
Receivable for capital shares issued..................                   25,524
Prepaid expenses and other assets.....................                    9,726
                                                                   ------------
 Total Assets.........................................              132,742,248
Liabilities:
Payable for investments purchased.....................  $1,051,190
Payable for capital shares redeemed...................       7,002
Payable to affliates..................................     112,363
                                                        ----------
 Total Liabilities....................................                1,170,555
                                                                   ------------
Net Assets:
Capital...............................................               99,088,724
Distributions in excess of net investment income......                 (109,368)
Accumulated net realized gains from investment and
 foreign currency transactions........................               16,492,407
Net unrealized appreciation from investments and
 translation of assets and liabilities in foreign
 currencies...........................................               16,099,930
                                                                   ------------
Net Assets............................................             $131,571,693
                                                                   ============
Investor A Shares
 Net Assets...........................................             $  3,961,235
 Shares...............................................                  241,830
 Redemption price per share...........................                   $16.38
                                                                         ======
Maximum Sales Charge--Investor A Shares...............                     5.50%
Maximum Offering Price
 (100%/(100%--Maximum Sales Charge) of net asset value
 adjusted to the nearest cent) per share..............                   $17.33
Investor B Shares
 Net Assets...........................................             $    741,277
 Shares...............................................                   46,817
 Offering price per share*............................                   $15.83
                                                                         ======
Trust Shares
 Net Assets...........................................             $110,701,874
 Shares...............................................                6,667,677
 Offering and redemption price per share..............                   $16.60
                                                                         ======
Institutional Shares
 Net Assets...........................................             $ 16,167,307
 Shares...............................................                  988,869
 Offering and redemption price per share..............                   $16.35
                                                                         ======

-----
* Redemption price of Investor B Shares varies based on length of time held. Statement of Operations
                               For the six months ended May 31, 2000 (Unaudited)

Investment Income:
Interest income..........................................          $    87,549
Dividend income (net of foreign tax withholding of
 $60,110)................................................              713,864
Income from securities lending...........................               14,680
                                                                   -----------
 Total Investment Income.................................              816,093
Expenses:
Investment advisory fees................................. $626,924
Administration fees......................................  125,385
Distribution and services fees, Investor A Shares........    6,360
Distribution and services fees, Investor B Shares........    4,130
Administrative services fees, Trust Shares...............  159,229
Administrative services fees, Institutional Shares.......   21,281
Accounting fees..........................................      187
Custodian fees...........................................   44,575
Transfer agent fees......................................   20,116
Other....................................................   21,439
                                                          --------
 Total expenses before voluntary fee reductions..........            1,029,626
 Expenses voluntarily reduced............................             (254,224)
                                                                   -----------
 Net Expenses............................................              775,402
                                                                   -----------
Net Investment Income....................................               40,691
                                                                   -----------
Realized/Unrealized Gains from Investments:
Net realized gains from investment and foreign currency
 transactions............................................           16,492,399
Net change in unrealized appreciation from investments
 and translation of assets and liabilities in foreign
 currencies..............................................          (11,289,073)
                                                                   -----------
Net realized/unrealized gains from investments...........            5,203,326
                                                                   -----------
Change in net assets resulting from operations...........          $ 5,244,017
                                                                   ===========

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
International Equity Portfolio

 Statements of Changes in Net Assets

                                                      For the
                                                     six months     For the
                                                       ended       year ended
                                                    May 31, 2000  November 30,
                                                    (Unaudited)       1999
                                                    ------------  ------------
From Investment Activities:
Operations:
 Net investment income............................. $     40,691  $    179,544
 Net realized gains from investment and foreign
  currency transactions............................   16,492,399    10,400,951
 Net change in unrealized appreciation from
  investments and translation of assets and
  liabilities in foreign currencies................  (11,289,073)   15,929,592
                                                    ------------  ------------
 Change in net assets resulting from operations....    5,244,017    26,510,087
                                                    ------------  ------------
Distributions to Investor A Shareholders:
 From net investment income........................      (25,587)       (7,717)
 In excess of net investment income................           --        (2,926)
 From net realized gains from investment
  transactions.....................................     (353,958)     (177,698)
Distributions to Investor B Shareholders:
 From net investment income........................       (3,780)         (474)
 In excess of net investment income................           --          (180)
 From net realized gains from investment
  transactions.....................................      (72,044)      (35,989)
Distributions to Trust Shareholders:
 From net investment income........................     (655,235)     (231,644)
 In excess of net investment income................           --       (87,838)
 From net realized gains from investment
  transactions.....................................   (8,212,712)   (3,384,840)
Distributions to Institutional Shareholders:
 From net investment income........................      (73,295)      (21,043)
 In excess of net investment income................           --        (7,979)
 From net realized gains from investment
  transactions.....................................   (1,003,195)     (458,068)
                                                    ------------  ------------
Change in net assets from shareholder
 distributions.....................................  (10,399,806)   (4,416,396)
                                                    ------------  ------------
Change in net assets from capital transactions.....   27,922,142    14,229,068
                                                    ------------  ------------
Change in net assets...............................   22,766,353    36,322,759
Net Assets:
 Beginning of period...............................  108,805,340    72,482,581
                                                    ------------  ------------
 End of period..................................... $131,571,693  $108,805,340
                                                    ============  ============

                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
International Equity Portfolio

 Financial Highlights, Investor A Shares

                           For the
                          six months
                             ended          For the years ended November 30,
                         May 31, 2000   -------------------------------------------------
                         (Unaudited)     1999     1998     1997     1996        1995
                         ------------   ------   ------   ------   ------   -------------
Net Asset Value,
 Beginning of Period....    $17.03      $13.27   $11.99   $12.05   $10.76      $ 9.90
                            ------      ------   ------   ------   ------      ------
Investment Activities:
 Net investment income
  (loss)................     (0.06)         --     0.01    (0.02)    0.02        0.02
 Net realized and
  unrealized gains from
  investments and
  foreign currency......      1.04        4.55     1.77     0.32     1.27        0.86
                            ------      ------   ------   ------   ------      ------
 Total from Investment
  Activities............      0.98        4.55     1.78     0.30     1.29        0.88
                            ------      ------   ------   ------   ------      ------
Distributions:
 Net investment income
  (loss)................     (0.11)      (0.03)      --       --       --          --
 In excess of net
  investment income.....        --       (0.01)   (0.07)   (0.05)      --          --
 Net realized gains.....     (1.52)      (0.75)   (0.43)   (0.31)      --       (0.01)
 Tax return of capital..        --          --       --       --       --       (0.01)
                            ------      ------   ------   ------   ------      ------
 Total Distributions....     (1.63)      (0.79)   (0.50)   (0.36)      --       (0.02)
                            ------      ------   ------   ------   ------      ------
Net Asset Value, End of
 Period.................    $16.38      $17.03   $13.27   $11.99   $12.05      $10.76
                            ======      ======   ======   ======   ======      ======
Total Return (excludes
 sales charge)..........      5.83%(a)   36.62%   15.33%    2.58%   11.99%       8.89%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $3,961      $3,939   $3,154   $2,854   $2,573      $1,568
Ratio of expenses to
 average net assets.....      1.48%(b)    1.56%    1.58%    1.59%    1.44%       1.45%
Ratio of net investment
 income (loss) to
 average net assets.....     (0.18)%(b)  (0.01)%   0.02%   (0.20)%   0.19%       0.07%
Ratio of expenses to
 average net assets*....      1.64%(b)    1.75%    1.75%    1.75%    1.75%       1.76%
Portfolio turnover**....     44.99%      93.73%   88.95%   75.18%   77.63%      62.78%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

                           For the
                          six months        For the years ended             March 1, 1985
                             ended             November 30,                      to
                         May 31, 2000   ---------------------------------   November 30,
                         (Unaudited)     1999     1998     1997     1996       1995(a)
                         ------------   ------   ------   ------   ------   -------------
Net Asset Value,
 Beginning of Period....    $16.54      $12.97   $11.77   $11.90   $10.71      $ 9.26
                            ------      ------   ------   ------   ------      ------
Investment Activities:
 Net investment income
  (loss)................     (0.11)      (0.10)   (0.09)   (0.09)   (0.04)      (0.03)
 Net realized and
  unrealized gains from
  investments and
  foreign currency......      1.00        4.43     1.74     0.30     1.23        1.48
                            ------      ------   ------   ------   ------      ------
 Total from Investment
  Activities............      0.89        4.33     1.65     0.21     1.19        1.45
                            ------      ------   ------   ------   ------      ------
Distributions:
 Net investment income..     (0.08)      (0.01)      --       --       --          --
 In excess of net
  investment income.....        --          --    (0.02)   (0.03)      --          --
 Net realized gains.....     (1.52)      (0.75)   (0.43)   (0.31)      --          --
                            ------      ------   ------   ------   ------      ------
 Total Distributions....     (1.60)      (0.76)   (0.45)   (0.34)      --          --
                            ------      ------   ------   ------   ------      ------
Net Asset Value, End of
 Period.................    $15.83      $16.54   $12.97   $11.77   $11.90      $10.71
                            ======      ======   ======   ======   ======      ======
Total Return (excludes
 redemption charge).....      5.44%(d)   35.65%   14.48%    1.82%   11.11%       8.38%(b)
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........    $  741      $  781   $  624   $  562   $  437      $  102
Ratio of expenses to
 average net assets.....      2.18%(c)    2.26%    2.28%    2.29%    2.14%       2.02%(c)
Ratio of net investment
 loss to average net
 assets.................     (0.88)%(c)  (0.71)%  (0.70)%  (0.91)%  (0.50)%     (0.96)%(c)
Ratio of expenses to
 average net assets*....      2.34%(c)    2.45%    2.45%    2.45%    2.46%       2.44%(c)
Portfolio turnover**....     44.99%      93.73%   88.95%   75.18%   77.63%      62.78%

 Financial Highlights, Investor B Shares


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Period from commencement of operations. (b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995. (c) Annualized.
(d) Not annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.
International Equity Portfolio

 Financial Highlights, Trust Shares

                           For the
                          six months
                             ended          For the years ended November 30,
                         May 31, 2000    --------------------------------------------
                         (Unaudited)      1999     1998     1997      1996     1995
                         ------------    -------  -------  -------   -------  -------
Net Asset Value,
 Beginning of Period....   $  17.22      $ 13.40  $ 12.09  $ 12.12   $ 10.79  $  9.92
                           --------      -------  -------  -------   -------  -------
Investment Activities:
 Net investment income..       0.01         0.06     0.04     0.01      0.06     0.03
 Net realized and
  unrealized gains from
  investments and
  foreign currency......       1.01         4.58     1.80     0.33      1.27     0.86
                           --------      -------  -------  -------   -------  -------
 Total from Investment
  Activities............       1.02         4.64     1.84     0.34      1.33     0.89
                           --------      -------  -------  -------   -------  -------
Distributions:
 Net investment income..      (0.12)       (0.05)   (0.03)   (0.04)       --       --
 In excess of net
  investment income.....         --        (0.02)   (0.07)   (0.02)       --       --
 Net realized gains.....      (1.52)       (0.75)   (0.43)   (0.31)       --    (0.01)
 Tax return of capital..         --           --       --       --        --    (0.01)
                           --------      -------  -------  -------   -------  -------
 Total Distributions....      (1.64)       (0.82)   (0.53)   (0.37)       --    (0.02)
                           --------      -------  -------  -------   -------  -------
Net Asset Value, End of
 Period.................   $  16.60      $ 17.22  $ 13.40  $ 12.09   $ 12.12  $ 10.79
                           ========      =======  =======  =======   =======  =======
Total Return............       6.02%(a)    36.98%   15.73%    2.91%    12.33%    8.97%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $110,702      $92,778  $60,647  $55,038   $52,181  $36,096
Ratio of expenses to
 average net assets.....       1.18%(b)     1.26%    1.28%    1.29%     1.14%    1.16%
Ratio of net investment
 income to average net
 assets.................       0.12%(b)     0.28%    0.34%    0.09%     0.51%    0.39%
Ratio of expenses to
 average net assets*....       1.64%(b)     1.75%    1.75%    1.75%     1.45%    1.46%
Portfolio turnover**....      44.99%       93.73%   88.95%   75.18%    77.63%   62.78%
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.

 Financial Highlights, Institutional Shares
                           For the
                          six months
                             ended          For the years ended November 30,
                         May 31, 2000    --------------------------------------------
                         (Unaudited)      1999     1998     1997      1996     1995
                         ------------    -------  -------  -------   -------  -------
Net Asset Value,
 Beginning of Period....   $  17.00      $ 13.25  $ 11.97  $ 12.03   $ 10.75  $  9.90
                           --------      -------  -------  -------   -------  -------
Investment Activities:
 Net investment income
  (loss)................      (0.14)       (0.01)      --    (0.03)     0.01     0.01
 Net realized and
  unrealized gains from
  investments and
  foreign currency......       1.11         4.55     1.78     0.33      1.27     0.86
                           --------      -------  -------  -------   -------  -------
 Total from Investment
  Activities............       0.97         4.54     1.78     0.30      1.28     0.87
                           --------      -------  -------  -------   -------  -------
Distributions:
 Net investment income..      (0.10)       (0.03)   (0.01)      --        --       --
 In excess of net
  investment income.....         --        (0.01)   (0.06)   (0.05)       --       --
 Net realized gains.....      (1.52)       (0.75)   (0.43)   (0.31)       --    (0.01)
 Tax return of capital..         --           --       --       --        --    (0.01)
                           --------      -------  -------  -------   -------  -------
 Total Distributions....      (1.62)       (0.79)   (0.50)   (0.36)       --    (0.02)
                           --------      -------  -------  -------   -------  -------
Net Asset Value, End of
 Period.................   $  16.35      $ 17.00  $ 13.25  $ 11.97   $ 12.03  $ 10.75
                           ========      =======  =======  =======   =======  =======
Total Return............       5.84%(a)    36.61%   15.37%    2.59%    11.91%    8.78%
Ratios/Supplementary
 Data:
Net Assets at end of
 period (000)...........   $ 16,167      $11,307  $ 8,058  $ 6,798   $ 6,059  $ 2,159
Ratio of expenses to
 average net assets.....       1.48%(b)     1.56%    1.58%    1.59%     1.44%    1.44%
Ratio of net investment
 income (loss) to
 average net assets.....      (0.18)%(b)    0.00%    0.01%   (0.21)%    0.16%    0.13%
Ratio of expenses to
 average net assets*....       1.64%(b)     1.75%    1.75%    1.75%     1.76%    1.75%
Portfolio turnover**....      44.99%       93.73%   88.95%   75.18%    77.63%   62.78%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued. (a) Not annualized. (b) Annualized.
                       See notes to financial statements

MERCANTILE MUTUAL FUNDS, INC.

                         Notes to Financial Statements
                                 May 31, 2000
                                  (Unaudited)

1.Organization

  Mercantile Mutual Funds, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. As of May 31, 2000, the Fund offered shares in nineteen investment portfolios. The accompanying financial statements and financial highlights are those of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios (referred to individually as a "Portfolio" and collectively as the "Portfolios") only. The Fund, which was formerly known as The ARCH Fund, Inc., was organized as a Maryland corporation on September 9, 1982.

  The Portfolios' investment objectives are as follows:

  Treasury Money Market Portfolio -- To seek a high level of current income exempt from state income tax consistent with liquidity and security of principal. In pursuing its investment objective, the Portfolio invests in selected money market obligations issued by the U.S. Government (or its agencies and instrumentalities) that provide income that is generally not subject to state income tax.

  Money Market Portfolio -- To seek current income with liquidity and stability of principal. In pursuing its investment objective, the Portfolio invests substantially all (but not less than 80%) of its total assets in a broad range of money market instruments.

  Tax-Exempt Money Market Portfolio -- To seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. The Portfolio invests at least 80% of its total assets in short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their respective political subdivisions, agencies, instrumentalities and authorities ("Municipal Obligations").

  U.S. Government Securities Portfolio -- To seek a high rate of current income that is consistent with relative stability of principal. In pursuing its investment objective, the Portfolio invests at least 65% of its total assets in debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities normally having remaining maturities of 1 to 30 years and repurchase agreements relating to such obligations.

  Intermediate Corporate Bond Portfolio -- To seek as high a level of current income as is consistent with preservation of capital. In pursuing its investment objective, the Portfolio normally invests at least 65% of its total assets in corporate debt obligations. Under normal market conditions, the Portfolio's average weighted maturity will be between three and ten years.

  Bond Index Portfolio -- To seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities as represented by the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate"). The Portfolio will invest substantially all (but not less than 80%) of its total assets in securities listed in the Lehman Aggregate.

  Government & Corporate Bond Portfolio -- To seek the highest level of current income consistent with conservation of capital. In pursuing its investment objective, the Portfolio normally invests substantially all of its assets in a broad range of investment grade debt securities, including corporate obligations and U.S. Government obligations.

  Short-Intermediate Municipal Portfolio -- To seek as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital. The Portfolio seeks to achieve its objective by investing at least 80% of its total assets in investment grade Municipal Obligations. Under normal market conditions, the Portfolio's average weighted maturity will be between two and five years.

  Missouri Tax-Exempt Bond Portfolio -- To seek as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio invests at least 80% of its total assets in investment grade Municipal Obligations and at least 65% of its total assets in Missouri Municipal Obligations that are also exempt, to the extent possible, from Missouri income tax.

  National Municipal Bond Portfolio -- To seek as high a level of current income exempt from regular federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio normally invests at least 80% of its total assets in investment grade Municipal Obligations with a broad geographic diversification.

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)

  Balanced Portfolio -- To maximize total return through a combination of growth of capital and current income consistent with the preservation of capital. The Portfolio seeks to achieve its objective by using a disciplined approach of allocating assets primarily among three major asset groups, i.e. equity securities, fixed income securities and money market instruments.

  Equity Income Portfolio -- To seek to provide an above-average level of income consistent with long-term capital appreciation. In pursuing its investment objective, the Portfolio invests primarily in the common stocks of value companies with large market capitalizations (generally $5 billion or higher). Under normal market conditions, the Portfolio invests at least 65% of its total assets in income-producing (dividend-paying) equity securities, primarily common stock.

  Equity Index Portfolio -- To seek to provide investment results that, before the deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"). The Portfolio invests substantially all (at least 80%) of its total assets in securities listed in the S&P 500 Index.

  Growth & Income Equity Portfolio -- To provide long-term capital growth, with income a secondary consideration. In pursuing its investment objective, the Portfolio normally invests primarily in common stock.

  Growth Equity Portfolio -- To seek capital appreciation. In pursuing its investment objective, the Portfolio invests primarily in the common stock of growth companies.

  Small Cap Equity Portfolio -- To seek capital appreciation. Current income is an incidental consideration in the selection of portfolio securities. In pursuing its investment objective, the Portfolio normally invests at least 65% of its total assets in common stock of small- to medium-sized companies with market capitalizations from $100 million to $2 billion at the time of purchase.

  Small Cap Equity Index Portfolio -- To seek to provide investment results that, before the deduction of operating expenses, approximate the price and yield performance of U.S. common stocks with smaller stock market capitalizations, as represented by the S&P SmallCap 600 Index. The Portfolio will invest at least 80% of its total assets in securities listed in the S&P SmallCap 600 Index.

  International Equity Portfolio -- To provide capital growth consistent with reasonable investment risk. The Portfolio seeks to achieve this objective by investing primarily in foreign common stock, most of which will be denominated in foreign currencies.

2.Significant Accounting Policies

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from these estimates.

  Securities valuation:

  The securities of the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios (collectively, "the money market portfolios") are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost initially and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the effect of fluctuating interest rates on the market value of the instrument. The securities of the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios (collectively, "the variable net asset value portfolios") that are traded on a recognized exchange are valued at the last sale price on the national securities market. Securities traded only on over-the-counter markets are valued on the basis of market value when available. Securities for which there were no transactions are valued at the mean of the most recent bid and asked prices. Securities maturing in 60 days or less are valued at amortized cost. Securities, including restricted securities, for which market quotations are not readily available, are valued at fair market value by the investment adviser (or the sub-investment adviser) in accordance with guidelines approved by the Fund's Board of Directors. Quotations of foreign securities in foreign currency are converted to the U.S. dollar equivalent at the prevailing exchange rate on the date of conversion. Investments in investment companies are valued at their respective net asset values as reported by such companies. The differences between cost and market values of the investments of the variable net asset value portfolios are reflected as unrealized appreciation or depreciation.
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


  Repurchase agreements:

  The Portfolios may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a Portfolio takes possession of collateral subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed upon price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the collateral exceeds at all times the total amount of the repurchase obligation, including accrued interest. In the event of counterparty default, the Portfolio has the right to use the collateral to offset losses incurred. There is potential for loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Portfolio seeks to assert its rights. The Portfolios' investment adviser (or the sub-investment adviser), acting under the supervision of the Board of Directors, reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Portfolios enter into repurchase agreements to evaluate potential risks.

  Securities transactions and investment income:

  Securities transactions are recorded on the trade date. Realized gains and losses on investments sold are recorded on the identified cost basis. Interest income, including accretion of discount and amortization of premium on investments (where applicable), is accrued on a daily basis. Dividend income is recorded on the ex-dividend date. Income and realized and unrealized gains and losses are allocated based upon the relative net assets of each class of shares.

  Foreign currency translation:

  The market value of investment securities and other assets and liabilities of the Equity Index, Growth Equity, Small Cap Equity Index and International Equity Portfolios denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

  Reported net realized foreign exchange gains or losses arise from sales and maturities of foreign securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates on securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in exchange rates.

  Risks associated with foreign securities and currencies:

  Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

  Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available to the Equity Index, Growth Equity, Small Cap Equity Index and International Equity Portfolios or result in a lack of liquidity and high price volatility with respect to securities of issuers from developing countries.

  Foreign currency exchange contracts:

  The International Equity Portfolio may enter into forward foreign currency exchange contracts ("forwards"). A forward is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by the Portfolio as unrealized appreciation or depreciation. When the forward is closed, the Portfolio records a realized gain or loss equal to the fluctuation in value during the period the forward was opened. The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

  The International Equity Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar. The Portfolio may from time to time enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolio may enter into currency exchange transactions on a spot (i.e., cash) basis at the spot
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)

  rate prevailing in the foreign currency exchange market, or use forward currency contracts to purchase or sell foreign currencies. Losses may arise from changes in the value of the foreign currency or if the counterparties do not perform under the contracts' terms.

  Securities lending:

  To increase return, the Treasury Money Market, Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios may, from time to time, lend portfolio securities to broker-dealers, banks or institutional borrowers of securities pursuant to agreements requiring that the loans be continuously secured by collateral equal in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities, irrevocable letters of credit, or any combination thereof. The collateral must be valued daily and, should the market value of the loaned securities exceed collateral value, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest or dividends on the loaned securities as well as either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when non-cash collateral, such as U.S. Government securities, are held by the Portfolio. Loans are subject to termination by the Portfolio or the borrower at any time. The risks to the Portfolios of lending securities are that the borrower may fail to provide additional collateral when required, or fail to return the borrowed securities when due. In addition, if cash collateral invested by a Portfolio is less than the amount required to be returned to the borrower as a result of a decrease in the value of the cash collateral investments, the Portfolio must compensate the borrower for the deficiency. At May 31, 2000, the following Portfolios had securities with the following market values on loan:

                                              Market Value of  Market Value of
   Portfolio                                    Collateral    Loaned Securities
   ---------                                  --------------- -----------------
   U.S. Government Securities Portfolio......   $ 3,175,433      $ 3,114,060
   Intermediate Corporate Bond Portfolio.....     4,369,732        4,304,553
   Bond Index Portfolio......................    49,072,857       48,146,925
   Government & Corporate Bond Portfolio.....    28,472,402       27,981,280
   Balanced Portfolio........................     5,978,666        5,858,230
   Equity Income Portfolio...................     1,022,500          995,104
   Equity Index Portfolio....................     2,096,440        2,074,084
   Growth & Income Equity Portfolio..........    20,888,424       20,770,613
   Growth Equity Portfolio...................     7,033,203        6,842,606
   Small Cap Equity Portfolio................    21,473,208       20,141,017

  The loaned securities were fully collateralized by cash and U.S. Government securities.

  Dividends and distributions to shareholders:

  Dividends on each share of the Portfolios are determined in the same manner, irrespective of class, except that shares of each class may bear separate fees under either a Distribution and Services Plan or an Administrative Services Plan adopted for that class and enjoy certain exclusive voting rights on matters relating to these fees. It is the policy of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios to declare dividends daily from net investment income and to pay such dividends no later than five business days after the end of each month. Net investment income for the Balanced, Equity Income, Equity Index, Growth & Income Equity and Growth Equity Portfolios is declared and paid monthly as a dividend to shareholders of record. The Small Cap Equity, Small Cap Equity Index and International Equity Portfolios declare and pay dividends from net investment income quarterly. Net realized capital gains for each Portfolio, if any, are distributed at least annually. Additional distributions of net investment income and capital gains may be made at the discretion of the Board of Directors in order to comply with certain distribution requirements of the Internal Revenue Code.

  Distributions from net investment income and from net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature (i.e. reclass of market discounts, gain/loss, paydowns and distributions) such amounts are reclassified within the composition of net assets based on
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)

  their federal tax-basis treatment; temporary differences do not require reclassification. Distributions to shareholders which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized gains. To the extent such distributions exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital.

  Federal income taxes:

  It is the policy of each of the Portfolios to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

  For federal income tax purposes, the following Portfolios had capital loss carryforwards as of November 30, 1999, which are available to offset future capital gains, if any:

   Portfolio                                                    Amount   Expires
   ---------                                                  ---------- -------
   Money Market Portfolio.................................... $    4,876  2003
                                                              ==========
   U.S. Government Securities Portfolio...................... $  325,257  2004
                                                                 279,506  2005
                                                                  89,429  2006
                                                                 444,492  2007
                                                              ----------
                                                              $1,138,684
                                                              ==========
   Intermediate Corporate Bond Portfolio..................... $  270,126  2007
                                                              ==========
   Bond Index Portfolio...................................... $   45,617  2007
                                                              ==========
   Government & Corporate Bond Portfolio..................... $  820,961  2007
                                                              ==========
   Short-Intermediate Municipal Portfolio.................... $    1,921  2007
                                                              ==========
   National Municipal Bond Portfolio......................... $  343,363  2007
                                                              ==========

  Organization costs:

  The Portfolios bear all costs in connection with their organization, including the fees and expenses of registering and qualifying shares for distribution under federal and state securities laws. All such costs are amortized using the straight-line method over a period of five years from the date each Portfolio commenced operations: from February 10, 1997 for the Intermediate Corporate Bond Portfolio and the Bond Index Portfolio, from November 18, 1996 for the National Municipal Bond Portfolio, from February 27, 1997 for the Equity Income Portfolio, and from May 1, 1997 for the Equity Index Portfolio. As of May 31, 2000, all costs were fully amortized for the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, Balanced, Growth & Income Equity, Growth Equity, Small Cap Equity and International Equity Portfolios.

  On June 30, 1998, the Fund adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." Under the provisions of SOP 98-5, costs associated with organizing a portfolio which commences operations subsequent to June 30, 1998 must be expensed as incurred and may not be amortized over future periods. Accordingly, costs incurred in connection with the organization of the Small Cap Equity Index Portfolio were paid by BISYS Fund Services Ohio, Inc., as co-administrator of the Fund.

  Other:

  Operating expenses of the Fund not directly attributable to a Portfolio or to any class of shares of a Portfolio are prorated among the portfolios of the Fund based on the relative net assets of each portfolio or another appropriate basis. Operating expenses directly attributable to a Portfolio or class are charged directly to that Portfolio's or class' operations. Fees paid under either a Distribution and Services Plan or an Administrative Services Plan are borne by the specific class of shares to which such a Plan applies.
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


3.Shares of Common Stock

  The Fund is authorized to issue five classes of shares in each Portfolio (except as noted): Investor A Shares, Investor B Shares (except the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal, Equity Index and Small Cap Equity Index Portfolios), Trust Shares, Institutional Shares (except the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios), and Trust II Shares (except the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios). Investor A Shares of the variable net asset value portfolios are sold with front-end sales charges. Investor B Shares of the variable net asset value portfolios and the Money Market Portfolio may be subject to contingent deferred sales charges ("CDSC") on redemption based on the lesser of the net asset value of the shares on the redemption date or the original cost of the shares redeemed. The following table sets forth the time schedule of redemptions of Investor B Shares subject to CDSC:

                                                                   CDSC
                                                           (percentage of dollar
   Number of Years                                            amount subject
   Elapsed Since Purchase                                     to the charge)
   ----------------------                                  ---------------------
   One or less............................................         5.0%
   More than one, but less than two.......................         4.0%
   Two, but less than three...............................         3.0%
   Three, but less than four..............................         3.0%
   Four, but less than five...............................         2.0%
   Five, and up to and including six......................         1.0%
   More than six..........................................         None

  Investor B Shares of the Money Market Portfolio are available for purchase only through exchanges of Investor B Shares of the variable net asset value portfolios.

  Each class of shares in a Portfolio has identical rights and privileges except with respect to the fees that may be paid by a class under either a Distribution and Services Plan or an Administrative Services Plan, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, the exchange privilege of each class of shares, and the automatic conversion of Investor B Shares of a Portfolio into Investor A Shares of that Portfolio six years after purchase.

4.Capital Share Transactions

  As of May 31, 2000, the Fund's Articles of Incorporation authorize the Board of Directors, in its discretion, to issue up to twenty billion full and fractional shares of capital stock, $.001 par value per share, and to classify or reclassify any unissued shares of the Fund into one or more classes and to divide and classify shares of any class into one or more series of such class. The Fund's shares are currently classified into twenty classes of shares consisting of one or more series.
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)


  Shareholder transactions in the Portfolios were as follows:

                            Treasury Money Market               Money Market
                                  Portfolio                       Portfolio
                         ----------------------------  --------------------------------
                            For the                      For the six
                          six months       For the      months ended        For the
                             ended       year ended        May 31,        year ended
                         May 31, 2000   November 30,        2000         November 30,
                          (Unaudited)       1999         (Unaudited)         1999
                         -------------  -------------  ---------------  ---------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................ $   2,464,526  $  30,443,907  $    37,592,547  $   283,693,078
 Dividends reinvested...       154,581        872,425        2,357,643       10,526,552
 Cost of shares
  redeemed..............   (23,012,796)   (36,511,326)    (282,090,997)    (242,399,053)
                         -------------  -------------  ---------------  ---------------
 Investor A capital
  transactions.......... $ (20,393,689) $  (5,194,994) $  (242,140,807) $    51,820,577
                         -------------  -------------  ---------------  ---------------
Investor B Shares:
 Proceeds from shares
  issued................ $          --  $          --  $         7,516  $       179,735
 Dividends reinvested...            --             --            2,030            2,595
 Cost of shares
  redeemed..............            --             --         (132,814)         (93,353)
                         -------------  -------------  ---------------  ---------------
 Investor B capital
  transactions.......... $          --  $          --  $      (123,268) $        88,977
                         -------------  -------------  ---------------  ---------------
Trust Shares:
 Proceeds from shares
  issued................ $ 319,169,792  $ 876,646,783  $ 1,166,135,129  $ 2,336,460,126
 Dividends reinvested...     3,010,481      4,521,262       19,293,753       30,522,317
 Cost of shares
  redeemed..............  (362,589,867)  (929,695,038)  (1,307,547,212)  (2,453,643,058)
                         -------------  -------------  ---------------  ---------------
 Trust capital
  transactions.......... $ (40,409,594) $ (48,526,993) $  (122,118,330) $   (86,660,615)
                         -------------  -------------  ---------------  ---------------
Institutional Shares:
 Proceeds from shares
  issued................ $   3,180,750  $     385,016  $    50,777,300  $   132,547,410
 Dividends reinvested...           217             --          114,224          171,391
 Cost of shares
  redeemed..............      (564,916)      (559,162)     (57,619,183)    (125,166,745)
                         -------------  -------------  ---------------  ---------------
 Institutional capital
  transactions.......... $   2,616,051  $    (174,146) $    (6,727,659) $     7,552,056
                         -------------  -------------  ---------------  ---------------
Trust II Shares:
 Proceeds from shares
  issued................ $ 193,569,310  $ 382,045,888  $   787,306,390  $ 1,694,221,061
 Cost of shares
  redeemed..............  (189,835,929)  (375,986,113)    (809,667,027)  (1,632,122,813)
                         -------------  -------------  ---------------  ---------------
 Trust II capital
  transactions.......... $   3,733,381  $   6,059,775  $   (22,360,637) $    62,098,248
                         -------------  -------------  ---------------  ---------------
Total net increase from
 capital transactions... $ (54,453,851) $ (47,836,358) $  (393,470,701) $    34,899,243
                         =============  =============  ===============  ===============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................     2,464,526     30,443,907       37,592,547      283,693,078
 Reinvested.............       154,581        872,425        2,357,643       10,526,552
 Redeemed...............   (23,012,796)   (36,511,326)    (282,090,997)    (242,399,053)
                         -------------  -------------  ---------------  ---------------
 Change in Investor A
  Shares................   (20,393,689)    (5,194,994)    (242,140,807)      51,820,577
                         -------------  -------------  ---------------  ---------------
Investor B Shares:
 Issued.................            --             --            7,516          179,735
 Reinvested.............            --             --            2,030            2,595
 Redeemed...............            --             --         (132,814)         (93,353)
                         -------------  -------------  ---------------  ---------------
 Change in Investor B
  Shares................            --             --         (123,268)          88,977
                         -------------  -------------  ---------------  ---------------
Trust Shares:
 Issued.................   319,169,792    876,646,793    1,166,135,129    2,336,460,126
 Reinvested.............     3,010,481      4,521,262       19,293,753       30,522,317
 Redeemed...............  (362,589,867)  (929,695,038)  (1,307,548,212)  (2,453,643,058)
                         -------------  -------------  ---------------  ---------------
 Change in Trust
  Shares................   (40,409,594)   (48,526,983)    (122,119,330)     (86,660,615)
                         -------------  -------------  ---------------  ---------------
Institutional Shares:
 Issued.................     3,180,750        385,016       51,110,509      132,547,543
 Reinvested.............           217             --          114,225          171,392
 Redeemed...............      (564,916)      (559,162)     (57,952,524)    (125,166,745)
                         -------------  -------------  ---------------  ---------------
 Change in Institutional
  Shares................     2,616,051       (174,146)      (6,727,790)       7,552,190
                         -------------  -------------  ---------------  ---------------
Trust II Shares:
 Issued.................   193,569,310    382,045,888      787,306,390    1,694,221,061
 Reinvested.............            --             --               --               --
 Redeemed...............  (189,835,928)  (375,986,113)    (809,667,027)  (1,632,122,813)
                         -------------  -------------  ---------------  ---------------
 Change in Trust II
  Shares................     3,733,382      6,059,775      (22,360,637)      62,098,248
                         -------------  -------------  ---------------  ---------------
Total net increase from
 share transactions.....   (54,453,850)   (47,836,348)    (393,471,832)      34,899,377
                         =============  =============  ===============  ===============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                                                            U.S. Government
                           Tax-Exempt Money Market            Securities
                                  Portfolio                    Portfolio
                          ---------------------------  --------------------------
                          For the six                  For the six
                          months ended     For the     months ended    For the
                            May 31,      year ended      May 31,      year ended
                              2000      November 30,       2000      November 30,
                          (Unaudited)       1999       (Unaudited)       1999
                          ------------  -------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $  1,721,242  $  17,944,147  $      1,929  $  1,211,605
 Dividends reinvested...        57,294        305,450        89,068       205,148
 Cost of shares
  redeemed..............   (12,809,656)   (20,923,794)     (849,939)   (1,270,694)
                          ------------  -------------  ------------  ------------
 Investor A capital
  transactions..........  $(11,031,120) $  (2,674,197) $   (758,942) $    146,059
                          ------------  -------------  ------------  ------------
Investor B Shares:
 Proceeds from shares
  issued................  $         --  $          --  $      2,000  $    151,752
 Dividends reinvested...            --             --         5,111        10,058
 Cost of shares
  redeemed..............            --             --      (110,725)      (19,888)
                          ------------  -------------  ------------  ------------
 Investor B capital
  transactions..........  $         --  $          --  $   (103,614) $    141,922
                          ------------  -------------  ------------  ------------
Trust Shares:
 Proceeds from shares
  issued................  $ 60,750,000  $ 103,788,947  $  8,419,530  $ 26,458,097
 Dividends reinvested...       557,826        780,268       178,293     1,725,446
 Cost of shares
  redeemed..............   (71,416,897)  (103,695,404)  (28,203,049)  (45,843,109)
                          ------------  -------------  ------------  ------------
 Trust capital
  transactions..........  $(10,109,071) $     873,811  $(19,605,226) $(17,659,566)
                          ------------  -------------  ------------  ------------
Institutional Shares:
 Proceeds from shares
  issued................  $         --  $          --  $  2,148,117  $  4,881,293
 Dividends reinvested...            --             --       213,485       307,605
 Cost of shares
  redeemed..............            --             --    (2,846,824)   (2,522,374)
                          ------------  -------------  ------------  ------------
 Institutional capital
  transactions..........  $         --  $          --  $   (485,222) $  2,666,524
                          ------------  -------------  ------------  ------------
Trust II Shares:
 Proceeds from shares
  issued................  $ 75,856,293  $ 225,115,901  $         --  $         --
 Cost of shares
  redeemed..............   (85,025,305)  (222,926,921)           --            --
                          ------------  -------------  ------------  ------------
 Trust II capital
  transactions..........  $ (9,169,012) $   2,188,980  $         --  $         --
                          ------------  -------------  ------------  ------------
Total net increase
 (decrease) from capital
 transactions...........  $(30,309,203) $     388,594  $(20,953,004) $(14,705,061)
                          ============  =============  ============  ============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................     1,721,243     17,944,147           209       114,227
 Reinvested.............        57,295        305,450         8,704        19,490
 Redeemed...............   (12,809,656)   (20,923,794)      (83,060)     (121,197)
                          ------------  -------------  ------------  ------------
 Change in Investor A
  Shares................   (11,031,118)    (2,674,197)      (74,147)       12,520
                          ------------  -------------  ------------  ------------
Investor B Shares:
 Issued.................            --             --           195        14,272
 Reinvested.............            --             --           498           958
 Redeemed...............            --             --       (10,817)       (1,909)
                          ------------  -------------  ------------  ------------
 Change in Investor B
  Shares................            --             --       (10,124)       13,321
                          ------------  -------------  ------------  ------------
Trust Shares:
 Issued.................    60,750,000    103,788,947       825,707     2,514,836
 Reinvested.............       557,826        780,268        17,424       163,563
 Redeemed...............   (71,416,897)  (103,695,404)   (2,753,796)   (4,392,152)
                          ------------  -------------  ------------  ------------
 Change in Trust
  Shares................   (10,109,071)       873,811    (1,910,665)   (1,713,753)
                          ------------  -------------  ------------  ------------
Institutional Shares:
 Issued.................            --             --       211,015       469,739
 Reinvested.............            --             --        20,926        29,315
 Redeemed...............            --             --      (279,454)     (239,886)
                          ------------  -------------  ------------  ------------
 Change in Institutional
  Shares................            --             --       (47,513)      259,168
                          ------------  -------------  ------------  ------------
Trust II Shares:
 Issued.................    75,856,293    225,115,901            --            --
 Redeemed...............   (85,025,305)  (222,926,921)           --            --
                          ------------  -------------  ------------  ------------
 Change in Trust II
  Shares................    (9,169,012)     2,188,980            --            --
                          ------------  -------------  ------------  ------------
Total net increase
 (decrease) from share
 transactions...........   (30,309,202)       388,594    (2,042,449)   (1,428,744)
                          ============  =============  ============  ============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                           Intermediate Corporate
                                    Bond                     Bond Index
                                  Portfolio                   Portfolio
                          --------------------------  --------------------------
                          For the six                 For the six
                          months ended    For the     months ended    For the
                            May 31,      year ended     May 31,      year ended
                              2000      November 30,      2000      November 30,
                          (Unaudited)       1999      (Unaudited)       1999
                          ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $        820  $   346,722   $     17,539  $ 1,690,114
 Dividends reinvested...        10,707       19,734         20,107       33,600
 Cost of shares
  redeemed..............       (17,351)    (183,899)      (124,709)    (929,824)
                          ------------  -----------   ------------  -----------
 Investor A capital
  transactions..........  $     (5,824) $   182,557   $    (87,063) $   793,890
                          ------------  -----------   ------------  -----------
Trust Shares:
 Proceeds from shares
  issued................  $  5,515,007  $19,605,809   $ 11,355,583  $46,776,126
 Dividends reinvested...        47,668      427,501        199,524      568,030
 Cost of shares
  redeemed..............   (17,864,833) (20,597,844)   (39,182,967) (27,769,188)
                          ------------  -----------   ------------  -----------
 Trust capital
  transactions..........  $(12,302,158) $  (564,534)  $(27,627,860) $19,574,968
                          ------------  -----------   ------------  -----------
Institutional Shares:
 Proceeds from shares
  issued................  $      9,713  $        20   $  2,241,902  $18,928,304
 Dividends reinvested...        29,836       62,458        620,371    1,074,386
 Cost of shares
  redeemed..............       (56,158)    (112,143)    (4,095,240)  (3,966,989)
                          ------------  -----------   ------------  -----------
 Institutional capital
  transactions..........  $    (16,609) $   (49,665)  $ (1,232,967) $16,035,701
                          ------------  -----------   ------------  -----------
Total net increase
 (decrease) from capital
 transactions...........  $(12,324,591) $  (431,642)  $(28,947,890) $36,404,559
                          ============  ===========   ============  ===========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................            87       34,347          1,822      165,321
 Reinvested.............         1,137        1,997          2,082        3,371
 Redeemed...............        (1,860)     (18,306)       (12,934)     (93,223)
                          ------------  -----------   ------------  -----------
 Change in Investor A
  Shares................          (636)      18,038         (9,030)      75,469
                          ------------  -----------   ------------  -----------
Trust Shares:
 Issued.................       588,623    1,969,432      1,178,995    4,648,163
 Reinvested.............         5,056       43,355         20,670       56,885
 Redeemed...............    (1,900,420)  (2,121,525)    (4,074,599)  (2,796,733)
                          ------------  -----------   ------------  -----------
 Change in Trust
  Shares................    (1,306,741)    (108,738)    (2,874,934)   1,908,315
                          ------------  -----------   ------------  -----------
Institutional Shares:
 Issued.................         1,032            2        233,093    1,845,607
 Reinvested.............         3,167        6,289         64,229      107,301
 Redeemed...............        (5,962)     (11,328)      (424,279)    (396,905)
                          ------------  -----------   ------------  -----------
 Change in Institutional
  Shares................        (1,763)      (5,037)      (126,957)   1,556,003
                          ------------  -----------   ------------  -----------
Total net increase
 (decrease) from share
 transactions...........    (1,309,140)     (95,737)    (3,010,921)   3,539,787
                          ============  ===========   ============  ===========

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                                                        Short-Intermediate
                          Government & Corporate             Municipal
                              Bond Portfolio                 Portfolio
                         --------------------------  --------------------------
                         For the six                 For the six
                         months ended    For the     months ended    For the
                           May 31,      year ended     May 31,      year ended
                             2000      November 30,      2000      November 30,
                         (Unaudited)       1999      (Unaudited)       1999
                         ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................ $     15,158  $    579,304  $     24,492  $    33,079
 Dividends reinvested...       75,344       247,252           470          543
 Cost of shares
  redeemed..............     (810,694)   (1,513,472)         (107)     (44,929)
                         ------------  ------------  ------------  -----------
 Investor A capital
  transactions.......... $   (720,192) $   (686,916) $     24,855  $   (11,307)
                         ------------  ------------  ------------  -----------
Investor B Shares:
 Proceeds from shares
  issued................       14,945  $    391,906  $         --  $        --
 Dividends reinvested...       12,628        40,550            --           --
 Cost of shares
  redeemed..............      (75,520)     (317,718)           --           --
                         ------------  ------------  ------------  -----------
 Investor B capital
  transactions.......... $    (47,947) $    114,738  $         --  $        --
                         ------------  ------------  ------------  -----------
Trust Shares:
 Proceeds from shares
  issued................    8,595,175  $ 16,966,446  $    862,700  $ 4,459,557
 Dividends reinvested...      931,295     5,442,614        11,813       38,600
 Cost of shares
  redeemed..............  (21,345,362)  (60,270,417)  (10,705,142)  (9,276,296)
                         ------------  ------------  ------------  -----------
Trust capital
 transactions........... $(11,818,892) $(37,861,357) $ (9,830,629) $(4,778,139)
                         ------------  ------------  ------------  -----------
Institutional Shares:
 Proceeds from shares
  issued................    8,428,601  $  2,446,371  $         --  $        --
 Dividends reinvested...      128,917       867,486            --           --
 Cost of shares
  redeemed..............   (2,102,724)  (18,511,446)           --           --
                         ------------  ------------  ------------  -----------
 Institutional capital
  transactions.......... $  6,454,794  $(15,197,589) $         --  $        --
                         ------------  ------------  ------------  -----------
Total net decrease from
 capital transactions... $ (6,132,237) $(53,631,124) $ (9,805,774) $(4,789,446)
                         ============  ============  ============  ===========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        1,554        57,666         2,475        3,293
 Reinvested.............        7,725        24,019            48           53
 Redeemed...............      (83,347)     (147,189)          (10)      (4,443)
                         ------------  ------------  ------------  -----------
 Change in Investor A
  Shares................      (74,068)      (65,504)        2,513       (1,097)
                         ------------  ------------  ------------  -----------
Investor B Shares:
 Issued.................        1,553        38,106            --           --
 Reinvested.............        1,292         3,937            --           --
 Redeemed...............       (7,729)      (31,414)           --           --
                         ------------  ------------  ------------  -----------
 Change in Investor B
  Shares................       (4,884)       10,629            --           --
                         ------------  ------------  ------------  -----------
Trust Shares:
 Issued.................      885,152     1,668,841        87,945      440,029
 Reinvested.............       95,315       527,726         1,198        3,809
 Redeemed...............   (2,187,040)   (6,020,087)   (1,089,152)    (920,729)
                         ------------  ------------  ------------  -----------
 Change in Trust
  Shares................   (1,206,573)   (3,823,520)   (1,000,009)    (476,891)
                         ------------  ------------  ------------  -----------
Institutional Shares:
 Issued.................      863,931       239,357            --           --
 Reinvested.............       13,171        83,160            --           --
 Redeemed...............     (215,456)   (1,779,940)           --           --
                         ------------  ------------  ------------  -----------
 Change in Institutional
  Shares................      661,646    (1,457,423)           --           --
                         ------------  ------------  ------------  -----------
Total net decrease from
 share transactions.....     (623,879)   (5,335,818)     (997,496)    (477,988)
                         ============  ============  ============  ===========

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                             Missouri Tax-Exempt       National Municipal Bond
                               Bond Portfolio                 Portfolio
                          --------------------------  --------------------------
                          For the six                 For the six
                          months ended    For the     months ended    For the
                            May 31,      year ended     May 31,      year ended
                              2000      November 30,      2000      November 30,
                          (Unaudited)       1998      (Unaudited)       1999
                          ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $    222,020  $  2,825,509  $    175,108  $  2,101,921
 Dividends reinvested...       284,242       666,087        13,457        28,764
 Cost of shares
  redeemed..............    (1,902,232)   (4,348,245)     (299,633)   (1,548,428)
                          ------------  ------------  ------------  ------------
 Investor A capital
  transactions..........  $ (1,395,970) $   (856,649) $   (111,068) $    582,257
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Proceeds from shares
  issued................  $     35,360  $  1,418,456  $         --  $    409,172
 Dividends reinvested...        41,541        78,625         9,022        25,761
 Cost of shares
  redeemed..............      (677,249)     (239,483)     (114,826)     (123,041)
                          ------------  ------------  ------------  ------------
 Investor B capital
  transactions..........  $   (600,348) $  1,257,598  $   (105,804) $    311,892
                          ------------  ------------  ------------  ------------
Trust Shares:
 Proceeds from shares
  issued................  $ 29,014,074  $ 40,113,579  $  6,099,920  $ 23,403,409
 Dividends reinvested...       269,739       297,076        14,838        65,959
 Cost of shares
  redeemed..............   (22,910,907)  (16,079,053)  (73,697,055)  (50,294,331)
                          ------------  ------------  ------------  ------------
 Trust capital
  transactions..........  $  6,372,906  $ 24,331,602  $(67,582,297) $(26,824,963)
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from capital
 transactions...........  $  4,376,588  $ 24,732,551  $(67,799,169) $(25,930,814)
                          ============  ============  ============  ============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        19,913       237,056        18,699       210,237
 Reinvested.............        25,332        56,396         1,442         2,917
 Redeemed...............      (170,120)     (371,114)      (32,341)     (158,981)
                          ------------  ------------  ------------  ------------
 Change in Investor A
  Shares................      (124,875)      (77,662)      (12,200)       54,173
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Issued.................         3,176       118,510            --        40,660
 Reinvested.............         3,704         6,688           967         2,604
 Redeemed...............       (60,492)      (20,731)      (12,149)      (13,014)
                          ------------  ------------  ------------  ------------
 Change in Investor B
  Shares................       (53,612)      104,467       (11,182)       30,250
                          ------------  ------------  ------------  ------------
Trust Shares:
 Issued.................     2,588,709     3,425,980       656,667     2,358,202
 Reinvested.............        24,020        25,285         1,590         6,610
 Redeemed...............    (2,048,821)   (1,384,176)   (7,929,899)   (5,192,856)
                          ------------  ------------  ------------  ------------
 Change in Trust
  Shares................       563,908     2,067,089    (7,271,642)   (2,828,044)
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from share
 transactions...........       385,421     2,093,894    (7,295,024)   (2,743,621)
                          ============  ============  ============  ============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                                  Balanced                  Equity Income
                                  Portfolio                   Portfolio
                          --------------------------  --------------------------
                            For the                     For the
                           six months     For the      six months     For the
                              ended      year ended       ended      year ended
                          May 31, 2000  November 30,  May 31, 2000  November 30,
                          (Unaudited)       1999      (Unaudited)       1999
                          ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $    156,990  $  1,745,623  $      3,985  $    651,234
 Dividends reinvested...     1,690,313       956,559       152,588       242,076
 Cost of shares
  redeemed..............    (1,756,043)   (1,833,318)     (403,890)     (861,308)
                          ------------  ------------  ------------  ------------
 Investor A capital
  transactions..........  $     91,260  $    868,864  $   (247,317) $     32,002
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Proceeds from shares
  issued................  $     44,460  $  1,151,206  $     15,645  $    384,467
 Dividends reinvested...       253,699        75,247       103,555        95,427
 Cost of shares
  redeemed..............      (412,975)     (135,169)     (100,014)      (97,398)
                          ------------  ------------  ------------  ------------
 Investor B capital
  transactions..........  $   (114,816) $  1,091,284  $     19,186  $    382,496
                          ------------  ------------  ------------  ------------
Trust Shares:
 Proceeds from shares
  issued................  $  1,355,089  $  6,929,227  $  2,341,780  $ 38,630,573
 Dividends reinvested...     4,989,156     3,604,691     5,955,831     8,347,637
 Cost of shares
  redeemed..............   (14,628,103)  (18,438,984)  (40,425,662)  (35,989,585)
                          ------------  ------------  ------------  ------------
 Trust capital
  transactions..........  $ (8,283,858) $ (7,905,066) $(32,128,051) $ 10,988,625
                          ------------  ------------  ------------  ------------
Institutional Shares:
 Proceeds from shares
  issued................  $ 11,364,338  $ 16,249,818  $     33,897  $     98,332
 Dividends reinvested...     8,383,669     6,388,552        14,696         9,556
 Cost of shares
  redeemed..............   (15,015,299)  (37,201,074)       (8,110)      (37,129)
                          ------------  ------------  ------------  ------------
 Institutional capital
  transactions..........  $  4,732,708  $(14,562,704) $     40,483  $     70,759
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from capital
 transactions...........  $ (3,574,706) $(20,507,622) $(32,315,699) $ 11,473,882
                          ============  ============  ============  ============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        14,674       142,285           586        79,903
 Reinvested.............       156,293        81,017        22,964        30,841
 Redeemed...............      (164,408)     (149,069)      (66,260)     (106,929)
                          ------------  ------------  ------------  ------------
 Change in Investor A
  Shares................         6,559        74,233       (42,710)        3,815
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Issued.................         4,165        95,495       235,209        46,893
 Reinvested.............        23,734         6,433       888,698        12,178
 Redeemed...............       (38,661)      (11,491)   (1,122,539)      (11,874)
                          ------------  ------------  ------------  ------------
 Change in Investor B
  Shares................       (10,762)       90,437         1,368        47,197
                          ------------  ------------  ------------  ------------
Trust Shares:
 Issued.................       125,254       563,040       134,681     5,817,239
 Reinvested.............       460,915       304,797        22,969     1,064,662
 Redeemed...............    (1,369,580)   (1,504,806)   (5,047,380)   (4,428,499)
                          ------------  ------------  ------------  ------------
 Change in Trust
  Shares................      (783,411)     (636,969)   (4,889,730)    2,453,402
                          ------------  ------------  ------------  ------------
Institutional Shares:
 Issued.................     1,053,944     1,319,890         5,237        11,894
 Reinvested.............       778,338       543,741         2,212         1,213
 Redeemed...............    (1,389,612)   (3,014,109)       (1,261)       (4,437)
                          ------------  ------------  ------------  ------------
 Change in Institutional
  Shares................       442,670    (1,150,478)        6,188         8,670
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from share
 transactions...........      (344,944)   (1,622,777)   (4,924,884)    2,513,084
                          ============  ============  ============  ============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                                Equity Index            Growth & Income Equity
                                  Portfolio                   Portfolio
                          --------------------------  ---------------------------
                            For the                     For the
                           six months     For the      six months      For the
                             ended       year ended      ended       year ended
                          May 31, 2000  November 30,  May 31, 2000  November 30,
                          (Unaudited)       1999      (Unaudited)       1999
                          ------------  ------------  ------------  -------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $   311,624   $ 2,449,563   $    513,414  $   5,528,602
 Dividends reinvested...       34,311        19,513      6,287,786      3,897,140
 Cost of shares
  redeemed..............     (389,027)     (295,082)    (7,048,621)    (9,590,735)
                          -----------   -----------   ------------  -------------
 Investor A capital
  transactions..........  $   (43,092)  $ 2,173,994   $   (247,421) $    (164,993)
                          -----------   -----------   ------------  -------------
Investor B Shares:
 Proceeds from shares
  issued................  $        --   $        --   $    222,325  $   1,664,116
 Dividends reinvested...           --            --      1,242,330        664,260
 Cost of shares
  redeemed..............           --            --       (970,132)    (1,695,227)
                          -----------   -----------   ------------  -------------
 Investor B capital
  transactions..........  $        --   $        --   $    494,523  $     633,149
                          -----------   -----------   ------------  -------------
Trust Shares:
 Proceeds from shares
  issued................  $ 7,966,965   $12,648,983   $  6,178,747  $ 107,519,202
 Dividends reinvested...      532,950       946,828     26,049,422     16,387,558
 Cost of shares
  redeemed..............   (7,198,660)   (7,931,607)   (78,128,093)  (147,450,777)
                          -----------   -----------   ------------  -------------
 Trust capital
  transactions..........  $ 1,301,255   $ 5,664,204   $(45,899,924) $ (23,544,017)
                          -----------   -----------   ------------  -------------
Institutional Shares:
 Proceeds from shares
  issued................  $ 5,921,038   $27,087,390   $  6,674,169  $  18,915,244
 Dividends reinvested...      439,795       259,925     11,557,000      8,791,810
 Cost of shares
  redeemed..............   (6,710,647)   (5,511,254)   (15,840,154)   (49,681,486)
                          -----------   -----------   ------------  -------------
 Institutional capital
  transactions..........  $  (349,814)  $21,836,061   $  2,391,015  $ (21,974,432)
                          -----------   -----------   ------------  -------------
Total net increase
 (decrease) from capital
 transactions...........  $   908,349   $29,674,259   $(43,261,807) $ (45,050,293)
                          ===========   ===========   ============  =============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................       17,777       151,894         29,039        291,432
 Reinvested.............        1,958         1,314        358,002        223,012
 Redeemed...............      (22,238)      (18,215)      (400,877)      (495,216)
                          -----------   -----------   ------------  -------------
 Change in Investor A
  Shares................       (2,503)      134,993        (13,836)        19,228
                          -----------   -----------   ------------  -------------
Investor B Shares:
 Issued.................           --            --        204,318         87,820
 Reinvested.............           --            --      1,468,832         38,685
 Redeemed...............           --            --     (1,643,819)       (89,143)
                          -----------   -----------   ------------  -------------
 Change in Investor B
  Shares................           --            --         29,331         37,362
                          -----------   -----------   ------------  -------------
Trust Shares:
 Issued.................      454,808       793,584        153,053      6,896,802
 Reinvested.............       30,832        64,241         77,855        932,057
 Redeemed...............     (406,667)     (488,106)    (2,763,721)    (7,585,907)
                          -----------   -----------   ------------  -------------
 Change in Trust
  Shares................       78,973       369,719     (2,532,813)       242,952
                          -----------   -----------   ------------  -------------
Institutional Shares:
 Issued.................      338,399     1,731,156        377,786        974,219
 Reinvested.............       25,122        17,400        657,631        503,007
 Redeemed...............     (383,162)     (347,380)      (880,349)    (2,511,841)
                          -----------   -----------   ------------  -------------
 Change in Institutional
  Shares................      (19,641)    1,401,176        155,068     (1,034,615)
                          -----------   -----------   ------------  -------------
Total net increase
 (decrease) from share
 transactions...........       56,829     1,905,888     (2,362,250)      (735,073)
                          ===========   ===========   ============  =============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                                Growth Equity             Small Cap Equity
                                  Portfolio                   Portfolio
                          --------------------------  --------------------------
                            For the                     For the
                           six months                  six months
                             ended        For the        ended        For the
                            May 31,      year ended     May 31,      year ended
                              2000      November 30,      2000      November 30,
                          (Unaudited)       1999      (Unaudited)       1999
                          ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................  $  1,018,791  $  4,717,061  $    164,665  $    748,304
 Dividends reinvested...       866,556       435,801       162,384        48,002
 Cost of shares
  redeemed..............    (1,349,408)   (2,135,589)   (1,578,159)   (5,009,993)
                          ------------  ------------  ------------  ------------
 Investor A capital
  transactions..........  $    535,939  $  3,017,273  $ (1,251,110) $ (4,213,687)
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Proceeds from shares
  issued................  $    242,500  $  1,653,080  $     16,390  $     75,079
 Dividends reinvested...       190,667        23,329        20,337         5,404
 Cost of shares
  redeemed..............      (200,686)     (114,577)     (160,059)     (442,729)
                          ------------  ------------  ------------  ------------
 Investor B capital
  transactions..........  $    232,481  $  1,561,832  $   (123,332) $   (362,246)
                          ------------  ------------  ------------  ------------
Trust Shares:
 Proceeds from shares
  issued................  $ 10,517,861  $ 22,148,211  $  9,574,721  $ 24,124,376
 Dividends reinvested...     4,780,412     3,160,252     1,779,531       459,050
 Cost of shares
  redeemed..............   (12,116,143)  (22,946,327)  (14,228,750)  (60,237,058)
                          ------------  ------------  ------------  ------------
 Trust capital
  transactions..........  $  3,182,130  $  2,362,136  $ (2,874,498) $(35,653,632)
                          ------------  ------------  ------------  ------------
Institutional Shares:
 Proceeds from shares
  issued................  $  3,672,430  $    333,697  $  2,724,084  $  2,214,047
 Dividends reinvested...        18,850       789,128        48,654       108,100
 Cost of shares
  redeemed..............      (494,070)   (8,545,317)   (1,383,356)  (26,972,870)
                          ------------  ------------  ------------  ------------
 Institutional capital
  transactions..........  $  3,197,210  $ (7,422,492) $  1,389,382  $(24,650,723)
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from capital
 transactions...........  $  7,147,760  $   (481,251) $ (2,859,558) $(64,880,288)
                          ============  ============  ============  ============
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................        48,409       232,201         8,840        60,890
 Reinvested.............        42,749        24,606        11,649         4,185
 Redeemed...............       (63,911)     (106,518)     (100,861)     (401,458)
                          ------------  ------------  ------------  ------------
 Change in Investor A
  Shares................        27,247       150,289       (80,372)     (336,383)
                          ------------  ------------  ------------  ------------
Investor B Shares:
 Issued.................        11,540        81,971         1,049         6,078
 Reinvested.............         9,552         1,326         1,509           485
 Redeemed...............        (9,882)       (5,590)      (10,615)      (36,262)
                          ------------  ------------  ------------  ------------
 Change in Investor B
  Shares................        11,210        77,707        (8,057)      (29,699)
                          ------------  ------------  ------------  ------------
Trust Shares:
 Issued.................       493,388     1,701,090       604,264     1,863,316
 Reinvested.............       234,329       177,900       125,496        39,505
 Redeemed...............      (564,627)   (1,113,506)     (862,269)   (4,751,927)
                          ------------  ------------  ------------  ------------
 Change in Trust
  Shares................       163,090       765,484      (132,509)   (2,849,106)
                          ------------  ------------  ------------  ------------
Institutional Shares:
 Issued.................       166,353        17,111       171,612       177,910
 Reinvested.............           931        44,583         3,500         9,458
 Redeemed...............       (23,133)     (442,191)      (95,614)   (2,128,233)
                          ------------  ------------  ------------  ------------
 Change in Institutional
  Shares................       144,151      (380,497)       79,498    (1,940,865)
                          ------------  ------------  ------------  ------------
Total net increase
 (decrease) from share
 transactions...........       345,698       612,983      (141,440)   (5,156,053)
                          ============  ============  ============  ============

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                  May 31, 2000
                                  (Unaudited)

                          Small Cap Equity Index       International Equity
                                 Portfolio                   Portfolio
                         --------------------------  --------------------------
                           For the       For the       For the       For the
                          six months      period      six months       year
                            ended         ended         ended         ended
                         May 31, 2000  November 30,  May 31, 2000  November 30,
                         (Unaudited)     1999 (a)    (Unaudited)       1999
                         ------------  ------------  ------------  ------------
CAPITAL TRANSACTIONS:
Investor A Shares:
 Proceeds from shares
  issued................ $    20,993   $   140,184   $   192,028   $   372,755
 Dividends reinvested...       1,550             6       345,167       179,908
 Cost of shares
  redeemed..............      (9,886)      (10,388)     (373,473)     (637,040)
                         -----------   -----------   -----------   -----------
 Investor A capital
  transactions.......... $    12,657   $   129,802   $   163,722   $   (84,377)
                         -----------   -----------   -----------   -----------
Investor B Shares:
 Proceeds from shares
  issued................ $        --   $        --   $    39,749   $    96,866
 Dividends reinvested... $        --   $        --        68,376        34,541
 Cost of shares
  redeemed.............. $        --   $        --      (120,283)     (147,227)
                         -----------   -----------   -----------   -----------
 Investor B capital
  transactions.......... $        --   $        --   $   (12,158)  $   (15,820)
                         -----------   -----------   -----------   -----------
Trust Shares:
 Proceeds from shares
  issued................ $ 4,470,021   $42,758,866   $26,040,093   $19,315,911
 Dividends reinvested...     630,187        12,647     5,418,785     1,910,107
 Cost of shares
  redeemed..............    (960,459)     (210,866)   (9,281,887)   (7,658,610)
                         -----------   -----------   -----------   -----------
 Trust capital
  transactions.......... $ 4,139,749   $42,560,647   $22,176,991   $13,567,408
                         -----------   -----------   -----------   -----------
Institutional Shares:
 Proceeds from shares
  issued................ $ 2,017,501   $29,376,635   $ 7,427,557   $ 2,901,231
 Dividends reinvested...     200,500         5,933     1,076,490       487,089
 Cost of shares
  redeemed..............  (3,315,831)  (14,109,032)   (2,910,460)   (2,626,463)
                         -----------   -----------   -----------   -----------
 Institutional capital
  transactions.......... $(1,097,830)  $15,273,536   $ 5,593,587   $   761,857
                         -----------   -----------   -----------   -----------
Total net increase from
 capital transactions... $ 3,054,576   $57,963,985   $27,922,142   $14,229,068
                         ===========   ===========   ===========   ===========
SHARE TRANSACTIONS:
Investor A Shares:
 Issued.................       1,952        14,234         9,692        26,524
 Reinvested.............         152             1        21,177        14,633
 Redeemed...............        (869)       (1,038)      (20,368)      (47,451)
                         -----------   -----------   -----------   -----------
 Change in Investor A
  Shares................       1,235        13,197        10,501        (6,294)
                         -----------   -----------   -----------   -----------
Investor B Shares:
 Issued.................          --            --         2,267         7,157
 Reinvested.............          --            --         4,331         2,891
 Redeemed...............          --            --        (6,995)      (10,913)
                         -----------   -----------   -----------   -----------
 Change in Investor B
  Shares................          --            --          (397)         (865)
                         -----------   -----------   -----------   -----------
Trust Shares:
 Issued.................     409,725     4,466,244     1,465,246     1,262,038
 Reinvested.............      61,288         1,376       328,220       153,250
 Redeemed...............     (85,367)      (21,092)     (513,230)     (555,023)
                         -----------   -----------   -----------   -----------
 Change in Trust
  Shares................     385,646     4,446,528     1,280,236       860,265
                         -----------   -----------   -----------   -----------
Institutional Shares:
 Issued.................     177,179     2,968,898       427,589       208,496
 Reinvested.............      19,618           646        66,129        39,662
 Redeemed...............    (301,913)   (1,499,038)     (169,926)     (191,272)
                         -----------   -----------   -----------   -----------
 Change in Institutional
  Shares................    (105,116)    1,470,506       323,792        56,886
                         -----------   -----------   -----------   -----------
 Total net increase from
  share transactions....     281,765     5,930,231     1,614,132       909,992
                         ===========   ===========   ===========   ===========

(a)For the period from December 30, 1998 (commencement of operations) through November 30, 1999.
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


5.Purchases and Sales of Investment Securities

  Purchases and sales of securities (excluding short-term securities) during the six months ended May 31, 2000 were as follows (amounts in thousands):

                                                             Purchases  Sales
                                                             --------- --------
   U.S. Government Securities Portfolio..................... $  3,001  $ 22,852
   Intermediate Corporate Bond Portfolio....................    4,816    17,218
   Bond Index Portfolio.....................................    1,946    29,397
   Government & Corporate Bond Portfolio....................   22,253    26,385
   Short-Intermediate Municipal Portfolio...................       --     9,473
   Missouri Tax-Exempt Bond Portfolio.......................    2,885     3,371
   National Municipal Bond Portfolio........................       --    65,683
   Balanced Portfolio.......................................   22,636    35,313
   Equity Income Portfolio..................................   10,442    51,474
   Equity Index Portfolio...................................    8,554     9,913
   Growth & Income Equity Portfolio.........................  121,086   211,369
   Growth Equity Portfolio..................................   32,679    38,839
   Small Cap Equity Portfolio...............................   54,245    62,040
   Small Cap Equity Index Portfolio.........................   16,051    12,811
   International Equity Portfolio...........................   73,709    54,488

6.Related Party Transactions

  Investment advisory services are provided to the Fund by Firstar Investment Research Management Company, LLC ("FIRMCO"), a wholly-owned subsidiary of Firstar Corporation, a banking and financial services organization. On March 1, 2000, FIRMCO acquired all of the assets and liabilities of the Portfolio's former adviser, Mississippi Valley Advisors, Inc., a wholly-owned subsidiary of Mercantile Trust Company National Association ("Mercantile") and an indirect wholly-owned subsidiary of Firstar Corporation. Under the terms of its investment advisory agreement, FIRMCO is entitled to receive fees from each Portfolio based on a percentage of the average daily net assets of that Portfolio. Mercantile serves as custodian for the Fund. Under the terms of the custodian agreement, Mercantile receives fees computed on the average daily net assets of each Portfolio at an annual rate of 0.02% (0.0125% prior to February 1, 1999) for the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios and at an annual rate of 0.05% (0.03% prior to February 1, 1999) for the U.S. Government Securities, the Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity and Small Cap Equity Index Portfolios and at an annual rate of 0.19% of the first $50 million of the International Equity Portfolio's average daily net assets, 0.175% of the next $50 million of average daily net assets, 0.15% of the next $150 million of average daily net assets, and 0.125% of average daily net assets over $250 million (0.17%, 0.155%, 0.13% and 0.105% respectively, prior to
  February 1, 1999).

  Firstar Mutual Fund Services, LLC ("FMFS") and BISYS Fund Services Ohio, Inc. ("BISYS Ohio") serve as the co-administrators for the Fund. Certain officers of the Fund are affiliated with FMFS and BISYS Ohio. Such officers are paid no fees directly by the Portfolios for serving as officers of the Fund. Under the terms of the co-administration agreement, the co-administrators receive fees computed at an annual rate of 0.20% (0.10% for the Tax-Exempt Money Market Portfolio) of the average daily net assets of each Portfolio. FMFS also serves as transfer agent to the Fund. BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") serves as the Fund's distributor and is entitled to receive commissions on sales of Investor A Shares and Investor B Shares of the variable net asset value portfolios.

  With respect to Investor A Shares of the Portfolios, the Fund has adopted a Distribution and Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each Portfolio may pay (i) up to an annual rate of 0.10% of the average daily net assets of each Portfolio's outstanding Investor A Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Portfolio's Investor A Shares and (ii) up to an annual rate of 0.20% (0.15% for the money market portfolios) of the average daily net assets of each Portfolio's outstanding Investor A Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under the Plan.
                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


  Similarly, with respect to Investor B Shares, the Fund has adopted a Distribution and Services Plan (the "Plan B") pursuant to Rule 12b-1 under the 1940 Act. Under Plan B, a Portfolio may pay (i) up to an annual rate of 0.75% of the average daily net assets of the Portfolio's outstanding Investor B Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Portfolio's Investor B Shares and (ii) up to an annual rate of 0.25% of the average daily net assets of the Portfolio's Investor B Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under Plan B.

  With respect to Trust and Institutional Shares of the Portfolios, the Fund has adopted separate Administrative Services Plans pursuant to which a Portfolio may pay banks and other financial institutions, which have agreed to provide certain shareholder administrative services for their clients or account holders, servicing fees of up to an annual rate of 0.30% (0.25% for the money market portfolios) of the average daily net assets of the Portfolio's outstanding Trust or Institutional Shares, respectively.

  Fees may be voluntarily reduced to assist the Portfolios in maintaining more competitive expense ratios. Information regarding fee reduction transactions is as follows for the period ended May 31, 2000:

                                                                  Administrative
                                                                     Services
                              Investment Advisory  Administration Fees -- Trust   Custody
                                     Fees               Fees          Shares        Fees
                             --------------------- -------------- -------------- ----------
                             Annual fee
                               before
                             voluntary  Voluntary    Voluntary      Voluntary    Voluntary
                                fee        Fee         Fee            Fee           Fee
                             reductions Reductions  Reductions     Reductions    Reductions
                             ---------- ---------- -------------- -------------- ----------
   Treasury Money Market
    Portfolio..............    0.40%     $ 66,900     $124,498       $    --       $   --
   Money Market Portfolio..    0.40%      348,497      660,165            --           --
   Tax-Exempt Money Market
    Portfolio..............    0.40%       40,492           --            --           --
   U.S. Government
    Securities Portfolio...    0.45%           --       34,652        85,522        3,465
   Intermediate Corporate
    Bond Portfolio.........    0.55%           --       23,014        66,789           --
   Bond Index Portfolio....    0.30%           --       89,488       232,252           --
   Government & Corporate
    Bond Portfolio.........    0.45%           --       64,262       178,372        6,502
   Short-Intermediate
    Municipal Portfolio....    0.55%           --       15,407        46,042           --
   Missouri Tax-Exempt Bond
    Portfolio..............    0.45%           --       67,636       167,130        6,843
   National Municipal Bond
    Portfolio..............    0.55%           --      140,880       418,467       14,136
   Balanced Portfolio......    0.75%           --       47,420        43,811           --
   Equity Income
    Portfolio..............    0.75%           --       32,767        95,195           --
   Equity Index Portfolio..    0.30%           --       55,491       105,912           --
   Growth & Income Equity
    Portfolio..............    0.55%           --      200,029       394,390       43,468
   Growth Equity
    Portfolio..............    0.75%           --       60,091       161,818           --
   Small Cap Equity
    Portfolio..............    0.75%           --       72,082       195,426        4,824
   Small Cap Equity Index
    Portfolio..............    0.40%           --       34,280        79,191           --
   International Equity
    Portfolio..............    1.00%       32,303       62,692       158,229           --

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


7.Concentration of Credit Risk

  The Missouri Tax-Exempt Bond Portfolio invests a substantial proportion of its assets in Municipal Obligations issued by the State of Missouri and its political subdivisions, agencies and public authorities. The Portfolio is more susceptible to factors adversely affecting issuers of Missouri Municipal Obligations than a portfolio that is not concentrated in these issuers to the same extent.

  The Tax-Exempt Money Market Portfolio, Short-Intermediate Municipal Portfolio, Missouri Tax-Exempt Bond Portfolio and National Municipal Bond Portfolio had the following concentrations by municipal funding source at May 31, 2000 (as a percentage of total investments):

                                                 Short-     Missouri  National
                                  Tax-Exempt  Intermediate Tax-Exempt Municipal
                                 Money Market  Municipal      Bond      Bond
                                  Portfolio    Portfolio   Portfolio  Portfolio
                                 ------------ ------------ ---------- ---------
   Airport......................     12.35%          --          --        --
   Development..................      3.38%          --          --        --
   Education/School District....      4.89%       22.50%      25.40%    13.22%
   Electric/Power...............      3.56%        2.33%       5.30%     2.55%
   Facilities...................      2.10%          --        6.37%     1.87%
   Finance Agency...............        --           --        2.08%     0.40%
   General Obligation...........     10.12%       48.45%      10.69%    31.11%
   Hospital/Medical.............     37.59%        7.29%      21.91%    10.64%
   Investment Companies.........      6.33%        0.26%       7.37%     0.86%
   Metals.......................      1.54%          --          --        --
   Multi Family Housing.........        --           --        2.02%       --
   Pollution Control............     12.56%          --        9.11%       --
   Single Family Housing........        --           --        0.76%       --
   Transportation/Highway.......        --        11.06%         --     19.09%
   Utilities....................        --         1.92%         --      4.07%
   Water & Sewer................      5.58%        6.19%       8.99%    16.19%
                                    ------       ------      ------    ------
                                    100.00%      100.00%     100.00%   100.00%
                                    ======       ======      ======    ======

                                   Continued

MERCANTILE MUTUAL FUNDS, INC.

                                 May 31, 2000
                                  (Unaudited)


8.Subsequent Event--Agreement and Plan of Reorganization

On June 6, 2000, the Board of Directors of the Fund approved an Agreement and Plan of Reorganization between the Fund and Firstar Funds, Inc. ("Firstar Funds"). This approval was ratified by the Board of Directors of the Fund at a meeting held on July 11, 2000. The Agreement and Plan of Reorganization, which provides for the reorganization of the Fund into Firstar Funds, will also be submitted to a vote of the shareholders of the Fund at a meeting to be held on or about November 8, 2000. If the Agreement and Plan of Reorganization is approved by shareholders, and certain other conditions are satisfied, the assets and liabilities of each of the Fund's portfolios will be transferred to similar portfolios in Firstar Funds, and the shareholders of the Fund's portfolios will become shareholders of Firstar Funds. A combined proxy statement and prospectus with respect to the proposed reorganization will be mailed to shareholders in advance of the meeting. If the Agreement and Plan of Reorganization is approved by shareholders, it is expected that the reorganization will occur in mid to late November 2000.

9.Subsequent Event--Change of Control of Clay Finlay Inc.

Clay Finlay Inc., the sub-adviser to the Fund's International Equity Portfolio, is a subsidiary of United Asset Management Corporation ("UAM"). UAM has entered into an agreement with Old Mutual Plc ("Old Mutual") whereby Old Mutual has agreed to acquire UAM. Old Mutual is a UK-based financial services group with substantial asset management, insurance and banking businesses. This transaction, which is expected to close in the fourth quarter of this year, is not expected to affect the sub-advisory services which Clay Finlay Inc. provides to the Portfolio.

Under the Investment Company Act of 1940, the transaction would result in a change of control of Clay Finlay Inc. and, therefore, an assignment and termination of the Sub-Advisory Agreement between FIRMCO and Clay Finlay Inc. with respect to the International Equity Portfolio. At a meeting held on July 11, 2000, the Board of Directors of the Fund approved a new Sub-Advisory Agreement between FIRMCO and Clay Finlay Inc. with respect to the Portfolio, subject to approval by the shareholders of the Portfolio at a meeting to be held on or about October 13, 2000.

INVESTMENT ADVISOR
Firstar Investment Research & Management Company, LLC
777 E. Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202

Offices in Milwaukee and Madison, Wisconsin, Cincinnati,
Ohio, and St. Louis, Missouri

DISTRIBUTOR
BISYS Fund Services
3435 Stelzer Road
Columbus, Ohio 43219-3035

AUDITORS
KPMG LLP
Two Nationwide Plaza
Columbus, Ohio 43215

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103-6996

TRANSFER AGENT
Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, Wisconsin 53202

This report is submitted for the general information of the shareholders of the Mercantile Mutual Funds, Inc. It is not authorized for distribution to prospective investors unless accompanied or preceded by effective prospectuses for the Funds, which contain information concerning the Funds' investment policies and expenses as well as other pertinent information.


Mercantile Mutual Funds, Inc. are NOT INSURED BY THE FDIC or any other governmental agency, are not deposits or obligations of, or endorsed or guaranteed by, any bank, the distributor or any of their affiliates, and involve investment risks, including the possible loss of the principal amount invested.

                                                               [LOGO OF FIRSTAR]
                                                                        MFSEM-00